                               PURCHASE AGREEMENT



                                   dated as of



                                   May 17, 1995


                                     between



                             FOREST OIL CORPORATION


                                       and


                            THE ANSCHUTZ CORPORATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                  TRANSACTIONS . . . . . . . . . . . . . . .   1
     Section 1.1  Company and Purchaser. . . . . . . . . . . . . . . . . . .   1
     Section 1.2  Company and JEDI.. . . . . . . . . . . . . . . . . . . . .   3
     Section 1.3  Adjustments. . . . . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE II

                                    CLOSINGS . . . . . . . . . . . . . . . .   5
     Section 2.1  First Closing. . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.2  Second Closing . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.3  Location of Closing. . . . . . . . . . . . . . . . . . . .   5

                                   ARTICLE III

                             CONDITIONS OF CLOSINGS. . . . . . . . . . . . .   5
     Section 3.1  Conditions Precedent to Both Closings. . . . . . . . . . .   5
     Section 3.2  Additional Conditions Precedent to First Closing . . . . .   7
     Section 3.3  Additional Conditions Precedent to Second Closing. . . . .  10
     Section 3.4  Legends. . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . .  14
     Section 4.1  Corporate Existence and Power. . . . . . . . . . . . . . .  14
     Section 4.2  Authorization; Contravention . . . . . . . . . . . . . . .  15
     Section 4.3  Approvals. . . . . . . . . . . . . . . . . . . . . . . . .  15
     Section 4.4  Binding Effect . . . . . . . . . . . . . . . . . . . . . .  16
     Section 4.5  Financial Information. . . . . . . . . . . . . . . . . . .  16
     Section 4.6  Absence of Certain Changes or Events . . . . . . . . . . .  17
     Section 4.7  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 4.8  Litigation . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 4.9  Compliance with Laws . . . . . . . . . . . . . . . . . . .  19
     Section 4.10  Licenses. . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 4.11  Employee Matters. . . . . . . . . . . . . . . . . . . . .  20
     Section 4.12  Labor Disputes and Acts of God. . . . . . . . . . . . . .  24
     Section 4.13  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .  24
     Section 4.14  Property. . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 4.15  Oil and Gas Interests . . . . . . . . . . . . . . . . . .  26

                                    -i-
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                                                                            Page
                                                                            ----

     Section 4.16  Equipment . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.17  Leases. . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 4.18  Securities. . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 4.19  Proprietary Rights. . . . . . . . . . . . . . . . . . . .  31
     Section 4.20  Insurance . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 4.21  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 4.22  No Default. . . . . . . . . . . . . . . . . . . . . . . .  33
     Section 4.23  Capitalization. . . . . . . . . . . . . . . . . . . . . .  33
     Section 4.24  Environmental Matters . . . . . . . . . . . . . . . . . .  35
     Section 4.25  Books and Records . . . . . . . . . . . . . . . . . . . .  38
     Section 4.26  Material Contracts. . . . . . . . . . . . . . . . . . . .  39
     Section 4.27  Misstatements . . . . . . . . . . . . . . . . . . . . . .  39
     Section 4.28  SEC Documents . . . . . . . . . . . . . . . . . . . . . .  39
     Section 4.29  Recommendations.. . . . . . . . . . . . . . . . . . . . .  40
     Section 4.30  Required Vote.. . . . . . . . . . . . . . . . . . . . . .  40
     Section 4.31  Section 912 of the NYBCL. . . . . . . . . . . . . . . . .  40
     Section 4.32  No Merger Agreements. . . . . . . . . . . . . . . . . . .  40
     Section 4.33  Aggregate Material Adverse Effect . . . . . . . . . . . .  41
     Section 4.34  Continuing Representations and Warranties . . . . . . . .  41

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER . . . . . . . . . . . . . .  41
     Section 5.1  Corporate Existence and Power. . . . . . . . . . . . . . .  41
     Section 5.2  Authorization; Contravention . . . . . . . . . . . . . . .  42
     Section 5.3  Approvals. . . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 5.4  Binding Effect.. . . . . . . . . . . . . . . . . . . . . .  42
     Section 5.5  Litigation.. . . . . . . . . . . . . . . . . . . . . . . .  43
     Section 5.6  Compliance with Laws.. . . . . . . . . . . . . . . . . . .  43
     Section 5.7  Investment Intent. . . . . . . . . . . . . . . . . . . . .  43
     Section 5.8  Fees for Brokers and Finders . . . . . . . . . . . . . . .  43
     Section 5.9  Financial Ability. . . . . . . . . . . . . . . . . . . . .  43
     Section 5.10  Continuing Representations and Warranties . . . . . . . .  43

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY . . . . . . . . . . . .  44
     Section 6.1  Affirmative Covenants. . . . . . . . . . . . . . . . . . .  44
     Section 6.2  Negative Covenants . . . . . . . . . . . . . . . . . . . .  50

                                   ARTICLE VII

                                                                           Page
                                                                           ----

                       ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . .  54
     Section 7.1  Mutual Covenants of the Parties. . . . . . . . . . . . . .  54
     Section 7.2  Additional Covenants of the Company. . . . . . . . . . . .  56
     Section 7.3  Additional Covenant of the Purchaser . . . . . . . . . . .  58

                                  ARTICLE VIII

                            HART-SCOTT-RODINO FILING . . . . . . . . . . . .  59
     Section 8.1  Best Efforts to Comply . . . . . . . . . . . . . . . . . .  59
     Section 8.2  Right to Terminate . . . . . . . . . . . . . . . . . . . .  59
     Section 8.3  Exchange of Information. . . . . . . . . . . . . . . . . .  60

                                   ARTICLE IX

                                   TERMINATION . . . . . . . . . . . . . . .  60
     Section 9.1  Termination. . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 9.2  Expenses and Fees. . . . . . . . . . . . . . . . . . . . .  62

                                    ARTICLE X

                                 INDEMNIFICATION . . . . . . . . . . . . . .  63
     Section 10.1  Indemnification by the Company. . . . . . . . . . . . . .  63
     Section 10.2  Security for Indemnification Obligation . . . . . . . . .  66
     Section 10.3  No Limitation on Other Rights of Recovery . . . . . . . .  66

                                   ARTICLE XI

                                  MISCELLANEOUS. . . . . . . . . . . . . . .  67
     Section 11.1  Notices.. . . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 11.2  No Waivers; Remedies; Specific Performance. . . . . . . .  67
     Section 11.3  Amendments, Etc . . . . . . . . . . . . . . . . . . . . .  67
     Section 11.4  Successors and Assigns. . . . . . . . . . . . . . . . . .  67
     Section 11.5  Accounting Terms and Determinations . . . . . . . . . . . .68
     Section 11.6  Governing Law . . . . . . . . . . . . . . . . . . . . . .  68
     Section 11.7  Counterparts; Effectiveness . . . . . . . . . . . . . . .  68
     Section 11.8  Severability of Provisions. . . . . . . . . . . . . . . .  68
     Section 11.9  Headings and References . . . . . . . . . . . . . . . . .  68
     Section 11.10  Entire Agreement . . . . . . . . . . . . . . . . . . . .  69
     Section 11.11  Survival . . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 11.12  Exclusive Jurisdiction . . . . . . . . . . . . . . . . .  69
     Section 11.13  Waiver of Jury Trial . . . . . . . . . . . . . . . . . .  69
     Section 11.14  Affiliate. . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 11.15  Non-Recourse.. . . . . . . . . . . . . . . . . . . . . .  69

                                     -iii

                                      ANNEX


Annex A        -    Definitions


                                    EXHIBITS

   Exhibit A             -    Form of Purchaser Note
   Exhibit B             -    Form of Registration Rights Agreement
   Exhibit C             -    Form of Collateral Account Agreement
   Exhibit D             -    Form of Guaranty
   Exhibit E             -    Form of Mortgage Debenture
   Exhibit F             -    Form of Share Pledge Agreement
   Exhibit G             -    Form of Mortgage Debenture Deposit Agreement
   Exhibit H             -    Form of Amendment to Certificate of Incorporation
   Exhibit I             -    Form of Tranche A Warrants
   Exhibit J             -    Form of Shareholders Agreement
** Exhibit K             -    Form of JEDI Restructure Agreement
   Exhibit L             -    Form of Tranche B Warrants
   Exhibit M             -    Form of JEDI/Purchaser Option
   Exhibit N             -    Form of Environmental Indemnity



 * Exhibit 3.1(f)(1)     -    Certificate of Secretary of the Company or
                               Purchaser
 * Exhibit 3.1(f)(2)     -    Certificate of Officer of the Company or
                               Purchaser
 * Exhibit 3.1(f)(6)     -    Opinion of Counsel for the Company
 * Exhibit 3.1(f)(7)     -    Opinion of Counsel for Purchaser
 * Exhibit 3.2(f)(6)(A)  -    Certificate of Secretary of Guarantor
 * Exhibit 3.2(f)(6)(B)  -    Certificate of Officer of Guarantor
 * Exhibit 3.2(f)(6)(E)  -    Opinion of Counsel for Guarantor
 * Exhibit 3.2(g)        -    Opinion of Bennett Jones Verchere
 * Exhibit 3.3(i)(6)(A)  -    Certificate of Secretary of Enron Capital Corp.
 * Exhibit 3.3(i)(6)(B)  -    Certificate of Officer of Enron Capital Corp.
 * Exhibit 3.3(i)(6)(D)  -    Opinion of Counsel for JEDI
 * Exhibit 3.3(n)        -    Letter to JEDI


 * Exhibits not included in Form 8-K
** See Exhibit 99.3 to Form 8-K

                               PURCHASE AGREEMENT


               PURCHASE AGREEMENT dated as of May 17, 1995 between FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and THE ANSCHUTZ CORPORATION, a Kansas corporation (the "PURCHASER").

               Terms not otherwise defined in this Agreement have the meanings stated in Annex A.

               The parties agree as follows:


                                    ARTICLE I

                                  TRANSACTIONS

               SECTION 1.1 COMPANY AND PURCHASER. Subject to the terms and conditions set forth in this Agreement,

                    (a)  at the First Closing,

               (1) the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase, accept and acquire from the Company, a nonrecourse secured convertible promissory note (the "PURCHASER NOTE") in the principal amount of $9,900,000 and substantially in the form of EXHIBIT A attached hereto, at a price of $9,900,000, payable in cash, upon the conversion of which pursuant to the terms thereof the Company shall issue, sell and deliver to the Holder up to 5,500,000 shares of common stock, par value $.10 per share, together with the associated Rights (the "COMMON STOCK"), of the Company (as such number of shares may be adjusted pursuant to the terms of the Purchaser Note, the "PURCHASER NOTE CONVERSION SHARES"), at a price of $1.80 per Purchaser Note Conversion Share (as such price per share may be adjusted pursuant to the terms of the Purchaser Note, the "PURCHASER NOTE CONVERSION PRICE");

               (2) the Company and the Purchaser shall execute and deliver the Purchaser Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto, (the "PURCHASER REGISTRATION RIGHTS AGREEMENT");

               (3) the Company and the Purchaser shall execute and deliver the Collateral Account Agreement substantially in the form of EXHIBIT C attached hereto (the "COLLATERAL ACCOUNT AGREEMENT");

               (4) each of Forest Oil of Canada Ltd. ("FOREST CANADA") and 604228 Alberta Ltd. (the "NUMBER CORPORATION"), each a corporation organized under the laws of the Province of Alberta, Canada, and the Purchaser shall execute and deliver a Guaranty Agreement substantially in the form of EXHIBIT D attached hereto (a "GUARANTY");

               (5) each of the Company and Forest Canada shall execute a Mortgage Debenture substantially in the form of EXHIBIT E attached hereto (a "MORTGAGE");

               (6) each of the Company and Number Corporation shall execute and deliver a Share Pledge Agreement substantially in the form of EXHIBIT F hereto (a "SHARE PLEDGE AGREEMENT");

               (7) each of the Company and Forest Canada shall execute a Mortgage Debenture Deposit Agreement substantially in the form of EXHIBIT G hereto (a "MORTGAGE DEBENTURE DEPOSIT AGREEMENT"); and

               (8) the Company, Forest Canada and the Purchaser shall execute and deliver the Environmental Indemnity substantially in the form of Exhibit N attached hereto (the "ENVIRONMENTAL INDEMNITY").

                    (b)  at the Second Closing,

               (1) the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase, accept and acquire from the Company,


                    (A) 13,300,000 shares of Common Stock (as such number of shares may be adjusted pursuant to Section 1.3 (a), the "PURCHASER ADDITIONAL SHARES"), at a price of $1.80 per Purchaser Additional Share (as such price per share may be adjusted pursuant to Section 1.3(a), the "PURCHASER COMMON SHARE PRICE"), payable in cash;

                    (B) 620,000 shares of Second Series Convertible Preferred Stock, $.01 par value per share (the "PURCHASER PREFERRED SHARES"), at a price of $18.00 per Purchaser Preferred Share, to be issued pursuant to a Certificate of Amendment to the Certificate of Incorporation of the Company (the "CERTIFICATE") substantially in the form of EXHIBIT H attached hereto (as such price per share may be adjusted pursuant to Section 1.3(a), the "PURCHASER PREFERRED SHARE PRICE"), payable in cash, upon the conversion of which the Company shall issue, sell and deliver to Purchaser or its assign up to 6,200,000 shares of Common Stock (as such number of shares may be adjusted pursuant to the Certificate, the "PURCHASER PREFERRED CONVERSION SHARES"), which conversion may be made from time to time on or before the date that is the fifth anniversary of the Second Closing Date but which in any event shall be made on such fifth anniversary; and

                    (C) warrants substantially in the form of EXHIBIT I attached hereto (the "TRANCHE A WARRANTS"), upon the exercise of which in accordance with the terms thereof the Company shall sell, issue and deliver to or at the order of the holder thereof up to 19,444,444 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms of the Tranche A Warrants, the "TRANCHE A WARRANT SHARES"), on or before the date that is 18 months after the Second Closing Date (or, upon the occurrence of certain events specified in the Tranche A Warrants, the date that is 36 months after the Second Closing Date), at an exercise price of $2.10 per Tranche A Warrant Share (as such exercise price per share may be adjusted pursuant to the terms of the Tranche A Warrants, the "TRANCHE A WARRANT EXERCISE PRICE"), payable in cash; and

               (2) the Company and the Purchaser shall execute and deliver the Shareholders Agreement substantially in form of EXHIBIT J attached hereto (the "SHAREHOLDERS AGREEMENT").

               SECTION 1.2 COMPANY AND JEDI. Concurrently with the execution and delivery of this Agreement, the Company and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), are entering into the Restructure Agreement, substantially in the form of EXHIBIT K attached hereto (the "JEDI RESTRUCTURE AGREEMENT"), with respect to the restructuring of the terms of approximately $62,100,000 principal amount of indebtedness outstanding under the JEDI Loan Agreement, pursuant to which the following, among other things, shall occur on the Second Closing Date:

                    (a) the execution and delivery by the Company and JEDI of the Second Amendment to Loan Agreement, substantially in the form of EXHIBIT B to the JEDI Restructure Agreement (the "JEDI SECOND AMENDMENT"), and the issuance to JEDI of the attached Tranche B Warrants substantially in the form of EXHIBIT L attached hereto (the "TRANCHE B WARRANTS"), upon the exercise of which in accordance with the terms thereof the Company shall sell, issue and deliver to JEDI up to 11,250,000 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms of the Tranche B Warrants, the "TRANCHE B WARRANT SHARES") on or before the dates specified therein at a price of $2.00 per Tranche B Warrant Share (as such price per share may be adjusted pursuant to the terms of the Tranche B Warrants, the "TRANCHE B WARRANT EXERCISE PRICE"), payable either in cash or, in accordance with the terms of the Tranche B Warrants, by application of the unpaid principal amount of certain indebtedness referred to in the JEDI Second Amendment as the Tranche B Loan; and

                    (b) the execution and delivery by the Company and JEDI of the JEDI Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto ( "JEDI REGISTRATION RIGHTS AGREEMENT"); and

                    (c) the execution and delivery to the Purchaser by JEDI, without separate consideration, of the JEDI/Anschutz Option substantially in the form of EXHIBIT M attached hereto (the "JEDI/PURCHASER OPTION"), pursuant to which JEDI shall grant to the Purchaser an option to purchase the Tranche B Warrant Shares from time to time on or before the Termination Date (as defined in the JEDI/Purchaser Option), at a price per Tranche B

Warrant Share that is equal to the lesser of (1) $2.00 as increased at the rate of 18% per annum from the Second Closing Date to the date of the acquisition, and (2) $3.10, in each case as such price per share may be adjusted pursuant to the terms of the JEDI/Purchaser Option (the "JEDI OPTION PRICE"), payable in cash.

               SECTION 1.3  ADJUSTMENTS.

                    (a) Except as provided to the contrary in the following sentence, the respective numbers of Purchaser Note Conversion Shares, Purchaser Additional Shares, Purchaser Preferred Shares, Tranche A Warrant Shares, Tranche B Warrant Shares and the Purchaser Note Conversion Price, the Purchaser Common Share Price, the Purchaser Preferred Share Price, the JEDI Option Price, the Tranche A Warrant Exercise Price and the Tranche B Warrant Exercise Price, in each case as stated in this Section 1, shall in each case be adjusted in the event of any change in Common Stock by reason of the issuance of any Equity Securities, stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like on or before the First Closing Date (in the case of the Purchaser Note Conversion Shares and the Purchaser Note Conversion Price) or after the First Closing Date and on or before the Second Closing Date (in the case of the Purchaser Additional Shares, Purchaser Preferred Shares, Tranche A Warrant Shares and Tranche B Warrant Shares and the Purchaser Common Share Price, the Purchaser Preferred Share Price, the JEDI Option Price, the Tranche A Warrant Exercise Price and the Tranche B Warrant Exercise Price), such that, in each case the Purchaser shall receive upon the payment of the Purchaser Note Conversion Price, the Purchaser Common Share Price, the Purchaser Preferred Share Price, the JEDI Option Price, the Tranche A Warrant Exercise Price or the Tranche B Warrant Exercise Price, as the case may be, the number and class of shares or other securities or property that would have been received in respect of a share of Common Stock, as the case may be, if the First Closing Date or the Second Closing Date, as the case may be, had occurred immediately prior to such event, or the record date therefor, as applicable. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, no such adjustments shall be required with respect to the conversion of shares of $.75 Convertible Preferred Stock, the exercise of Employee Options or Existing Warrants outstanding as of the date of this Agreement, the payment of regular dividends on the $.75 Convertible Preferred Stock in stock or cash in accordance with the terms thereof and the issuance of shares of Common Stock pursuant to the Section 401(k) plan sponsored by the Company in accordance with the terms thereof (collectively, the "PERMITTED ISSUANCES").

                    (b) No adjustment made pursuant to this Section 1.3 shall constitute or be deemed a waiver by the Purchaser of any breach of any of the representations, warranties or obligations of the Company contained in this Agreement.

                                   ARTICLE II

                                    CLOSINGS

               SECTION 2.1 FIRST CLOSING. The closing of the transactions subject to Section 1.1(a) (the "FIRST CLOSING TRANSACTIONS") shall take place (the "FIRST CLOSING") on May 19, 1995 or, at the election of the Purchaser, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "FIRST CLOSING DATE"), but in no event later than May 31, 1995.

               SECTION 2.2 SECOND CLOSING. The closing of the transactions subject to Section 1.1(b) and the closings of the transactions contemplated by
Section 1.2 (collectively, the "SECOND CLOSING TRANSACTIONS") shall take place (the "SECOND CLOSING") on July 12, 1995 or, at the election of the Purchaser, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "SECOND CLOSING DATE"), but in no event later than July 31, 1995.

               SECTION 2.3 LOCATION OF CLOSING. Each of the First Closing and the Second Closing (collectively, the "CLOSINGS") shall take place at the executive offices of the Company at its address stated on the signature pages of this Agreement or at such other location as agreed to by the parties.


                                   ARTICLE III

                             CONDITIONS OF CLOSINGS

               SECTION 3.1 CONDITIONS PRECEDENT TO BOTH CLOSINGS. The respective obligations of each party under this Agreement with respect to the Transactions are subject to the satisfaction of each of the following conditions, unless waived by the party, at or before the related Closing:

                    (a) each of the Company, its Consolidated Subsidiaries and the Purchaser shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods under the Hart-Scott-Rodino Act or otherwise prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of that person for (1) the due execution and delivery by that person of each Transaction Document to which it is or may become a party, (2) the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, (3) the performance by that person of its obligations under each Transaction Document to which it is or may become a party with respect to the First Closing Transactions or the

Second Closing Transactions, as the case may be, and (4) the exercise by that person of its rights and remedies under each Transaction Document to which it is or may become a party with respect to the First Closing Transactions or the Second Closing Transactions, as the case may be;

                    (b) no Action shall be pending or, to the knowledge of any of the Company, its Consolidated Subsidiaries or the Purchaser, threatened against any of them or, to their knowledge, any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be;

                    (c) none of the Company, its Consolidated Subsidiaries and the Purchaser (1) is in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (2) would be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, or (3) has received notice that, in connection with or as a result of the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, it is or would be in violation of or default, in any material respect, with respect to the same;

                    (d) the representations and warranties of the other party contained in each Transaction Document to which it is a party shall be true and correct in all material respects on and as of the First Closing Date or the Second Closing Date, as the case may be, with the same force and effect as though made on and as of such Closing Date;

                    (e) the other party shall have performed, in all material respects, all of its covenants and other obligations required by each Transaction Document required to be performed at or before the First Closing or the Second Closing, as the case may be; and

                    (f) the party shall have received from the other party the following, each dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the party:

               (1) a certificate of the Secretary or an Assistant Secretary of such other party, substantially in the form of EXHIBIT 3.1(f)(1), with respect to (i) the certificate of incorporation or articles of incorporation, as the case may be, of such other party, (ii) the bylaws of such other party, (iii) the resolutions of the Board of Directors of such other party, approving each Transaction Document to which such other party is a party and the other documents to be delivered by it under the Transaction Documents and (iv) the names and true signatures of the officers of such other party, authorized to sign each Transaction Document to which such other party is a party and the other documents to be delivered by such other party, under the Transaction Documents;

               (2) a certificate of the President or a Vice President of such other party, substantially in the form of EXHIBIT 3.1(f)(2) to the effect that (i) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the First Closing or the Second Closing, as the case may be;

               (3) with respect to the Company, certified copies, or other evidence satisfactory to the Purchaser, of all Approvals of all Governmental Bodies and other persons with respect to the Company referred to in Section 4.3(a) with respect to the First Closing Date and Section 4.3(b) with respect to the Second Closing Date;

               (4) with respect to the Purchaser, certified copies, or other evidence satisfactory to the Company, of all Approvals of all Governmental Bodies and other persons with respect to the Purchaser referred to in Section 5.3;

               (5) a certificate of the Secretary of State of the jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by such other party and as to the charter documents of such other party on file in the office of the Secretary of State; and

               (6) with respect to the Company, a favorable opinion of one or more counsel for the Company, which together are substantially in the form of EXHIBIT 3.1(f)(6), in each case to the extent indicated therein as applicable to the First Closing or the Second Closing, as the case may be, and as to other matters reasonably requested by the receiving party;

               (7) with respect to the Purchaser, a favorable opinion of one or more counsel for the Purchaser, which together are substantially in the form of EXHIBIT 3.1(f)(7) and as to other matters reasonably requested by the receiving party.

               SECTION 3.2 ADDITIONAL CONDITIONS PRECEDENT TO FIRST CLOSING. The respective obligations of each party under this Agreement with respect to the First Closing Transactions are also subject to the satisfaction of each of the following conditions at or before the First Closing, unless the conditions are either required to be satisfied by the party or are waived by the party:

                    (a) the Company shall have duly executed and delivered to the Purchaser the Purchaser Note substantially in the form of EXHIBIT A attached hereto, with such changes therein as shall have been approved by the Company, the Purchaser and JEDI;

                    (b) the Purchaser shall have delivered to the Company an amount in immediately available funds equal to the purchase price for the Purchaser Note;

                    (c) such of the Company, Forest Canada and the Number Corporation (Forest Canada and the Number Corporation, collectively, the "GUARANTORS") as are parties thereto shall have executed and delivered the Collateral Account Agreement, the Guaranties, the Mortgage Debentures, the Share Pledge Agreements, the Mortgage Debenture Deposit Agreements and the Environmental Indemnity, substantially in the forms of EXHIBIT C, EXHIBIT D, EXHIBIT E, EXHIBIT F, EXHIBIT G and EXHIBIT N, respectively, attached hereto, with such changes therein as shall have been approved by the Company, the Purchaser and such Guarantors, in each case with respect to such Collateral as shall have been approved by the Company and the Purchaser;

                    (d) the Company and the Purchaser shall have executed and delivered the Purchaser Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto, with such changes therein as shall have been approved by the Company, the Purchaser and JEDI; and

                    (e) the Company and JEDI shall have executed and delivered the JEDI Restructure Agreement in the form of EXHIBIT K attached hereto (the "JEDI RESTRUCTURE AGREEMENT"), with such changes therein as shall have been approved by the Company, the Purchaser and JEDI.


                    (f)   With respect to each Guarantor,

               (1) the Guarantor shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of the Guarantor for (1) the due execution and delivery by the Guarantor of each Security Document to which it is or may become a party, (2) the conclusion of the First Closing Transactions, (3) the performance by the Guarantor of its obligations under each Security Document to which it is or may become a party and (4) the exercise by the Guarantor of its rights and remedies under each Security Document to which it is or may become a party;

               (2) no Action shall be pending or, to the knowledge of the Guarantor, threatened against the Guarantor or, to the Guarantor's knowledge, any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the First Closing Transactions;

               (3) the Guarantor (i) shall not be in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (ii) would not be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the First Closing Transactions, and
          (iii) has not received notice that, in connection with or as a result of the conclusion of the First Closing Transactions, it is or would be in violation of or default, in any material respect, with respect to the same;

               (4) the representations and warranties of the Guarantor contained in each Security Document to which it is a party shall be true and correct in all material respects on and as of the First Closing Date, with the same force and effect as though made on and as of the First Closing Date;

               (5) the Guarantor shall have performed, in all material respects, all of its covenants and other obligations required by each Security Document to which it is a party required to be performed at or before the First Closing;

               (6) the Purchaser shall have received from the Guarantor, each dated the First Closing Date, in form and substance reasonably satisfactory to such party:

                    (A) a certificate of the Secretary or an Assistant Secretary of the Guarantor, substantially in the form of Exhibit 3.2(f)(6)(A), with respect to its (i) articles of incorporation or certificate of incorporation, as the case may be, (ii) its bylaws, (iii) the resolutions of its Board of Directors approving each Security Document to which it is a party and the other documents to be delivered by the Guarantor under the Security Documents and (iv) the names and true signatures of the officers of the Guarantor authorized to sign each Security Document to which the Guarantor is a party and the other documents to be delivered by the Guarantor under the Security Documents;

                    (B) a certificate of the President or a Vice President of the Guarantor, substantially in the form of Exhibit 3.2(f)(6)(B), to the effect that (i) the representations and warranties of the Guarantor contained in the Security Documents to which it is a party are true and correct, in all material respects, as of the First Closing Date, and (ii) the Guarantor has performed, in all material respects, all covenants and other obligations required by the Security Documents to which it is a party to be performed by it at or before the First Closing;

                    (C) certified copies, or other evidence satisfactory to the Purchaser, of all Approvals of all Governmental Bodies and other persons with respect to the Guarantor referred to in Section 3.3 of the Guaranty;

                    (D) a certificate of the Secretary of State (or equivalent foreign official) of the jurisdiction in which the Guarantor is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by the Guarantor and as to the charter documents of the Guarantor on file in the office of the Secretary of State (or equivalent foreign official); and

                    (E) a favorable opinion of one or more counsel for the Guarantor, which together are substantially in the form of
               Exhibit 3.2(f)(6)(E) and as to other matters reasonably requested by the receiving party; and

                    (g) the Purchaser shall have received favorable opinions from Bennett Jones Verchere substantially in the forms included in Exhibit 3.2(g).

                    (h) the Purchaser shall have executed a consent to be bound by the terms of the Archean Shareholders Agreement.

               SECTION 3.3 ADDITIONAL CONDITIONS PRECEDENT TO SECOND CLOSING. The respective obligations of each party under this Agreement with respect to the Second Closing Transactions are also subject to the satisfaction of each of the following conditions at or before the Second Closing, unless the conditions are either required to be satisfied by the party or are waived by the party:

                    (a) the Company shall have duly executed and delivered to the Purchaser one or more certificates representing the Purchaser Additional Shares;

                    (b) the Company shall have duly executed and delivered to the Purchaser one or more certificates representing the Purchaser Preferred Shares;

                    (c) the Purchaser shall have delivered to the Company an amount in immediately available funds equal to the aggregate purchase price for the Purchaser Additional Shares and the Purchaser Preferred Shares;

                    (d) the Purchaser shall have delivered to the Company the Purchaser Note, marked "cancelled";

                    (e) the Company and the Purchaser shall have executed and delivered the Shareholders Agreement substantially in the form of EXHIBIT J attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser;

                    (f) the Company shall have executed and delivered to the Purchaser the Tranche A Warrants substantially in the form of EXHIBIT I attached hereto, with such changes therein as the Company, the Purchaser and JEDI shall have approved, and the Company shall have performed to the satisfaction of the Purchaser the obligations of the Company then required to be performed thereunder;

                    (g) JEDI shall have executed and delivered to the Purchaser the JEDI/Purchaser Option substantially in the form of EXHIBIT M attached hereto, with such changes therein as shall have been approved by the Purchaser and JEDI;

                    (h) the Company and JEDI shall have executed and delivered the JEDI Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto, with such changes therein as shall have been approved by the Company, the Purchaser and JEDI; and

                    (i) the JEDI Transactions shall have been completed and the Company and JEDI shall have performed to the satisfaction of the Purchaser their respective obligations with respect to each of the JEDI Transactions then required to be performed, and in connection therewith:

               (1) JEDI shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods under the Hart-Scott-Rodino Act or otherwise prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of JEDI for (1) the due execution and delivery by JEDI of each Transaction Document to which it is or may become a party, (2) the conclusion of the Second Closing Transactions, (3) the performance by JEDI of its obligations under each Transaction Document to which it is or may become a party, and (4) the exercise by JEDI of its rights and remedies under each Transaction Document to which it is or may become a party;

               (2) no Action shall be pending or, to the knowledge of JEDI, threatened against JEDI that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the Second Closing Transactions;

               (3) JEDI (i) is not in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (ii) would not be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the Second Closing Transactions, and (iii) has not received notice that, in connection with or as a result of the conclusion of the Second Closing Transactions, it is or would be in violation of or default, in any material respect, with respect to the same;

               (4) the representations and warranties of JEDI contained in each Transaction Document to which it is a party shall be true and correct in all material respects on and as of the Second Closing Date, with the same force and effect as though made on and as of the Second Closing Date;

               (5) JEDI shall have performed, in all material respects, all of its covenants and other obligations required by each Transaction Document to which it is a party required to be performed at or before the Second Closing;

               (6) each of the Company and the Purchaser shall have received from JEDI, each dated the Second Closing Date, in form and substance reasonably satisfactory to such party:

                    (A) a certificate of the Secretary or an Assistant Secretary of Enron Capital Corp., substantially in the form of
               EXHIBIT 3.3(i)(6)(A), with respect to (i) the certificate of incorporation of Enron Capital Corp., (ii) the bylaws of Enron Capital Corp., (iii) the limited partnership agreement of JEDI,
               (iv) the resolutions of the Board of Directors of Enron Capital Corp., as the general partner of JEDI, approving each Transaction Document to which JEDI is a party and the other documents to be delivered by JEDI under the Transaction Documents and (v) the names and true signatures of the officers of Enron Capital Corp. authorized to sign each Transaction Document to which JEDI is a party and the other documents to be delivered by JEDI under the Transaction Documents;

                    (B) a certificate of the President or a Vice President of Enron Capital Corp., substantially in the form of EXHIBIT 3.3(i)(6)(B) to the effect that (i) the representations and warranties of JEDI contained in the JEDI/Anschutz Option and the JEDI Restructure Agreement are true and correct, in all material respects, as of the Second Closing Date, and (ii) JEDI has performed, in all material respects, all covenants and other obligations required by the JEDI Restructure Agreement to be performed by it at or before the Second Closing;

                    (C) certificates of the Secretary of State of Delaware, dated as of a recent date, as to the good standing of and payment of taxes by Enron Capital Corp. and JEDI and as to the charter documents of Enron Capital Corp. and JEDI on file in the office of the Secretary of State; and

                    (D) a favorable opinion of one or more counsel for JEDI, which together are substantially in the form of EXHIBIT 3.3(i)(6)(D) and as to other matters reasonably requested by the receiving party;

                    (j) the Certificate substantially in the form of EXHIBIT H attached hereto, with such changes therein as the Company, the Purchaser and JEDI shall have approved, shall have been duly filed with and accepted by the Department of State of the State of New York and evidence thereof shall have been delivered to the Purchaser;

                    (k) the bylaws of the Company shall have been amended to fix the number of Directors of the Company at ten, subject to increase or decrease thereafter to the extent permitted by the Shareholders Agreement;

                    (l) the Company shall have received the resignations, effective as of the Second Closing Date, of not less than five directors identified by the Company to the Purchaser on or before the date of this Agreement; and

                    (m) three persons selected by the Purchaser shall have been elected as directors of the Company effective as of the Second Closing Date, of which one person (which need not be the same person in each instance), as selected by the Purchaser, shall have been appointed to each of the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee of the Board of Directors of the Company.

                    (n) the Purchaser shall have executed and delivered to JEDI a letter substantially in the form of Exhibit 3.3(n) confirming the provisions of Section 4 of the JEDI/Anschutz Option.

               SECTION 3.4  LEGENDS.

                    (a) Each certificate for Purchaser Shares and following transfer to the Purchaser, each certificate for Tranche B Warrant Shares, and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear legends to the following effect:

               (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

               (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file at the office of the Secretary of the Company."

               (3) "The shares represented by this certificate are subject to the restrictions contained in a Shareholders Agreement dated as of __________, 1995, a copy of which is on file at the office of the Secretary of the Company."

               (4) "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights

          Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

                    (b) The Purchaser Note, each certificate for the Tranche A Warrants and the JEDI/Purchaser Option, and any certificate issued in exchange therefor or on conversion or upon transfer, shall bear the legends to the effect stated in Section 3.4(a), MUTATIS MUTANDIS.

                    (c) The legend stated in Section 3.4(a)(1), and the corresponding legend referred to in Section 3.4(b), shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

                    (d) The legend stated in Section 3.4(a)(2) and the corresponding legend referred to in Section 3.4(b) shall be removed at such time as the related securities are no longer subject to the Registration Rights Agreement referenced therein.

                    (e) The legend stated in Section 3.4(a)(3) and the corresponding legend referred to in Section 3.4(b) shall be removed in accordance with the terms of the Shareholders Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants as follows:

               SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of the Company and its Consolidated Subsidiaries (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and
(B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole, and (ii) the ability of the Company or the Consolidated Subsidiary, as the case may be, to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

               SECTION 4.2 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals referred to in Section 4.3, the execution and delivery by each of the Company and its Consolidated Subsidiaries of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or certificate of incorporation, as the case may be, or bylaws,
(B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the Company or any Consolidated Subsidiary or any of their properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, or (C) any agreement, indenture or other instrument to which the Company or any Consolidated Subsidiary is a party or by which the Company or any Consolidated Subsidiary or their properties may be bound or affected or (2) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Company or any Consolidated Subsidiary.

               SECTION 4.3  APPROVALS.

                    (a)  Except with respect to the consents referred to in
Section 6.1(a) and the filing for recordation of the Mortgage Debentures and certain financing statements, no Approval of any Governmental Body or other person is required or advisable on the part of the Company or any Consolidated Subsidiary for (1) the due execution and delivery by the Company or any Consolidated Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (2) the conclusion of the First Closing Transactions, (3) the performance by the Company or the Consolidated Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party with respect to the First Closing Transactions and
(4) the exercise by Purchaser of its rights and remedies under each Transaction Document with respect to the First Closing Transactions. Each such Approval shall have been obtained, all actions by each person required to be taken in connection with each such Approval shall have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval shall have terminated or expired, as the case may be, in each case on or before the First Closing Date.

                    (b) Except with respect to the approval of the shareholders of the Company referred to in Section 4.31, the Approval required under the Hart-Scott-Rodino Act, the consents referred to in Sections 6.1(a), 6.1(b)(1), 6.1(b)(2) and 6.1(b)(3), the Approvals, if any, required in connection with the performance by the Company of its obligations under Section 7.1(d), the filing for recordation of the Mortgage Debentures and certain financing statements and the conclusion of the JEDI Transaction, no Approval of any Governmental Body or other person that is required or advisable on the part of the Company or any Consolidated Subsidiary for (1) the due execution and delivery by the Company or the Consolidated

Subsidiary, as the case may be, of any Transaction Document to which it is or may become a party, (2) the conclusion of the Second Closing Transactions, (3) the performance by the Company or the Consolidated Subsidiary, as the case may be, of its obligations under each Transaction Document to which it is or may become a party with respect to the Second Closing and (4) the exercise by the Purchaser of its rights and remedies under each of those Transaction Documents with respect to the Second Closing Transactions. Each such Approval shall have been obtained, all actions by each person required to be taken in connection with each such Approval shall have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval shall have terminated or expired, as the case may be, in each case on or before the Second Closing Date.

               SECTION 4.4 BINDING EFFECT. Each Transaction Document to which the Company or a Consolidated Subsidiary is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company or the Consolidated Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               SECTION 4.5  FINANCIAL INFORMATION.

                    (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by KMPG Peat Marwick LLP and filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, a true and complete copy of which has been delivered to the Purchaser, fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to the financial statements included in such Form 10-K or as disclosed in writing to the Purchaser, which writing makes reference to to this Agreement.

                    (b) The Company has made available to the Purchaser copies of each management letter delivered to the Company or any Consolidated Subsidiary by KMPG Peat Marwick LLP in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Company and its Consolidated Subsidiaries during the three years ended December 31, 1994 or thereafter, and has made available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of the Company and its Consolidated Subsidiaries for Taxes has not been finally determined or barred by applicable statutes of limitation.

               SECTION 4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

                    (a) Except as disclosed in writing to the Purchaser, which writing makes reference to this Agreement, since December 31, 1994, there has been no material adverse change in the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole, except in each case with respect to each circumstance or event that shall have affected the oil and gas industry generally, including, without limitation, warm weather in markets for the consumption of oil and gas products.

                    (b) Since December 31, 1994, none of the Company and its Consolidated Subsidiaries has done the following or entered into any agreement or other arrangement with respect to the following, except in each case with respect or pursuant to each Transaction Document to which it is or may become a party:

               (1) transferred any of its assets except in each case for fair consideration and in the ordinary course of business; or

               (2) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, waived, released, cancelled, settled or compromised any debt, claim or right of any material value except in each case in the ordinary course of business; or

               (3) transferred any right under any lease, license or agreement or any Proprietary Right or other intangible asset except in each case in the ordinary course of business; or

               (4) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, paid or agreed to pay any bonus, extra compensation, pension or severance pay, or otherwise increased the wage, salary or compensation (of any nature) to its shareholders, directors, officers or employees, or engaged any new officer or employee at an annual rate of compensation in excess of $50,000 in each case or for a period of employment of more than 180 days; or

               (5) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, to the knowledge of the Company, suffered any damage, destruction or casualty loss (whether or not covered by insurance) of property the greater of cost or fair market value of which exceeds $100,000 individually or in the aggregate or any taking of any of its property or assets the greater of cost or fair market value of which exceeds $100,000 individually or in the aggregate by condemnation or eminent domain; or

               (6) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, made any loan to or entered into any transaction with any of its shareholders having beneficial ownership of 5% or more of the shares of Common Stock then issued and outstanding, directors, officers or employees giving rise to any claim or right of, by, or against any person in an amount or having a value in excess of $10,000; or

               (7) entered into any material agreement, arrangement, commitment, contract or transaction, amended or terminated any of the same or otherwise conducted any of its affairs, in any case not in the ordinary course of business and consistent with past practices; or

               (8) issued, sold or granted any Equity Securities or other securities of any of the Company and its Consolidated Subsidiaries except with respect to Permitted Issuances; or

               (9)  amended, or taken any action to amend, the Rights Agreement;
          or

               (10) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, made any contribution, other than regularly scheduled contributions, to any Company Employee Plan or made or incurred any commitment to establish or increase the obligation of the Company or a Subsidiary to any Company Employee Plan; or

               (11) except as disclosed in the footnotes to the financial statements referred to in Section 4.5, changed any accounting methods or principles used in recording transactions on the books of the Company or a Consolidated Subsidiary or in preparing the financial statements of the Company or a Consolidated Subsidiary.

               SECTION 4.7  TAXES.

                    (a) Each of the Company and its Consolidated Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Body and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect.

                    (b) None of the Company and its Subsidiaries (other than Oklatex Corp.) is or has ever been a member of a "CONSOLIDATED GROUP" (as defined by Section 1504 of the Code) other than the consolidated group comprising the Company and its Consolidated Subsidiaries. Federal income tax returns of the Company and its Consolidated Subsidiaries have been closed through the year ended December 31, 1990. The Company knows of no basis for the assessment of any material amount of Taxes for any period covered by the Tax Returns that are referred to in Section 4.7(a) that is not reflected on those Tax Returns. None of the Company and its Consolidated Subsidiaries is a party to any Action by any Governmental Body and no claim has been asserted or threatened against it for assessment or collection of any Taxes. None of the Company and its Consolidated Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period of assessment or collection of any Taxes or any consent to have the provisions of Section 341(f) of the Code applied to it except as required by the dual consolidated loss rules under Treasury Regulation Section 1.1503-2T(c)(3). No power of attorney granted by the Company or any Consolidated Subsidiary with respect to tax matters is currently in force.

                    (c) All Taxes that the Company or a Consolidated Subsidiary is required to withhold or collect have been withheld or collected and, to the extent required, have been paid over to the proper Governmental Body on a timely basis, and each of the Company and its Consolidated Subsidiaries has withheld proper amounts from its employees for all periods in full compliance with tax withholding provisions of applicable Regulations, except for withholdings or collections as to which the failure to withhold or collect could not, individually or in the aggregate, have a Material Adverse Effect.

                    (d) No portion of the real property or plant, structures, fixtures or improvements of the Company or a Consolidated Subsidiary is subject to any special assessment, the liability with respect to which, individually or in the aggregate, could have a Material Adverse Effect. None of the Company and its Consolidated Subsidiaries has knowledge or reason to know of any proposal for any such assessment.

               SECTION 4.8  LITIGATION.

                    (a) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, there is no Action pending or, to the knowledge of each of the Company and its Consolidated Subsidiaries, threatened against the Company or a Consolidated Subsidiary that
(1) involves any of the Transactions or (2) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that exceeds $50,000 individually or $100,000 in the aggregate.

                    (b) There is no Action pending or, to the knowledge of each of the Company and its Consolidated Subsidiaries, threatened against the Company, a Consolidated Subsidiary or, to the knowledge of each of them, any other person that involves any of the Transactions or any property owned, leased, licensed or used by the Company or a Consolidated Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could have a Material Adverse Effect.

               SECTION 4.9  COMPLIANCE WITH LAWS.

                    (a) None of the Company and its Consolidated Subsidiaries is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.

                    (b) On each Closing Date, the Company shall be in full compliance with all of the provisions of the Hart-Scott-Rodino Act.

               SECTION 4.10  LICENSES.

                    (a) To the knowledge of the Company, the Company or a Consolidated Subsidiary is the registered holder of each license that is required to be held by the Company or the Consolidated Subsidiary, as the case may be, so that it may carry on its business as now conducted and proposed to be conducted, the failure to hold which individually or in the aggregate, could have a Material Adverse Effect.

                    (b) To the knowledge of the Company, each such License is validly issued, in good standing and in full force and effect, unimpaired by any act or omission by the Company or the Consolidated Subsidiary, as the case may be. There is no Action pending or, to the knowledge of the Company, threatened against the Company or a Consolidated Subsidiary that could result in the revocation, termination, suspension or material and adverse modification of any such License. None of the Company and its Consolidated Subsidiaries has any reason to believe that any such License will not be renewed in the ordinary course. The conclusion of the Transactions will not (and will not give any Governmental Body a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Consolidated Subsidiary under any such License.

                    (c) Each of the Company and its Consolidated Subsidiaries has filed or caused to be filed with each applicable Governmental Body all reports, applications, documents, instruments and information required to be filed by it pursuant to all applicable Regulations, other than those as to which the failure to file could not have a Material Adverse Effect.

                    (d) Each of the Company and its Consolidated Subsidiaries is in substantial compliance with each License, with all Regulations applicable to the operations of its business as now conducted and proposed to be conducted and with all terms and conditions of all operating agreements relating to its business, non-compliance with which could have a Material Adverse Effect.

               SECTION 4.11  EMPLOYEE MATTERS.

                    (a) EMPLOYMENT AND LABOR RELATIONS. To the knowledge of the Company,

               (1) each of the Company and its Subsidiaries has substantially complied with its obligations related to, and is not in default under, any material written or oral employment agreements, material collective bargaining agreements and any written personnel policies to which any of the Company and its Subsidiaries is a party or by which any of the Company and its Subsidiaries is bound;

               (2) each of the Company and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices, except for any failure or unfair practice that could not have a Material Adverse Effect; and

               (3) except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement,

                    (A) there is no unfair labor practice charge or complaint against any of the Company and its Subsidiaries pending or threatened before the National Labor Relations Board;

                    (B) there has not occurred nor has there been threatened, a labor strike, request for representation, work stoppage or lockout;

                    (C) there is no representation claim or petition pending before the National Labor Relations Board respecting the employees of any of the Company and its Subsidiaries;

                    (D) no grievance nor any arbitration proceeding arising out of any collective bargaining agreement to which any of the Company and its Subsidiaries is a party is pending;

                    (E) no charges with respect to or relating to any of the Company and its Subsidiaries are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                    (F) no claims relating to employment or loss of employment with any of the Company and its Subsidiaries are pending in any federal, state or local court or in any other adjudicatory body and, to the knowledge of the Company, no such claims against any of the Company and its Subsidiaries have been threatened; and

                    (G) none of the Company and its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Regulations to conduct an investigation of or relating to any of the Company and its Subsidiaries, and no such investigation is in progress.

                    (b) EMPLOYEE PLANS OF THE COMPANY'S ERISA AFFILIATES. The Company has previously disclosed to the Purchaser in writing, which writing references this Agreement, a correct and complete list of all ERISA Plans and Multiemployer Plans of any person who is an ERISA Affiliate of the Company, other than any such ERISA Plans or Multiemployer Plans referred to in the list referred to in Section 4.11(c)(1) below. There has been no Employee Plan Event with respect to any ERISA Plan or Multiemployer Plan of any person who is an ERISA Affiliate of the Company or who was an ERISA Affiliate of the Company at any time during the five years before the date of this Agreement, other than any ERISA Plan or Multiemployer Plan previously disclosed to the Purchaser in writing, in respect of which there is any outstanding liability, or, to the knowledge of the Company, in respect of which any liability could be expected to be incurred by any of the Company and its Subsidiaries.

                    (c)  COMPANY EMPLOYEE PLANS - GENERAL.

               (1) The Company has previously disclosed to the Purchaser in writing, which writing references this Agreement, a correct and complete list of all Company Employee Plans. The Company has made available to the Purchaser true and complete copies of the Company Employee Plans and all related summary descriptions, including, without limitation, copies of any employee handbooks listing or describing any Company Employee Plans and summary descriptions of any Company Employee Plan not otherwise is writing.

               (2) Except for any failure or default that could not have a Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under each Company Employee Plan and there is no existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default by it under any Company Employee Plan.

               (3) Each of the Company and its Subsidiaries is in full compliance with the applicable provisions of ERISA and all other Regulations applicable to each Company Employee Plan, except where noncompliance could not have a Material Adverse Effect. There has been no Employee Plan Event which is continuing or in respect of which there is any outstanding liability of any of the Company and its Subsidiaries that could have a Material Adverse Effect, and no such Employee Plan Event is reasonably expected to occur, with respect to any Company Employee Plan.

               (4) Except as previously disclosed to the Purchaser in writing, which writing references this Agreement, the transactions contemplated by the Transaction Documents will not cause the acceleration of vesting in, or payment of, any benefits under any Company Employee Plan.

                    (d)  COMPANY QUALIFIED PLANS.

               (1)  Each Company Qualified Plan satisfies the requirements of
          Section 401(a) of the Code, and each trust under each such plan is exempt from Tax under Section 501(a) of the Code. To the knowledge of the Company, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections.

                (2) The Company has made available to the Purchaser for each Company Qualified Plan copies of the following documents: (A) the Form 5500 filed in each of the most recent three plan years, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (B) the most recent determination letter from the IRS, (C) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date and (D) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results of operations of each Company Qualified Plan as of such dates, in accordance with GAAP.

                    (e)  COMPANY ERISA PLANS.

               (1) The Company has previously disclosed to the Purchaser in writing, which writing references this Agreement, for each Company ERISA Plan, as of the effective date of its most recently prepared actuarial report, the amount by which the fair market value of the assets of the plan exceeded (or was less than) the actuarial present value (determined on the basis of the actuarial assumptions set forth in such report) of the "BENEFIT LIABILITIES" (within the meaning of
          Section 4001(a)(16) of ERISA), whether or not vested, of the plan. Since the effective date of the most recently prepared actuarial report for each Company ERISA Plan, there has been no amendment or change to the plan that would increase the amount of benefits thereunder and, to the knowledge of the Company, there has been no event or occurrence (other than the normal fluctuation in the value of such plan's assets) that would cause the excess of assets over benefit liabilities as previously disclosed to the Purchaser in writing to be reduced or the amount by which benefit liabilities exceed assets as previously disclosed to the Purchaser in writing to be increased.

               (2) The Company has made available to the Purchaser for each Company ERISA Plan copies of the following documents: (A) the Form PBGC-1 filed in each of the most recent three plan years and (B) the most recently prepared actuarial report, which fairly presents the financial condition and the results of operations of each such plan as of the effective date of such report, in accordance with GAAP, and which sets forth the minimum required contributions under Section 412 of the Code (and their due dates) and maximum deductible contributions under Section 404 of the Code for the plan year following the effective date of such report.

                    (f) MULTIEMPLOYER PLANS. No plan previously disclosed to the Purchaser in writing, which writing references this Agreement, is a Company Multiemployer Plan.

                    (g) HEALTH PLANS. Each Company Employee Plan that is a group health plan within the meaning of Section 5000(b) of the Code has been operated in substantial compliance with the group health plan continuation coverage requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code, and except to the extent required under those provisions or as previously disclosed to the Purchaser in writing, which writing references this Agreement, no Company Employee Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its Subsidiaries.

               SECTION 4.12 LABOR DISPUTES AND ACTS OF GOD. The business, properties, operations, prospects and conditions (financial and otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole, and the ability of each of the Company and its Consolidated Subsidiaries to perform its obligations under any Transaction Document to which it is or may become a party, have not been materially and adversely affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), except in each case with respect to each circumstance or event that shall have affected the oil and gas industry generally, including, without limitation, warm weather in markets for the consumption of oil and gas products.

               SECTION 4.13  SUBSIDIARIES.

                    (a) The Company has previously delivered to the Purchaser a correct and complete list of each Consolidated Subsidiary of the Company, which list makes reference to this Agreement, showing the following as of the date of this Agreement with respect to the Consolidated Subsidiary:

               (1)  the jurisdiction of its incorporation;

               (2) the title of each authorized class or series of capital stock;

               (3) the number of shares of each authorized class or series of capital stock;

               (4)  the number of those shares outstanding;

               (5) the number of outstanding shares owned directly or indirectly by the Company;

               (6) the percentage of outstanding shares owned directly or indirectly by the Company;

               (7) the number of authorized shares subject to issuance upon the exercise, conversion or exchange of other outstanding Equity Securities of the Consolidated Subsidiary;

               (8) the number of authorized shares subject to issuance upon the exercise, conversion or exchange of those other Equity Securities of the Consolidated Subsidiary owned directly or indirectly by the Company;

               (9) the percentage of shares referred to in clauses (4) and (7), assuming the issuance of all shares referred to in clause (7), that is owned directly or indirectly by the Company; and

               (10) the directors and officers of the Consolidated Subsidiary as of the date of this Agreement.

                    (b) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, no Consolidated Subsidiary has outstanding any Equity Securities. The holders of the capital stock of each Consolidated Subsidiary are not entitled to any preemptive rights to subscribe to any additional shares of capital stock of the Consolidated Subsidiary.

                    (c) All outstanding shares of capital stock of each Consolidated Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned as set forth in the written notice delivered pursuant to Section 4.13(a), directly or indirectly, beneficially and of record by the Company, free and clear of all Liens other than Permitted Liens.

                    (d)  Except as contemplated by the Transaction Documents:

               (1) none of the Company and its Consolidated Subsidiaries is a party to or has any knowledge of any agreement or arrangement restricting the voting or transfer of any Equity Securities of a Consolidated Subsidiary;

               (2) none of the Company and its Consolidated Subsidiaries is a party to or subject to any agreement providing for the issuance of any Equity Securities;

               (3) none of the Company and its Consolidated Subsidiaries is subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or retire any Equity Securities of any Subsidiary; and

               (4) except for statutory restrictions of general application and the provisions of each of the Credit Agreement, the Indenture, the Subordinated Debentures and the Convertible Preferred Stock, there are no legal, contractual or other restrictions on the payment of dividends on any shares of the capital stock of any Consolidated Subsidiary.

                    (e) Equity Securities of a Consolidated Subsidiary that were issued and reacquired by the Consolidated Subsidiary were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and neither the Company nor the Consolidated Subsidiary has any liability with respect to the reacquisition or reissuance of the Equity Securities.

               SECTION 4.14  PROPERTY.

                    (a) Each of the Company and its Consolidated Subsidiaries owns, leases or licenses all real property and personal property, tangible or intangible, other than Oil and Gas Interests, that are used or useful in its business and operations as now conducted and proposed to be conducted, the failure to own, lease or license which, individually or in the aggregate, could have a Material Adverse Effect. Each of the properties, tangible or intangible, so owned, leased, licensed or used by the Company or Consolidated Subsidiary, as the case may be, are reflected in the financial statements referred to in
Section 4.5 in the manner and to the extent required to be reflected therein by GAAP (other than any properties disposed of in the ordinary course of business, consistent with past practice).

                    (b) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, the Company or a Consolidated Subsidiary has good and marketable title to, or in the case of leased or licensed property has valid leasehold interests in or licenses to, each of the properties (other than Oil and Gas Interests), tangible or intangible, so owned, leased, licensed or used by the Company or the Consolidated Subsidiary, as the case may be. The right, title and interest of the Company or the Consolidated Subsidiary, as the case may be, in and to each of those properties is free and clear of all Liens other than Permitted Liens.

                    (c) The Company or a Subsidiary has Good Title to such portion of the Oil and Gas Interests included or reflected in the engineering reports described in Section 4.15(a) and reflected in the financial statements referred to in Section 4.5 (other than any Oil and Gas Interests disposed of since the respective dates thereof in the ordinary course of business consistent with past practices).

               SECTION 4.15  OIL AND GAS INTERESTS.

                    (a) The Company has furnished or made available to the Purchaser a copy of the report entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests" prepared by Ryder, Scott & Company (the "INDEPENDENT ENGINEERS"), dated as of December 31, 1994 setting forth the estimated future reserves and income attributable to the Oil and Gas Interests of the Company and its Consolidated Subsidiaries.

                    (b) All logs, reservoir reports, production reports, cost and expense data, tax information, pricing data, engineering and technical data, geological and geophysical data, and all other data and information, in each case to the extent furnished by the Company and its Consolidated Subsidiaries to the Independent Engineers in preparing the reports referred to in Section 4.15(a), were consistent in all material respects with, or were provided without adjustment in the form available on the internal records of the Company and its Consolidated Subsidiaries.

                    (c) Since the acquisition of each Oil and Gas Interest by the Company or a Consolidated Subsidiary, (i) with respect to each Oil and Gas Interest operated by the Company or a Consolidated Subsidiary, such Oil and Gas Interest has been operated in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry for similarly situated properties and (ii) with respect to each Oil and Gas Interest operated by a person other than the Company or a Consolidated Subsidiary, the Company or such Consolidated Subsidiary has maintained records with respect to such Oil and Gas Interests in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry applicable to non-operated interests in oil and gas properties.

                    (d) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement:

               (1) the oil and gas leases giving rise to Oil and Gas Interests of the Company and its Consolidated Subsidiaries are in full force and effect and, with respect to all Oil and Gas Interests of the Company and its Consolidated Subsidiaries, neither the Company nor any Consolidated Subsidiary has been advised by any lessor or any other party of any default under any such oil and gas leases or other Contract, which default has not heretofore been cured in all respects, in each case except to the extent the failure of such Oil and Gas Interest to be in full force and effect or the presence of such default could not, individually or in the aggregate, have a Material Adverse Effect;

               (2) neither the Company nor any Consolidated Subsidiary is currently in breach of or in default under any obligations under any oil and gas lease or other Contract giving rise to a material Oil and Gas Interest owned by the Company or the Consolidated Subsidiary, as the case may be;

               (3) except for amounts held in suspense in accordance with prudent industry practice, the Company and each Consolidated Subsidiary has made or has caused to be made proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties), due under the oil and gas leases and other Contracts giving rise to any material Oil and Gas Interests owned by the Company or the Consolidated Subsidiary, as the case may be;

               (4) the Company and each Consolidated Subsidiary is being paid, in all material respects, its percentage of the net revenue interests included in their respective Oil and Gas Interests, without suspense and without indemnity other than those customarily found in the oil and gas industry;

               (5) the Company and each Consolidated Subsidiary has fulfilled all material requirements for filings, certificates, disclosures of parties in interest and other similar matters contained in (or otherwise applicable thereto by Regulation) their respective Contracts and is fully qualified to own and hold their respective Oil and Gas Interests;

               (6) no other party to a material Contract to which any of the Company or a Consolidated Subsidiary is a party has given or threatened to give notice of any Action to terminate, cancel, rescind or procure a judicial reformation of any such Contract or any provision thereof; and

               (7) there are no express obligations to engage in continuous development operations (i.e., drilling additional wells) in order to maintain any Contract giving rise to any material Oil and Gas Interest of the Company or a Consolidated Subsidiary.

                    (e) Except as reflected in the financial statements referred to in Section 4.5 or as otherwise previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, neither the Company nor any Consolidated Subsidiary:

               (1) is obligated by virtue of a prepayment arrangement under any gas contract containing a "take or pay" or similar provision, a production payment (other than the Production Payments) or any other arrangement to deliver a material amount of gas or oil attributable to their respective Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor; or

               (2) has received any funds or payments from purchasers of production of gas under gas contracts which are subject to a potential refund, which refunds, individually or in the aggregate, if required to be made would have a Material Adverse Effect.

                    (f) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement:

               (1) all of the producing wells located on lands included in any Oil and Gas Interests of the Company and the Consolidated Subsidiaries have been drilled and completed within the boundaries of such lands or within the limits otherwise permitted by contract, pooling or unit agreement, lease instrument and by Regulation;

               (2) all drilling and completion of the wells included in the Oil and Gas Interests of the Company and the Consolidated Subsidiaries and all development and operations on such Oil and Gas Interests have been conducted in compliance with all applicable Regulations and licenses; and

               (3) except as may be reflected in the engineering reports referred to in Section 4.15(a), no well located on lands included in any Oil and Gas Interests of the Company and the Consolidated Subsidiaries is subject to penalties on allowables because of any overproduction (legal or illegal) which would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any Governmental Body to be assigned to any such well;

except with respect to such failures of compliance which, individually or in the aggregate, could have a Material Adverse Effect.

                    (g) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement:

               (1) there exist no material impairments to any Approvals granted by the Bureau of Land Management, Mineral Management Services, the Bureau of Indian Affairs, the United States Geological Survey or any other federal Governmental Body in the United States of America or to any Approvals granted by any federal or provincial Governmental Body in Canada, in each case with respect the assignments by the Company and the Consolidated Subsidiary of an interest in any such federal or provincial leases to any party; and

               (2) the Company and each Consolidated Subsidiary has complied in all material respects with all Regulations applicable to such federal or provincial leases.

                    (h) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, as of the most recent date or dates before the date hereof for which information is available, with respect to the Oil and Gas Interests of the Company and the Consolidated Subsidiaries which are subject to a gas contract and a balancing agreement with respect to the production of petroleum or other similar agreement, there has not been delivered to or for the account of the Company or a Consolidated Subsidiary more production of gas than the amount to which such person is entitled and none of the Company and its Consolidated Subsidiaries is subject to any material "make up" deliveries of gas out of such person's proportionate share of production.

               SECTION 4.16  EQUIPMENT.

                    (a) Except with respect to Equipment in which the Company or a Consolidated Subsidiary has an interest by virtue of the ownership of a non-operating interest in an Oil and Gas Interest, the Company or a Consolidated Subsidiary has exclusive possession and control of Equipment in which the Company or the Consolidated Subsidiary, as the case may be, has an interest, the failure to have exclusive possession and control of which, individually or in the aggregate, could have a Material Adverse Effect.

                    (b) The Equipment and other personal property of the Company or a Consolidated Subsidiary, the loss of use, forfeiture or other disposition of which, individually or in the aggregate, could have a Material Adverse Effect, are in good condition and repair, except for ordinary wear and tear, are suitable and adequate for the uses for which they are used and intended and to carry on the business of the Company or the Consolidated Subsidiary as now conducted and as proposed to be conducted, comply in all material respects with the terms and conditions of all agreements relating to the Equipment and other personal property of the Company or the Consolidated Subsidiary, as the case may be, and are in conformity in all material respects with all Regulations and all decisions, rulings, orders and awards of any arbitrator applicable to its or its business, properties or operations of any Governmental Body currently in effect, scheduled to come into effect or proposed to be adopted, entered or issued, as the case may be.

               SECTION 4.17  LEASES.

                    (a) The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, a correct and complete description and list of the Leases in which the Company or a Consolidated Subsidiary has an interest, whether as lessor or lessee, the failure to hold which, individually or in the aggregate, could have a Material Adverse Effect.

                    (b) Each such Lease in which the Company or a Consolidated Subsidiary has an interest has, to the knowledge of the Company and the Consolidated Subsidiary with respect to parties other than the Company or the Consolidated Subsidiary, as the case may be, been duly authorized, executed and delivered by all parties to such Lease, is in full force and effect and constitutes the legal, valid and binding obligations of the parties to such Lease or their respective successors or assigns, enforceable against them in accordance with the terms of such Lease. There is no material liability or obligation of the Company or the Consolidated Subsidiary, as the case may be, with respect to any such Lease that, under the terms of such Lease, is required to be paid or otherwise performed or is required to have been paid or otherwise performed, in each case as of the date of this Agreement, but that has not been paid or otherwise performed in full. Except as the Company has previously disclosed to the Purchaser, there exists no default under any such Lease by any party. The conclusion of any one or more of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Consolidated Subsidiary under any such Lease.

               SECTION 4.18  SECURITIES.

                    (a) The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, a correct and complete description and list of the Securities in which the Company or a Consolidated Subsidiary has an interest as of the date of this Agreement, other than the shares of capital stock of the Subsidiaries referred to in Section 4.13(a). Except as contemplated by the Transaction Documents, the right, title and interest of the Company or a Consolidated Subsidiary in, to and under each of the Securities is free and clear of all Liens other than Permitted Liens.

                    (b) Each of the Securities that is an equity security is duly authorized, validly issued, fully paid and non-assessable. Each of the Securities that is a debt security is duly authorized and validly issued and constitutes the legal, valid and binding obligation of the issuer thereof and each guarantor thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. All of the Securities are owned, beneficially and of record, by the Company or a Consolidated Subsidiary.

                    (c) Except as contemplated by the Transaction Documents and except as previously disclosed by the Company to the Purchaser in writing, which writing makes reference to this Agreement:

               (1) except with respect to the Archean Shareholders Agreement, there is no agreement or arrangement restricting the voting or transfer of the Securities;

               (2) the Company or the Consolidated Subsidiary, as the case may be, is not subject to any obligation, contingent or otherwise, to sell or otherwise transfer any of the Securities; and

               (3) except for statutory restrictions of general application and the provisions of the Convertible Preferred Stock, the Indenture, the Subordinated Debentures and the Credit Agreement, there are no legal, contractual or other restrictions on the payment of principal, interest, dividends or other distributions or amounts on or in respect of any of the Securities.

               SECTION 4.19  PROPRIETARY RIGHTS.

                    (a) The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, a correct and complete description and list of all Proprietary Rights in which the Company or a Consolidated Subsidiary has an interest, the failure to hold which, individually or in the aggregate, could have a Material Adverse Effect. The conclusion of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Consolidated Subsidiary under any such Proprietary Right. None of the Company and its Consolidated Subsidiaries has received notice that the validity of any such Proprietary Right or its title to or use of any such Proprietary Right is being questioned in any Action.

                    (b) The Company or a Consolidated Subsidiary has good title to each of the interests created by such Proprietary Rights. The right, title and interest of the Company or a Consolidated Subsidiary in and to each such Proprietary Right is free and clear of all Liens other than Permitted Liens.

                    (c) None of the Company and its Consolidated Subsidiaries has reason to believe that any use has been or is being made of any such Proprietary Right by any person other than the Company, the Consolidated Subsidiary or a person duly authorized to make that use. All such Proprietary Rights used by the Company or a Consolidated Subsidiary but previously owned or held by any of its directors, officers, employees or agents have been duly transferred to the Company or the Consolidated Subsidiary, as the case may be.

                    (d) There is no liability or obligation of the Company or a Consolidated Subsidiary with respect to any such Proprietary Right that is required to have been paid or otherwise performed, as of the date of this Agreement, that has not been paid or otherwise performed in full.

               SECTION 4.20 INSURANCE. The Company and each Consolidated Subsidiary is insured with reputable insurers against all risks normally insured against in accordance with generally prevailing practices in the oil and gas industry and all of such insurance policies and bonds maintained by or for the benefit of the Company and each Consolidated Subsidiary are in full force and effect. The Company and its Consolidated Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or a Consolidated Subsidiary has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the Company has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by the Company or a Consolidated Subsidiary or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Company and its Consolidated Subsidiaries is in default in any material respect under any of the policies. None of the Company and its Consolidated Subsidiaries has knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or the Consolidated Subsidiary, as the case may be, which might result in a material increase in those contributions.

               SECTION 4.21 DEBT. The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following:

                    (a) all credit agreements, indentures, purchase agreements, Guarantees, Capitalized Leases and other Investments, agreements and other arrangements presently in effect providing for or relating to Debt in any amount greater than $1,000,000 in respect of which the Company or a Consolidated Subsidiary is in any manner directly or contingently obligated;

                    (b) the maximum principal or face amounts of such Debt outstanding or which may be outstanding under each of those agreements and other arrangements;

                    (c)  the maturity date or dates of such Debt.

Except as disclosed by the Company to the Purchaser in writing, which writing makes reference to this Agreement, the conclusion of any one or more of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or any Consolidated Subsidiary with respect to any such Debt. Without limiting the generality of the foregoing, upon obtaining the consent referred to in
Section 6.1(a)(1), the conclusion of one or more of the Transactions will not constitute or give rise to a "Change of Control" within the meaning of the Indenture and will not require the Company to undertake any offer to purchase, or to purchase, any Subordinated Debentures pursuant to Section 4.18 of the Indenture or otherwise.

               SECTION 4.22 NO DEFAULT. Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, neither the Company nor any of its Consolidated Subsidiaries is in default in respect of any obligation under any agreement, indenture, purchase agreement, Guarantee, Capitalized Lease and other Investment referred to in Section 4.21(a), which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate the rights and obligations of the parties thereunder or with respect thereto or to accelerate or increase any obligation of the Company or any of its Subsidiaries thereunder.

               SECTION 4.23  CAPITALIZATION.

                    (a)  The authorized capital stock of the Company consists of
(1) 112,000,000 shares of Common Stock and (2) 10,000,000 shares of preferred stock, par value $.01 per share, consisting of (A) a class of 7,350,000 shares of preferred stock (the "SENIOR PREFERRED STOCK"), of which up to (x) 5,444,425 shares may be issued in a series designated as "$.75 Convertible Preferred Stock" (the "$.75 CONVERTIBLE PREFERRED STOCK") and (y) as of the Second Closing Date, 620,000 shares will be authorized to be issued in a series designated as "Second Series Convertible Preferred Stock", and (B) a class of 2,650,000 shares of preferred stock (the "JUNIOR PREFERRED STOCK"), of which up to 1,000,000 shares may be issued in a series designated "First Series Junior Preferred Stock" (the "RIGHTS PREFERRED STOCK.").

                    (b) As of March 31, 1995, there were (1) 28,250,647 shares of Common Stock issued and outstanding, (2) 44,664 shares of Common Stock held in the treasury of the Company, (3) 3,270,000 shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current and former employees of the Company and its Consolidated Subsidiaries (the "EMPLOYEE OPTIONS") (of which 1,490,000 shares with an exercise price of $3.00 per share and of which 1,780,000 shares with an exercise price of $5.00 per share, are exercisable), (4) 10,083,406 shares of Common Stock reserved for issuance upon conversion of the $.75 Convertible Preferred Stock, (5) 1,244,715 shares of Common Stock reserved for issuance upon exercise of warrants at an exercise price of $3.00 per share issued under the Warrant Agreement dated as of December 31, 1991, between the Company and Mellon Securities Trust Company, as Warrant Agent, successor to The Chase Manhattan Bank (National Association) (the "EXISTING WARRANTS"), (6) 2,880,973 shares of $.75 Convertible Preferred Stock issued and outstanding, (7) 1,244,715 Existing Warrants issued and outstanding, each of which, upon exercise, entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 per share and (8) 282,507 shares of Rights Preferred Stock reserved for issuance upon the exercise of the rights (the "RIGHTS") distributed to the holders of shares of Common Stock pursuant to the Rights Agreement dated as of October 14, 1993 between the Company and Mellon Securities Trust Company, as Rights Agent (the "RIGHTS AGREEMENT"), none of which are issued or outstanding.

                    (c) As of the date hereof, there are (1) 5,500,000 shares of Common Stock reserved for issuance upon conversion of the Purchaser Note Conversion Shares, (2) 13,300,000 shares of Common Stock reserved for issuance as Purchaser Additional Shares, (3) 19,444,444 shares of Common Stock reserved for issuance upon exercise of the Tranche A Warrants, (4) 11,250,000 shares of Common Stock reserved for issuance upon exercise of the Tranche B Warrants, (5) 620,000 shares of Second Series Convertible Preferred Shares reserved for issuance as Purchaser Preferred Shares and (6) 6,200,000 shares of Common Stock reserved for issuance as Purchaser Preferred Conversion Shares.

                    (d) Except as set forth above and except as provided in the Transaction Documents, no Equity Securities of the Company are issued, reserved for issuance or outstanding.

                    (e) All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the exercise of the Employee Options or the Existing Tranche A Warrants, the conversion of the $.75 Convertible Preferred Stock or the Purchaser Preferred Shares (if the same shall be executed and delivered) or pursuant to the terms of this Agreement, the Purchaser Note, the Tranche A Warrants (if the same shall be executed and delivered) or the Tranche B Warrants (if the same shall be executed and delivered), as the case may be, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, except as provided in the Transaction Documents, are not subject to preemptive rights.

                    (f) Except with respect to the outstanding shares of Common Stock, the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Rights and the Transaction Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

                    (g) Except with respect to the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Rights, and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Company;

                    (h) Except with respect to the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Rights and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                    (i) Except with respect to the Rights and the obligations of the Company under this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Company or any of its Subsidiaries.

                    (j) Except with respect to statutory restrictions of general application and the provisions of the $.75 Convertible Preferred Stock, the Purchaser Preferred Shares, the Indenture, the Subordinated Debentures and the Credit Agreement, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

                    (k) Except as contemplated by the Registration Rights Agreements, there are no agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act.

                    (l) Equity Securities of the Company that were issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

               SECTION 4.24  ENVIRONMENTAL MATTERS.

                    (a) Each of the Company and its Subsidiaries and, to the knowledge of the Company, each operator of any Oil and Gas Interests has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries and each operator of any Oil and Gas Interests is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

                    (b) Except as previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement:

               (1) no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Company, no investigation or review is pending or threatened by any Governmental Body or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Environmental Release of any Hazardous Materials generated by the Company or any of its Subsidiaries (collectively, an "ENVIRONMENTAL NOTICE"), and, to the knowledge of the Company, there is no Environmental Notice against any operator of any Oil and Gas Interest;

               (2) none of the Company, its Subsidiaries or, to the knowledge of the Company, any operator of any Oil and Gas Interest owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                    (A) to the knowledge of the Company, no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in excess of concentrations allowed by Environmental Laws;

                    (B) to the knowledge of the Company, no friable asbestos or asbestos-containing materials are present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in excess of concentrations allowed by the Environmental Laws;

                    (C) to the knowledge of the Company after due inquiry, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries except such as are or were (at the time owned, operated or leased by the Company or any of its Subsidiaries) in compliance with Environmental Laws; and

                    (D) to the knowledge of the Company, there has not been any Environmental Release of Hazardous Materials at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in violation of any Environmental Laws.

               (3) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries;

               (4) there has not been any Environmental Release, recycling, treatment, storage or disposal of Hazardous Material generated by the Company or any of its Subsidiaries or by any operator of Oil and Gas Interests in violation of Environmental Laws at any location other than those previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement;

               (5) no oral or written notification of an Environmental Release of a Hazardous Material in violation of an Environmental Law has been filed by or on behalf of the

          Company or any of its Subsidiaries or, to the knowledge of the Company, by any operator of Oil and Gas Interests, and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up;

               (6) no Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located;

               (7) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Purchaser;

               (8) any Hazardous Material handled or dealt with in any way in connection with the business, properties or operations of the Company or a Subsidiary, whether before or during the period the same have been under the control of the Company or the Subsidiary, as the case may be, has been and is being handled or dealt with in all respects in substantial compliance with applicable Regulations and otherwise in a manner that could not have a Material Adverse Effect;

               (9) no sewage, waste or by-product is being or has been discharged, spilled on or stored, processed or treated at, any real property or other facilities now or previously owned, leased, licensed or used by the Company or a Subsidiary, including, but not limited to, the Real Property, the Leaseholds and the Oil and Gas Interests, which discharge, spill, storage, processing or treatment could have a Material Adverse Effect;

               (10) during the five years ending on the date of this Agreement, no employee or other person has made a written claim or demand or, to the knowledge of the Company, an oral claim or demand against the Company or a Subsidiary based on alleged damage to health caused by any Hazardous Material or by any sewage, waste or by-product;

               (11) during the five years ending on the date of this Agreement, none of the Company and its Subsidiaries has been charged in writing by any Governmental Body or, to the knowledge of the Company, any other person with improperly using, handling, storing, discharging or disposing of any Hazardous Material or with causing or permitting any pollution of any ground water aquifer, surface waters or other lakes, streams, rivers or bodies of water in violation of Environmental Laws.

                SECTION 4.25  BOOKS AND RECORDS.

                    (a) The records and books of account of each of the Company and its Consolidated Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements referred to in Section 4.5. Each of the Company and its Consolidated Subsidiaries has accounting controls sufficient to insure that its transactions are (1) executed in accordance with management's general or specific authorization and (2) recorded in conformity with GAAP so as to maintain accountability for assets.

                    (b) The minute books of each of the Company and its Consolidated Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees) of the Company or the Consolidated Subsidiary, as the case may be.

                    (c) The stock books and ledgers of each of the Company and its Consolidated Subsidiaries correctly record all transfer and issuances of all capital stock of the Company or the Consolidated Subsidiary, as the case may be, and contain all cancelled and unused stock certificates of the Company or the Consolidated Subsidiary, as the case may be.

               SECTION 4.26 MATERIAL CONTRACTS. The Company has previously disclosed to the Purchaser in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following (collectively, the "MATERIAL CONTRACTS"):

               (1) agreements with investment bankers, brokers, finders, consultants and advisers engaged by the Company or a Consolidated Subsidiary with respect to the Transactions or other transactions contemplating the recapitalization of the Company or the Consolidated Subsidiary, the purchase or sale by the Company or a Consolidated Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Company or a Consolidated Subsidiary of any Equity Securities or Debt of the Company or the Consolidated Subsidiary, as the case may be;

               (2) agreements with any shareholder having beneficial ownership of 5% or more of the shares of Common Stock then issued and outstanding, director or officer of the Company or a Consolidated Subsidiary and all shareholders' agreements and voting trusts; and

               (3) agreements not made in the ordinary course of business and which are materially adverse to the business of the Company or a Consolidated Subsidiary.

               SECTION 4.27 MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to the Purchaser, no information, certificate, schedule or report furnished by the Company to the Purchaser with respect to the Company or a Consolidated Subsidiary in connection with the negotiation of any Transaction Document or the satisfaction of any condition under any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

               SECTION 4.28 SEC DOCUMENTS. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company since January 1, 1993 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). The Company has delivered or made available to the Purchaser all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Consolidated Subsidiaries included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

               SECTION 4.29 RECOMMENDATIONS. The Board of Directors of the Company, at a meeting duly called and held, has duly (1) determined that the Transactions, taken as a whole, are in the best interests of the Company and its shareholders, (2) resolved to recommend that holders of shares of Common Stock approve the Transactions (collectively, the "RECOMMENDATIONS") and (3) approved the Transaction Documents and the Transactions, which approval constitutes approval of each of the Transaction Documents and each of the Transactions for purposes of Section 912 of the NYBCL if the provisions thereof were to apply to any of the Transaction Documents or any of the Transactions. Dillon, Read & Co. Inc. has delivered to the Board of Directors of the Company its written opinion to the effect that the terms of the Transactions, taken as a whole, represent a reasonable means under the circumstances of raising capital for the Company and that it is reasonable to conclude that the consideration to be received by the Company in the Transactions is fair to the Company and the common shareholders of the Company from a financial point of view.

               SECTION 4.30 REQUIRED VOTE. The affirmative vote of a majority of the shares of the Common Stock voted at the duly convened Shareholders Meeting (or any other duly convened meeting of the holders of the Common Stock) is the only vote of the holders of any class or series of the Equity Securities of the Company necessary to approve the Transaction Documents and the Transactions. None of the First Closing Transactions is required to be approved by the holders of shares of any class of Equity Securities of the Company.

               SECTION 4.31  SECTION 912 OF THE NYBCL.  The provisions of
Section 912 of the NYBCL do not apply to any of the Transaction Documents and Transactions. The Company has taken all steps necessary to irrevocably exempt the Transactions from any other applicable state takeover law and, except with respect to Section 4.18 of the Indenture, from any applicable charter or contractual provision containing anti-takeover provisions. No provision of the certificate of incorporation or bylaws of the Company would, directly or indirectly, restrict or impair the right or ability of the Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, Equity Securities of the Company that may be acquired or controlled by the Purchaser or permit any other shareholder to acquire securities of the Company on a basis not available to the Purchaser if the Purchaser were to acquire Equity Securities of the Company.

               SECTION 4.32 NO MERGER AGREEMENTS. None of the Company and its Consolidated Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of the Company and its Consolidated Subsidiaries with respect to a merger or consolidation with any of the Company and its Consolidated Subsidiaries, an acquisition of any Equity Securities of any of the Company and its Consolidated Subsidiaries or any other acquisition of a substantial amount of the assets of any of the Company and its Consolidated Subsidiaries.

               SECTION 4.33 AGGREGATE MATERIAL ADVERSE EFFECT. There is no circumstance or event that satisfies all of the following conditions: (a) such circumstance or event, whether considered individually or in the aggregate with all other such circumstances and events, constitutes a breach of one or more representations, warranties, covenants or other agreements of the Company or any of its Consolidated Subsidiaries in any Transaction Document or that would constitute such a breach if such representation, warranty, covenant or agreement did not include a reference therein to the possible occurrence of a Material Adverse Effect, (b) such circumstance or event negatively affects, or could negatively affect, the value of the Company and the Consolidated Subsidiaries, taken as a whole, in the amount of $250,000 or more and (c) such circumstance or event, considered in the aggregate with all other such circumstances and events, could constitute a Material Adverse Effect.

               SECTION 4.34 CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made with respect to the Company or a Consolidated Subsidiary in this Agreement or in any other Transaction Document as of any date other than a Closing Date shall be true and correct in all material respects on and as of the Closing Date except as otherwise contemplated by such Transaction Document, and except that the Company will prepare and deliver to the Purchaser such updates or other revisions of the written disclosures referred to in this Article IV as have been delivered by the Company to the Purchaser as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by the Purchaser of information pursuant to Section 6.1 or otherwise on or before a Closing Date, shall not limit the right of the Purchaser under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties and the performance in all material respects of the covenants of the Company made in the Transaction Documents (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

               The Purchaser represents and warrants as follows:

               SECTION 5.1 CORPORATE EXISTENCE AND POWER. The Purchaser (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, (2) has all necessary corporate and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed or used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Purchaser and (ii) the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

               SECTION 5.2 AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals referred to in Section 5.3, the execution and delivery by the Purchaser of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or bylaws, (B) any Regulation or any decision, ruling, order or award of any arbitrator by which the Purchaser or any of its properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act or (C) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected or (2) result in or require the creation or imposition of any Lien on any property now owned or hereafter acquired by it.

               SECTION 5.3 APPROVALS. Except with respect to the Approval required under the Hart-Scott-Rodino Act, no Approval of any Governmental Body or other person is required or advisable on the part of the Purchaser, for (1) the due execution and delivery by the Purchaser of any Transaction Document, (2) the conclusion of the Transactions and (3) the performance by the Purchaser of its obligations under each Transaction Document to which it is or may become a party. Each Approval shall have been obtained, all actions by each person required to be taken in connection with each Approval shall have been taken and all prescribed waiting, review or appeal periods with respect to each Approval shall have terminated or expired, as the case may be, in each case on or before each Closing Date.

               SECTION 5.4 BINDING EFFECT. Each Transaction Document to which the Purchaser is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               SECTION 5.5 LITIGATION. There is no Action pending or, to the Purchaser's knowledge, threatened against the Purchaser or, to its knowledge, any other person or that involves any of the Transactions or any property owned, leased, licensed or used by the Purchaser that, individually or in the aggregate, if determined adversely to the party or the other person, could materially and adversely affect the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party.

               SECTION 5.6 COMPLIANCE WITH LAWS. The Purchaser is neither in, nor has received notice of a, violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, which violation or default, individually or in the aggregate, could materially and adversely affect the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party. On each Closing Date, the Purchaser shall be in full compliance with all of the provisions of the Hart-Scott-Rodino Act.

               SECTION 5.7 INVESTMENT INTENT. The Purchaser acknowledges that the Company is issuing and selling the Purchaser Note (and, upon conversion thereof, the Purchaser Note Conversion Shares), the Purchaser Additional Shares, the Purchaser Preferred Shares (and, upon conversion thereof, the Purchaser Preferred Conversion Shares) and the Tranche A Warrants (and, upon exercise thereof, the Tranche A Warrant Shares) pursuant to the terms of the Transaction Documents in reliance upon the exemption afforded by Section 4(2) of the Securities

Act for transactions by an issuer not involving any public offering. The Purchaser represents that (1) it is acquiring such securities for investment and without any view toward distribution of any of the securities to any other person, (2) it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of such securities other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

               SECTION 5.8 FEES FOR BROKERS AND FINDERS. The Purchaser has not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from the Purchaser upon the conclusion of or in connection with any of the Transactions.

               SECTION 5.9 FINANCIAL ABILITY. The Purchaser has sufficient financial resources to perform its obligations on the First Closing Date and the Second Closing Date.

               SECTION 5.10 CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Purchaser in this Agreement or in any other Transaction Document as of a date other than a Closing Date shall be true on and as of each Closing Date except as otherwise contemplated by the Transaction Documents.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

               SECTION 6.1  AFFIRMATIVE COVENANTS.

                    (a) PRIOR TO THE FIRST CLOSING DATE. The Company agrees that prior to the First Closing Date, the Company shall do the following:

               (1) CONSENT OF HOLDERS OF SUBORDINATED DEBENTURES. The Company shall obtain the consent of the holders of not less than a majority of the outstanding principal amount of the Subordinated Debentures with respect to the Transaction Documents and the Transactions, on terms and conditions that shall have been approved by the Purchaser, which approval may not be unreasonably withheld.

               (2) CONSENT OF BANKS. The Company shall obtain the consent of the Banks (as defined in the Credit Agreement) with respect to the Transaction Documents and the Transactions on terms and conditions that shall have been approved by the Purchaser, which approval may not be unreasonably withheld.

               (3) CONSENT OF CERTAIN EMPLOYEES. The Company shall obtain from each employee with whom the Company or any Subsidiary has entered into a severance agreement a waiver of the obligation of the Company or the Subsidiary thereunder with respect to a Change of Control (as defined therein) as a consequence of the Transactions or as a consequence of the acquisition by the Purchaser or its Affiliates, at any time on and after the First Closing Date, of beneficial ownership or the right to acquire beneficial ownership of Equity Securities of the Company.

                    (b) PRIOR TO THE SECOND CLOSING DATE. The Company agrees that, prior to the Second Closing Date, the Company shall, and with respect to the matters subject to clauses (2) through (9), inclusive, of this Section 6.1(b), shall cause each of its Consolidated Subsidiaries to do the following:

                    (1)  SHAREHOLDERS MEETING; PREPARATION OF PROXY STATEMENT.

               (A) The Company, acting through its Board of Directors, shall, in accordance with applicable law, as soon as practicable following the execution and delivery of this Agreement (i) duly call, give notice of, convene and, subject to Section 6.1(b)(1)(D), hold the annual meeting of its shareholders (including any adjournments thereof, the "SHAREHOLDERS MEETING") for the purpose, among other things, of considering and taking action upon the Transaction Documents and the Transactions, and prepare and file with the Securities and Exchange Commission a proxy statement (such proxy statement including the form of proxy and all such other materials distributed in connection therewith, as amended or supplemented from time to time, the "PROXY STATEMENT"), (ii) use its best efforts (x) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with the Purchaser respond promptly to any comments made by the Securities and Exchange Commission with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the execution and delivery of this Agreement and (y) to solicit proxies in favor of the Transactions and otherwise obtain the approval by its shareholders of the Transactions and (iii) cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading.

               (B) Subject to the Company's right pursuant to clause (z) of the proviso to Section 6.1(b)(2) to withdraw or modify the Recommendations, the Company shall include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock vote in favor of the approval of the Transaction Documents and the Transactions.

               (C) Notwithstanding the other provisions of this Section 6.1(b), the Company agrees that its obligations pursuant to Section 6.1(b)(1)(A) (including, without limitation, the obligation to submit the Transactions to a vote of its shareholders), shall not be affected by the withdrawal or modification of the Recommendations.

               (D) If the Company is advised by its proxy solicitors prior to the Shareholders Meeting or otherwise determines that a vote in favor of the Transactions is not likely to be obtained at the Shareholders Meeting, the Shareholders Meeting shall, at the request of the Purchaser, be adjourned from time to time, provided that in no event will the Shareholders Meeting be required hereunder to be held more than fifty days from the date that the Proxy Statement was first mailed to the Company's shareholders, which fifty day period shall be extended by the number of days, if any, that the Company is enjoined from soliciting proxies in connection with the Shareholders Meeting or that the holding of the Shareholders Meeting or the vote thereat is enjoined.

                    (2) NO SOLICITATION. None of the Company and its Consolidated Subsidiaries shall, nor shall any of the Company and its Consolidated Subsidiaries authorize or permit any of its officers, directors or employees or any financial advisor, attorney, accountant or other representative retained by it to,

               (A) solicit, initiate or encourage (including, without limitation, by way of furnishing information), any inquiry or the making of any proposal to the Company or its shareholders from any person (other than (1) the Purchaser or any Affiliate of, or any person acting in concert with, the Purchaser, and (2) the persons previously identified by the Company to the Purchaser) which constitutes, or may reasonably be expected to lead to, in each case whether in one transaction or in a series of transactions, (i) an acquisition from the Company or its shareholders of any Equity Securities of any of the Company and its Consolidated Subsidiaries (other than the Transactions), (ii) any acquisition of a substantial amount of assets of any of the Company and its Consolidated Subsidiaries, (iii) a merger or consolidation of any of the Company and its Consolidated Subsidiaries or (iv) any tender offer (including a self-tender offer) or exchange offer, recapitalization, liquidation, dissolution or similar transaction involving any of the Company and its Consolidated Subsidiaries (other than the Transactions) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Transactions or which would or could reasonably be expected to materially reduce the benefits to the Purchaser of the Transactions (collectively, the "TRANSACTION PROPOSALS") or agree to or endorse any Transaction Proposal; or

               (B) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of the Company and its Consolidated Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing;

PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) of Section 6.1(b)(2)(A) and 6.1(b)(2)(B) shall not prohibit the Company from (x) furnishing to a third party who has made a written Transaction Proposal information pursuant to an appropriate confidentiality letter concerning the Company and its Consolidated Subsidiaries and the business, properties, operations, prospects or conditions (financial or otherwise) of the Company and its Consolidated Subsidiaries, (y) engaging in discussions or negotiations with such a third party who has made such a Transaction Proposal or (z) following receipt of a Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendations, but in each case referred to in the foregoing clauses (x) through (z) only after the Board of Directors of the Company concludes in good faith that such action is necessary or appropriate in order for the Board of Directors of the Company to act in a manner which is consistent with its fiduciary obligations under applicable law. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform the Purchaser of the terms and conditions of such proposal and the identity of the person making the Transaction Proposal and shall keep the Purchaser generally informed with reasonable promptness of any steps it is taking pursuant to the proviso to this Section 6.1(b)(2) with respect to the Transaction Proposal.

                    (3) RIGHTS AGREEMENT. Amend the Rights Agreement to the effect that (A) the execution or the delivery of one or more of the Transaction Documents or the conclusion of one or more of the Transactions (including, without limitation, (i) the acquisition by the Purchaser or any of its Affiliates of the Purchaser Note, the Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Shares, the Purchaser Preferred Conversion Shares, the Tranche A Warrants, the Tranche A Warrant Shares, the JEDI/Purchaser Option, the Tranche B Warrants, the Tranche B Warrant Shares and such other shares and securities as may be acquired by the Purchaser or any of its Affiliates pursuant to the terms of the Purchaser Note, the Purchaser Preferred Shares (or the Certificate), the Tranche A Warrants, the JEDI/Anschutz Option or the Tranche B Warrants and (ii) the "beneficial ownership" (as defined in the Rights Agreement) by any of the Purchaser and its Affiliates of any of the foregoing) will not cause or permit the Rights to become exercisable, the Rights to be separated from the stock certificates to which they are attached or any provision of the Rights Agreement to apply to the Purchaser or any other person by reason of or in connection with the Transaction Documents or the Transactions, including, without limitation, the designation of the Purchaser or any other person as an Acquiring Person (as defined in the Rights Agreement), the occurrence of a Distribution Date (as defined in the Rights Agreement) and the occurrence of a Shares Acquisition Date (as defined in the Rights Agreement) and (B) for the purposes of the Rights Agreement, none of the Purchaser and its Affiliates shall at any time be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of the shares of Common Stock and other securities referred to in the preceding clause (A); PROVIDED, HOWEVER, that such amendment shall not effect any amendment of the Rights Agreement with respect to the acquisition or beneficial ownership of Voting Securities (as defined in the Rights Agreement) that are not referred to in the preceding clause (A) that may be acquired or owned beneficially by any of the Purchaser and its Affiliates from time to time.

                    (4) MAINTENANCE OF RECORDS. Keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.

                    (5) MAINTENANCE OF PROPERTIES. Maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                    (6) CONDUCT OF BUSINESS. Except as otherwise contemplated by the Transaction Documents, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its best efforts to preserve the business of the Company and its Consolidated Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Company and its Consolidated Subsidiaries.

                    (7) MAINTENANCE OF INSURANCE. Maintain insurance such that the representations and warranties stated in Section 4.20 shall at all times remain true.

                    (8) COMPLIANCE WITH LAWS. Comply in all respects with each Regulation of all Governmental Bodies and each decision, ruling, order or award of all arbitrators applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, if a failure to comply with any of the foregoing, individually or in the aggregate, could materially and adversely affect its business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company or the Consolidated Subsidiary, as the case may be, to perform its obligations under any Transaction Document to which it is or may become a party.

                    (9) PAYMENT OF TAXES. Timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of such Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Materially Adverse Effect.

                    (10) REPORTING REQUIREMENTS.  Furnish to the Purchaser:

               (A) ADVERSE EVENTS. Promptly after the occurrence, or failure to occur, of any such event, information with respect to any event (A) which could have a Material Adverse Effect, (B) which, if known as of the date of this Agreement, would have been required to be disclosed to the Purchaser or (C) which would be likely to cause any representation or warranty contained in any Transaction Document with respect to the Company or a Subsidiary to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Second Closing Date;

               (B) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within 35 days after the end of each month, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the month and the related consolidated statements of income and retained earnings and changes in financial position for the portion of the fiscal year of the Company ended with the last day of the month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year (subject to year-end adjustments);

               (C) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the quarter and the related consolidated statements of operations, shareholders' equity and change in financial position for the portion of the fiscal year ended with the last day of the quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and certified by the chief financial officer of the Company (subject to year-end adjustments);

               (D) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 95 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the fiscal year and the related consolidated statement of operations, shareholders' equity and change in financial position for the fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and accompanied by an opinion acceptable to the Purchaser by KPMG Peat Marwick LLP or other independent accountants of recognized national standing selected by the Company;

               (E) NOTICE OF LITIGATION. Promptly after the commencement of each such matter, notice of all Actions affecting the Company or a Consolidated Subsidiary that, if adversely determined, could materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company or the Consolidated Subsidiary, as the case may be, to perform its obligations under any Transaction Document to which it is or may become a party;

               (F) ACCESS TO INFORMATION. Afford to the Purchaser, and to the officers, employees, financial advisors, attorneys, accountants and other representatives of the Purchaser, reasonable access during normal business hours to all its properties, books, contracts commitments, personnel and records; furnish as promptly as practicable to the Purchasers and their respective representatives such information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of the Company and its Consolidated Subsidiaries as they may from time to time reasonably request; and to the extent reasonably requested by the Purchaser, cause its employees, independent public accountants and other representatives to, provide information regarding the Company to, and otherwise cooperate with, the Purchaser so as to enable the Purchaser to account for its investment in the Company and prepare financial statements in accordance with GAAP;

               (G) REPORTS TO CREDITORS. Promptly after the furnishing of each such document, copies of any statement or report furnished to any party pursuant to the terms of the Credit Agreement, the JEDI Loan Agreement, the Indenture or the $.75 Convertible Preferred Stock or, at the request of the Purchaser, any other indenture, loan or credit or similar agreement and not otherwise required by any other clause of this Section 6.1 to be furnished to the Purchaser;

               (H) PROXY STATEMENTS, ETC. Promptly after the sending or filing of each such document, copies of all proxy statements, financial statements and reports which the Company sends to its shareholders, and copies of all regular, periodic and special reports and all registration statements that the Company files with the Securities and Exchange Commission or any Governmental Body which may be substituted in its place or with NASDAQ/NMS; and

               (I) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of any of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request.

               SECTION 6.2 NEGATIVE COVENANTS. The Company agrees that, before the Second Closing Date and except as contemplated by the Transaction Documents or with the prior approval of the Purchaser, the Company shall not, and shall not permit any of its Consolidated Subsidiaries to, do any of the following or to enter into any agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                    (a) CHARTER DOCUMENTS. Amend its articles of incorporation or certificate of incorporation, as the case may be, or its bylaws.

                    (b) CAPITALIZATION. Issue any shares of capital stock or other Equity Securities other than Permitted Issuances, except that the Company may enter into an agreement or arrangement restricting the voting or transfer of any shares of the capital stock of any of the Company and its Consolidated Subsidiaries.

                    (c) LIENS. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except Permitted Liens.

                    (d) DEBT. Create, incur, assume or suffer to exist any Debt other than:

               (1) the Subordinated Debentures and "Permitted Indebtedness" within the meaning of the Indenture (giving effect to other terms and provisions of the Indenture that are directly or indirectly incorporated or referenced by the definition of "Permitted Indebtedness"); and

               (2) Debt the existence of which, without regard to the giving of notice, the passage of time or the existence or occurrence of any other condition, does not permit the holder of any other Debt of the Company or a Consolidated Subsidiary in an amount greater than $100,000 to cause such other Debt to become due and payable or to seek to enforce or realize upon its rights in or with respect to property or assets of the Company or the Consolidated Subsidiary, as the case may be, that secure such Debt.

                    (e) RESTRICTED PAYMENTS. Declare or make any Restricted Payment or permit a Consolidated Subsidiary to acquire for value any Equity Securities of any of the Company and its Subsidiaries.

                    (f) INVESTMENTS. Make or acquire any Investment in any person other than:

               (1) "Permitted Investments" within the meaning of the Indenture (giving effect to other terms and provisions of the Indenture that are directly or indirectly incorporated or referenced by the definition of "Permitted Liens"); and

               (2) other Investments in Subsidiaries existing on the date of this Agreement, including any extension of the maturity, renewal, refunding or modification of those Investments, and all amendments, extensions, modifications, refundings, renewals and substitutions of those Investments, but only if the aggregate amount of Investments so permitted shall not increase except as a result of the accrual of interest, dividends and other amounts payable in respect of those Investments.

                    (g) MERGERS, ETC. Merge or consolidate with any person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, in each case whether in one transaction or in a series of transactions, except that a Consolidated Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Consolidated Subsidiary.

                    (h) LEASES. Create, incur, assume or suffer to exist, pursuant to a Guarantee or otherwise, any obligation as lessee for the rental or hire of any real or personal property, except the following:

               (1)  Capitalized Leases that are Permitted Liens;

               (2) leases existing on the date of this Agreement and any extensions or renewals of those leases; and

               (3) leases (other than Capitalized Leases) entered into in the ordinary course of business, consistent with past practices.

                    (i) SALE AND LEASEBACK. Transfer any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

                    (j) SALE OF ASSETS. Transfer any of its assets now owned or hereafter acquired (including, but not limited to, shares of stock and indebtedness of Subsidiaries and leasehold interests) except the following:

               (1) hydrocarbons or other mineral products disposed of in the ordinary course of business, excluding, without limitation, production payment obligations recorded either as liabilities or as deferred revenue in accordance with GAAP;

               (2)  assets transferred for fair value;

               (3) assets transferred that are no longer used or useful in the conduct of its business.

                    (k) CONFIDENTIAL INFORMATION. Except as otherwise expressly permitted by the proviso to the first sentence of Section 6.1(b)(2) with respect to a Transaction Proposal or pursuant to confidentiality agreements with respect to the business, properties and operations of the Company and its Consolidated Subsidiaries in effect as of the date of this Agreement or entered into thereafter in the ordinary course of business and consistent with past practice, use or disclose to any person (other than (1) the Purchaser or any Affiliate of, or any person acting in concert with, the Purchaser, and (2) the persons previously identified by the Company to the Purchaser), except as required by law, any material non-public information concerning the business, properties, operations, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries.

                    (l) COMPLIANCE WITH ERISA. Permit there to occur an Employee Plan Event that results in any material liability of the Company or a Subsidiary to an Employee Plan of any of the Company and its Subsidiaries.

                    (m) TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, but not limited to, the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except as contemplated by the Transaction Documents or in the ordinary course of its business, consistent with past practices, pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a person not an Affiliate.

                    (n) ACCOUNTING CHANGES. Make or permit any significant change in accounting policies or reporting practices, except for any change required by GAAP, in the opinion of the Company's independent accountants.

                    (o) STOCK. Create any class of capital stock, whether voting or nonvoting, other than those in existence on the date of this Agreement, or alter, modify or otherwise change any rights, preferences, privileges, qualifications or limitations of or on any existing class of its capital stock or authorize or, except as otherwise expressly permitted by
Section 6.3(b), issue any additional shares of any existing class of its capital stock or cancel any of its existing capital stock.

                    (p) STOCK OF SUBSIDIARY. Transfer any shares of capital stock of any Subsidiary, except in connection with a transaction permitted by
Section 6.2(g).

                    (q) COMPENSATION. Permit an increase in the amount of accrued cash compensation of any executive officer of any of the Company and its Consolidated Subsidiaries (including base salaries and bonuses of all types, whether paid or accrued) in excess of that accruing as of January 1, 1995 or permit the adoption or amendment of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of any of the Company and its Consolidated Subsidiaries or permit the payment of any benefit not required by any existing agreement or place any assets in any trust for the benefit of employees or directors of any of Company and its Consolidated Subsidiaries; PROVIDED, HOWEVER, that notwithstanding the foregoing, (1) any amendments required to be made to the provisions of any employee pension plan which is intended to be qualified under Section 401(a) of the Code in order to maintain such qualified status may be made, (2) employee severance agreements in effect as of the date of this Agreement and disclosed to the Purchaser in writing, which writing makes reference to this Agreement may be extended to a date not later than December 15, 1997 without modification (subject to Section 6.1(a)(3) and except with respect to the expiration thereof and the percentage amount of ownership of Voting Stock (as defined in the Indenture) at which a "Change of Control" (as defined therein) shall be deemed to occur).

                    (r) RECOMMENDATIONS. Subject to clause (z) of the proviso to Section 6.1(b)(2), withdraw or modify the Recommendations.

                    (s) UNION CONTRACTS. Enter into or amend any agreements with any labor union or other collective bargaining group, other than in the ordinary course of business.

                    (t) TAXES. Make any tax election or settle or compromise any income tax liability.

                    (u) SETTLE LITIGATION. Settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid (which are not payable or reimbursable under policies of insurance maintained by or on behalf of any of the Company and its Subsidiaries), individually in an amount in excess of $50,000 and in the aggregate in an amount in excess of $200,000, other than in consultation and cooperation with Purchaser, and, with respect to any such settlement, with the prior written consent of Purchaser.

                    (v) DELISTING. Take any action which would cause any securities of the Company currently listed on a national securities exchange or on NASDAQ/NMS to no longer be listed on the national securities exchange or on NASDAQ/NMS or registered pursuant to Section 13 or 15(d) of the Exchange Act, other than with respect to any such debt securities that have become due as a result of the maturity thereof.

                    (w) TRANSACTION DOCUMENTS. Amend any Transaction Document without the prior written approval of the Purchaser, which approval may be granted or withheld by the Purchaser in its discretion.


                                   ARTICLE VII

                       ADDITIONAL COVENANTS OF THE PARTIES

               SECTION 7.1 MUTUAL COVENANTS OF THE PARTIES. Each party shall do the following until the Second Closing and, with respect to Section 7.1(h), indefinitely after the Second Closing:

                    (a) MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which both (1) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (B) to carry on its business as now conducted or proposed to be conducted and (2) the failure to be so qualified could materially and adversely affect either or both of (A) the business, properties, operations, prospects or condition (financial or otherwise) of the party and (B) the ability of the party to perform its obligations under any Transaction Document to which it is or may become a party.

                    (b) COMPLIANCE WITH LAWS. Comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, in connection with the Transactions.

                    (c) BEST EFFORTS. Upon the terms and subject to the conditions provided in the Transaction Documents, each of the Company and the Purchasers shall, subject to Section 9.2(c), use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing all things necessary, proper or advisable under applicable Regulations to ensure that the conditions set forth in Article III and to the conclusion of the Transactions are satisfied and to conclude and make effective, in the most expeditious manner practicable, the Transactions including, without limitation, using its best efforts to obtain all necessary Approvals.

                    (d) NASDAQ/NMS. The Company shall take all action required, if any, to cause the Purchaser Shares and the Tranche B Warrant Shares to be qualified for inclusion in the National Association of Securities Dealers Automated Quotation/National Market System (the "NASDAQ/NMS"), and shall give such notice as required, if any, to the National Association of Securities Dealers, Inc. with respect to the Transaction Documents and the Transactions.

                    (e) NOTIFICATION. Give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the party contained in the Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Second Closing Date and (2) any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under the Transaction Documents; which covenant of notification shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made in the Transaction Documents and to receive an unqualified certificate with respect to the same.

                    (f) PUBLICITY AND REPORTS. The initial press release with respect to the Transactions shall be mutually satisfactory to the parties hereto and thereafter, except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with a national securities exchange or on NASDAQ/NMS, neither the Company nor the Purchaser shall issue any press release or make any public filings with respect to the Transactions, without affording the other party the opportunity to review and comment upon such release or filing.

                    (g) CONFIDENTIALITY. The obligations of the Purchaser under paragraphs (1) through (3), inclusive, of the letter dated March 6, 1995 between the Company and the Purchaser shall remain in full force and effect. In addition, information disclosed by any party or its representatives to any other party or its representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, shall be kept confidential by the other party and its representatives and shall not be used by those persons other than as contemplated by the Transaction Documents, except in each case to the extent that (1) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (2) disclosure to a Governmental Body having jurisdiction over the parties is necessary or appropriate, (3) disclosure may otherwise be required by applicable Regulations or (4) the duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use reasonable efforts to return upon written request from the other party all documents (and reproductions of those documents) received by it or its representatives from the other party (and, in the case of reproductions, all reproductions made by the receiving party) that include information not within the exceptions contained in the preceding sentence, unless the recipients provide assurances reasonably satisfactory to the requesting party that the documents have been destroyed.

                    (h) FURTHER ASSURANCES. Promptly upon request by any other party, correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgement of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order (1) to carry out more effectively the purposes of each Transaction Document, (2) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document and (3) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document.

               SECTION 7.2  ADDITIONAL COVENANTS OF THE COMPANY.

                    (a) RESERVED SHARES. The Company shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock so that the Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and the Tranche B Warrant Shares may be issued and sold by the Company in accordance with the terms of the Transaction Documents, in each case without additional authorization of Common Stock.

                    (b) STATED CAPITAL FOR PURCHASER PREFERRED CONVERSION SHARES. Prior to the receipt of the Purchaser Preferred Share Price, the Board of Directors of the Company by resolution shall direct that $.10 of the Purchaser Preferred Share Price per Purchaser Preferred Share shall be transferred to stated capital in respect of each Purchaser Preferred

Conversion Share into which a Purchaser Preferred Share is converted effective as of the date of such conversion.

                    (c) LEGENDS ON TRANCHE B WARRANT SHARES. The Company shall place on each certificate for the Tranche B Warrants and the Tranche B Warrant Shares, and any certificate issued in exchange therefor or on conversion thereof or upon transfer, the legends set forth in clauses (1), (2) and (4) of Section
3.4 and the following legend (the "OPTION LEGEND"):

               "The shares represented by this certificate are subject to an option to purchase contained in the JEDI/Anschutz Option dated as of __________, 1995 from JEDI Energy Development Investments Limited Partnership to The Anschutz Corporation."

; PROVIDED, HOWEVER, that following the date that is 36 months after the Second Closing Date, the Option Legend can be removed from any certificate for Tranche B Warrant Shares then outstanding.

                    (d) JEDI RESTRUCTURE AGREEMENT AND TRANCHE B WARRANTS. Without the prior written approval of the Purchaser or its assigns, which approval may be granted or withheld in its discretion, the Company (a) prior to the Second Closing shall not amend or modify the JEDI Restructure Agreement and
(2) after the Second Closing and prior to the Termination Date (as defined in the JEDI/Anschutz Option), shall not amend or modify the definition of "Option Commencement Date" in the JEDI Loan Agreement, Sections 8.02 and 8.07 of the JEDI Loan Agreement or the Tranche B Warrants.

                    (e) OTHER RESTRICTIONS ON THE PURCHASER. Before the earliest of (i) the Second Closing Date, (ii) the date that is the third anniversary of the First Closing Date and (iii) the first date after the First Closing Date on which the Purchaser shall have beneficial ownership of less than 5% of the shares of Common Stock then issued and outstanding, the Company shall not take or recommend to its shareholders any action which would impose limitations on the legal rights to be enjoyed by the Purchaser as a shareholder of the Company, other than those imposed pursuant to the express terms of the Transaction Documents, including, without limitation, any action which would impose restrictions on the Purchaser (1) based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally or (2) by means of the issuance of, or proposal to issue, any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities or by charter or by-law amendment. The parties acknowledge that, if the Second Closing Date shall not occur, the Rights Agreement will not be amended to the effect stated in Section 6.1(b)(4). The parties also acknowledge that, after the Second Closing Date, the Company will be subject to substantially the same restrictions pursuant to Section 2.3 of the Shareholders Agreement.

                    (f)  CONSENTS.  The Company shall not do the following:

               (1) without the prior written approval of the Purchaser, which approval may not be unreasonably withheld, consent to the transfer of the Tranche B Loan (or any interest therein) or the Tranche B Warrants (or any interest therein) on or before the date that is 36 months after the Second Closing Date.

               (2) if the JEDI/Purchaser Option shall not then have been exercised in full or terminated, without the prior written approval of the Purchaser, which approval may be granted or withheld in the discretion of the Purchaser, consent to, or elect to exercise, the Conveyance Option (as defined in the JEDI Second Amendment).

                    (g) RIGHTS AGREEMENT. If the Company shall at any time after the First Closing Date amend, modify or waive the Rights Agreement with respect to any person or any Voting Securities (as defined in the Rights Agreement) or other securities "beneficially owned" (as defined in the Rights Agreement) by such person or otherwise, in any manner, directly or indirectly, exempt any person or any Voting Securities or any other securities beneficially owned by such person from the provisions, limitations or effects of the Rights Agreement, then, concurrently therewith, the Company shall, with respect to the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them, take the same action with respect to the Rights Agreement so that as a result thereof each of the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them are subject to the Rights Agreement in the same manner and to the same extent as such other person and the Voting Securities or other securities beneficially owned by such other person.

          SECTION 7.3  ADDITIONAL COVENANT OF THE PURCHASER.

                    (a) CONDITIONS TO RELEASE OF COLLATERAL. At any time and from time to time after the First Closing Date, the Company may obtain a Release of the Lien in respect of all, but not a portion of, the Pledged Share Collateral (as defined in the Share Pledge Agreement between the Company and the Purchaser; the "COMPANY SHARE PLEDGE COLLATERAL") or the Mortgaged Property (as defined in the Mortgage Debenture executed by the Company; the "COMPANY MORTGAGED PROPERTY") upon compliance with the following terms and conditions on the applicable Release Date:

               (1) the Company shall have delivered written notice to the Purchaser not less than 15 days prior to the proposed Release Date specifying the proposed Release Date and the Pledged Share Collateral or Mortgaged Property, as the case may be;

               (2) no default in the payment of the Obligations shall have occurred and be continuing, as of the date of the delivery of the notice pursuant to clause (1) above or as of the Release Date or would exist after giving effect to such Release;

               (3)  any of the following shall obtain:

               (A) there shall have been deposited in the Cash Collateral Account (as defined in the Collateral Account Agreement) on or before the Release Date cash in an amount equal to the Release Price for the purpose of effecting such Release; or

               (B) if the Company shall have requested such Release in connection with the transfer of such Pledged Share Collateral or Mortgaged Property, as the case may be, the Purchaser shall have consented in writing to the Release, which consent may be granted or withheld in the discretion of the Purchaser (except that, if the Purchaser determines that the fair market value of the Net Release Proceeds is equal to or greater than the Release Price of the Pledged Share Collateral or Mortgaged Property, as the case may be, the consent may not be unreasonably withheld), and the non-cash portion of the Net Release Proceeds shall be transferred to the Purchaser together with such instruments, agreements and other documents as are necessary to grant Purchaser a perfected first priority security interest in the non-cash portion of the Net Release Proceeds on substantially the same terms as contained in the Security Document under which the Lien was granted on such Collateral; or

               (C) the aggregate amount of the Cash Collateral is equal to or greater than the then outstanding principal amount of the Purchaser Note;

               (4) the Company shall have delivered to the Purchaser an officer's certificate dated the Release Date, certifying as to the matters referred to in clause (2) above; and

               (5) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be satisfactory, in form and substance, to the Purchaser and the Purchaser's counsel, the Purchaser and such counsel shall have received all such counterpart originals or certified copies of such documents as the Purchaser may reasonably request and counsel for the Purchaser shall have received such documents and evidence that such counsel shall require in order to establish compliance with the conditions set forth in this subsection.

               (b) EFFECT OF RELEASE. Upon any Release of any Company Collateral in accordance with this Section then as to that Company Collateral only, the security interest in such Company Collateral shall be released.

               (c) ADDITIONAL RELEASE. Concurrently with the Release of (1) the Company Pledged Share Collateral, the Purchaser shall Release the Collateral which is subject to the Lien of the Mortgage Debenture executed and delivered by Forest Canada and (2) Collateral which is subject to the Lien of the Mortgage Debenture executed and delivered by Forest Canada, the Purchaser will Release the Company Pledged Share Collateral.

               (d) RELEASE OF ALL COLLATERAL. Promptly following the full satisfaction of the obligations of the Company under the Purchaser Note (including, if applicable, the conversion of the full amount of the Purchaser
Note in accordance with the terms thereof), the Purchaser will cause the Collateral to be Released from the Liens of the Security Documents.


                                  ARTICLE VIII

                            HART-SCOTT-RODINO FILING

               SECTION 8.1 BEST EFFORTS TO COMPLY. Each party shall from time to time use its best efforts to comply with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, but not limited to, the following:

               (1) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

               (2) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

               (3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.

               SECTION 8.2 RIGHT TO TERMINATE. If the conclusion of any of the Second Closing Transactions is challenged by the Department of Justice or the Federal Trade Commission or any other Governmental Body by an action for preliminary injunction to enjoin the conclusion of any of such transactions, then the Purchaser may terminate the obligations of the Company and the Purchaser under the Company/Purchaser Transaction Documents with respect to the Second Closing Transactions. If a preliminary injunction is granted, then the Purchaser may terminate the obligations of the Company and the Purchaser under the Company/Purchaser Transaction Documents with respect to the Second Closing Transactions by prompt written notice to the Company. If any other form of equitable relief affecting either party is granted to the Department of Justice, the Federal Trade Commission or any other Governmental Body, then the Purchaser may terminate the obligations of the Company and the Purchaser under the Company/Purchaser Transaction Documents with respect to the Second Closing Transactions by prompt written notice to the Company.

               SECTION 8.3 EXCHANGE OF INFORMATION. Each party shall exchange information as may reasonably be requested by the other in connection with the matters referred to in this Article.

                                   ARTICLE IX

                                   TERMINATION

               SECTION 9.1  TERMINATION.

                    (a) The obligations of the parties under Section 1.1 and Articles VI and VII with respect to the First Closing Transactions may be terminated at any time prior to the First Closing, and the obligations of the parties under Sections 1.1(b), 1.2 and 7.1, clauses (a) (except with respect to the Purchaser Note Conversion Shares), (b), (c), (d) and (f) of Section 7.2 and
Article VI may be terminated at any time prior to the Second Closing, in each case by:

               (1)  the mutual consent of the Company and the Purchaser;

               (2) the Company, if (A) the conditions to be satisfied by the Purchaser set forth in Sections 3.1, 3.2 and 3.3 shall not have been met with respect to the First Closing by May 31, 1995 or with respect to the Second Closing by July 31, 1995 and (B) the Company shall have paid in full to the Purchaser all amounts then owed to the Purchaser pursuant to Section 9.2, if any;

               (3) the Company, if a representation, warranty or covenant of the Purchaser set forth in a Transaction Document is breached or violated by the Purchaser in any material respect;

               (4) the Purchaser, if the conditions to be satisfied by the Company set forth in Sections 3.1, 3.2 and 3.3 shall not have been met (or, in the reasonable judgment of the Purchaser, shall not be capable of being met) with respect to the First Closing by May 31, 1995 or with respect to the Second Closing by July 31, 1995;

               (5) the Purchaser, if a representation, warranty or covenant of the Company set forth in a Transaction Document is breached or violated by the Company in any material respect;

               (6) the Purchaser, if the Company shall have modified or amended in any respect materially adverse to the Purchaser or withdrawn its approval of any of the Recommendations; PROVIDED, HOWEVER, that any communication of the Company that advises that the Company has received a Transaction Proposal or is engaging in an activity permitted by clauses (x) or (y) of the proviso to the first sentence of Section 6.1(b)(2) with respect to a Transaction Proposal and that takes no action or position with respect to the Transactions or any Transaction Proposal shall not be deemed to be a withdrawal, modification or amendment of the Recommendations or the Company's approval thereof; and, PROVIDED, FURTHER, that a "stop-look-and-listen" communication with respect to the Transactions of the nature contemplated in Rule 14d-9(e) under the Exchange Act made by the Company as a result of a Transaction Proposal (whether or not a tender offer), without more, shall not be deemed to be a modification or amendment of the Recommendations or the Company's approval thereof that is materially adverse to the Purchaser if, within ten business days after the date of such communication, the Company shall have reaffirmed its Recommendations;

               (7) the Company, if there shall have occurred a Subsequent Event and the Company shall have paid in full to the Purchaser all amounts then owed to the Purchaser pursuant to Section 9.2;

               (8)  the Purchaser, if there shall have occurred a Subsequent
          Event;

               (9) the Purchaser, if the shareholders of the Company shall not have approved the Transaction Documents and the Transactions on or before July 31, 1995; or

               (10) the Purchaser, if the consents referred to in Section 6.1(a) shall not have been received by the Company on or before May 19, 1995.

                    (b) Any termination of the obligations of the parties shall be made by written agreement or by written notice from the terminating party to the other parties.

                    (c) The termination of the obligations of the parties under this Section 9.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any breach or misrepresentation.

               SECTION 9.2  EXPENSES AND FEES.

                    (a)  EXPENSES.   If (1) the Purchaser shall properly
exercise any right of termination pursuant to Section 9.1(a) (other than clause
(1) thereof) or (2) the Company shall properly exercise any right of termination pursuant to Section 9.1(a)(7), or (3) the First Closing Date shall not occur on or before May 19, 1995 or the Second Closing Date shall not occur on or before July 31, 1995 and, on or before the specified date, the Company shall not then have exercised its right of termination pursuant to Section 9.1(a)(3), then, the Company shall promptly, but in no event later than two Business Days following written notice from the Purchaser the occurrence of an event specified in clause
(1), (2) or (3) above, together with related bills or receipts, reimburse the Purchaser for all of its Expenses (as defined below) up to a maximum aggregate amount of $500,000, exclusive of Mortgage Expenses (as defined below). If the First Closing Date or the Second Closing Date, as the case may be, shall occur thereafter, the Purchaser shall repay to the Company the amount paid by the Company to the Purchaser pursuant to this Section 9.2(a). "EXPENSES" shall include all reasonable out-of-pocket expenses and fees, including, without limitation, the fees and disbursements of counsel, experts, consultants and accountants, whether incurred prior to, on or after the date hereof, incurred in connection with this Agreement, the other Transaction Documents or the Transactions.

Notwithstanding anything to the contrary contained in this Agreement and in addition (but not duplication) of any amounts paid pursuant to the first sentence of Section 9.2(a), the Company shall promptly, but in no event later than two Business Days following written notice thereof, together with related bills or receipts, reimburse the Purchaser for all of the Mortgage Expenses up to a maximum amount of $10,000. "MORTGAGE EXPENSES" shall include all reasonable fees and expenses of Purchaser's counsel incurred in connection with the review of title matters with respect to properties which are the subject of the Mortgage Debentures and the delivery of opinions to Purchaser with respect to the Mortgage Debentures and Mortgage Debenture Deposit Agreements.

                    (b)  COLLECTION EXPENSES.   In addition to the other
provisions of this Section 9.2, the Company shall promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse the Purchaser for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Expenses and any other fees due under this Agreement or any of the other Transaction Documents as a result of any willful breach by the Company of its obligations under this Section 9.2.

                    (c)  OTHER EXPENSES.  Except as otherwise provided in this
Section 9.2, whether or not the Transactions are concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transactions shall be paid by the party incurring such expenses.
Notwithstanding the foregoing, the costs and expenses of preparing and distributing the Proxy Statement and obtaining and complying with the antitrust requirements of any Governmental Body shall be paid by the Company.

                    (d) SUBSEQUENT EVENT FEE. If a Subsequent Event shall occur on or before the date that is the first anniversary of the date of this Agreement (and prior to the Second Closing Date), the Company shall pay to the Purchaser promptly following the public announcement of such Subsequent Event the greater of (1) $1,000,000 and (2) the lesser of (A) $2,500,000 and (B) the product of (1) 5,500,000 MULTIPLIED BY (2) the amount by which the Determined Price exceeds $2.00.

                    (e) FEES FOR BROKERS AND FINDERS. Except with respect to Batchelder & Partners, Inc., Dillon, Read & Co. Inc. and Smith Barney Inc., none of the Company and the Consolidated Subsidiaries has authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any person upon the conclusion of or in connection with any of the Transactions. The Company shall pay or cause to be paid to each of Batchelder & Partners, Inc., Dillon, Read & Co. Inc. and Smith Barney Inc. the entire amount of the fee, commission, expense reimbursement or other payment to which Batchelder & Partners, Inc., Dillon, Read & Co. Inc. or Smith Barney Inc., as the case may be, shall become so entitled in connection with the Transactions, all without cost, expense or any other liability whatsoever to the Purchaser or any other person.

                                    ARTICLE X

                                 INDEMNIFICATION

               SECTION 10.1  INDEMNIFICATION BY THE COMPANY.

                    (a) Subject to, and without limiting the effect of, any term or provision of any Transaction Document that limits the Purchaser's recourse against the Company in the event of a failure by the Company to perform a certain covenant or agreement specified therein, and whether or not the First Closing or the Second Closing or both shall occur, the Company shall indemnify the Purchaser and its "CONTROLLING PERSONS" (within the meaning of Section 20 of the Exchange Act) and their respective shareholders, directors, officers, employees, agents and Affiliates against, and hold each of those persons harmless from, any and all Losses in any way relating to or allegedly arising out of any of the following:

               (1) any breach of the representations, warranties, covenants or agreements of the Company contained in any Transaction Document, whether or not the Transactions are concluded or the obligations of the parties under the Transaction Documents are terminated pursuant to
          Article IX or otherwise;

               (2) any untrue statement of a material fact contained in the Proxy Statement, other notification, or any materials filed by the Company with the Securities and Exchange Commission or distributed or otherwise disseminated to the public (or any amendment or supplement thereto) relating to the Transaction Documents and the Transactions or any failure to state a material fact required to make any statement contained therein not misleading unless the statement or omission is based upon information furnished in writing to the Company by the Purchaser or any other Indemnified Person expressly for inclusion in the material in question;

               (3) any other matter as to which the Company in other provisions of this Agreement or any other Transaction Document has agreed to indemnify any of those persons; or

               (4) the failure of any of the Company and the Guarantors to pay the Obligations in full in cash, when and as due, and otherwise in accordance with the respective terms thereof; PROVIDED, HOWEVER, that nothing contained in this clause (4) or elsewhere in this Article X shall be construed (i) to obligate the Company to pay any Obligation which is pursuant to its terms nonrecourse to either the Company or any Guarantor or (ii) to allow the Purchaser to set off any amounts payable to the Company with respect to any Obligation which pursuant to its terms is nonrecourse to either the Company or any Guarantor.

The Company shall have no obligation under this Section to the Purchaser or any other person indemnified under this Section with respect to any of the foregoing arising primarily out of the gross negligence or willful misconduct of the Purchaser or the other indemnified person, as the case may be, as determined by a final judgment of a court of competent jurisdiction.

                    (b) If any Action indemnifiable under this Section shall be brought, asserted or threatened against any person indemnified under this Section, the indemnified person shall promptly notify the indemnifying person.
A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Section only to the extent the indemnifying person actually shall be prejudiced by such failure. The indemnifying person shall assume the defense of the Action, including the employment of counsel satisfactory to the indemnified person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. However, the indemnified person may by written notice to the indemnifying person assume the defense of the Action, including the employment of counsel, at the expense of the indemnifying person (except that the indemnifying person shall not be liable for the fees and expenses of more than one such separate counsel with respect to the Action) if:

               (1) without a delay that shall be prejudicial to the interests of the indemnified person, the indemnifying person fails to take one or more of the following actions: (A) acknowledge in writing to the indemnified person the liability of the indemnifying person to the indemnified person under this Section with respect to the Action, (B) assume the defense, (C) post an indemnity or similar bond (in form and substance satisfactory to the indemnified person) in an amount equal to the full amount for which the indemnified person may be liable as a result of the Action (including penalties and interest) or provide other evidence satisfactory to the indemnified person of the ability of the indemnifying person to pay that amount in full or (D) employ counsel reasonably satisfactory to the indemnified person; or

               (2) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the indemnified person and the indemnifying person and the indemnified person is advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying person; or

               (3) the indemnified person reasonably believes that the Action or an unfavorable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the indemnified person and its Affiliates other than as a result of the payment of money damages.

If the indemnified person has assumed the defense of the Action pursuant to any of the three conditions stated above, then the indemnifying person shall not have the right to assume the defense of the Action on behalf of the indemnified person and the indemnified person shall have the right to control the defense, compromise or settlement of any indemnifiable Action on behalf of and for the account and risk of the indemnifying person. The indemnifying person shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the indemnifying person or by the indemnified person, and shall indemnify the indemnified person against, and hold the indemnified person harmless from, all Losses in any way relating to or allegedly arising in connection with the matter or matters that shall be the basis of the Action or otherwise connected to the Action, except that the indemnifying person shall not be liable for the payment of the amount of money damages provided in a settlement of an indemnifiable Action defended by the indemnified person pursuant to the second or third conditions stated above that shall have been effected without the written consent of the indemnifying person, which consent shall not be unreasonably withheld.

                    (c) Notwithstanding anything in this Section to the contrary, if, in connection with an Action indemnifiable under this Section, a Governmental Body or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the indemnified person may continue to defend the Action, free of any participation by the indemnifying person, but the amount of any ultimate liability of the indemnifying party under this Section with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

                    (d) If the indemnification provided for in this Section is unavailable to an indemnified person (other than by reason of exceptions provided in this Section), or is insufficient to hold harmless an indemnified person in respect of any Loss then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any Action, including, but not limited to, the fees and expenses of counsel.

               SECTION 10.2 SECURITY FOR INDEMNIFICATION OBLIGATION. If any matter as to which the Purchaser or any other indemnified person shall have asserted a claim under this Article or otherwise against an indemnifying person on or before the Second Closing Date is pending or unresolved at the time any payment is due from the Purchaser under any Transaction Document, the Purchaser shall have the right, in addition to other rights and remedies (whether under the Transaction Document or applicable law), to withhold from the payment an amount equal to the amount of the claim until the matter is resolved. The Purchaser shall act as agent for each of the other indemnified persons entitled to any payment under this Article. If it is finally determined that a claim is indemnifiable under this Article or is otherwise payable by the indemnifying person, the amount of the claim may be offset against the retained payments as of the date the retained payment was withheld and the remainder, if any, of the retained payment shall be delivered to the indemnifying person pursuant to the applicable Transaction Document together with interest on the remainder payable from the date the retained payment was withheld until the remainder is paid at the rate of 8.0% per annum.

               SECTION 10.3 NO LIMITATION ON OTHER RIGHTS OF RECOVERY. The indemnification set forth in this Article shall be in addition to any other obligations or liabilities of an indemnifying person to an indemnified person at common law or otherwise. The provisions of this Article shall not eliminate or otherwise limit the right of any indemnified person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the indemnifying person or any other person without regard to the provisions of this Article. If at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.


                                   ARTICLE XI

                                  MISCELLANEOUS

               SECTION 11.1 NOTICES. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

               SECTION 11.2  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

                    (a) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                    (b) In view of the uniqueness of the Transactions and the business, properties, operations, prospects and condition (financial and otherwise) of the Company and its Consolidated Subsidiaries, neither of the parties would have an adequate remedy at law for money damages in the event that any of the Transaction Documents is not performed in accordance with its terms, and therefore each of the parties agrees that the other party shall be entitled to specific enforcement of the terms of each Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.

               SECTION 11.3 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

               SECTION 11.4  SUCCESSORS AND ASSIGNS.

                    (a) The Purchaser may assign to a Wholly-Owned Subsidiary thereof its rights and delegate its obligations under this Agreement before a Closing; such assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but the Purchaser shall not be released from any obligation or liability under this Agreement.

                    (b) Except as provided in Section 11.4(a), no party to this Agreement may assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

                    (c) The provisions of each Transaction Document shall be binding upon and inure to the benefit of the parties to the Transaction Document and their respective successors and permitted assigns.

               SECTION 11.5 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

               SECTION 11.6 GOVERNING LAW. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company and the Purchaser shall be in addition to and not in limitation of those provided by applicable law.

               SECTION 11.7 COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

               SECTION 11.8 SEVERABILITY OF PROVISIONS. Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

               SECTION 11.9 HEADINGS AND REFERENCES. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

               SECTION 11.10 ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. The Purchaser shall remain subject to paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and the Purchaser in accordance with the terms thereof.

               SECTION 11.11 SURVIVAL. Except as otherwise specifically provided in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive each Closing and remain in full force and effect until the date that is the first anniversary of the Second Closing Date or, if the Second Closing Date shall then not have occurred, the date that is the first anniversary of the First Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of a party to a Transaction Document required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

               SECTION 11.12 EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to any Transaction Document shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

               SECTION 11.13 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.

               SECTION 11.14 AFFILIATE. Nothing contained in the Transaction Documents shall constitute the Purchaser an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

               SECTION 11.15 NON-RECOURSE. No recourse under any of the Transaction Documents shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                           ___________________________

               IN WITNESS WHEREOF, the parties have executed and delivered this Purchase Agreement as of the date first written above in New York, New York.


                              FOREST OIL CORPORATION




                              By: /S/ WILLIAM L. DORN
                                 ---------------------------
                                 William L. Dorn
                                 Chairman and Chief Executive Officer

                              Address:  Forest Oil Corporation
                                        1500 Colorado National Building
                                        950 - 17th Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 592-2510



                              THE ANSCHUTZ CORPORATION


                              By: /S/ PHILIP F. ANSCHUTZ
                                 --------------------------
                                  Philip F. Anschutz
                                  Chairman and President

                              Address:  The Anschutz Corporation
                                        2400 Anaconda Tower
                                        555 Seventeenth Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 298-8881

                                DEFINITION ANNEX




          "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

          "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

          "ARCHEAN SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of Archean Energy Ltd. dated as of June 24, 1994 among the Company, the Number Corporation, The Erin Mills Development Corporation, CanEagle Resources Corporation, Eagle Resources Ltd. and Archean Energy Ltd.

          "BENEFICIAL OWNERSHIP" has the meaning assigned to that term in
Section 13(d) of the Exchange Act.

          "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "CAPITAL EXPENDITURE" of a person means payments that are made by the person for the rental, lease, purchase, construction or use of any property the value or cost of which should be capitalized and appear on the balance sheet of the person in the category of property, plant or equipment, without regard to the manner in which the payments or the instrument pursuant to which they are made are characterized by the person including, without but not limited to, payments for the installment purchase of property and payments under Capitalized Leases.

          "CAPITALIZED LEASE" means any lease that is or should be capitalized and appear on the balance sheet of the lessee.

          "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement substantially in the form of EXHIBIT C attached hereto with such changes as are approved by the Company and the Purchaser.

          "CERCLA" has the meaning stated in Section 4.24(b)(3) of this Agreement.

          "CERCLIS" has the meaning stated in Section 4.24(b)(3) of this Agreement.

          "CERTIFICATE" means the Certificate of Amendment to the Certificate of Incorporation of the Company substantially in the form of EXHIBIT H hereto, with such changes therein as shall have been approved by the Company and Purchaser.

          "CLOSINGS" has the meaning stated in Section 2.3 of this Agreement.

          "CLOSING DATE" means the First Closing Date or the Second Closing Date, as the context may require.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by the Company any of the Company and its Subsidiaries or in which any of the Company and its Subsidiaries has or shall acquire an interest, to the extent of the interest therein of the Company or the Subsidiary, as the case may be, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Holder or Purchaser, as the case may be, or in which a security interest is granted to the Holder or Purchaser, as the case may be, to secure all or any part of the Obligations or any guarantee thereof, in any such case pursuant to the Security Documents.

          "COMMON STOCK" has the meaning stated in Section 1.1 of this Agreement.

          "COMPANY" means Forest Oil Corporation, a New York corporation, and its successors.

          "COMPANY EMPLOYEE PLAN" means any Employee Plan of the Company or any of its Subsidiaries.

          "COMPANY ERISA PLAN" means any ERISA Plan of the Company or any of its Subsidiaries.

          "COMPANY MORTGAGED PROPERTY" has the meaning stated in Section 7.3(a) of this Agreement.

          "COMPANY MULTIEMPLOYER PLAN" means any Multiemployer Plan of the Company or any of its Subsidiaries.

          "COMPANY PLEDGED SHARE COLLATERAL" has the meaning stated in
Section 7.3(a) of this Agreement.

          "COMPANY QUALIFIED PLAN" means any Qualified Plan of the Company or any of its Subsidiaries.

          "COMPANY/PURCHASER TRANSACTIONS" means the transactions contemplated by Section 1.1 of this Agreement.

          "COMPANY/PURCHASER TRANSACTION DOCUMENTS" means this Agreement, the Purchaser Note, the Tranche A Warrants, the Security Documents, the Purchaser Registration Rights Agreement, the Shareholders Agreement and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated thereby.

          "CONSOLIDATED" means, as applied to any financial or accounting term, the term determined on a consolidated basis for a person and its Consolidated Subsidiaries, excluding intercompany items and minority interests.

          "CONSOLIDATED SUBSIDIARY" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

          "CONTRACTS" means all oil and gas purchase, sale and other agreements and contracts, processing agreements, operating, pooling, unitization or communitization and related agreements and all other agreements or contracts relating to the operation or ownership of Oil and Gas Interests.

          "$.75 CONVERTIBLE PREFERRED STOCK" has the meaning stated in Section 4.23(a) of this Agreement.

          "CREDIT AGREEMENT" means the Credit Agreement dated as of December 1, 1993, as amended as of December 28, 1993, January 27, 1994, June 3, 1994 and April 13, 1995, between The Chase Manhattan Bank (National Association), as Agent, the banks party thereto and the Company.

          "DEBT" of a person at any date means, without duplication, the sum of
(1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) as lessee under Capitalized Leases, (E) under letters of credit issued for the account of the person and (F) arising under acceptance facilities, plus (2) all Debt of others Guaranteed by the person, plus (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person plus (4) the aggregate Unfunded Vested Liabilities under each Plan of the person.

          "DEPARTMENT OF JUSTICE" means the Department of Justice of the United States of America.

          "DETERMINED PRICE" means the highest of (i) the highest price per share of Common Stock at which a Subsequent Event which is or results from a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with the Company or (iii) in the event of a sale of assets representing 33% or more of the value of the consolidated assets of the Company and its consolidated subsidiaries, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Company as determined by a nationally recognized investment banking firm selected by the Purchaser and approved by the Company, which approval shall not be unreasonably withheld, DIVIDED BY the number of shares of Common Stock outstanding at the time of such sale. In determining the Determined Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Purchaser.

          "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payments granted by the Company or a Subsidiary that burden specified Oil and Gas Interests of the Company or the Subsidiary, as the case may be, and entitle the holder thereof to receive a specified sum on money payable out of a specified percentage of the gross proceeds from the sale of hydrocarbons produced from such Oil and Gas Interests.

          "DOLLARS" AND "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

          "EMPLOYEE OPTIONS" has the meaning stated in Section 4.23(b) of this Agreement.

          "EMPLOYEE PLAN" of a person means any plan, contract, commitment, program, policy, arrangement or practice maintained or contributed to by the person and providing benefits to any employee, former employee, director or agent of the person, including, without limitation, (1) any ERISA Plan, (2) any Multiemployer Plan, (3) any other "EMPLOYEE BENEFIT PLAN" (within the meaning of
Section 3(3) of ERISA), (4) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, contract, commitment, program, policy, arrangement or practice and (5) any plan, contract, commitment, program, policy, arrangement or practice providing for "FRINGE BENEFITS" or perquisites, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical or sick leave and medical, dental, hospitalization, life insurance and other types of insurance.

          "EMPLOYEE PLAN EVENT" means any of the following:

          (1) a "REPORTABLE EVENT" (within the meaning of Section 4043 of ERISA) with respect to any ERISA Plan for which the requirement of notice within 30 days to the PBGC is not waived or which is described in 29 C.F.R.
     Section 2615.12 or 2615.15;

          (2) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any ERISA Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any ERISA Plan;

          (3)  the provision by the administrator of any ERISA Plan pursuant to
     Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

          (4) the withdrawal from any ERISA Plan during a plan year by a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to Section 4062(e) or Section 4063 of ERISA;

          (5) the institution by the PBGC of proceedings to terminate any ERISA Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan;

          (6) the imposition of liability pursuant to Sections 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

          (7) the withdrawal in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

          (8) the occurrence of an act or omission which could give rise to the imposition on the sponsor of an Employee Plan of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(l) or 4071 of ERISA in respect of any such Employee Plan;

          (9) the assertion of a material claim (other than routine claims for benefits) against any Employee Plan other than a Multiemployer Plan or the assets of any

     Employee Plan, or against the person maintaining or contributing to such plan in connection with any such plan;

          (10) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or

          (11) the imposition of a lien on any assets of the person maintaining or contributing to any ERISA Plan pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA.

          "ENFORCEMENT EXPENSES" means all costs and expenses, including reasonable attorneys' fees and expenses, incurred in enforcing any of the obligations of any of the Company and the Guarantors under any of the Transaction Documents.

          "ENRON CAPITAL CORP." means Enron Capital Corp., a Delaware corporation and the general partner of JEDI, and its successors.

          "ENVIRONMENTAL CLAIM" means, with respect to any person, (a) any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Environmental Release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "ENVIRONMENTAL CLAIM" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity between the Company and Purchaser in the form attached as EXHIBIT N hereto, with such changes as shall have been approved by the Company and the Purchaser.

          "ENVIRONMENTAL LAWS" means any and all presently existing Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ENVIRONMENTAL NOTICE" has the meaning stated in Section 4.24(b)(1).

          "ENVIRONMENTAL RELEASE" means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form or otherwise in form reasonably satisfactory to the Company but without any representation or warranty of the Purchaser (other than a warranty as to the Purchaser's own acts)) necessary to release from the Lien of all applicable Security Documents any Collateral in which a security interest was granted by the Company to the Purchaser.

          "EQUIPMENT" means all tangible personal property of a person, including but not limited to, all equipment in all of its forms, wherever located, now or hereafter existing.

          "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and the related Regulations, in each case as amended as of the date hereof and as the same may be amended or modified from time to time. References to titles, subtitles, sections, paragraphs or other provisions of ERISA and the related Regulations also refer to successor provisions.

          "ERISA AFFILIATE", as applied to any person, means (1) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that person is a member, (2) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that person is a member, and (3) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that person, any corporation described in clause (1) above or any trade or business described in clause (2) above is a member.

          "ERISA PLAN" of a person means an "EMPLOYEE PENSION BENEFIT PLAN" (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code that is maintained by the person, to which the person contributes or has an obligation to contribute or with respect to which the person is an "EMPLOYER" (within the meaning of Section 3(5) of ERISA).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

          "EXISTING WARRANTS" has the meaning stated in Section 4.23(b) of this Agreement.

          "EXPENSES" has the meaning stated in Section 9.2(a) of this Agreement.

          "FEDERAL TRADE COMMISSION" means the Federal Trade Commission of the United States of America.

          "FIRST CLOSING" has the meaning stated in Section 2.1 of this Agreement.

          "FIRST CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

          "FIRST CLOSING TRANSACTIONS" has the meaning stated in Section 2.1 of this Agreement.

          "FOREST CANADA" means Forest Oil of Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada, and its successors.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

          "GOOD TITLE" means, with respect to the Oil and Gas Interests, good and defensible title that (1) entitles the Company or a Consolidated Subsidiary to receive not less than the net revenue interests set forth in the engineering reports described in Section 4.15(a) of all oil and gas produced, saved and sold from a particular property included in the Oil and Gas Interests without reduction, suspension or termination throughout the productive life of such property, (2) obligates the Company or a Consolidated Subsidiary to bear a portion of the costs and expenses of operation and development of such property in an amount not greater than the working interests set forth in such engineering reports without increase throughout the productive life or such property and (3) is free and clear of all Liens, encumbrances and defects, other than Permitted Liens and Liens that a reasonably prudent purchaser of oil and gas properties in an arm's length transaction would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity and the degree of difficulty or the cost of performing curative work.

          "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

          "GUARANTEE" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing any Debt of any other person or in any manner providing for the payment of any Debt of any other person or the investment of funds in any other person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "GUARANTEE" does not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

          "GUARANTIES" means the Guaranties in the form attached as EXHIBIT D hereto, with such changes as may have been approved by the Company and the Purchaser.

          "GUARANTORS" means, collectively, Forest Canada and the Number Corporation.

          "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

          "HAZARDOUS MATERIAL" means, collectively, (a) any petroleum or petroleum products, geothermal products, natural gas, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law and which are present in concentrations or at locations that present a threat to human health or the environment.

          "HOLDER" means Purchaser, and its successors, as payee under the Purchaser Note.

          "INDENTURE" means the indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A., under which the Subordinated Debentures were issued.

          "INVESTMENT" of a person means any investment in any other person, whether by means of loan, capital contribution, purchase of capital stock, obligations or other securities, purchase of all or any integral part of the business of the person or any commitment or option to make an investment or otherwise.

          "IRS" means the United States Internal Revenue Service or any Governmental Body succeeding to any or all of its functions.

          "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, and its successors.

          "JEDI LOAN AGREEMENT" means the Loan Agreement dated as of December 28, 1993 between JEDI and the Company, as amended or modified and as the same may be further amended and modified from time to time.

          "JEDI RESTRUCTURE AGREEMENT" means the Restructure Agreement dated as of the First Closing Date between the Company and JEDI substantially in the form of EXHIBIT K attached hereto (excluding Exhibit A to the JEDI Restructure Agreement) with such changes as may be approved by the Company, Purchaser and JEDI.

          "JEDI SECOND AMENDMENT" means the Second Amendment to Loan Agreement between the Company and JEDI, substantially in the form of EXHIBIT B to the Restructure Agreement, with such changes as may have been approved by the Company, the Purchaser and JEDI.

          "JEDI OPTION PRICE" has the meaning stated in Section 1.2(c) of this Agreement.

          "JEDI REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and JEDI, substantially in the form of EXHIBIT B attached hereto, with such changes therein as shall have been approved by the Company, Purchaser and JEDI.

          "JEDI TRANSACTION DOCUMENTS" means the JEDI Restructure Agreement, the JEDI Second Amendment, the Tranche B Warrants, the JEDI Registration Rights Agreement, JEDI/Purchaser Option and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated thereby.

          "JEDI TRANSACTIONS" means the transactions contemplated by Sections
1.2 of this Agreement.

          "JEDI/PURCHASER OPTION" means the JEDI/Purchaser Option, substantially in the form of EXHIBIT M attached hereto, with such changes therein as shall have been approved by Purchaser and JEDI.

          "KNOWLEDGE OF THE COMPANY" with respect to a representation or warranty of the Company contained in any Transaction Document means, after due inquiry by the Company of each of the following persons, the actual knowledge of any of the officers or other employees of the Company having managerial responsibility for the portion of the operations, assets or liabilities of the Company and its Consolidated Subsidiaries with respect to which such knowledge of the Company is being represented.

          "LEASEHOLDS" means all real property interests (other than Oil and Gas Interests) as lessee, together with all tenements, hereditaments, easements, rights of way, privileges and appurtenances to those and improvements on or to those interests.

          "LEASES" means all writings which evidence a lease of Equipment and other personal property.

          "LICENSE" means any license, permit, franchise, certificate of authority, or order, or any extension, modification or waiver of the foregoing, required to be issued by a Governmental Body.

          "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "LOSS" means any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

          "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of the Company or any of its Consolidated Subsidiaries in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are the subject of the same representation, warranty, covenant or other agreement, a material adverse effect on the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company or a Consolidated Subsidiary to perform its obligations under any Transaction Document to which it is or may become a party; PROVIDED, that when the term Material Adverse Effect is used in any Security Document to which a Consolidated Subsidiary is a party and the term is used with respect to such Consolidated Subsidiary, then Material Adverse Effect shall be with respect to such Consolidated Subsidiary and its Consolidated Subsidiaries, taken as a whole.

          "MATERIAL CONTRACT" means an agreement referred to in Section 4.26.

          "MORTGAGE DEBENTURE" means the Mortgage Debenture, substantially in the form of EXHIBIT E attached hereto, with such changes as shall have been approved by the Company and the Purchaser.

          "MORTGAGE DEBENTURE DEPOSIT AGREEMENT" means the Mortgage Debenture Deposit Agreement, substantially in the form of EXHIBIT G attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser.

          "MORTGAGE EXPENSES" has the meaning stated in Section 9.2(a) of this Agreement.
          "MULTIEMPLOYER PLAN" of a person means a "MULTIEMPLOYER PLAN" (within the meaning of Section 3(37) of ERISA) to which the person contributes or has an obligation to contribute or which provides benefits to any employee, former employee, director or agent of the person.

          "NASDAQ/NMS" has the meaning stated in Section 7.1(d) of this Agreement.

          "NET RELEASE PROCEEDS" means the gross proceeds received by the Company in connection with the transfer of any Collateral with respect to which a Release is requested pursuant to Section 7.3 LESS the actual, reasonable and customary fees and expenses paid in cash to third-parties which are not Affiliates of the Company.

          "NGPA" means Natural Gas Policy Act of 1978, as amended, and the related rules and regulations.

          "NUMBER CORPORATION" means 604228 Alberta Ltd., a corporation organized under the laws of the Province of Alberta, Canada, and its successors.


          "NYBCL" means the New York State Business Corporation Law.

          "NPL" has the meaning stated in Section 4.24(b)(3) of this Agreement.

          "OBLIGATIONS" means, collectively, the following:

          (1)  all obligations of the Company owed to Purchaser pursuant to
     Section 9.2 and Article X of this Agreement and all obligations of the Company owed to the Holder of the Note pursuant to the terms thereof;

          (2) all obligations of the Company and the Guarantors owed to the Purchaser pursuant to the Security Documents pursuant to the terms thereof;

          (3) interest that, but for the filing of a petition in bankruptcy with respect to the Company or a Guarantor, as the case may be, would accrue on the obligations described in this definition;

          (4) to the extent that the Company is liable for the same pursuant to the terms of the Company/Purchaser Transaction Documents, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, incurred in connection with the Company/Purchaser

     Transactions pursuant to the terms of the Company/Purchaser Transaction Documents, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred;

          (5)  all Enforcement Expenses; and

          (6) all or any portion of the obligations described in this definition or other liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Purchaser as a preference, fraudulent transfer or otherwise.

          "OIL AND GAS INTERESTS" means all right, title and interest of the Company and its Consolidated Subsidiaries in and to any oil and gas leases, oil, gas and other mineral leases, fee mineral interests, royalties, overriding royalties, production payments, net profits interests and other nonworking interests and nonoperating interests and contractual interests pursuant to which the Company or a Consolidated Subsidiary is entitled to rights in respect of oil, gas and other minerals and hydrocarbons or revenues therefrom.

          "OPTION LEGEND" has the meaning stated in Section 7.2(d) of this Agreement.

          "OWNER" has the meaning set forth in Section 6.4(a) of this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ISSUANCES" has the meaning stated in Section 1.3(a) of this Agreement.

          "PERMITTED LIENS" means, collectively, (1) "Permitted Liens" within the meaning of the Indenture (giving effect to other terms and provisions of the Indenture that are directly or indirectly incorporated or referenced by the definition of "Permitted Liens"), (2) the Production Payments and (3) other Liens the existence of which, without regard to the giving of notice, the passage of time or the existence or occurrence of any other condition, do not permit the holder of any Debt of the Company or a Consolidated Subsidiary in an amount greater than $100,000 to cause such Debt to become due and payable or to seek to enforce or realize upon the rights of the holder in or with respect to property or assets of the Company or the Consolidated Subsidiary, as the case may be, that secure such Debt.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Body.

          "PRODUCTION PAYMENTS" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

          "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROPRIETARY RIGHTS" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software, seismic data and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

          "PROXY STATEMENT" has the meaning stated in Section 6.1(b)(1) of this Agreement.

          "PURCHASER" means The Anschutz Corporation, a Kansas corporation, and its successors.

          "PURCHASER ADDITIONAL SHARES" has the meaning stated in Section 1.1(b)(1) of this Agreement.

          "PURCHASER COMMON SHARE PRICE" has the meaning stated in Section 1.1(b)(1) of this Agreement.

          "PURCHASER NOTE" has the meaning stated in Section 1.1(a)(1).

          "PURCHASER NOTE CONVERSION PRICE" has the meaning stated in
Section 1.1(a)(1) of this Agreement.

          "PURCHASER NOTE CONVERSION SHARES" has the meaning stated in
Section 1.1(a)(1) of this Agreement.

          "PURCHASER PREFERRED CONVERSION SHARES" has the meaning stated in
Section 1.1(b)(1).

          "PURCHASER PREFERRED SHARE PRICE" has the meaning stated in
Section 1.1(b)(1) of this Agreement.

          "PURCHASER PREFERRED SHARES" has the meaning stated in Section 1.1(b)(1).

          "PURCHASER REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and Purchaser dated as of the date of this Agreement, substantially in the form attached hereto as EXHIBIT B.

          "PURCHASER SHARES" means, collectively, the Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and, when acquired by Purchaser upon the exercise of the JEDI/Purchaser Option, the Tranche B Warrant Shares.

          "QUALIFIED PLAN" of a person means any ERISA Plan of the person and any other pension, profit sharing or stock bonus plan within the meaning of
Section 401(a) of the Code maintained by the person or to which the person contributes or has an obligation to contribute.

          "REAL PROPERTY" means all real property interests (other than Oil and Gas Interests), other than as lessee, together with all tenements, hereditaments, easements, rights of way, privileges and appurtenances to those interests and improvements and fixtures on or to those interests.

          "RECOMMENDATIONS" has the meaning set forth in Section 4.29 of this Agreement.

          "RECORD DATE" means the date determined by the Board of Directors of the Company with respect to which holders of Common Stock at such date will be entitled to vote with respect to Transaction Documents and the Transactions at the Shareholders Meeting.

          "REGISTRATION RIGHTS AGREEMENTS" means, collectively, the Purchaser Registration Rights Agreement and the JEDI Registration Rights Agreement, each substantially in the form of EXHIBIT B attached hereto, with such changes therein as shall have been approved by each of the Company, Purchaser and JEDI.

          "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

          "RELEASE" means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form or otherwise in form reasonably satisfactory to the Company but without any representation or warranty of the Purchaser (other than a warranty as to the Purchaser's own acts)) necessary to release from the Lien of all applicable Security Documents any Collateral.

          "RELEASE DATE" means the date of a release of the Lien of the Security Documents on any Collateral pursuant to Section 7.3.

          "RELEASE PRICE" means, as calculated at any Release Date, the amount that is equal, in each case, to $900,000 with respect to the Company Pledged Share Collateral, $9,750,000 with respect to the Pledged Share Collateral (as defined in the Share Pledge Agreement between the Number Corporation and the Purchaser), $1,200,000 with respect to the Company Mortgaged Property and $900,000 with respect to the Mortgaged Property (as defined in the Mortgage Debenture executed and delivered by Forest Canada).

          "RESTRICTED PAYMENT" with respect to a person means the following:

          (1) any dividend or other distribution of any kind on any shares of or person's capital stock, except

               (A) cash dividends with respect to the $.75 Convertible Preferred Stock in accordance with the terms thereof, and

               (B) dividends payable solely in shares of its capital stock, other than an Equity Security of the person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or which is convertible into or exchangeable or exercisable for debt securities of the person or any of its Subsidiaries, and

          (2) any payments in cash or otherwise, on account of the purchase, redemption, retirement or acquisition of any Equity Securities of the person.

          "RIGHTS" has the meaning stated in Section 4.23(b) of this Agreement.

          "RIGHTS AGREEMENT" has the meaning stated in Section 4.23(b) of this Agreement.

          "RIGHTS PREFERRED STOCK" has the meaning stated in Section 4.23(b) of this Agreement.

          "SEC DOCUMENTS" has the meaning stated in Section 4.28 of this Agreement.

          "SEC FINANCIAL STATEMENTS" has the meaning set forth in Section 4.28 of this Agreement.

          "SECOND CLOSING" has the meaning stated in Section 2.2 of this Agreement.

          "SECOND CLOSING DATE" has the meaning stated in Section 2.2 of this Agreement.

          "SECOND CLOSING TRANSACTIONS" has the meaning stated in Section 2.2 of this Agreement.

          "SECURITIES" means all of the following assets:

          (1) all shares of the capital stock at any time outstanding of the corporations referred to in Section 4.18, the certificates representing the shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any of the shares (the "STOCK");

          (2) all indebtedness referred to in Section 4.18, and issued by the obligors named in the schedule, the notes, certificates, instruments and other documents constituting or evidencing the indebtedness and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any of the indebtedness (the "INDEBTEDNESS");

          (3) all additional shares of stock of any issuer of the Stock from time to time acquired by the Company or a Consolidated Subsidiary in any manner, the certificates representing the additional shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any of the additional shares;

          (4) all additional indebtedness from time to time owed by any obligor of the Indebtedness, the notes, certificates, instruments and other documents constituting or evidencing the additional indebtedness and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any of the additional indebtedness;

          (5) all notes, certificates of deposit and all other instruments from time to time delivered or otherwise possessed in substitution for or in addition to all or part of the Stock or the Indebtedness; and

          (6) all rights to subscribe for securities incident to the Stock or the Indebtedness.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

          "SECURITY DOCUMENTS" means, collectively, the Guaranties, the Mortgage Debentures, the Share Pledge Agreements, the Mortgage Debenture Deposit Agreements, the Collateral Account Agreement and the Environmental Indemnity.

          "SENIOR PREFERRED STOCK" has the meaning stated in Section 4.23(a).


          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement among the Company and the Purchaser substantially in the form of EXHIBIT J attached hereto, with such changes therein as shall have been approved by each of the Company and the Purchaser.

          "SHAREHOLDERS MEETING" has the meaning stated in Section 6.1(b)(1) of this Agreement.

          "SHARE PLEDGE AGREEMENT" means the Share Pledge Agreement substantially in the form of EXHIBIT F attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser.


          "SHARES" means, without duplication, the Purchaser Shares and the JEDI Shares.

          "STATE" means the State of New York.

          "SUBORDINATED DEBENTURES" means the outstanding 11 1/4% Senior Subordinated Notes due 2003 of the Company issued under the Indenture.

          "SUBSEQUENT EVENT" means any of the following, in each case whether or not any of the Company, the Purchaser and JEDI shall have exercised and delivered, or exercised any rights or performed any obligations under, any of the Transaction Documents:

               (1) any of the Company and its Consolidated Subsidiaries, without having received Purchaser's prior written consent, shall have entered into an agreement with respect to a Transaction Proposal, or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Transaction Proposal;

               (2) any of the Company and the Consolidated Subsidiaries, without having received the Purchaser's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement with respect to a Transaction Proposal, or the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, the Recommendations;

               (3) any person other than the Purchaser or any Affiliate of the Purchaser shall have acquired beneficial ownership or the right to acquire beneficial ownership of 40% or more of the outstanding shares of Common Stock then issued and outstanding; or

               (4) any person shall have made a Transaction Proposal (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's shareholders than the Transactions and
     (B) as a result of which the Board of Directors concludes in good faith that termination of the Transaction Documents is necessary or appropriate in order for the Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law.

          "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indi-rectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution. For purpose of the foregoing definition, an arrangement by which a person who owns an Oil and Gas Interest is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, by reason of such agreement or arrangement alone, be considered a Subsidiary. Unless the context otherwise requires, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.

          "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

          "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

          "TERMINATION FEE" has the meaning stated in Section 9.2(d) of this Agreement.

          "TRANCHE A WARRANT EXERCISE PRICE" has the meaning stated in
Section 1.2(a)(2) of this Agreement.

          "TRANCHE A WARRANT SHARES" has the meaning stated in Section 1.1(b)(1)(C) of this Agreement.

          "TRANCHE A WARRANTS" means the Tranche A Warrants of the Company, substantially in the form of EXHIBIT I attached hereto, with such changes therein as shall have been approved by the Company, the Purchaser and JEDI.

          "TRANCHE B WARRANT EXERCISE PRICE" has the meaning stated in Section 1.2(a) of this Agreement.

          "TRANCHE B WARRANT SHARES" has the meaning stated in Section 1.2(a) of this Agreement.

          "TRANCHE B WARRANTS" means the Tranche B Warrants, substantially in the form of EXHIBIT L attached hereto, with such changes therein as shall have been approved by the Company and the Purchaser.

          "TRANSACTION DOCUMENTS" means, collectively, the Company/Purchaser Transaction Documents and the JEDI Transaction Documents.

          "TRANSACTION PROPOSALS" has the meaning stated in Section 6.1(b)(2)(A) of this Agreement.

          "TRANSACTIONS" means, collectively, the transactions undertaken pursuant to or otherwise contemplated by, the Transaction Documents, including, without limitation, the First Closing Transactions and the Second Closing Transactions.

          "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "TRANSFER" used as a verb has a correlative meaning.

          "VOLUMETRIC PRODUCTION PAYMENTS" means production payments granted by the Company or any of its Subsidiaries to a person that burden specified Oil and Gas Interests of the Company or the Subsidiary, as the case may be, and entitle the holder thereof to receive a specified volume of hydrocarbons payable out of a specified percentage of the hydrocarbons produced from such Oil and Gas Interests.

          "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" of a person means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person.

                                                                       EXHIBIT A


                                     FORM OF

                             FOREST OIL CORPORATION

                NONRECOURSE SECURED CONVERTIBLE PROMISSORY NOTE
                             DUE __________, 1996(1)


THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS NOTE AND SUCH SHARES ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1995 AND THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF __________, 1995, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.



$9,900,000.00                                                 New York, New York
                                                                    May __, 1995

          FOR VALUE RECEIVED, FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), promises to pay to the order of THE ANSCHUTZ CORPORATION or its assigns (the "HOLDER"), on __________, 1996(1) (the "MATURITY DATE"), the principal amount of NINE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,900,000.00).

          The Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, (a) at the rate of 8.0% per annum from the date hereof to and including __________, 1995(2) and (b) at the rate of 12.5% per annum thereafter. Interest on this Note shall be payable in arrears on and to the last calendar day of each month, upon any payment or conversion of this Note (to the extent accrued on the amount being paid or

- -------------------------------
(1)  The date that is nine months after the First Closing Date.

(2)  The date that is 16 weeks after the First Closing Date.

converted) and at maturity (including final maturity) of this Note. Interest shall be computed on the basis of a year of twelve 30-day months.

          SECTION 1. PURCHASE AGREEMENT. This Note is the "Purchaser Note" referred to in the Purchase Agreement dated __________, 1995 between the Company and The Anschutz Corporation (as amended or modified from time to time, the "PURCHASE AGREEMENT"), to which reference is hereby made for a more complete statement of the terms and conditions under which the indebtedness evidenced hereby was incurred and is to be repaid. Terms not otherwise defined herein have the respective meanings assigned in the Purchase Agreement. No reference herein to the Purchase Agreement and no provision of this Note (other than as set forth in Section 9) or the Purchase Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          SECTION 2.  PAYMENT.

               (a) All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Holder located at 555 - 17th Street, Denver, Colorado 80202, or at such other place as shall be designated in writing by the Holder. Until notified in writing of the transfer or assignment of this Note, the Company shall be entitled to deem the Holder or any subsequent permitted assignee of this Note as the owner and holder of this Note. Each of the Holder and any subsequent assignee of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Company hereunder with respect to payments of principal of or interest on this Note.

               (b) Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

               (c) No principal amount of this Note may be paid before such principal amount is due, whether at stated maturity, by acceleration or otherwise, except pursuant to the conversion hereof in accordance with
Section 6.

          SECTION 3. SECURITY DOCUMENTS. This Note is secured by certain assets pursuant to the Security Documents.

          SECTION 4. EVENTS OF DEFAULT. If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

               (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any amount of principal of this Note when due, whether at stated maturity, by acceleration, or otherwise, or failure to pay interest or any other amount due under this Agreement, in either case, within 5 days after the date due; or

               (b) DEFAULT IN OTHER AGREEMENTS. (i) Failure of the Company or any of its Material Subsidiaries (as such term is defined in the Credit Agreement) to pay when due any principal of or interest on any Debt (other than this Note) in the aggregate amount of $500,000 beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or any of its Material Subsidiaries with respect to any other material term of (A) any evidence of any Debt or (B) any loan agreement, mortgage, indenture or other agreement relating to such Debt, if the effect of such breach or default is to cause, or to permit the holder or holders of that Debt (or a trustee on behalf of such holder or holders) to cause, that Debt to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) termination of the Purchase Agreement pursuant to paragraph (5) of Section 9.1(a) thereof; or

               (c) BREACH OF WARRANTY. Any representation, warranty, certification or other statement of the Company made in any Transaction Document or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection therewith shall be false in any material respect on the date as of which made and such default shall not have been remedied or waived within 30 days after the earlier of (i) the Company's obtaining knowledge of such default or (ii) receipt by the Company of notice from the Holder of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if the Company is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless the Company fails to cure such default within 90 days after the Company's obtaining knowledge or notice thereof, as the case may be; or

               (d) FAILURE OF SECURITY. Any Transaction Document shall, at any time, cease to be in full force and effect (other than, in the case of a Security Document, by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or the Holder shall not have or cease to have a valid and perfected first priority Lien or security interest in the Collateral (except as otherwise permitted by the Security Documents), in each case for any reason other than the failure of the Holder to take any action within its control; or

               (e) OTHER DEFAULTS UNDER TRANSACTION DOCUMENTS. The Company shall default in any material respect in the performance of or compliance with any term contained in any Transaction Document, other than any such term referred to in any other clause of this subsection, and such default shall not have been remedied or waived within 30 days after the earlier of (i) the Company's obtaining knowledge of such default or (ii) receipt by the Company of notice from the Holder of such default; PROVIDED, HOWEVER, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if the Company is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless the Company fails to cure such default within 90 days after the Company's obtaining knowledge or notice thereof, as the case may be; or

               (f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any of the Company, its Material Subsidiaries or a Guarantor in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, and any successor statute, (the "BANKRUPTCY CODE") or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any of the Company, its Material Subsidiaries or a Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the Company, its Material Subsidiaries, or a Guarantor, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any of the Company, its Material Subsidiaries or a Guarantor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any of the Company, its Material Subsidiaries or a Guarantor, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

               (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) Any of the Company, its Material Subsidiaries or a Guarantor shall have an order for relief entered with respect to it, in connection with, or shall commence, a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any of the Company, its Material Subsidiaries or a Guarantor shall make any assignment for the benefit of creditors; or (ii) any of the Company and its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of the Company, its Material Subsidiaries or a Guarantor shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

               (h) JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any of the Company and its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); it being understood and agreed that, in the event the Company posts a bond pursuant to this Section 4(h), such bond shall not be considered Debt of the Company for purposes of this Note; or

               (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

               (j) EMPLOYEE BENEFIT PLANS. There shall occur one or more Employee Plan Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its ERISA Affiliates in excess of $100,000 on or before the Maturity Date; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Employee Plans (excluding for purposes of such computation any Employee Plans with respect to which assets exceed benefit liabilities and all Multiemployer Plans), which exceeds $500,000.

               (k) CHANGE IN CONTROL. There shall occur a "Change of Control" within the meaning of the Indenture;

then, (A) upon the occurrence of any Event of Default described in Section 4(f) or 4(g), each of (1) the unpaid principal amount of and accrued interest on this Note and (2) all other Obligations shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and
(B) upon the occurrence and during the continuance of any other Event of Default, the Holder may, by written notice to the Company, declare all or any portion of the amounts described in clauses (1) and (2) above to be, and the same shall forthwith become, immediately due and payable.

          SECTION 5.     REMEDIES.

               (a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Holder against the Company under this Note, the Security Documents or any of the other Transaction Documents, or at law or in equity, may be exercised by the Holder at any time and from time to time, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Holder shall have commenced any foreclosure proceeding or other action for the enforcement of their rights and remedies under any of the Security Documents with respect to any Collateral. Any such actions taken by the Holder shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Holder may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Holder permitted by law, equity or contract or as set forth herein or in the other Transaction Documents.

               (b) In the event of the foreclosure or other action by the Holder to enforce its remedies in connection with the Collateral, the Holder shall apply all net proceeds received to repay the Obligations, the Obligations shall be reduced to the extent of such net proceeds and the remaining portion of the Obligations shall remain outstanding and secured by the Security Documents, it being understood and agreed by the Company that, subject to the terms of
Section 9 of this Note, the Company is liable for the repayment of the Obligations and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Holder pursuant to the Security Documents; PROVIDED, HOWEVER, that, if the Holder in its sole discretion so elects, this Note shall be deemed to have been accelerated only to the extent of the net proceeds actually received by the Holder with respect to any individual property (or, in the event that the Holder is the purchaser of such property by credit bid at a foreclosure sale, this Note shall be deemed to have been accelerated to the extent of such credit bid) and applied in reduction of the Obligations in accordance with the provisions of the Purchase Agreement and this Note, after payment by the Company of all transaction costs and expenses and costs of enforcement.

               (c) Upon the occurrence and during the continuation of an Event of Default, the Holder shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes, and other documents evidencing the Company's deposit accounts, accounts receivable and other claims for payment of money (including rents) arising in connection with the Collateral, to give notice to the obligors thereunder of the Holder's interest therein, and to make direct collections on such deposit accounts, accounts receivable and claims.

               (d) The rights, powers and remedies of the Holder under this Note shall be cumulative and not exclusive of any other right, power or remedy which the Holder may have against the Company pursuant to the Purchase Agreement, this Note or the other Transaction Documents or existing at law or in equity or otherwise. The rights, powers and remedies of the Holder may be pursued singly, concurrently or otherwise, at such time and in such order as the Holder may determine in its sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default with respect to the Company shall not be construed to be a waiver of any subsequent Event of Default by the Company or to impair any remedy, right or power consequent thereon.

               (e) The remedies set forth in this Section 5 are subject to the provisions of Section 9.

          SECTION 6.  CONVERSION.

               (a) OPTIONAL CONVERSION. This Note may be converted into shares of Common Stock, as follows:

          (1)  Subject to and upon compliance with the provisions of this
     Section 6, at the option of the Holder, this Note or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof, may, at any time on or before the close of business on the Maturity Date, be converted at the principal amount thereof into shares of Common Stock, as said shares shall be constituted on the date on which this Note shall be surrendered for conversion and notice given in accordance with the provisions of this Section (the "CONVERSION DATE"), at the Conversion Price (as defined below) in effect at the Conversion Date.

          (2) In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at its executive offices, together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by its duly authorized attorney in writing. As promptly as practicable after the surrender of this Note for conversion as aforesaid, the Company shall deliver at its executive office to such Holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock deliverable upon the conversion of this Note or portion thereof (the "CONVERSION SHARES") and a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion, all as provided in this Section 6, together with a Note in principal amount equal to the unconverted and unredeemed portion, if any, of this Note so converted. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received at said executive offices and this Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates are to be delivered as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date of such surrender. Subject to the foregoing, no payment or adjustment shall be made for dividends on any Shares that shall be delivered upon the conversion of this Note.

               (b) MANDATORY CONVERSION. This Note shall be converted into shares of Common Stock, as follows:

          (1) If any portion of the principal amount hereof is outstanding on the Second Closing Date (as defined in the Purchase Agreement), and if the Second Closing Transactions (as defined in the Purchase Agreement) shall then be concluded, then such principal amount shall be converted at the principal amount thereof into shares of Common Stock, as said shares shall be constituted on the Second Closing Date (which, for the purposes of this Section, shall be the Conversion Date) at the Conversion Price in effect at the Second Closing Date.

          (2) The Holder shall surrender this Note to the Company at the location of the Second Closing (as defined in the Purchase Agreement), together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Company, accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by its duly authorized attorney in writing. Upon the surrender of this Note for conversion as aforesaid, the Company shall deliver at such location to such Holder, or on its written order, a certificate or certificates for the number of Conversion Shares deliverable upon the conversion of this Note and a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion, all as provided in this Section
     6. Such conversion shall be deemed to have been effected on the Second Closing Date, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. Subject to the foregoing, no payment or adjustment shall be made for dividends on any Shares that shall be delivered upon the conversion of this Note.

               (c) FRACTIONAL INTERESTS. The Company shall not be required to deliver fractions of shares of Common Stock upon conversions of this Note. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of this Note, the Company shall make an adjustment therefor in cash equal to the average market price per share (determined as provided below) of the Common Stock on the Conversion Date.

               (d) MECHANICAL ADJUSTMENTS. The number of Conversion Shares issuable upon the conversion of this Note and the Conversion Price shall be subject to adjustment from time to time, as follows:

          (1) If the Company shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Company in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the number of Conversion Shares issuable upon conversion of this Note immediately prior thereto shall be adjusted so that this Note shall thereafter be exercisable for the number of Conversion Shares equal to the number of shares of Common Stock which the Holder would have held after the happening of any of the events described above had this Note been converted in full immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

          (2) If the Company shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding forty-five (45) days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the average market price per share (determined as provided below) of the Common Stock on the declaration date for such issuance, then in each such case, the number of Conversion Shares thereafter issuable upon conversion of this Note after such record date shall be determined by multiplying the number of Conversion Shares issuable upon conversion of this Note on the date immediately preceding such declaration date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; PROVIDED, HOWEVER, if all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the number of Conversion Shares issuable upon conversion of this Note shall thereafter be readjusted to the number of Conversion Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of shareholders entitled to receive such rights or warrants. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

          (3) If the Company shall distribute to all the holders of Common Stock (A) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (2) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (B) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Company, then in each such case the number of

     Conversion Shares issuable upon conversion of this Note shall be, after the record date for determination of the shareholders entitled to receive such distribution, determined by multiplying the number of Conversion Shares issuable upon conversion of this Note on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Company of such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in paragraph (5) below) of the Common Stock on such declaration date, and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the Company as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the declaration date. The term "market capitalization" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration date by the average market price per share (determined as provided in paragraph (5) below) of the Common Stock on such declaration date.

          (4) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any conversion of the Common Stock into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Note shall thereafter be convertible for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of this
     Note immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (A) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("constituent entity"), or an Affiliate of a constituent entity, and (B) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Conversion Shares issuable upon conversion of this Note) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon conversion of this Note.

          (5) For the purpose of any computation under this Section 6, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

          (6) All calculations under this Section 6 shall be made to the nearest one-thousandth of a share of Common Stock.

          (7) The price payable by the Holder for the issuance of Conversion Shares by the Company upon conversion of this Note (the "CONVERSION PRICE") is $1.80 per Conversion Share at the date of this Note. Whenever the number of Conversion Shares issuable upon the conversion of this Note is adjusted as herein provided, the Conversion Price payable upon conversion of this Note shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon the conversion of this Note immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares so issuable immediately thereafter.

          (8) For the purpose of this Section 6, the term "shares of Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Note or (B) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (1) through (4) above, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note and the Conversion Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in paragraphs (1) through (7), inclusive, above, and the provisions of Sections 6(e), 6(f) and 6(g), inclusive, with respect to the Conversion Shares, shall apply on like terms to any such other shares.

          (9) Upon the expiration of any rights, options, warrants or conversion or exchange privileges the issuance of which shall have resulted in an adjustment of the Conversion Price, if any thereof shall not have been exercised, the Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or conversion rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of Conversion Shares issuable upon the conversion of this Note by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights.

          (10) Notwithstanding anything herein to the contrary, there shall be no adjustment in the number of Conversion Shares or in the Conversion Price in respect of Permitted Issuances.

               (e) TIME OF ADJUSTMENTS. Each adjustment required by Section 6 shall be effective as and when the event requiring such adjustment occurs.

               (f) NOTICE OF ADJUSTMENT. Whenever the number of Conversion Shares issuable upon the conversion of this Note or the Conversion Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments, and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Conversion Shares issuable upon the conversion of this Note and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

               (g) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6(d), no adjustment in respect of any dividends shall be made during the term of this Note or upon the conversion of this Note.

               (h) CONSOLIDATION, MERGER, SALE, ETC. In case of any consolidation or merger of the Company with or into another entity (whether or not the Company is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Company, the Company or such successor or purchasing entity, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of this Note the kind and amount of shares and other securities, cash and property that the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had this Note been converted in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon conversion of this Note, the Holder would have the same benefits the Holder otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 6(d), 6(e), 6(f) and 6(g), inclusive. The provisions of this Section 6(h) shall similarly apply to successive consolidations, mergers, sales or conveyances. No payment or adjustment shall be made upon any conversion on account of any interest accrued on this Note (or portions thereof) surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion; PROVIDED, HOWEVER, that nothing contained in this Section 6 shall alter or impair the obligation of the Company to pay interest on this Note pursuant to the terms hereof notwithstanding the conversion of this Note.

               (i) TAXES. The issue of stock certificates on conversions of this Note shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               (j) RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion, exchange or exercise of outstanding securities of the Company convertible into or exchangeable or exercisable for any shares of the Common Stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of Common Stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

               (k) REGISTRATION OR APPROVAL. If any shares of Common Stock reserved or to be reserved for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

               (l) VALIDLY ISSUED, ETC. The Company covenants that all shares of Common Stock which may be delivered upon conversion of this Note shall upon delivery be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue or delivery thereof.

               (m)  NOTICE.  In the event:

          (1) that the Company shall pay any dividend or make any distribution to the holders of shares of Common Stock otherwise than in cash charged against capital surplus, consolidated net earnings or retained earnings of the Company and its Material Subsidiaries; or

          (2) that the Company shall offer for subscription or purchase, pro rata, to all of the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or

          (3) of any reclassification or change of outstanding shares of the class of Common Stock issuable upon the conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Company with, or merger of the Company into, another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note) or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety;

then, and in any one or more of such events, the Company will give to the Holder written notice thereof at least fifteen days prior to (A) the record date fixed with respect to any of the events specified in (1) and (2) above, and (B) the effective date of any of the events specified in (3) above. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          SECTION 7.     LEGENDS.

               (a) Each certificate for Conversion Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act of 1933, as amended, and except as provided below, shall bear the legends to the following effects:

          1. "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          2. "The shares represented by this certificate are subject to restrictions set forth in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

          3. "The shares represented by this certificate are subject to the restrictions contained in a Shareholders Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

          4. "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

               (b) The legend stated in Section 7(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended.

               (c) The legend stated in Section 7(a)(2) shall be removed at such time as the Warrant Shares are no longer subject to the Registration Rights Agreement referenced therein.

               (d) The legend stated in Section 7(a)(3) shall not be required unless and until the Shareholders Agreement shall be executed and delivered by the parties thereto and thereafter shall be removed in accordance with the terms of the Shareholders Agreement.

          SECTION 8. COSTS AND EXPENSES. Subject to Section 9, the Company promises to pay all costs and expenses, including reasonable attorneys' fees incurred in the collection and enforcement of this Note. The Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          SECTION 9. NONRECOURSE. Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this Section 9 to the contrary, the Holder agrees (a) to look solely to the Collateral for payment of the principal amount of and interest on this Note and for the payment of the Enforcement Expenses, (b) that its sole recourse for the repayment of the principal amount of and interest on this Note and the Enforcement Expenses shall be to the Collateral, and (c) that it shall not seek repayment of the principal amount of or interest on this Note or the Enforcement Expenses or to enforce this Note or the payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Company, or any stockholder, officer, director, agent or employee of the Company, except that the Holder may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Holder to realize upon the Collateral. The Holder may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Holder to realize upon (i) the Company's interest in the Collateral and (ii) the income arising from the Collateral to the extent received, directly or indirectly, by the Company after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Company only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this Section 9 shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Holder to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Holder to name the Company as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of this Note or the other Transaction Documents; (D) impair the right of the Holder to obtain the appointment of a receiver with respect to the Collateral; (E) impair the right of the Holder to bring suit for recovery of a money judgment against the Company for recovery of damages attributable to fraud or intentional misrepresentation by the Company or any other person in connection with the Purchase Agreement, this Note or any other Transaction Documents; (F) impair the right of the Holder to obtain a money judgment against the Company or any stockholder, officer, director or employee of the Company for the Recourse Distributions received by such person;
(G) impair the right of the Holder to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to the Company's misappropriation of escrows or income collected in advance with respect to the Collateral; (H) impair the right of the Holder to obtain insurance proceeds or condemnation proceeds due to the Holder pursuant to any Security Document; (I) impair the right of the Holder to obtain a money judgment or otherwise enforce the provisions of Section 4.4 or
Article X of the Purchase Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Holder from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral for this Note as provided in the Security Documents; or (K) impair the right of the Holder to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Collateral. The parties agree that this Section 9 shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

          SECTION 10. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 11. SEVERABILITY OF PROVISIONS. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 12. HEADINGS AND REFERENCES. Headings in this Note are included for the convenience of reference only and do not constitute a part of this Note for any other purpose. References to sections in this Note are references to the sections of this Note, unless the context shall require otherwise.

          SECTION 13. EXCLUSIVE JURISDICTION. Each of the Company and the Holder, by acceptance hereof, (1) agrees that any legal action with respect to this Note shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of the Company and the Holder may assert in a legal action in any other jurisdiction or venue each defense, third-party claim or similar claim that, if not so asserted in such legal action, may thereafter not be asserted by such party in an original legal action in the courts referred to in clause (1) above.

          SECTION 14. WAIVER OF JURY TRIAL. Each of the Company and the Holder, by acceptance hereof, waives any right to a trial by jury in any legal action to enforce or defend any right under this Note or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Note and agrees that any legal action shall be tried before a court and not before a jury.

          SECTION 15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or its creation. The Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                   FOREST OIL CORPORATION


                                   By:
                                       ---------------------------
                                   Title:
                                          ------------------------

                                    EXHIBIT A

                           [FORM OF CONVERSION NOTICE]


TO FOREST OIL CORPORATION

          The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and a Note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto.

Dated:
        -------------


                                   -------------------------

                                                                       EXHIBIT B


                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT dated as of __________, 1995 between FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and
[** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT **] [** THE ANSCHUTZ CORPORATION, a New York corporation **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **] [** JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI") **] (the "SHAREHOLDER").

          Terms not otherwise defined herein have the meanings stated in [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **] [** the Purchase Agreement **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **] [** the Restructure Agreement **] (as defined below).


                                    RECITALS

          [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **]

          A. The Shareholder and the Company are parties to the Purchase Agreement (the "PURCHASE AGREEMENT") dated as of __________, 1995, pursuant to which, among other things, (i) on the First Closing Date, the Shareholder will purchase the Purchaser Note and may, upon the conversion thereof, thereafter acquire the Purchaser Note Conversion Shares and (ii) on the Second Closing Date, the Shareholder may purchase the Purchaser Additional Shares, the Purchaser Preferred Shares and the Tranche A Warrants and may, upon the conversion of the Purchaser Preferred Shares and exercise of the Tranche A Warrants, thereafter acquire the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares, respectively. The Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares are collectively referred to as the "SHAREHOLDER SHARES".

          B. The parties expect that on or before the Second Closing Date, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "OTHER SHAREHOLDER") will acquire (i) the JEDI Note, and
(ii) the Tranche B Warrants to purchase the

Tranche B Warrant Shares. Tranche B Warrant Shares acquired by JEDI are referred to as the "OTHER SHAREHOLDER SHARES".

          C. The parties expect that on or before the Second Closing Date the Company will enter into a Registration Rights Agreement with the Other Shareholder (the "OTHER REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will grant to the Other Shareholder and certain other persons certain rights with respect to the registration under the Securities Act of the disposition of the Other Shareholder Shares. The Other Shareholder and such other persons are collectively referred to as the "OTHER REGISTERING SHAREHOLDERS".

          D. The parties expect that on or before the Second Closing Date, the Other Shareholder will execute and deliver to the Shareholder the JEDI/Purchaser Option providing for an option to purchase the Tranche B Warrant Shares. The Shareholder Shares and, when acquired by the Shareholder and the Tranche B Warrant Shares, are collectively referred to as the "REGISTRABLE SHARES".

          E. The Company and the Shareholder desire to enter into this Agreement providing for the registration under the Securities Act of the disposition of the Registrable Shares.

          [** FOR JEDI REGISTRATION RIGHTS AGREEMENT: **]

          A. The Shareholder and the Company are parties to the Loan Agreement dated as of December 28, 1993, as amended as of the date hereof and by the Restructure Agreement dated as of the date hereof (the "RESTRUCTURE AGREEMENT"), pursuant to which, concurrently herewith, the Shareholder is acquiring the Tranche B Warrants to purchase the Tranche B Warrant Shares. The Tranche B Warrant Shares acquired by JEDI are referred to as the "REGISTRABLE SHARES".

          B. The Company and The Anschutz Corporation, a Kansas corporation (the "OTHER SHAREHOLDER"), are parties to a Purchase Agreement (the "PURCHASE AGREEMENT") dated as of __________, 1995, pursuant to which, among other things,
(i) on __________, 1995 the Other Shareholder purchased the Purchaser Note (as defined in the Purchase Agreement) and may, upon the conversion thereof, thereafter acquire the Purchaser Note Conversion Shares (as defined in the Purchase Agreement) and (ii) concurrently herewith the Other Shareholder is purchasing the Purchaser Additional Shares, the Purchaser Preferred Shares and the Tranche A Warrants (each as defined in the Purchase Agreement) and may, upon conversion of the Purchaser Preferred Shares and exercise of the Tranche A Warrants, thereafter acquire the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares (each as defined in the Purchase Agreement). The Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares and the Tranche A Warrant Shares are collectively referred to as the "OTHER SHAREHOLDER SHARES".

          C. Pursuant to the Purchase Agreement, on __________, 1995 the Company and the Other Shareholder entered into a Registration Rights Agreement (the "OTHER REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company granted to the Other Shareholder and certain other persons (the Other Shareholder and such other persons, collectively, the "OTHER REGISTERING SHAREHOLDERS") certain rights with respect to the registration under the Securities Act of the disposition of the Other Registrable Shares (as defined below).

          D. Concurrently herewith, the Shareholder will execute and deliver to the Other Shareholder the JEDI/Anschutz Option providing for an option to purchase the Tranche B Warrant Shares. The Other Shareholder Shares and, when acquired by the Other Shareholder, the Tranche A Warrant Shares and the Tranche B Warrant Shares are hereinafter referred to as the "OTHER REGISTRABLE SHARES".

          E. The Company and the Shareholder desire to enter into this Agreement providing for the registration under the Securities Act of the disposition of the Registrable Shares.

                                    AGREEMENT

          The parties agree as follows:

          SECTION 1.  REGISTRATION RIGHTS.

               (a) [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **] [** From and after the date that is nine months after the First Closing Date or, if the Second Closing Date shall have occurred on or before such date, the date that is nine months after the Second Closing Date [** FOR JEDI REGISTRATION RIGHTS AGREEMENT: **] [** From and after the date that is the Termination Date (as defined in the JEDI/Anschutz Option)**] (the "EFFECTIVE DATE") and to and including the tenth anniversary of the Effective Date, subject to extension pursuant to Section 1(f), on one or more occasions when the Company shall have received the written request of the Shareholder, any pledgee of Registrable Shares from the Shareholder or holders of at least 1,000,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like) that shall have been acquired directly or indirectly from the Shareholder, in each case in a transaction or series of transactions not constituting a Rule 144 Transaction (as defined in Section 1(h)) (each such person, when requesting registration under this Section 1 and thereafter in connection with any such registration, being hereinafter referred to as a "REGISTERING SHAREHOLDER"), as expeditiously as practicable the Company shall include not less than 1,000,000 Registrable Shares (as such number may be adjusted) specified by the Registering Shareholder in a Registration Statement (as defined in Section 1(h)). If the requested registration pursuant to this Section 1(a) shall involve an underwritten offering, the Registering Shareholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) shall select

(with the consent of the Company, not to be unreasonably withheld) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering.
Notwithstanding anything to the contrary in the foregoing:

          (1) [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **] [** the Company shall not be required to prepare and file pursuant to this Section 1 more than two Registration Statements if the Second Closing shall not occur and not more than four Registration Statements if the Second Closing shall occur **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT: **] [** the Company shall not be required to prepare and file pursuant to this Section 1 more than two Registration Statements **]; PROVIDED, that if 10% or more of the Registrable Shares requested to be registered by the Registering Shareholder initiating a request for registration of Registrable Shares pursuant to this Section 1(a) are excluded from any registration in accordance with Section 1(a)(2) and an investment banking firm of recognized national standing shall advise the Company that the number of the Registerable Shares requested to be registered by the Registering Shareholder was not so great, at the time of the request and in light of the market conditions then prevailing, as would adversely affect the offering, including the price at which the Registerable Shares can be sold, there shall be provided one additional registration under this Section
     (1)(a)(1) in respect of each such exclusion, and

          (2) if a requested registration pursuant to this Section 1(a) shall involve an underwritten offering, and if the managing underwriter shall advise in writing the Company and the Registering Shareholders that, in its opinion, the number of Registrable Shares of any class proposed to be included in the registration (including securities of the Company which are proposed to be offered by persons other than Registering Shareholders) exceeds the number which would have an adverse effect on the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) FIRST, all Registrable Shares owned by Registering Shareholders and requested to be included in such registration (if necessary, allocated pro rata among all Registering Shareholders on the basis of the relative number of Registrable Shares each such Registering Shareholder has requested to be included in the registration);

               (B) SECOND, any Other Registrable Shares owned by Other Registering Shareholders and requested to be included in the registration or otherwise (if necessary, allocated pro rata among all Other Registering Shareholders on the basis of the relative number of Other Registrable Shares each such Other Registering Shareholder has requested to be included in the registration); and

               (C) THIRD, any other securities proposed to be included in the registration.

               (b) From and after the Effective Date to and including the tenth anniversary thereof, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, whether pursuant to Section 1(a) or otherwise, the Company shall give notice of such determination to each potential Registering Shareholder and Other Registering Shareholder (collectively, the "TRANSACTION REGISTERING SHAREHOLDERS" about which the Company has knowledge; it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the registration statement such Registrable Shares and Other Registrable Shares (collectively, the "TRANSACTION REGISTRABLE SHARES"), as those persons shall specify by notice received by the Company not later than 30 days after the giving of the notice by the Company (each person so notifying the Company being hereinafter referred to as a "PIGGY-BACK SHAREHOLDER"). Notwithstanding anything in the foregoing to the contrary,

          (1) the Company shall not be required to include any shares owned by Piggy-Back Shareholders in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of the Company;

          (2) if a registration pursuant to this Section 1(b) is made with respect to a registration under Section 1(a) of the Other Registration Rights Agreement, and if the registration involves an underwritten offering, the Other Shareholder shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) FIRST, all Other Registrable Shares proposed to be registered pursuant to the request under the Other Registration Rights Agreement (if necessary, allocated pro rata among the Other Registering Shareholders on the basis of the relative number of Other Registrable Shares each such Other Registering Shareholder has requested to be included in the registration); and,

               (B) SECOND, all Registrable Shares owned by Registering Shareholders and requested to be included in the registration (if necessary, allocated pro rata among all the Registering Shareholders on the basis of the relative number of Registrable Shares each such Registering Shareholder has requested to be included in the registration), and

               (C) THIRD, any other securities proposed to be registered by the Company; and

          (3) if a registration pursuant to this Section 1(b) is not made pursuant to a request under Section 1(a) of the Other Registration Rights Agreement, and if the registration involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price at which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

               (A) FIRST, all securities proposed to be registered by the Company for its own account,

               (B) SECOND, all Transaction Registrable Shares requested to be included in the registration under Section 1(b) of this Agreement or under
     Section 1(b) of the Other Registration Rights Agreement (if necessary, allocated pro rata among all requesting Transaction Registering Shareholders, on the basis of the relative number of Transaction Registrable Shares, each Transaction Registering Shareholder has requested to be included in the registration); and

               (C) THIRD, any other securities proposed to be registered by the Company other than for its own account;

[** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **] [** PROVIDED, HOWEVER, that in no event will the number of Registrable Shares included in the Registration pursuant to this Section 1(b)(3) be reduced to less than 10% of the aggregate number of securities included in the registration. **]

               (c) The Company shall provide each Registering Shareholder and its representatives reasonable opportunity for due diligence in connection with each registration of Registrable Shares of the Registering Shareholder pursuant to this Section 1.

               (d) At the request of one or more of the Registering Shareholders or the Company in connection with any registration pursuant to this
Section 1, the Company and the requesting Registering Shareholders shall enter into an appropriate underwriting agreement containing terms and provisions customary in agreements of that nature, including provisions with respect to expenses substantially the same as those set forth in Section 2 and provisions with respect to indemnification and contribution substantially the same as those set forth in Section 3.

               (e) Notwithstanding anything herein to the contrary, the Company shall not be required to include in any registration pursuant to this Section 1 any Registrable Shares owned by a Registering Shareholder (1) if the Company shall deliver to the Registering Shareholder an opinion, satisfactory in form, scope and substance to the Registering Shareholder and addressed to the Registering Shareholder by legal counsel satisfactory to the Registering Shareholder, to the effect that the distribution of Registrable Shares proposed by the Registering Shareholder is exempt from registration under the Securities Act and all applicable state securities laws or (2) if such Registering Shareholder or any underwriter of Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of the shares that may be required under this Agreement to be furnished by the Registering Shareholder or the underwriter to the Company.

               (f) Upon written notice to each Registering Shareholder, the Company may postpone effecting a registration pursuant to this Section 1 on one occasion during any period of nine consecutive months, may require other holders of shares registered pursuant to this Section 1 to refrain from disposing of the shares under the registration or may require Transaction Registering Shareholders to refrain from otherwise disposing of any shares of Equity Securities of the Company owned by them (whether pursuant to Rule 144 under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise the Company and the Registering Shareholders in writing that effecting the registration or disposition would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company. The period during which the rights granted under Section 1 may be exercised by a Registering Shareholder shall be extended by one day beyond the tenth-anniversary of the Effective Date for each day that pursuant to this Section 1(f), the Company postpones effecting a registration, requires the Registering Shareholder to refrain from disposing of Registrable Shares under a registration or otherwise requires the Registering Shareholder to refrain from disposing of shares of Equity Securities of the Company pursuant to this Section 1(f).

               (g) In the event the registration of Registrable Shares shall be required by this Section 1:

          (1) Each Registering Shareholder shall furnish, and shall cause each underwriter of the Registrable Shares of the Registering Shareholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the additional information regarding the Registering Shareholder or the underwriter, the contemplated distribution of the Registrable Shares and the other information regarding the proposed distribution by the Registering Shareholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Registrable Shares are contemplated to be distributed. The information furnished by any Registering Shareholder or any underwriter shall be certified by the Registering Shareholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

          (2) The Company shall prepare and file with the Securities and Exchange Commission the Registration Statement, including the Prospectus (as defined in Section 1(h)), under the Securities Act and as required under any applicable state securities laws, on the form that is then required or available for use by the Company to permit each Registering Shareholder, upon the effective date of the Registration Statement, to use the Prospectus in connection with the contemplated distribution by the Registering Shareholder of the Registrable Shares so registered. The Company shall deliver to each Registering Shareholder one executed copy of the Registration Statement and each amendment thereof. If the registration shall have been initiated solely by the Company or shall not have been initiated by the Registering Shareholder, the Company shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if the Company shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, the Company shall use its best efforts to cause the Registration Statement to become effective and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Shareholder evidence of the effectiveness and a reasonable supply of copies of the Prospectus. In addition, if necessary for resale by the Registering Shareholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Shareholder the Registrable Shares of the Registering Shareholder that shall have been included in the Registration Statement; PROVIDED that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request.

          (3) The Company shall use its best efforts to cause the Registration Statement and the Prospectus to remain current, including the filing of necessary amendments and supplements, and shall furnish copies of such amendments and supplements to the Registering Shareholders, so as to permit distributions by the Registering Shareholders during the respective contemplated periods of distribution, but in no event longer than three months from the effective date of the Registration Statement; PROVIDED that the period shall be increased by the number of days that any Registering Shareholder shall have been required by Section 1(f) to refrain from disposing of the Registrable Shares owned by the Registering Shareholder in the distribution. Notwithstanding anything in the foregoing to the contrary, the Company may at any time upon notice to each Registering Shareholder terminate the effectiveness of the Registration Statement or upon notice to any Registering Shareholder withdraw from the Registration Statement the Registrable Shares of the Registering Shareholder if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offer of the Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer; PROVIDED that, promptly after those matters shall be resolved to the satisfaction of counsel for the Company, pursuant to this
     Section 1 the Company shall cause the registration of Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

          (4) Each Registering Shareholder shall report to the Company distributions made by the Registering Shareholder of Registrable Shares pursuant to the Prospectus and, upon written notice by the Company that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, the Registering Shareholder shall cease further distributions pursuant to the Prospectus until notified by the Company of the effectiveness of the amendment or supplement. Each Registering Shareholder shall distribute Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Registrable Shares. Each Registering Shareholder, by participating in a registration pursuant to this Section 1, acknowledges that the remedies of the Company at law for failure by the Registering Shareholder to comply with the undertaking contained in this
     Section 1(g) would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Shareholder in this Section 1(g) may be specifically enforced.

          (5) The Company shall deliver to the Registering Shareholders, their counsel and the underwriters, if any, of Registrable Shares owned by Registering Shareholders to be distributed pursuant to such registration, the certificates, opinions of counsel and comfort letters that are customarily delivered in connection with underwritten public offerings.

               (h) For the purposes of this Section 1, the following terms shall have the following meanings:

          [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **]

          (1) [** "ACTION" against any person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any Governmental Body. **]

          (2) [** "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. **]

          (3) [** "CONSOLIDATED SUBSIDIARY" of a person at any date means any subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.**]

          (4) [** "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing. **]

          (5) "REGISTRATION STATEMENT" means a registration statement filed by the Company in accordance with Section 1(g)(2), including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment thereto after the effective date of the registration statement, also means (from and after the effectiveness of the amendment) the registration statement as so amended;

          (6) "RULE 144 TRANSACTION" means a transaction involving the sale of Registrable Shares to a person other than an affiliate of the Company under circumstances in which all of the applicable conditions of Rule 144 or Rule 144A (or any similar provisions then in force) under the Securities Act are satisfied.

          (7) "PROSPECTUS" means the prospectus relating to the Registrable Shares owned by the Registering Shareholders included in a Registration Statement at the time it becomes effective and, in the event of any amendment or supplement to the Prospectus after the effective date of the Registration Statement, also means (from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement) the Prospectus as so amended or supplemented; and

          SECTION 2.  EXPENSES.

               (a)  The Company shall bear all expenses of the following:

          (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification required to be filed under federal and state securities laws in connection with a registration pursuant to Section 1;

          (2) furnishing to each Registering Shareholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 1(g)(2) and 1(g)(3) to be so furnished, together with a like number of copies of each amendment or supplement;

          (3)  performing its obligations under Section 1(g)(5);

          (4) printing and issuing share certificates, including the transfer agent's fees, in connection with each distribution so registered; and

          (5) preparing audited financial statements required by the Securities Act and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act and the rules and regulations thereunder;

          (6) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties;

          (7)  listing of the Registrable Shares; and

          (8) fees and expenses of any special experts retained by the Company in connection with the registration.

               (b) The Registering Shareholders shall bear all other expenses incident to the distribution by the respective Registering Shareholders of their Registrable Shares in connection with a registration pursuant to Section 1, including without limitation the selling expenses of the Registering Shareholders, commissions, underwriting discounts, insurance, fees of counsel for the Registering Shareholders and their underwriters.

          SECTION 3.  INDEMNIFICATION

               (a) The Company shall indemnify and hold harmless each Registering Shareholder participating in a registration pursuant to Section 1, each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration, each partner in each Registering Shareholder, the officers and directors of the Registering Shareholder and the underwriter and each person, if any, who controls the Registering Shareholder, each partner in each Registering Shareholder or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Shareholder and each other person indemnified pursuant to this Section 3(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Registering Shareholder or underwriter for a Registered Shareholder specifically for use in the Registration Statement or the Prospectus.

               (b) Each Registering Shareholder, by participating in a registration pursuant to Section 1, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 3(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that this Section 3(b) shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Shareholder specifically for use in the Registration Statement or the Prospectus.

               (c) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any person indemnified under this Section 3, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless

          (1) the indemnifying party shall have agreed to pay those fees and expenses; or

          (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

          (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceedings, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

               (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 3) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 3, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim.

               (e) Each Registering Shareholder participating in a registration pursuant to Section 1 shall cause each underwriter of any of the Registrable Shares owned by the Registering Shareholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; PROVIDED that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

          SECTION 4.  TRANSFER RESTRICTIONS.

               (a) The Shareholder acknowledges that the Company issued and sold the Registrable Shares owned by the Shareholder in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Shareholder represents that (1) it has acquired the [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT **] [** the Tranche A Warrants and Registrable Shares **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **] [** the Tranche B Warrants **] for investment and without any view toward distribution of any of the shares to any other person, (2) it will not sell or otherwise dispose of the Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of the Registrable Shares other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

               (b) Each certificate for Registrable Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear the legends to the following effect:


          (1) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          (2) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file at the office of the Secretary of the Company."

          (3) "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

               (c) The legend stated in Section 4(b)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

               (d) The legend stated in Section 4(b)(2) shall be removed at such time as the related securities are no longer subject to this Agreement.

          SECTION 5. FILINGS. The Company shall make all filings with the Securities and Exchange Commission required in order to make available to the holders of Registrable Shares the exemption from the registration requirements provided by Rule 144 (or any successor regulation) under the Securities Act.

          SECTION 6. MERGER, CONSOLIDATION, EXCHANGE, ETC. In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, or consummate a share exchange pursuant to Article 9 of the New York Business Corporation Law (or successor provisions or statutes) with, any other person, or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such other person.

          SECTION 7.  OTHER AGREEMENTS.

               (a) The Company shall cause the Other Registration Rights Agreement at all times to contain provisions consistent with clause (2) of the last sentence of Section 1(a) and with clauses (2) and (3) of the last sentence of Section 1(b) (collectively, the "PRIORITY CLAUSES").

               (b) The Company, on behalf of itself and its Affiliates (other than a Registering Shareholder), agrees (1) not to effect any public sale or distribution of any securities similar to the Registrable Shares being registered pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of the Registration

Statement (except (x) on Form S-4 or Form S-8 (or comparable form) or (y) as part of the Registration Statement; PROVIDED, that with respect to clause (y) in the case of a registration pursuant to Section 1(a) the Registering Shareholder initiating the registration consents to such inclusion), or the commencement of a public distribution of Registrable Shares; (2) not to enter into any agreement inconsistent with any of the Priority Clauses or any other provision of this Agreement; (3) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any of the securities during the periods described in clause (1) of this Section 7(b), in each case including a sale in a Rule 144 Transaction (except as part of any such registration, if permitted); PROVIDED, the provisions of this Section 7(b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities or the issuance of Common Stock in lieu of cash dividends otherwise payable in respect of the Convertible Preferred Stock.

               (c) If and to the extent requested by the Company in the case of a non-underwritten public offering and if and to the extent requested by the managing underwriter in the case of an underwritten public offering, the Registering Shareholder agrees not to effect any public sale or distribution of any securities similar to the securities being registered or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration agreement).

          SECTION 8. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 9. NO WAIVERS; REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.  AMENDMENTS, ETC.

               (a) No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

               (b) If and so long as any Other Registrable Shares remain subject to the Other Registration Rights Agreement, (1) the Company shall not agree to any amendment or modification of this Agreement without the prior written consent of the Other Shareholder and (2) the Company shall not agree to any amendment or modification of the Other Registration Rights Agreement without the prior written consent of the Shareholder.

          SECTION 11.  SUCCESSORS AND ASSIGNS.

               (a) The Shareholder may assign to any transferee of [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT **] [** Tranche A Warrants or **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **] [** Tranche B Warrants or **] Registrable Shares its rights and delegate its obligations under this Agreement; provided that such transferee assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Shareholder", and all comparable references, shall be deemed to be references to the transferee, and the Shareholder shall be released from any obligation or liability under this Agreement with respect to the [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT **] [** Tranche A Warrants or **] [** FOR JEDI REGISTRATION RIGHTS AGREEMENT **] [** Tranche B Warrants or **] Registrable Shares so transferred.

               (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns pursuant to Section 11(a). The provisions of
Section 10(b) shall inure to the benefit of the Other Shareholder.

          SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company and the Shareholder shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 13. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 15. HEADINGS AND REFERENCES. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 16. ENTIRE AGREEMENT. Except as otherwise specifically provided in the following sentence, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. [** FOR PURCHASER REGISTRATION RIGHTS AGREEMENT: **] [** The Shareholder shall remain subject to paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and the Shareholder in accordance with the terms thereof. **]

          SECTION 17. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party to this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          [**FOR PURCHASER REGISTRATION RIGHTS AGREEMENT**]

          [**SECTION 18. EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.**]

          [**FOR JEDI REGISTRATION RIGHTS AGREEMENT**]

          [**SECTION 19. NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any legal action with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.**]

          SECTION 20. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 21. AFFILIATE. Nothing contained in this Agreement shall constitute the Shareholder an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

                          ____________________________

          IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above in New York, New York.


                                        FOREST OIL CORPORATION



                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:


                              Address:  1500 Colorado National Building
                                        950 - 17th Street
                                        Denver, Colorado  80202



                              Telecopy:  (303) 592-2602


                              [** SHAREHOLDER **]


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                              Address:
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------

                              Telecopy:
                                        --------------------------------

                                                                       EXHIBIT C


                                     FORM OF

                          COLLATERAL ACCOUNT AGREEMENT


          This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of May 19, 1995 and entered into by and among FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), THE ANSCHUTZ CORPORATION, a Kansas corporation ("PURCHASER"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("BANK").

          Terms not otherwise defined herein have the meaning stated in the Purchase Agreement (as defined below).

                                    RECITALS

          A. Contemporaneously with the execution and delivery of this Agreement, the Company and Purchaser are entering into a Purchase Agreement dated as of the date hereof (as amended or modified from time to time, the "PURCHASE AGREEMENT") pursuant to which, among other things, the Company shall sell, issue and deliver to Purchaser and Purchaser shall purchase, accept and acquire from the Company a nonrecourse secured convertible promissory note in the principal amount of $9,900,000 (as amended or modified from time to time, the "PURCHASER NOTE").

          B. To secure the payment of the Obligations of the Company, the Company is, among other things, pledging to Purchaser and granting to Purchaser a security interest in, the Cash Collateral (as hereinafter defined).

          C. The execution and delivery of this Agreement is a condition precedent to the purchase of the Purchaser Note by Purchaser.

                                    AGREEMENT

          Each of the parties agrees as follows:

          SECTION 1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

          "CASH COLLATERAL" means (i) the Cash Collateral Account, (ii) all amounts on deposit from time to time in the Cash Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Cash Collateral, and (iv) to the extent not covered by clauses
(i) through (iii) above, all proceeds of any or all of the foregoing Cash Collateral.

          "CASH COLLATERAL ACCOUNT" means the restricted deposit account established and maintained by the Company with Bank pursuant to Section 2(a).

          "EXCESS CASH COLLATERAL" means Cash Collateral in excess of $10,150,000 at the time of determination.

          SECTION 2.  ESTABLISHMENT AND OPERATION OF CASH COLLATERAL ACCOUNT.

               (a) The Company hereby authorizes and directs Purchaser to establish with Bank at its office at 1 Chase Manhattan Plaza, New York, New York 10081, as a blocked account in the name of the Company but under the sole dominion and control of Purchaser, a restricted deposit account designated as "Forest Oil Corporation Cash Collateral Account f/b/o The Anschutz Corporation as Secured Party".

               (b) The Cash Collateral Account shall be operated in accordance with the terms of this Agreement.

               (c) Purchaser shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by the Company with respect to any aspect of the operation of the Cash Collateral Account.

               (d) Anything contained herein to the contrary notwithstanding, the Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 3. DEPOSITS OF CASH COLLATERAL. All deposits of funds in the Cash Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of the Company) of immediately available funds, in each case addressed as follows:

               Account No.:   E-11571
               ABA No.:       021000021
               Reference:     Forest Oil Corporation f/b/o The Anschutz
                              Corporation as Secured Party
               Attention:     Vicky Caldas

The Company shall, promptly after initiating a transfer of funds to the Cash Collateral Account, give notice to Purchaser by telefacsimile of the date, amount and method of delivery of such deposit.

          SECTION 4. PLEDGE OF SECURITY FOR OBLIGATIONS. The Company hereby pledges and assigns to Purchaser, and hereby grants to Purchaser a security interest in, all of the Company's right, title and interest in and to the Cash Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Obligations.

          SECTION 5. NO INVESTMENT OF AMOUNTS IN THE CASH COLLATERAL ACCOUNT; INTEREST ON AMOUNTS IN THE CASH COLLATERAL ACCOUNT.

               (a) Cash held by Purchaser in the Cash Collateral Account shall not be invested by Purchaser but instead shall be maintained as a cash deposit in the Cash Collateral Account pending application thereof as elsewhere provided in this Agreement.

               (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Cash Collateral Account shall bear interest at the standard rate paid by Bank to its customers for deposits of like amounts and terms.

               (c)  Notwithstanding anything to the contrary contained in this
Section 5, Bank is permitted to invest any amounts in the Cash Collateral Account in the Vista U.S. Government Money Market Fund - Institutional Shares.

               (d) Subject to Purchaser's rights under Section 12, any interest earned on deposits of cash in the Cash Collateral Account in accordance with
Section 5(b) and 5(c) shall be deposited directly in, and held in the Cash Collateral Account.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

               (a) OWNERSHIP OF CASH COLLATERAL. The Company is (or at the time of transfer thereof to Purchaser will be) the legal and beneficial owner of the Cash Collateral from time to time transferred by the Company to Purchaser, free and clear of any Lien except for the security interest created by this Agreement.

               (b) GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by the Company of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by the Company, or (iii) the perfection of or the exercise by Purchaser of its rights and remedies hereunder (except as may have been taken by or at the direction of the Company).

               (c) PERFECTION. The pledge and assignment of the Cash Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Cash Collateral, securing the payment of the Obligations.

               (d) OTHER INFORMATION. All information heretofore, herein or hereafter supplied to Purchaser by or on behalf of the Company with respect to the Cash Collateral is accurate and complete in all material respects.

          SECTION 7. FURTHER ASSURANCES. The Company agrees that from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Purchaser may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. Without limiting the generality of the foregoing, the Company will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Purchaser may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Purchaser's request, appear in and defend any action or proceeding that may affect the Company's title to or Purchaser's security interest in all or any part of the Cash Collateral.

          SECTION 8. TRANSFERS AND OTHER LIENS. The Company agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Cash Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Cash Collateral, except for the security interest under this Agreement.

          SECTION 9. PURCHASER APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints Purchaser as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, Purchaser or otherwise, from time to time in Purchaser's discretion to take any action and to execute any instrument that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Cash Collateral without the signature of Pledgor.

          SECTION 10. PURCHASER MAY PERFORM. If the Company fails to perform any agreement contained herein, Purchaser may itself perform, or cause performance of, such agreement, and the expenses of Purchaser incurred in connection therewith shall be payable by the Company under Section 14.

          SECTION 11. STANDARD OF CARE. The powers conferred on Purchaser hereunder are solely to protect its interest in the Cash Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Cash Collateral in its possession and the accounting for moneys actually received by it hereunder, Purchaser shall have no duty as to any Cash Collateral, it being understood that Purchaser shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Cash Collateral) to preserve rights against any parties with respect to any Cash Collateral or (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Cash Collateral. Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of Cash Collateral in its possession if such Cash Collateral is accorded treatment substantially equal to that which Purchaser accords its own property of like kind.

          SECTION 12.  REMEDIES.

               (a) In the event of a default by the Company in the payment of the Obligations, which default is not cured prior to the expiration of any applicable grace period (an "EVENT OF DEFAULT"), Purchaser may (i) transfer any or all of the Cash Collateral to an account established in Purchaser's name (whether at Purchaser or otherwise) or (ii) otherwise register title to any Cash Collateral in the name of Purchaser or one of its nominees or agents, without reference to any interest of the Company.

               (b) If any Event of Default shall have occurred and be continuing, Purchaser may exercise in respect of the Cash Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Cash Collateral).

          SECTION 13. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all cash held by or for the benefit of Purchaser as Cash Collateral may, in the discretion of Purchaser, be held by or for the benefit of Purchaser as

Cash Collateral for, and/or then, or at any other time thereafter, applied in full or in part by or at the direction of Purchaser against, the Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Purchaser and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Purchaser in connection therewith, and all amounts for which Purchaser is entitled to indemnification hereunder and all advances made by Purchaser hereunder for the account of the Company, and to the payment of all costs and expenses paid or incurred by Purchaser in connection with the exercise of any right or remedy hereunder, all in accordance with Section 14;

          SECOND: To the payment of all other Obligations (for the ratable benefit of the holders thereof) in such order as Purchaser shall elect; and

          THIRD: To the payment to or upon the order of the Company, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 14.  INDEMNITY AND EXPENSES.

               (a) The Company shall indemnify Purchaser and its Related Persons (collectively, the "INDEMNIFIED PERSONS") against all losses, costs, expenses (including attorneys' fees and expenses), judgments, fines, amounts paid in settlement and other liabilities incurred, suffered or paid by the Indemnified Person (collectively, "INDEMNIFIED EXPENSES") in connection with any threatened, pending or completed claim, action, suit, complaint, investigation, inquiry or other proceeding, whether civil, criminal, administrative or investigative, which is or was brought or threatened against any Indemnified Person by reason of or in connection with actions taken or omitted to be taken by one or more Indemnified Persons in the performance of the exercise of the rights and powers or performance of the obligations of Purchaser under this Agreement or otherwise in connection with this Agreement, except that the Company shall have no liability under this Section 14 with respect to any Indemnified Expense to the extent the liability results from the gross negligence, fraud, willful misconduct or bad faith of the Indemnified Person, as determined by a final judgment or final adjudication. For purposes of this Agreement, the term "RELATED PERSONS" means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with the specified person and the direct or indirect controlling persons, principals, partners, trustees, stockholders, officers, directors, employees, independent contractors and agents for or of any of the foregoing.

               (b) To the fullest extent permitted by law, the Company shall, from time to time, advance Indemnified Expenses to an Indemnified Person prior to the final disposition of the Action upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this
Section 14.

               (c) The Company shall pay to Purchaser upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Purchaser may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Cash Collateral, (iii) the exercise or enforcement of any of the rights of Purchaser hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

          SECTION 15.  RELEASE OF EXCESS CASH COLLATERAL.

          (a) CONDITIONS TO RELEASE OF EXCESS CASH COLLATERAL. At any time and from time to time after the date of this Agreement, the Company may obtain a Release of the Lien in respect of Excess Cash Collateral upon compliance with the following terms and conditions on the applicable Release Date:

               (1) the Company shall have delivered written notice to the Purchaser prior to the proposed Release Date specifying the proposed Release Date with respect to the Excess Cash Collateral;

               (2) no default in the payment of the Obligations shall have occurred and be continuing, as of the date of the delivery of the notice pursuant to clause (1) above or as of the Release Date or would exist after giving effect to such Release; and

               (3) the Company shall have delivered to the Purchaser an officer's certificate dated the Release Date, certifying as to the matters referred to in clause (2) above.

          (b) EFFECT OF RELEASE. Upon any Release of Excess Cash Collateral in accordance with this Section, then the security interest in such Excess Cash Collateral shall be released and the Company may direct Purchaser in writing to transfer such Excess Cash Collateral to any account specified in such direction.

          SECTION 16. NONRECOURSE. Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this Section to the contrary, the Purchaser agrees (a) to look solely to the Cash Collateral and other Collateral for payment of the principal amount of and interest on the Purchaser Note and for the payment of the Enforcement Expenses,
(b) that its sole recourse for the repayment of the principal amount of and interest on the Purchaser Note and the Enforcement Expenses shall be to the Cash Collateral and other Collateral, and (c) that it shall not seek repayment of the principal amount of or interest on the Purchaser Note or the Enforcement Expenses or to enforce the Purchaser Note or the payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Company, or any stockholder, officer, director, agent or employee of the Company, except that the Purchaser may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Purchaser to realize upon the Cash Collateral and other Collateral. The Purchaser may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Purchaser to realize upon (i) the Company's interest in the Cash Collateral and other Collateral and
(ii) the income arising from the Cash Collateral and the other Collateral to the extent received, directly or indirectly, by the Company after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Company only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this Section shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Purchaser to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Purchaser to name the Company as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents; (D) impair the right of the Purchaser to obtain the appointment of a receiver with respect to the Cash Collateral and the other Collateral; (E) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Company for recovery of damages attributable to fraud or intentional misrepresentation by the Company or any other person in connection with the Purchase Agreement, the Purchaser Note or any other Transaction Documents; (F) impair the right of the Purchaser to obtain a money judgment against the Company or any stockholder, officer, director or employee of the Company for the Recourse Distributions received by such person; (G) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to the Company's misappropriation of escrows or income collected in advance with respect to the Cash Collateral; (H) impair the right of the Purchaser to obtain insurance proceeds or condemnation proceeds due to the Purchaser pursuant to any Security Document; (I) impair the right of the Purchaser to obtain a money judgment or otherwise enforce the provisions of Section 4.4 or Article X of the Purchase Agreement or this Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Purchaser from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral for the Purchaser Note as provided in the Security Documents; or (K) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Company or any stockholder, officer, director or employee of the Company with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Collateral. The parties agree that this Section 16 shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

          SECTION 17.  CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS.

               (a) This Agreement shall create a continuing security interest in the Cash Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of Purchaser hereunder, to the benefit of Purchaser and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Purchaser may assign or otherwise transfer to any other person all or any part of Purchaser's right, title and interest in and to an Underlying Obligation, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Purchaser herein or otherwise.

               (b) Upon the indefeasible payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Cash Collateral shall revert to the Company. Upon any such termination, Purchaser shall, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

          SECTION 18.    RESPONSIBILITIES AND RIGHTS OF BANK.

               (a) Bank undertakes to perform only such duties as are expressly set forth herein. Without limiting the generality of the foregoing, Bank shall have no duty or responsibility as regards any: (i) security, including the Obligations, as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default; and (ii) loss occasioned by delay in the actual receipt of notice of any payment, redemption or other transaction regarding any item in the Cash Collateral Account as to which it is authorized to take action hereunder. Bank may consult with counsel and shall be fully protected with respect to any action taken in good faith in accordance with such advice.

               (b) Subject to Subsection 18(c), Bank does not make any representation or warranty with regard to the creation of perfection, hereunder or otherwise, of a security interest in the Cash Collateral Account or regarding the negotiability or transferability of, or existence of other interest in the Cash Collateral Account. Bank shall have no responsibility at any time to ascertain whether or not any security interest exists in the Cash Collateral Account or any part thereof or to file any financing statement under the Code of any state with respect to the Cash Collateral Account or any part thereof.

               (c) Notwithstanding anything in this Agreement to the contrary, Bank hereby (i) acknowledges that all right, title and interest of the Company in and with respect to the Cash Collateral and the Cash Collateral Account has been assigned and pledged to Purchaser pursuant to this Agreement as security for the payment and performance of the Obligations, (ii) represents to Purchaser that Purchaser's interest in the Cash Collateral and Cash Collateral Account has been appropriately registered and recorded on the books of Bank as described in Section 2(a) and (iii) agrees that any right of setoff, banker's lien, security interest or similar interest, that Bank may have in or with respect to the Cash Collateral and the Cash Collateral Account is hereby waived. Bank shall hold the Cash Collateral as bailee of Purchaser.

               (d) Bank shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Cash Collateral in accordance with the terms of this Agreement. Bank need not maintain any insurance with respect to the Cash Collateral.

               (e) Except as otherwise expressly provided herein, Bank is authorized to execute instructions and take other actions pursuant to this Agreement in accordance with its customary processing practices for similar customers and, in accordance with such practices Bank may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions. Bank shall have no liability under this Agreement for any loss or expense other than those occasioned by Bank's gross negligence or willful misconduct and in any event its liability shall be limited to direct damages and shall not include any special or consequential damages. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by Bank as agent, at the risk of the other parties hereto with respect to their actions or omissions and those of any person other than the Bank. In no event shall Bank be responsible or liable for any loss due to forces beyond its control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that Bank is unable substantially to perform for any of the reasons described in the immediately preceding sentence, it shall so notify the other parties hereto as soon as reasonably practicable.

               (f) Notwithstanding any provision of this Agreement to the contrary, Bank shall not be bound by, or have any responsibility with respect to, any other agreement or contract between the parties hereto (whether or not Bank has knowledge thereof).

               (g) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Cash Collateral, Bank is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Cash Collateral until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of any court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected but Bank shall be under no duty whatsoever to institute or defend any such proceedings.

               (h) The Company shall hold Bank and its agents harmless from, and indemnify and reimburse Bank and them for, all fees, claims, liability, loss and expense (including reasonable out-of-pocket and incidental expenses and legal fees) incurred by Bank or them in connection with Bank or their acting under this Agreement, provided that Bank or they, as the case may be, have not acted with gross negligence or willful misconduct with respect to the events resulting in such claims, liability, loss and expense.

               (i) The Company and Purchaser acknowledge and agree that Bank shall not be responsible for taking any steps, including without limitation, the filing of forms or reports, or withholding of any amounts in connection with any tax obligations of the Company, Purchaser or any other party in connection with the Cash Collateral; provided, however, that Bank shall be entitled to take any action such as withholding, that it deems appropriate to ensure compliance with its obligations under any applicable tax laws.

          SECTION 19. COMPENSATION OF BANK. Bank shall look solely to, and shall be reimbursed solely by, the Company for all fees, expenses, disbursements and advances charged, incurred or made by Bank in the preparation, administration and enforcement of this Agreement, including but not limited to reasonable legal fees and expenses. Bank shall not have any right to pay itself from the Cash Collateral Account.

          SECTION 20.    INSTRUCTIONS; FUND TRANSFERS.

               (a) Bank is authorized to rely and act upon all instructions given or purported to be given by any two of Douglas L. Polson, Craig D. Slater and Thomas G. Kundert (the "DESIGNEES") authorized by or in accordance with a corporate resolution of the Company delivered to Bank. (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, receive for the Cash Collateral Account any or transfer all or any portion of the Cash Collateral. Bank may also rely and act upon instructions when bearing or purporting to bear the signature or facsimile signature of any two of the Designees regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to Bank. In addition, and subject to Subsection 20(b) hereof, Bank may rely and act upon instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess acceptable to it which Bank believes in good faith to have been given by any two Designees which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Bank shall incur no liability to the Purchaser and/or Company or otherwise for having acted in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof. Any instruction delivered to Bank by telephone shall promptly thereafter be confirmed in writing by a Designee but Bank shall incur no liability for failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instruction which it received, the failure of any such written confirmation to be signed or properly signed, or its failure to produce such confirmation at any subsequent time.
Bank shall incur no liability for refraining from acting upon any instructions which for any reason it, in good faith, is unable to verify to its own satisfaction. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by the Bank's safekeeping account administrator. Bank's authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which Purchaser may give to it hereunder.

               (b) With respect to written or telephonic instructions or instructions sent by facsimile transmission to transfer funds from the Cash Collateral Account in accordance herewith (such instructions hereinafter referred to as "TRANSFER INSTRUCTIONS"), the security procedure agreed upon for verifying the authenticity of Transfer Instructions is a callback by Bank to any of the persons designated below, whether or not any such person has issued such Transfer Instruction (the "CONFIRMING PERSONS"). (It is recommended that the persons designated below not be persons who generally issue Transfer Instructions; whenever possible, Bank will endeavor to call someone other than the issuer of the Transfer Instructions). With respect to Transfer Instructions given by Purchaser pursuant to its authority under this Agreement the Confirming Persons of the Purchaser are:

               Name/Title                              Telephone No.
               ----------                              -------------

               Richard M. Jones, Vice President        303-299-1255

               Wayne Barnes, Controller                303-299-1280

          Alternatively, at Bank's option, the callback may be made to any person designated in the certified resolutions or other certificates or documentation furnished to it by Purchaser in connection with the Cash Collateral Account as authorized to issue Transfer Instructions or otherwise transact business with respect to the Cash Collateral Account for that party. Purchaser shall implement any other authentication method or procedure or security device required by Bank at any time or from time to time.

          SECTION 21.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
No failure or delay on the part of Purchaser or Bank in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 22. COSTS AND EXPENSES. Subject to Section 16, the Company shall pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by or on behalf of Purchaser in the enforcement of this Agreement.

          SECTION 23. NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, with respect to Bank, upon receipt thereof, or with respect to the other parties, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 24.  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) In view of the uniqueness of the transactions contemplated hereby, neither the Company nor Purchaser would have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each of the Company and the Purchaser agree that the Company and the Purchaser shall be entitled to specific enforcement of the terms of this Agreement against each other in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 25. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other parties to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 26.  SUCCESSORS AND ASSIGNS.

               (a) Purchaser may assign its rights and delegate its obligations under this Agreement; such assignee shall accept those rights and assume those obligations for the benefit of the other parties in writing in form reasonably satisfactory to the other parties. Thereafter, without any further action by any person, all references in this Agreement to "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but Purchaser shall not be released from any obligation or liability under this Agreement.

               (b) Except as provided in Section 26(a), no party may assign its rights under this Agreement. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

               (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

          SECTION 27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 28. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 29. SEVERABILITY OF PROVISIONS. Any provision of this Agreement, that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 30. HEADINGS AND REFERENCES. Section headings in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 31. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersedes all prior agreements or understandings with respect to the subject matters of those documents. Purchaser shall remain subject to paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and the Purchaser in accordance with the terms thereof.

          SECTION 32. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party this Agreement contained in or made pursuant to this Agreement shall survive the Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          SECTION 33. EXCLUSIVE JURISDICTION. Each of the Company, Bank and Purchaser (1) agrees that any Action with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that each of the Company, Bank and Purchaser may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim, or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.

          SECTION 34. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

                       -----------------------------------

          IN WITNESS WHEREOF, the Company, Purchaser and Bank have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above in New York, New York.


                             THE COMPANY:

                             FOREST OIL CORPORATION


                             By:
                                 ---------------------------------
                                 Name:
                                 Title:
                                 Address:  1500 Colorado National
                                            Building
                                           950 - 17th Street
                                           Denver, Colorado  80202

                                 Telecopy:  (303) 592-2602


                             PURCHASER:

                        THE ANSCHUTZ CORPORATION


                        By:
                             ---------------------------------
                             Name:
                             Title:

                             Address:      2400 Anaconda Tower
                                     555 - 17th Street
                                     Denver, Colorado  80202

                             Telecopy:     (303) 298-8881

                   BANK:

                   THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION)


                   By:
                        ---------------------------------
                        Carole Mendelson
                        Vice President

                        Address: Escrow Division
                                 4 Chase MetroTech Center, 3rd Floor
                                 Brooklyn, New York  11245

                        Telecopy:    (718) 242-3529

                                                                       EXHIBIT D


                                     FORM OF

                               GUARANTY AGREEMENT


          GUARANTY AGREEMENT (this "AGREEMENT") dated as of April____, 1995 between __________, a __________ corporation (the "GUARANTOR"), and The Anschutz Corporation, a Kansas corporation ("PURCHASER").

          Terms not otherwise defined herein have the meaning stated in the Purchase Agreement (as defined below).

                                    RECITALS


          A. Contemporaneously with the execution and delivery of this Agreement, Forest Oil Corporation, a New York corporation (the "COMPANY"), and Purchaser are entering into a Purchase Agreement dated as of the date hereof (as amended or modified from time to time, the "PURCHASE AGREEMENT") pursuant to which, among other things, the Company shall sell, issue and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from the Company, a nonrecourse secured convertible promissory note in the principal amount of $9,900,000 (as amended or modified from time to time, the "PURCHASER NOTE").

          B. The execution and delivery of this Agreement is a condition precedent to the purchase of the Purchaser Note by Purchaser.

                                    AGREEMENT

          The parties agree as follows:


                                    ARTICLE I

                                    GUARANTY


          SECTION 1.1    UNCONDITIONAL GUARANTY.

               (a) The Guarantor hereby unconditionally guarantees to Purchaser the due and punctual payment of all Obligations when and as the Obligations or any part thereof shall become due, whether at maturity, by acceleration or otherwise. The obligations of the Guarantor under this Agreement constitute an absolute, unconditional, present and continuing irrevocable guaranty of payment and not of collection. If the Company shall fail to pay any amount of the Obligations when due, the Guarantor shall immediately upon demand in writing from Purchaser pay such amount to Purchaser.

               (b) The Guarantor guarantees that the Obligations will be paid to the Purchaser strictly in accordance with the terms of the Purchaser Note and the Purchase Agreement, as the case may be, regardless of any regulation, writ, judgment, injunction, order, decree or award (collectively, the "REGULATIONS") now or hereafter in effect which might in any way affect any of those terms or the rights of Purchaser against the Company or the Guarantor, or which might cause or permit to be invoked any alteration of the time, amount or manner of payment by the Company or the Guarantor under those terms.

               (c) To the full extent permitted by law, the obligations of the Guarantor under this Agreement shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than the full and strict compliance by the Guarantor with those obligations) based on any claim that the Guarantor or any other person may have against the Company, Purchaser or any other person.

               (d) The obligations of the Guarantor under this Agreement shall remain in full force and effect and shall not be released, discharged or in any way affected by any circumstance or condition of any nature (whether or not the Guarantor, the Company or Purchaser shall have any notice or knowledge of the circumstance or condition), including, but not limited to:

                 (i) the invalidity, illegality, unenforceability, discharge, termination, cancellation or frustration, in whole or in part, of any Obligation, the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents;

                (ii) the exercise or enforcement, or failure to exercise or enforce, by any person of any right, remedy, privilege or power under the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents;

               (iii) any demand or attempt to collect from, or failure to demand or attempt to collect from, the Company, the Guarantor or any other person under the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents;

                (iv) the giving, acceptance, existence, non-existence, validity, invalidity or value of any security or collateral securing the Obligations or any guarantee of the Obligations or any attempt or failure to attempt to realize upon that security, collateral or guarantee;

                 (v) the exchange, substitution, renewal, extension, modification, compromise, release, discharge or failure to perfect for any reason of that security, collateral or guarantee;

                (vi) any change in the time, place or manner of payment or other performance or the waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding, funding, or any other forbearance or other action taken, delayed or omitted by Purchaser, the Company, the Guarantor or any other person under or in respect of any term or provision of any Obligation, the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents;

               (vii) the termination, modification, alteration, amendment, waiver, addition, deletion or other change to any Obligation, the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents or any provision thereof;

              (viii) the liquidation, dissolution, merger or consolidation of the Company, the Guarantor, Purchaser or any other person, or the transfer by the Company, the Guarantor, Purchaser or any other person of all or any part of its property or assets;

                (ix) the voluntary or involuntary bankruptcy, receivership, liquidation, insolvency, reorganization, arrangement, assignment for the benefit of creditors or similar proceedings involving or affecting the Company, the Guarantor, Purchaser or any other person or any of its property or assets;

                 (x) the change in the ownership of any shares of capital stock of the Company or the Guarantor or the change in or termination of the corporate relationship between the Company and the Guarantor;

                (xi) the release or discharge, by operation of law or otherwise, of the Company, the Guarantor or any other person from any Obligation or any provision of the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents; and

               (xii) any other circumstance whatsoever, foreseen or unforeseen, which may or might in any manner or to any extent vary the risks of the Guarantor or might otherwise constitute a defense available to or a legal or equitable discharge of a surety or a guarantor or limit recourse against the Guarantor or otherwise.


IT IS THE PURPOSE AND INTENT OF THIS GUARANTY AGREEMENT THAT THE OBLIGATIONS OF THE GUARANTOR UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL, PRESENT AND CONTINUING UNDER ANY AND ALL CIRCUMSTANCES.


          SECTION 1.2 NONRECOURSE. Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this Section to the contrary, the Purchaser agrees (a) to look solely to the Guarantor Collateral (as defined in Section 4.1) and other Collateral for payment of the principal amount of and interest on the Purchaser Note and for the payment of the Enforcement Expenses, (b) that its sole recourse for the repayment of the principal amount of and interest on the Purchaser Note and the Enforcement Expenses shall be to the Guarantor Collateral and other Collateral, and (c) that it shall not seek repayment of the principal amount of or interest on the Purchaser Note or the Enforcement Expenses or to enforce the Purchaser Note or the payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Guarantor, or any stockholder, officer, director, agent or employee of the Guarantor, except that the Purchaser may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Purchaser to realize upon the Guarantor Collateral and other Collateral. The Purchaser may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Purchaser to realize upon (i) the Guarantor's interest in the Guarantor Collateral and (ii) the income arising from the Guarantor Collateral to the extent received, directly or indirectly, by the Guarantor after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Guarantor only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this Section shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Purchaser to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Purchaser to name the Guarantor as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents; (D) impair the right of the Purchaser to obtain the appointment of a receiver with respect to the Guarantor Collateral and the other Collateral; (E) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Guarantor for recovery of damages attributable to fraud or intentional misrepresentation by the Guarantor or any other person in connection with this Agreement, the Security Documents to which the Guarantor is a party or any other Transaction Documents; (F) impair the right of the Purchaser to obtain a money judgment against the Guarantor or any stockholder, officer, director or employee of the Guarantor for the Recourse Distributions received by such person; (G) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Guarantor or any stockholder, officer, director or employee of the Guarantor with respect to the Guarantor's misappropriation of escrows or income collected in advance with respect to the Guarantor Collateral; (H) impair the right of the Purchaser to obtain insurance proceeds or condemnation proceeds due to the Purchaser pursuant to any Security Document; (I) impair the right of the Purchaser to obtain a money judgment or otherwise enforce the provisions of this Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Purchaser from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Guarantor Collateral for the Purchaser Note as provided in the Security Documents; or (K) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Guarantor or any stockholder, officer, director or employee of the Guarantor with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Guarantor Collateral. The parties agree that this Section shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.


                                   ARTICLE II

                 TERMINATION, WAIVERS AND SUBROGATION, EXPENSES


          SECTION 2.1 CONTINUING GUARANTY. This Agreement shall continue to be effective and shall remain in full force and effect until the Obligations shall be paid in full. For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until Purchaser shall have indefeasibly received payment of the Obligations in full in cash. Thereafter, this Agreement shall be reinstated if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or any other person or otherwise, all as though the payment had not been made.

          SECTION 2.2 WAIVERS BY THE GUARANTOR. The Guarantor unconditionally waives, to the full extent permitted by law:

               (a) any defense (other than the payment in full in cash of the Obligations), set-off or counterclaim which the Guarantor may otherwise assert against the Company, Purchaser or any other person;

               (b) presentment, protest, demand for payment, promptness, diligence, notice of protest, notice of any other action at any time taken or omitted by Purchaser and, generally, all demands and notices of every kind in connection with the Purchase Agreement, the other Transaction Documents or the Obligations, including, but not limited to:

                 (i) notice of any of the matters referred to in Section 1.1(d) hereof; and

                (ii) all notices which may be required by Regulations now or hereafter in effect to preserve intact any rights against the Company or the Guarantor under the Purchaser Note, the Purchase Agreement or the other Transaction Documents or as a requirement to the enforcement, assertion or exercise against the Company or the Guarantor of any right, power, privilege or remedy conferred under the Purchaser Note, the Purchase Agreement or the other Transaction Documents;

               (c) any requirement to exhaust any rights or remedies or to mitigate the damages resulting from any default under the Purchaser Note, the Purchase Agreement, the other Transaction Documents or any other documents or any requirement to protect, secure, perfect or insure any lien or any property subject to the lien or take any other action against any person or any collateral or other property;

               (d) all claims that the sale price of any collateral or other property was inadequate or unreasonable for any reason and all other claims to damages and demands of any nature against Purchaser or any other person;

               (e) all equities and rights of appraisal, stay and redemption (whether now or hereafter existing), in each case arising out of Purchaser enforcing any of its rights and remedies under the Purchaser Note, the Purchase Agreement or the other Transaction Documents;

               (f) any exoneration or release from the Obligations resulting from any loss by the Guarantor of its rights, if any, of subrogation or contribution; and

               (g) any other circumstance whatsoever, including, but not limited to, those stated in Section 1.1(d) hereof, which might otherwise constitute a defense to or a legal or equitable discharge or release of a guarantor or surety or a party granting security or which might otherwise limit recourse against the Guarantor with respect to the Obligations.

          SECTION 2.3    SUBROGATION; SUBORDINATION.

               (a) The Guarantor shall not be subrogated, in whole or in part, to the rights of Purchaser against the Company under the Purchaser Note, the Purchase Agreement or the other Transaction Documents until the payment in full of the Obligations.

               (b) Any claim of the Guarantor against the Company arising from payments made by the Guarantor under this Agreement shall be in all respects subordinate to the payment in full and discharge of the Obligations.

               (c) No payment under this Agreement by the Guarantor shall give rise to any claim of the Guarantor against Purchaser.

               (d) Unless and until all Obligations shall have been paid in full, the Guarantor shall not assign or otherwise transfer any claim against the Company to any other person.

          SECTION 2.4 COSTS AND EXPENSES. Subject to Section 1.2, the Guarantor shall pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by or on behalf of the Purchaser in the enforcement of this Agreement.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

          The Guarantor represents and warrants as follows:

          SECTION 3.1 CORPORATE EXISTENCE AND POWER. It (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used and proposed to be owned, leased, licensed or used or (ii) to carry on its business as now conducted and proposed to be conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Guarantor and its Consolidated Subsidiaries, taken as a whole, and (ii) the ability of the Guarantor or the Consolidated Subsidiary, as the case may be, to perform its obligations under any Security Document to which it is or may become a party and
(4) has all necessary corporate power and authority to execute and deliver each Security Document to which it is or may become a party.

          SECTION 3.2 AUTHORIZATION; CONTRAVENTION. The execution and delivery by the Guarantor of each Security Document to which it is or may become a party and the performance by it of its obligations under each of those Security Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its [** articles of incorporation or **] certificate of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the Guarantor or any Consolidated Subsidiary or any of their properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, or (C) any agreement, indenture or other instrument to which the Guarantor or any Consolidated Subsidiary is a party or by which the Guarantor or any Consolidated Subsidiary or their properties may be bound or affected or (2) except as contemplated by the Security Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Guarantor or any Consolidated Subsidiary.

          SECTION 3.3 APPROVALS. No Approval of any Governmental Body or other person is required or advisable on the part of the Guarantor or any Consolidated Subsidiary for (1) the due execution and delivery by the Guarantor, as the case may be, of any Security Document to which it is or may become a party, (2) the conclusion of the First Closing Transactions, (3) the performance by the Guarantor of its obligations under each Security Document to which it is or may become a party with respect to the First Closing Transactions and (4) the exercise by Purchaser of its rights and remedies under each Security Document with respect to the First Closing Transactions.

          SECTION 3.4 BINDING EFFECT. Each Security Document to which the Guarantor is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.5 PRINCIPAL OFFICE. The chief executive office and the chief place of business of the Guarantor, and the place where the books and records of the Guarantor are maintained, is located at [** the address of the Guarantor shown on the signature page hereof **].


                                   ARTICLE IV

                              RELEASE OF COLLATERAL


          SECTION 4.1 DEFINITIONS. The following terms used in this Article shall have the following meanings:

          "GUARANTOR COLLATERAL" means [**FOR NUMBER CORPORATION GUARANTY**] [**the Pledged Share Collateral (as defined in the Share Pledge Agreement between the Guarantor and the Purchaser, dated as of the date hereof**] [**FOR FOREST CANADA GUARANTY**] [**the

Mortgaged Property (as defined in the Mortgage Debenture) executed and delivered by the Guarantor to the Purchaser, dated as of the date hereof**].

          "NET RELEASE PROCEEDS" means the gross proceeds paid in connection with the transfer of any Guarantor Collateral with respect to which a Release is requested LESS the actual, reasonable and customary fees and expenses paid in cash to third-parties which are not Affiliates of the Guarantor in connection with the transfer of the Guarantor Collateral.

          "RELEASE" means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form or otherwise in form reasonably satisfactory to the Guarantor but without any representation or warranty of the Purchaser (other than a warranty as to the Purchaser's own acts)) necessary to release any Guarantor Collateral from the Lien of all applicable Security Documents.

     SECTION 4.2    RELEASE OF CERTAIN COLLATERAL.

     (a) CONDITIONS TO RELEASE OF COLLATERAL. At any time and from time to time after the date of this Agreement, the Guarantor may obtain a Release of the Lien of the Security Documents to which it is a party in respect of all, but not a portion of, any Guarantor Collateral upon compliance with the following terms and conditions on the applicable Release Date:

               (1) the Guarantor shall have delivered written notice to the Purchaser not less than 15 days prior to the proposed Release Date specifying the proposed Release Date and the applicable Guarantor Collateral.

               (2) no default in the payment of the Obligations shall have occurred and be continuing, as of the date of the delivery of the notice pursuant to clause (1) above or as of the Release Date or would exist after giving effect to such Release;

               (3)  any of the following shall obtain:

                    (A) there shall have been deposited in the Cash Collateral Account (as defined in the Collateral Account Agreement) on or before the Release Date cash in an amount equal to the Release Price of the Guarantor Collateral for the purpose of effecting such Release; or

                    (B) if Purchaser shall have requested such Release in connection with the transfer of the Guarantor Collateral, Purchaser shall have consented to the Release, which consent may be granted or withheld in the discretion of Purchaser (except that if Purchaser determines that the fair market value of the Net Release Proceeds is equal to or greater than the Release Price of the Guarantor Collateral, the consent may not be unreasonably withheld), and the non-cash portion of the Net Release Proceeds shall be transferred to the Purchaser together with such instruments, agreements and other documents as are necessary to grant Purchaser a perfected first priority security interest in the non-cash portion of the Net Release Proceeds on substantially the same terms as contained in the Security Document under which the Lien is granted on such Guarantor Collateral; or

                    (C) the aggregate amount of the Cash Collateral is equal to or greater than the then outstanding principal amount of the Purchaser Note;

               (4) the Guarantor shall have delivered to the Purchaser an officer's certificate dated the Release Date, certifying as to the matters referred to in clause (2) above; and

               (5) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be satisfactory, in form and substance, to the Purchaser and the Purchaser's counsel, the Purchaser and such counsel shall have received all such counterpart originals or certified copies of such documents as the Purchaser may reasonably request and counsel for the Purchaser shall have received such documents and evidence that such counsel shall require in order to establish compliance with the conditions set forth in this subsection.

          (b) EFFECT OF RELEASE. Upon any Release of the Guarantor Collateral in accordance with this Section, then the security interest in the Guarantor Collateral shall be released and the Guarantor shall be released from any further liability with respect to the Guaranty and the Security Documents [**FOR FOREST CANADA GUARANTY**] [**other than arising under the Environmental Indemnity.**]


                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.1 NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 5.2    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) In view of the uniqueness of the transactions contemplated hereby, neither of the parties would have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each of the parties agree that the other party shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 5.3 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 5.4    SUCCESSORS AND ASSIGNS.

               (a) Purchaser may assign its rights and delegate its obligations under this Agreement; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the other party. Thereafter, without any further action by any person, all references in this Agreement to "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but Purchaser shall not be released from any obligation or liability under this Agreement.

               (b) Except as provided in Section 5.4(a), no party may assign its rights under this Agreement. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

               (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

          SECTION 5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 5.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 5.7 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 5.8 HEADINGS AND REFERENCES. Articles and section headings in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties, articles and sections in this Agreement are references to the parties, articles or sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 5.9 ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, this Agreement and the other Security Documents to which the Guarantor is a party embodies the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. Purchaser shall remain subject to the other Transaction Documents and paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and Purchaser in accordance with the terms thereof.

          SECTION 5.10 SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          SECTION 5.11 EXCLUSIVE JURISDICTION. Each of the Guarantor and Purchaser (1) agrees that any legal action with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of the Guarantor and the Purchaser may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original legal action in the courts referred to in clause (1) above.

          SECTION 5.12 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 5.13 AFFILIATE. Nothing contained in this Agreement shall constitute Purchaser an "AFFILIATE" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          SECTION 5.14 NON-RECOURSE. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of Purchaser or the shareholders, directors, officers, employees, agents and Affiliates of Purchaser or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of Purchaser under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.


                             -----------------------

               IN WITNESS WHEREOF, the Purchaser and Guarantor have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written in New York, New York.


                              THE ANSCHUTZ CORPORATION


                              By:
                                     -----------------------------------
                              Name:
                                     -----------------------------------
                              Title:
                                     -----------------------------------


                              Address:    2400 Anaconda Tower
                                          555 - 17th Street
                                          Denver, Colorado  80202

                              Telecopy:  (303) 298-8881


                              [GUARANTOR]


                              By:
                                     -----------------------------------
                              Name:
                                     -----------------------------------
                              Title:
                                     -----------------------------------


                              Address:
                                          ------------------------------

                                          ------------------------------

                                          ------------------------------


                              Telecopy:
                                          ------------------------------

                                                                       EXHIBIT E

                                     FORM OF

                               MORTGAGE DEBENTURE


          THIS MORTGAGE DEBENTURE is issued as of May ___, 1995 by [** FOR COMPANY MORTGAGE DEBENTURE **] [** Forest Oil Corporation **] [** FOR FOREST CANADA MORTGAGE DEBENTURE **] [** Forest Oil of Canada, Ltd. **], a corporation under the laws of [** FOR COMPANY MORTGAGE DEBENTURE **] [** the State of New York **] [** FOR FOREST CANADA MORTGAGE DEBENTURE **] [** Alberta **] (the "CORPORATION").


                                    ARTICLE I
                     PROMISE TO PAY:  PRINCIPAL AND INTEREST

     SECTION 1.1 PRINCIPAL. The Corporation, for value received, hereby acknowledges itself indebted and promises to pay to or to the order of The Anschutz Corporation (who and whose successors and assigns as holders of this Debenture are herein called the "HOLDER"), ON DEMAND the principal amount of FOURTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS in lawful money of the United States ($14,500,000.00) at the office of the Holder at 2400 Anaconda Tower, 555 - 17th Street, Denver, Colorado, 80202, telecopy (303) 298-8881, or at such other place as the Holder may designate from time to time by notice in writing to the Corporation.

     SECTION 1.2 INTEREST. The Corporation also promises to pay interest to the Holder on the Principal Amount, from the date hereof until paid in full,
(a) at the same place at the rate of 8.0% per annum from the date hereof to and including __________, 1995(1) and (b) at the rate of 12.5% per annum thereafter. Such interest shall be payable in arrears on and to the last calendar day of each month. The Corporation further agrees to pay interest on all overdue interest calculated at the rate and manner set forth above both before and after judgement which over-due interest shall be payable on demand. If payment of the Principal Amount is demanded pursuant to the terms hereof, all accrued and unpaid interest shall also be payable on the date for payment of the Principal Amount.


- ------------------------------

(1) The date that is 16 weeks after the First Closing Date.

                                   ARTICLE II
                         DEFINITIONS AND INTERPRETATION

     SECTION 2.1 DEFINITIONS. In this Debenture, unless there is something in the subject matter or context inconsistent therewith:

          "ACCOUNT DEBTOR" means any person producing, purchasing, taking, processing or receiving any hydrocarbons produced from or allocable to the interest of the Corporation in the Mortgaged Property, or having in its possession any such hydrocarbons or proceeds therefrom, or otherwise obligated to pay any account receivable or other debt due, owing or accruing due to the Corporation in respect of the Mortgaged Property;

          "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending or, to the knowledge of the person, threatened against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body;

          "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

          "APPLICABLE LAWS" means, in relation to any person, transaction or event:

          1. all applicable provisions of laws, statutes, rules and regulations from time to time in effect of any Governmental Body; and

          2. all judgments, orders, awards, decrees, official directives, writs and injunctions from time to time in effect of any Governmental Body in an action, proceeding or matter in which the person is a party or by which it or its property is bound or having application to the transaction or event;

          "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing;

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Province of Alberta or the State of Colorado or is a day on which banking institutions located in such province or state are authorized or required by law or other governmental action to close;

          "CAPITALIZED LEASE" means any lease that is or should be capitalized and appear on the balance sheet of the lessee;

          "COLLATERAL" means all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by the Corporation, any of the Corporation and its Subsidiaries or in which any of the Corporation and its Subsidiaries has or shall acquire an interest, to the extent of the interest therein of the Corporation or the Subsidiary, as the case may be, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Holder, or in which a security interest is granted to the Holder to secure all or any part of the Obligations or any guarantee thereof pursuant to this Debenture;

          "CONTRACTS" means all oil and gas purchase, sale and other agreements and contracts, processing agreements, operating, pooling, unitization or communitization and related agreements and all other agreements or contracts relating to the operation or ownership of the Mortgaged Property;

          "ENVIRONMENTAL CLAIM" means, with respect to any person, (a) any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "ENVIRONMENTAL CLAIM" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, costs recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

          "ENVIRONMENTAL LAWS" means any and all presently existing federal, provincial, state, local and foreign laws, rules or regulations, and any orders or decrees in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes;

          "EVENT OF DEFAULT" means any event or circumstance enumerated in
          Section 10.2;

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder;

          "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time;

          "GOOD TITLE" means, with respect to the Mortgaged Property, good and defensible title that (1) entitles the Corporation or a Subsidiary to receive not less than the Net Revenue Interests of all oil and gas produced, saved and sold from the Mortgaged Property without reduction, suspension or termination throughout the productive life of such property, (2) obligates the Corporation or a Subsidiary to bear a portion of the costs and expenses of operation and development of such property in an amount not greater than the working interests set forth in Schedule "A" without increase throughout the productive life or such property and (3) is free and clear of all Liens, encumbrances and defects, other than Permitted Encumbrances and Liens that a reasonably prudent purchaser of oil and gas properties in an arm's length transaction would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity and the degree of difficulty or the cost of performing curative work;

          "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, provincial, county or local, domestic or foreign;

          "GUARANTY AGREEMENT" means the Guaranty Agreement dated May ___, 1995 between Forest Oil of Canada, Ltd. and The Anschutz Corporation;

          "HAZARDOUS MATERIAL" means, collectively, (a) any petroleum or petroleum products, geothermal products, natural gas, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants",
          "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law;

          "HOLDER" has the meaning set forth in the preamble to this Debenture;

          "LANDS" means the Lands described and set forth in Schedule "A" hereto including Petroleum Substances within, upon or under such lands and any other lands with which the same may from time to time be pooled or unitized, together with the right to explore for and recover same, insofar as such rights are granted by the Leases;

          "LEASE" includes sublease and any other agreements in the nature of a lease;

          "LEASES" means the leases described in Schedule "A" and all renewals, replacements and extensions thereof;

          "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the PPSA or comparable law of any jurisdiction to evidence any of the foregoing);

          "LIEN HEREOF" means the Security Interests created or expressed to be created or required to be created by the Corporation pursuant to this Debenture or any indenture supplementary hereto;

          "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of the Corporation or any of its Subsidiaries in the Debenture that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are the subject of the same or other such representations, warranties, covenants and other agreements that include therein a reference to the possible occurrence of a Material Adverse Effect, a material adverse effect on the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the Corporation and its Subsidiaries, taken as a whole, or the ability of the Corporation or a Subsidiary to perform its obligations under this Debenture;

          "MISCELLANEOUS INTERESTS" means the Corporation's interest in and to all property, assets and rights (other than the Petroleum and Natural Gas Rights or the Tangibles) whether now owned or hereafter acquired that relate to the Petroleum and Natural Gas Rights or Tangibles, including without limitation:

          (a) All contracts, agreements and documents (including, without limitation, production sales contracts, pooling agreements, unit agreements, unit operating agreements, agreements for construction, ownership and operation of facilities and agreements and arrangements for the transportation of Petroleum Substances) relating to the Petroleum and Natural Gas Rights or Tangibles or any rights in relation thereto;

          (b) All rights to enter upon, use and occupy the surface of any of the Lands, or any lands upon which any of the Tangibles are now or hereafter situated;

          (c) All rights to carry out operations on the Lands and Leases, including well licences and easements and pipeline and other permits;

          (d) Petroleum Substances from time to time produced from any of the Lands and allocable to the Petroleum and Natural Gas Rights;

          (e) Books, records, reports and data that relate directly to the Petroleum and Natural Gas Rights; and

          (f) All extensions, renewals, replacements or amendments of or to the foregoing items described in paragraphs (a) to (e) above.

          "MORTGAGED PROPERTY" means all right, title, estate and interest of the Corporation, whether freehold, leasehold or other, in, to, under and in respect of the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests and all proceeds of the foregoing, which are from time to time subject to the lien hereof; such term shall be deemed to refer to such property, assets and undertakings or any part thereof;

          "NET REVENUE INTEREST" means, with respect to any particular Lands, the applicable working interest of the Corporation (as set forth in Schedule "A") LESS the corresponding encumbrances (as set forth in Schedule "A");

          "OBLIGATIONS" means all of the indebtedness, liabilities and obligations, present and future, matured or not of the Corporation under this Debenture, including payment of the Principal Amount, interest thereon and interest on overdue interest, payment of all other amounts required to be paid hereunder, and observance and performance of all other covenants, indemnities, terms, conditions, agreements and other requirements herein contained, both monetary and non-monetary;

          "PERMITTED DISPOSITIONS" and "PERMITTED ENCUMBRANCES" each has the meaning ascribed thereto in Schedule "B";

          "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or any agency or instrumentality thereof, or any other entity;

          "PETROLEUM AND NATURAL GAS RIGHTS" means the entire interest of the Corporation in and relating to the Petroleum Substances within, upon or under the Lands granted pursuant to the Leases as set forth and described in Schedule "A" hereto;

          "PETROLEUM SUBSTANCES" means petroleum, natural gas, and related hydrocarbons and other substances, including sulphur, produced in association with such petroleum, natural gas or related hydrocarbons, the rights to which are granted by the Leases;

          "PPSA" means the PERSONAL PROPERTY SECURITY ACT (Alberta);

          "PRINCIPAL AMOUNT" means the principal amount payable pursuant to
          Section 1.1 (or, subject to Section 3.2, so much thereof as remains from time to time unpaid);

          "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible;

          "PURCHASE AGREEMENT" means the Purchase Agreement dated May ___, 1995 between the Corporation and The Anschutz Corporation;

          "RECEIVER" means any receiver or receivers of the Mortgaged Property appointed by the Holder pursuant to this Debenture or by a court having jurisdiction; such term shall be deemed to refer to a receiver or receiver-manager;

          "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body, and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing;

          "SECURITY INTERESTS" means a mortgage, pledge, deposit by way of security, charge, hypothec, assignment by way of security, security interest, lien (whether statutory, equitable or at common law), title retention agreement, lease with option to purchase, a right of off-set (if created for the purpose of directly or indirectly securing the repayment of borrowed money), and any other interest in property or assets, howsoever created or arising, that secures payment or performance of an obligation;

          "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution. For purposes of the foregoing definition, an arrangement by which a person who owns any Mortgaged Property is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement pooling arrangement or other similar agreement or arrangement shall not, by reason of such agreement or arrangement alone, be considered a Subsidiary. Unless the context otherwise requires, references to one or more Subsidiaries shall be references to Subsidiaries of the Corporation; and

          "TANGIBLES" means the entire interest of Corporation in all tangible depreciable property and assets used or useful solely in connection with production, gathering, treatment, storage, compression, processing, transportation, injection, removal or other operations relating to the Petroleum and Natural Gas Rights, whether they are situate within or upon the Lands or appurtenant thereto or used in connection with wells located on the Lands.

Derivations of any of the foregoing defined terms shall have a corresponding meaning. Terms not otherwise defined herein have the meaning ascribed thereto in the Purchase Agreement.

     SECTION 2.2 PER ANNUM CALCULATIONS; CURRENCY; TIME; "INCLUDING".

     A. Unless otherwise stated, interest specified as a rate "per annum" shall be computed on the basis of a calendar year of twelve 30-day months.

     B. Unless otherwise stated, references herein to dollar amounts or $ shall be deemed to be references to United States dollars.

     C. Unless otherwise stated, references herein to time shall mean local time in Alberta.

     D. The word "including" shall not be construed to limit or restrict the generality of the matter that precedes it.

     E. Whenever interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the 12-month period commencing on the first day of the period for which such calculation is made and divided by 360.

     SECTION 2.3 STATUTE REFERENCES. References herein to a statute include, unless otherwise stated, regulations passed or in force pursuant thereto and any amendments to such statute or to such regulations from time to time, and any legislation or regulations substantially replacing the same or substantially replacing any specific provision to which such reference is made.


                                   ARTICLE III
                              DEPOSIT OF DEBENTURE

     SECTION 3.1 DEPOSIT OF DEBENTURE AS COLLATERAL SECURITY. This Debenture may be issued, pledged, hypothecated or deposited by the Corporation as collateral security for any indebtedness, liabilities or obligations (direct or indirect, present or future, absolute or contingent, matured or not, extended or renewed), and may only be cancelled by the Corporation when physically redelivered by the Holder to the Corporation upon satisfaction of all such liabilities, indebtedness or obligations. While this Debenture is so issued, pledged, hypothecated or deposited it shall not be redeemed by reason of the account of the Corporation having ceased to be in debit, or by reason of the liabilities, indebtedness or obligations in respect of which this Debenture is issued, pledged, hypothecated or deposited being repaid or satisfied from time to time.

     SECTION 3.2 DEBENTURE IS OUTSTANDING FOR FULL FACE AMOUNT.
Notwithstanding anything in Section 3.1 or elsewhere contained, this Debenture shall constitute a secured promise of the Corporation to pay the full face Principal Amount referred to in Section 1.1 irrespective of whether any liabilities, indebtedness or obligations in respect of which this Debenture may have been issued, pledged, hypothecated or deposited as collateral security are less than such amount. The Corporation agrees and confirms that no payment by the Corporation to the Holder on account of any such liabilities, indebtedness or obligations shall reduce the Principal Amount owing under this Debenture unless such payment is specifically and expressly in writing appropriated by the Corporation to this Debenture and recorded as such in writing by the Holder on this Debenture.

     SECTION 3.3 NONRECOURSE. Notwithstanding anything in Section 3.2 or elsewhere contained, except as otherwise set forth in this Section 3.3 to the contrary, and except as otherwise set forth in the Mortgage Debenture Deposit Agreement dated as of the date hereof between the Corporation and the Holder to the contrary, for purposes of securing the Obligations under this Debenture, the Holder shall (1) look solely to the Mortgaged Property for payment of the Obligations, (2) only have recourse for the repayment of the Obligations to the Mortgaged Property, and (3) not seek repayment of the Obligations or enforce this Debenture by any action or proceeding wherein a money judgment shall be sought against the Corporation, or any stockholder, officer, director, agent or employee of the Corporation, except that the Holder may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Holder to realize upon the Mortgaged Property. The Holder may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding solely for the purpose of enabling the Holder to realize upon the income arising from the Mortgaged Property to the extent received, directly or indirectly, by the Corporation after the occurrence of an Event of Default (the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Corporation only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this Section 3.3 shall not (a) impair the validity of the Obligations or in any way affect or impair the Lien hereof or the right of the Holder to foreclose any Security Document following the occurrence and during the continuation of an Event of Default, (b) impair the right of the Holder to name the Corporation as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, (c) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents, (d) impair the right of the Holder to obtain the appointment of a receiver with respect to the Mortgaged Property, (e) impair the right of the Holder to bring suit for recovery of a money judgment against the Corporation for recovery of damages attributable to fraud or intentional misrepresentation by the Corporation or any other person in connection with this Debenture, the Security Documents to which the Corporation is a party or any other Transaction Documents to which the Corporation is a party, (f) impair the right of the Holder to obtain a money judgment against the Corporation or any stockholder, officer, director or employee of the Corporation for the Default Collateral received by such person, (g) impair the right of the Holder to bring suit for recovery of a money judgment against the Corporation or any stockholder, officer, director or employee of the Corporation with respect to the Corporation's appropriation of escrows or income collected in advance with respect to the Mortgaged Property and other Collateral, (h) impair the right of the Holder to obtain insurance proceeds or condemnation proceeds due to the Holder pursuant to any Security Documents, (i) impair the right of the Holder to obtain a money judgment or otherwise enforce the provisions of this Debenture, (j) prevent or in any way hinder the Holder from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Mortgaged Property, or
(k) impair the right of the Holder to bring suit for recovery of a money judgment against the Corporation or any stockholder, officer, director or employee of the Corporation with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Mortgaged

Property. The parties agree that this Section 3.3 shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.


                                   ARTICLE IV
                                    SECURITY

     SECTION 4.1 SECURITY FOR OBLIGATIONS. As continuing security for the due payment, observance and performance of all Obligations of the Corporation, but subject to the exception as to leaseholds hereinafter contained, the Corporation hereby grants, conveys, assigns, mortgages and charges to the Holder, its successors and assigns as and by way of a first fixed and specific mortgage, charge and security interest, all right, title, estate and interest, whether freehold, leasehold or other, in, to, under and in respect of the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests and all proceeds of any of the foregoing.

     SECTION 4.2 HABENDUM. The Holder shall have and hold the Mortgaged Property and the rights hereby conferred on the Holder for the use and purpose and with the powers and authorities herein expressed.

     SECTION 4.3 HOLDER NOT LIABLE ON CORPORATION'S AGREEMENTS. Nothing contained in this Debenture shall be construed as rendering the Holder liable, directly or indirectly, for any obligations of the Corporation under any agreement, instrument, permit, lease, license or other document subject to the lien hereof, or any judgment, decree or order of any governmental or judicial body.

     SECTION 4.4 CHARGE VALID IRRESPECTIVE OF ADVANCE OF MONEYS. The liens hereof shall be and be deemed to be effective whether or not the moneys hereby secured or any part thereof shall be advanced before or after or upon the date of execution and issuance of this Debenture.

                                    ARTICLE V
                   PROVISIONS APPLICABLE TO ASSIGNED ACCOUNTS

     SECTION 5.1 ASSIGNED ACCOUNTS.

     (a) The Corporation will, at the request of the Holder, furnish the Holder with the names of all Account Debtors. Upon notification by the Holder of any or all Account Debtors, the Holder may direct such parties to make all payments to the Holder. The Corporation acknowledges that any such payments on or other proceeds of the Mortgaged Property received by the Corporation from such parties after notification of the lien hereof to such parties shall be received and held by the Corporation in trust for the Holder and shall be turned over to the Holder upon request. Nothing contained in this
          Section 5.1(a) shall or shall be deemed to have the effect of making the Holder responsible to ascertain the

          Account Debtors or for the collection of any such accounts or amounts nor shall the Holder, by reason of this Section 5.1(a) or by reason of any steps, actions, notices or other proceedings taken or given to enforce such rights be or be deemed to be a mortgagee in possession of the Mortgaged Property or any part thereof nor be liable or accountable for any moneys except those actually received.

     (b) The following provisions shall apply to all debts, accounts, claims, moneys, receivables and other similar items of personal property subject to the lien hereof (in this Section called the "assigned accounts") following the occurrence and during the continuance of an Event of Default:

          (i) COLLECTION: the Holder may collect, realize, sell or otherwise deal with the assigned accounts or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Corporation (except as otherwise required by applicable law);

          (ii) NOT BOUND TO COLLECT: the Holder shall not be liable or accountable for any failure to collect, realize, sell or otherwise deal with or obtain payment of the assigned accounts or any part thereof and shall not be bound to institute proceedings for the purpose of collecting, realizing, selling or otherwise dealing with or obtaining payment of the same or for the purpose of preserving any rights of the Holder, the Corporation or any other person in respect of the same;

          (iii) APPLICATION: all moneys collected or received by the Holder in respect of the assigned accounts may be applied on account of such parts of the Obligations as the Holder in its discretion determines or, in the discretion of the Holder, may be held in a separate collateral account for such time as the Holder sees fit, or released to the Corporation; and

          (iv) CONTROL OF PROCEEDS: the Holder may take control of any proceeds of the assigned accounts.


                                   ARTICLE VI
                        POSSESSION AND USE UNTIL DEFAULT

     SECTION 6.1 POSSESSION. Unless and until an Event of Default shall have occurred and is continuing, the Corporation may, subject to the express terms hereof and without obtaining the consent of the Holder, possess, manage, develop, operate and enjoy the Mortgaged Property in the ordinary course of business and in accordance with prudent industry standards, and freely control the conduct of its business and to take and use and dispose of any income, rents, issues and profits thereof in the same manner, to the same extent and with the same effect, except as provided herein, as if this Debenture had not been made.


                                   ARTICLE VII
                       LEASES; RESTRICTIONS ON ASSIGNMENT

     SECTION 7.1 LAST DAY OF TERM EXCLUDED. The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Corporation shall be excepted from the lien hereof and shall not form part of the Mortgaged Property, but the Corporation shall stand possessed of such one day remaining upon trust to assign and dispose of the same as the Holder or any assignee from the Holder of such lease or agreement shall direct. The Holder may at any time after the occurrence and during the continuance of an Event of Default remove the Corporation as trustee and appoint another in its place.

     SECTION 7.2 PROHIBITIONS ON ASSIGNMENT. If any lease, agreement, license or permit contains a clause which provides in legal effect that it cannot be encumbered in the manner herein provided without the consent or approval of the other party thereto or the issuer thereof, then the effectiveness of the lien hereof (vis-a-vis such party or issuer only and in respect to such lease, agreement, license or permit only) shall be conditional upon such consent or approval having been obtained. The Corporation shall use its best efforts to obtain such consent or approval forthwith, and the lien hereof, while effective as against the Corporation and all other persons immediately, shall be effective against such other party as soon as the required consent or approval is given, or deemed or required to be given, whichever shall first occur.

     SECTION 7.3 REALIZATION ON AGREEMENTS. Nothing in Section 7.2 or elsewhere in this Debenture shall be construed as limiting the rights of the Holder or any Receiver to rely upon provisions in any agreement or instrument subject to the lien hereof where such provisions are more favourable to the Holder or a Receiver than those contained herein (notwithstanding any inconsistency herewith), nor as requiring the Holder or any Receiver to comply with any restrictions of the nature referred to in Section 7.2 in connection with any realization on the Mortgaged Property where such compliance is not otherwise required by the law relating to realization of security.


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     SECTION 8.1 GENERAL REPRESENTATIONS AND WARRANTIES. The Corporation represents and warrants to the Holder that:

     (a) CORPORATE EXISTENCE AND POWER: it (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both
          (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of
          (i) its business, properties, operations, prospects or condition (financial or otherwise) and (ii) its ability to perform its obligations under this Debenture and (4) has all necessary corporate power and authority to execute and deliver this Debenture;

     (b) AUTHORIZATION; CONTRAVENTION: subject to the filing for recordation of security notices with the Department of Energy, Forest Lands and Wildlife for the Province of Alberta and of financing statements with the Personal Property Registry for the Province of Alberta, the execution and delivery by the Corporation and the performance by it of its obligations under this Debenture has been duly authorized by all necessary corporate action and does not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which it or any of its properties may be bound or affected, or (C) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected or (2) except as contemplated by this Debenture, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by it; and

     (c) BINDING EFFECT: when executed and delivered in accordance with its terms, this Debenture will be a legally valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     SECTION 8.2 REPRESENTATIONS AND WARRANTIES REGARDING PROPERTY. The Corporation represents and warrants to the Holder that:

     (a) TITLE TO ASSETS: it or a Subsidiary has Good Title to such portion of the Mortgaged Property included or reflected in the engineering report described in Section 8.2(b)(i) and reflected in the financial statements referred to in Section 4.5 of the Purchase Agreement (other than any Mortgaged Property disposed of since the respective dates thereof in the ordinary course of business consistent with past practices);

     (b)  MORTGAGED PROPERTY:

          (i) the report entitled "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests" prepared by Ryder, Scott & Company (the "INDEPENDENT ENGINEERS"), dated as of December 31, 1994, setting forth the estimated future reserves and income attributable to the Mortgaged Property, reflects the working interests set forth in Schedule "A" and the Net Revenue Interests of the Corporation and the working interests and the net revenue interests of Forest Oil of Canada, Ltd. in the Mortgaged Property, EXCEPT for the Overriding Royalty Assignment as described in Schedule "A";

          (ii) all logs, reservoir reports, production reports, cost and expense data, tax information, pricing data, engineering and technical data, geological and geophysical data, and all other data and information, in each case to the extent furnished by the Corporation and Forest Oil of Canada, Ltd. to the Independent Engineers in preparing the report referred to in
                 Section 8.2(b)(i), were consistent in all material respects with, or were provided without adjustment in the form available on the internal records of the Corporation and Forest Oil of Canada, Ltd.;

          (iii) since the acquisition of the Mortgaged Property by the Corporation, the Corporation or a Subsidiary has maintained records with respect to the Mortgaged Property in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry applicable to non-operated interests in oil and gas properties;

          (iv) except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture:

                 (A) the Leases in respect of the Mortgaged Property are in full force and effect and the Corporation has not been advised by any lessor or any other party of any default under any such oil and gas leases or other Contract, which default has not heretofore been cured in all respects;

                 (B) the Corporation is not currently in breach of or in default under any obligations under any oil and gas lease or other Contract in respect of the Mortgaged Property;

                 (C) except for amounts held in suspense in accordance with prudent industry practice, the Corporation has made or has caused to be made proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties), due under the oil and gas leases and other Contracts in respect of the Mortgaged Property;

                 (D) the Corporation is being paid, in a timely manner, the Net Revenue Interests;

                 (E) the Corporation has fulfilled all material requirements for filings, certificates, disclosures of parties in interest and other similar matters contained in (or otherwise applicable thereto by Regulation) its respective Contracts and is fully qualified to own and hold the Mortgaged Property;

                 (F) no other party to a material Contract to which the Corporation is a party has given or threatened to give notice of any Action to terminate, cancel, rescind or procure a judicial reformation of any such Contract or any provision thereof; and

                 (G) there are no express obligations to engage in continuous development operations (i.e., drilling additional wells) in order to maintain any Contract in respect of the Mortgaged Property;

          (v)    except as reflected in the financial statements referred to in
                 Section 4.5 of the Purchase Agreement or as otherwise previously disclosed to the Holder in writing, which writing makes reference to this Debenture, the Corporation:

                 (A) is not obligated by virtue of a prepayment arrangement under any gas contract containing a "take or pay" or similar provision, a production payment or any other arrangement to deliver a material amount of gas or oil attributable to the Mortgaged Property at some future time without then or thereafter receiving full payment therefor; or

                 (B) has not received any funds or payments from purchasers of production of gas under gas contracts which are subject to a potential refund;

          (vi) except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture:

                 (A) all of the producing wells located on the Lands included in the Mortgaged Property have been drilled and completed within the boundaries of such Lands or within the limits otherwise permitted by contract, pooling or unit agreement, lease instrument and by Regulation;

                 (B) to the knowledge of the Corporation, all drilling and completion of the wells included in the Mortgaged Property and all development and operations on such Mortgaged Property have been conducted in compliance with all applicable Regulations and licenses; and

                 (C) except as may be reflected in the engineering report referred to in Section 8.2(b)(i), no well located on the Lands included in the Mortgaged Property is subject to penalties on allowables because of any overproduction (legal or illegal) which would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any Governmental Body to be assigned to any such well;

          (vii) except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture:

                 (A) there exist no material impairments to any Approvals granted by any federal or provincial Governmental Body in Canada, in each case with respect to the assignments by the Corporation of an interest in any such federal or provincial leases in relation to the Mortgaged Property to any party; and

                 (B) the Corporation has complied in all material respects with all Regulations applicable to such federal or provincial leases;

          (viii) except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture, as of the most recent date or dates before the date hereof for which information is available, with respect to the Mortgaged Property which are subject to a gas contract and a balancing agreement with respect to the production of petroleum or other similar agreement, there has not been delivered to or for the account of the Corporation more production of gas than the amount to which it is entitled and the Corporation is not subject to any material "make up" deliveries of gas out of its proportionate share of production.

          (ix) there are no claims, proceedings, actions or lawsuits in existence, and, to the knowledge of the Corporation, none are contemplated or threatened pertaining to the Mortgaged Property;

          (x) it is in good standing under Applicable Law, and has not received any notice of any violation of any Applicable Law from any Governmental Body in relation to the Mortgaged Property;

          (xi) it is not aware of and has not received any notice of any offset obligations (including obligations to drill wells, surrender rights, or pay compensatory royalty) affecting any of the Leases which have not been satisfied;

          (xii) the interest of the Corporation in the Petroleum and Natural Gas Rights as set forth in Schedule "A" is not subject to reduction by reference to payout of a well; and

          (xiii) to the knowledge of the Corporation, there are no gas balancing agreements or similar arrangements pertaining to the Mortgaged Property.

     SECTION 8.3 REPRESENTATIONS AND WARRANTIES REGARDING TANGIBLES. The Corporation represents and warrants to the Holder that, to the knowledge of the Corporation, the Tangibles are in good condition and repair, except for ordinary wear and tear, which does not materially and adversely affect the business, properties, operations (including the operation of the Mortgaged Property), prospects or condition (financial or otherwise) of the Corporation, are suitable and adequate for the uses for which they are used and intended and to carry on the business of the Corporation as now conducted and as proposed to be conducted, comply in all material respects with the terms and conditions of all agreements relating to the Tangibles, and are in conformity in all material respects with all Regulations and all decisions, rulings, orders and awards of any arbitrator applicable to its or its business, properties or operations of any Governmental Body currently in effect, scheduled to come into effect or proposed to be adopted, entered or issued, as the case may be.

     SECTION 8.4 REPRESENTATIONS AND WARRANTIES REGARDING ENVIRONMENTAL MATTERS. The Corporation represents and warrants to the Holder that:

     (a) each of the Corporation and its Subsidiaries and, to the knowledge of the Corporation, each operator of any Mortgaged Property has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Corporation and its Subsidiaries and each operator of any Mortgaged Property is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect; and

     (b) except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture:

          (i) no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Corporation, no investigation or review is pending or threatened by any Governmental Body or other entity with respect to any alleged failure by the Corporation or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Corporation or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Environmental Release of any Hazardous Materials generated by the Corporation or any of its Subsidiaries (collectively, an "ENVIRONMENTAL NOTICE"), and, to the knowledge of the Corporation, there is no Environmental Notice against any operator of any Mortgaged Property;

          (ii) none of the Corporation, its Subsidiaries or, to the knowledge of the Corporation, any operator of any Mortgaged Property owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state, provincial or local statute; and

                 (A) to the knowledge of the Corporation, no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries in excess of concentrations allowed by Environmental Laws;

                 (B) to the knowledge of the Corporation, no friable asbestos or asbestos containing materials are present at any site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries in excess of concentrations allowed by the Environmental Laws;

                 (C) to the knowledge of the Corporation after due inquiry, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries except such as are or were (at the time owned, operated or leased by the Corporation or any of its Subsidiaries) in compliance with Environmental Laws; and

                 (D) to the knowledge of the Corporation, there has not been any Environmental Release of Hazardous Materials at, on or under any site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries in violation of any Environmental Laws.

          (iii) to the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
                 300.5 ("CERCLIS"), or on any similar state, provincial or local list or that is the subject of federal, state, provincial or local enforcement actions or other investigations that may lead to Environmental Claims against the Corporation or any of its Subsidiaries;

          (iv) there has not been any Environmental Release, recycling, treatment, storage or disposal of Hazardous Material generated by the Corporation or any of its Subsidiaries or by any operator of

                 Mortgaged Property in violation of Environmental Laws at any location other than those previously disclosed to the Holder in writing, which writing makes reference to this Debenture;

          (v) no oral or written notification of an Environmental Release of a Hazardous Material in violation of an Environmental Law has been filed by or on behalf of the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, by any operator of Mortgaged Property, and no site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state or provincial list of sites requiring investigation or clean-up;

          (vi) no Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Corporation or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and, to the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries is required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located;

          (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Corporation or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Corporation or any of its Subsidiaries which have not been made available to the Holder;

          (viii) any Hazardous Material handled or dealt with in any way in connection with the business, properties or operations of the Corporation or a Subsidiary, whether before or during the period the same have been under the control of the Corporation or the Subsidiary, as the case may be, has been and is being handled or dealt with in all respects in substantial compliance with applicable Regulations and otherwise in a manner that could not have a Material Adverse Effect;

          (ix) no sewage, waste or by-product is being or has been discharged, spilled on or stored, processed or treated at, any real property or other facilities now or previously owned, leased, licensed or used by the Corporation or a Subsidiary, including, but not limited to, the

                 Mortgaged Property, which discharge, spill, storage, processing or treatment could have a Material Adverse Effect;

          (x) during the five years ending on the date of this Debenture, no employee or other person has made a written claim or demand or, to the knowledge of the Corporation, an oral claim or demand against the Corporation or a Subsidiary based on alleged damage to health caused by any Hazardous Material or by any sewage, waste or by-product; and

          (xi) during the five years ending on the date of this Debenture, none of the Corporation and its Subsidiaries has been charged in writing by any Governmental Body or, to the knowledge of the Corporation, any other person with improperly using, handling, storing, discharging or disposing of any Hazardous Material or with causing or permitting any pollution of any ground water aquifer, surface waters or other lakes, streams, rivers or bodies of water in violation of Environmental Laws.

     SECTION 8.5 ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Corporation represents and warrants to the Holder that:

     (a) LITIGATION: except as previously disclosed to the Holder in writing, which writing makes reference to this Debenture, there is no Action pending or, to the knowledge of each of the Corporation and its Subsidiaries, threatened against the Corporation or a Subsidiary that
          (1) involves any of the Transactions or (2) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that exceeds U.S. $50,000 individually or U.S. $100,000 in the aggregate; and

     (b) COMPLIANCE WITH LAWS: none of the Corporation and its Subsidiaries is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award or any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided but it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.


                                   ARTICLE IX
                          COVENANTS OF THE CORPORATION

     SECTION 9.1 GENERAL COVENANTS. The Corporation covenants and agrees with the Holder:

     (a) that the Mortgaged Property, the subject of the fixed charge of this Debenture, is free and clear of all Liens, other than (i) the mortgage and charge created under and secured by this Debenture, and (ii) any Lien which is specifically permitted by the Holder pursuant to an instrument in writing executed by the Holder and addressed to the Corporation, which instrument shall refer to this Debenture and describe any such Lien so permitted by the Holder;

     (b) that the Corporation will comply in all respects with each Regulation of all Governmental Bodies and each decision, ruling, order or award of all arbitrators applicable to it or its business, properties or operations, if a failure to comply with any of the foregoing, individually or in the aggregate, could materially and adversely affect its business, properties, operations, prospects or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or the ability of the Corporation or the Subsidiary, as the case may be, to perform its obligations under this Debenture;

     (c) that the Corporation will furnish to the Holder, promptly after the commencement of each such matter, notice of all Actions affecting the Corporation or a Subsidiary that, if adversely determined, could materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or the ability of the Corporation or the Subsidiary, as the case may be, to perform its obligations under this Debenture;

     (d) that the Corporation will defend title to the Mortgaged Property against claims and demands of all persons whomsoever;

     (e) to carry on and continuously conduct its business in a lawful, efficient, diligent and businesslike manner solely in a business of the same general type as conducted by it on the date of this Debenture in the ordinary course, consistent with past practices;

     (f) to keep and maintain proper books of account and records accurately covering all aspects of the business and affairs of the Corporation and to permit authorized officers, employees or agents of the Holder to inspect the same during regular business hours;

     (g) that the Corporation will, or cause the operator of any Mortgaged Property (in accordance with the applicable operator contract then in effect) to, repair and keep in repair and in good working order and condition all buildings, structures, plant, machinery, apparatus, equipment and vehicles that from time to time comprise and form a part of the Mortgaged Property;

     (h) to promptly pay when due all business, income and/or profits taxes properly levied or assessed against the Corporation, its business, operations, revenues, incomes or profits, save and except when and so long as the validity of any such tax is in good faith contested by the Corporation;

     (i) that the Corporation will, or cause the operator of any Mortgaged Property (in accordance with the applicable operator contract then in effect) to, fully pay and discharge as and when the same become due and payable all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Mortgaged Property, or any part thereof, and if the Corporation fails to pay any of such taxes, rates, duties or assessments and if it is not in good faith contesting the same, the Holder may, but shall not be obligated to, pay the same and any amounts so paid by the Holder shall become and form part of the principal sum secured hereby and shall bear interest at the rate aforesaid until paid; and

     (j) that the Corporation will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, mortgages, transfers and assurances in law as the Holder shall reasonably require for better assuring, mortgaging, assigning and confirming unto the Holder as continuing security for the present and future obligations of the Corporation to the Holder all and singular the undertaking and all of the property and assets of the Corporation hereby mortgaged or charged or intended so to be or which the Corporation may hereafter become bound to mortgage or charge to and in favour of the Holder and for the better accomplishing and effectuating of the intentions of this Debenture; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time if required by the Holder execute and deliver to the Holder assignments in such form as the Holder may require assigning to the Holder as continuing security for the present and future obligations of the Corporation to the Holder all book debts, accounts receivable, rents, incomes and other monies due or accruing due from time to time to the Corporation.

     SECTION 9.2 NEGATIVE COVENANTS. The Corporation shall not and covenants that it will not, except as provided in this Debenture:

     (a) sell, exchange, encumber, mortgage, charge, pledge, transfer, assign or dispose of all or any part of the Mortgaged Property (other than Permitted Dispositions);

     (b) create or suffer to be created any Lien upon its undertaking or any of its property and assets the subject of the fixed charge created and secured hereby save and except for:

          (i)    Permitted Encumbrances;

          (ii) any other security granted from time to time by the Corporation to the Holder for or in respect of any present or future indebtedness of the Corporation to the Holder; and

          (iii) any security granted to the Holder on the accounts receivable or inventory of the Corporation to secure current loans required for the usual purposes of the Corporation; and

     (c) guarantee to anyone other than to the Holder, the debts, liabilities or obligations of any person, firm or corporation whomsoever or become the endorser on any note or other obligation otherwise than in the ordinary course of the business of the Corporation.


                                    ARTICLE X
                                     DEMAND

     SECTION 10.1 OBLIGATIONS PAYABLE ON DEMAND. The Corporation agrees and acknowledges that the Obligations for the payment of money hereunder (including the Principal Amount, interest thereon and interest on overdue interest) are payable by the Corporation on demand by the Holder and the Corporation covenants and agrees with the Holder to pay the Principal Amount, interest thereon and other moneys hereby secured, together with other appurtenant charges thereon on demand by the Holder.

     SECTION 10.2 EVENTS OF DEFAULTS. The happening of any of the following events or circumstances shall be an "EVENT OF DEFAULT":

     (a) NON-PAYMENT ON DEMAND: the Corporation shall fail to pay the Principal Amount or interest thereon when demanded by the Holder;

     (b)  INSOLVENCY (VOLUNTARY PROCEEDINGS):  the Corporation shall:

          (i) become insolvent, or generally not pay its debts or meet its liabilities as the same become due, or admit in writing its inability to pay its debts generally, or declare any general moratorium on its indebtedness, or propose a compromise or arrangement between it and any class of its creditors,

          (ii) make an assignment of its property for the general benefit of its creditors under the BANKRUPTCY AND INSOLVENCY ACT, (Canada), or make a proposal (or file a notice of its intention to do so) under such Act,

          (iii) institute any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts under any other statute, rule or regulation relating to bankruptcy, winding-up, insolvency, reorganization, plans of arrangement, relief or protection of debtors (including the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and any applicable Business Corporations Act or Company Act), or at common law or in equity,

          (iv) apply for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, custodian, administrator, trustee, liquidator or other similar official for it or its property, or

          (v) threaten to do any of the foregoing, or take any action, corporate or otherwise, to approve, consent to or authorize any of the actions described in this paragraph (b) or in paragraph (c), or otherwise act in furtherance thereof or fail to act in defense thereof;

     (c) INSOLVENCY (INVOLUNTARY PROCEEDINGS): any petition shall be filed, application made or other proceeding instituted against or in respect of the Corporation:

          (i)    seeking to adjudicate it an insolvent,

          (ii) seeking a receiving order against it under the BANKRUPTCY AND INSOLVENCY ACT (Canada),

          (iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts under any statute, rule or regulation relating to bankruptcy, winding-up, insolvency, reorganization, plans of arrangement, relief or protection of debtors (including BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and any applicable Business Corporations Act or Company Act), or at common law or in equity, or

          (iv) seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver/manager, custodian, administrator, trustee, liquidator or other similar official for it or its property, and such petition, application or proceeding shall continue undismissed, or unstayed and in effect, for a period of 5 Business Days after the institution thereof, PROVIDED that if an order, decree or judgment has been granted (whether or not entered or subject to appeal) against the Corporation thereunder in the interim, such grace period shall cease to apply;

     (d) ATTACHMENT OR SEIZURE (SECURED OR UNSECURED): the Mortgaged Property shall be seized (including by way of execution, attachment, garnishment or distraint) or any Security Interest thereon shall be enforced, or such property shall become subject to any charging order or equitable execution of a governmental/judicial body, or any writ of execution or distress warrant shall exist in respect of the Corporation or such property, or any sheriff or other person shall become lawfully entitled to seize or distrain upon such property under the EXECUTION CREDITORS ACT (Alberta), SEIZURES ACT (Alberta), the WORKERS' COMPENSATION ACT (Alberta), the PPSA or any other applicable laws whereunder similar remedies are provided, and in any case such seizure, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, shall continue in effect and not released or discharged for more than 5 Business Days;

     (e) EXTRA-TERRITORIAL PROCEEDINGS: any other event shall occur which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in paragraphs (b), (c) or (d);

     (f) FAILURE TO COMPLY WITH OBLIGATIONS: the Corporation, Forest Oil of Canada, Ltd. or 604228 Alberta Ltd. shall commit any breach of or omit to observe any of their respective obligations or undertakings under this Debenture, the Purchase Agreement (including any Obligations (as such term is defined in the Purchase Agreement) pursuant to the Purchase Agreement) or the Purchase Note (other than any breach or omission specifically dealt with in another paragraph of this
          Section 10.2), or any Event of Default (as such phrase is defined in the Purchase Note) occurs under the Purchase Note, and (i) such breach or omission is not capable of being remedied by the Corporation, or
          (ii) if such breach or omission is capable of being remedied by the Corporation, shall continue unremedied for more than 30 days after the Corporation becomes aware of the same or could reasonably have been expected to become aware of the same; or

     (g) INCORRECT REPRESENTATIONS OR WARRANTIES: any representation or warranty made or deemed to be made by the Corporation in this Debenture is, or shall prove to be, incorrect, untrue or misleading in any material respect when made or deemed to be made, and (i) the matter is not capable of being remedied by the Corporation, or (ii) if the matter is capable of being remedied by the Corporation, the same shall continue unremedied for more than 30 days after the Corporation becomes aware of the same or could reasonably have been expected to become aware of the same.

     SECTION 10.3 AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default in paragraphs (b), (c), (d) or (e) of Section 10.2, all of the Obligations for the payment of any money hereunder (including the Principal Amount and interest thereon) shall automatically be and become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby waived by the Corporation.

     SECTION 10.4 NO WAIVER. No delay or omission of the Holder in exercising any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

     SECTION 10.5   OTHER RIGHTS ON DEFAULT.   Nothing in this Article shall
be construed as limiting any other rights or remedies that the Holder may have against the Corporation for breach of any covenant, representation or warranty contained in this Debenture.


                                   ARTICLE XI
                                    REMEDIES

     SECTION 11.1 REMEDIES. If an Event of Default occurs and is continuing and the Holder has determined to enforce the lien hereof, the Holder may itself (or through an agent) to the fullest extent permitted by law, and a Receiver appointed by the Holder pursuant to Section 11.2 hereof may:

     (a) POSSESSION OF MORTGAGED PROPERTY AND POWER OF ENTRY: take possession of the Mortgaged Property to the exclusion of the Corporation and to that end the Corporation agrees that the Holder or Receiver may at any time enter upon lands and premises comprising the Mortgaged Property or where the Mortgaged Property may be found for the purpose of taking possession of and/or removing the Mortgaged Property. In the event that the Holder or Receiver takes possession of the Mortgaged Property, it shall have the right to seize, repossess and maintain the same upon the premises on which the Mortgaged Property may then be situate without removal to other premises, and may dispose of the same from such premises;

     (b) POWER OF DISPOSITION: sell, lease or otherwise dispose of the Mortgaged Property either as a whole or in separate parcels, units or parts, by public sale (including public auction) or private or closed tender or by private contract, with only those notices, if any, as are required by law, and with or without advertising and without any other formality (except as otherwise required by applicable law), and such sale, lease or disposition shall be on such terms and conditions as to title, credit and otherwise and as to upset or reserve bid or price as may seem advantageous to the Holder or Receiver, and the Holder or Receiver shall not be required to accept the highest or any bid or tender at any public sale. If such sale, lease or disposition is made in whole or in part on credit or deferred payment, there need only be applied against the Obligations the actual cash received from time to time. The Holder may itself purchase or lease the Mortgaged Property, unless prohibited from doing so by law. The Holder or Receiver may rescind or vary any contract for the sale, lease or other disposition of the Mortgaged Property and may resell or re-lease without being answerable for any loss occasioned thereby, and may delay any disposition of the Mortgaged Property in whole or in part;

     (c) PAY ENCUMBRANCES: pay all or any part of any indebtedness of the Corporation secured by a Security Interest against the Mortgaged Property, whether prior to or subordinate to the lien hereof;

     (d) FORECLOSURE: foreclose upon the Mortgaged Property pursuant to applicable law;

     (e) DEAL WITH MORTGAGED PROPERTY: obtain, hold, maintain, release to third parties, repair, replace, substitute, protect, preserve, process, prepare, or otherwise deal with the Mortgaged Property in such manner, upon such terms and conditions and at such time or times as may seem advisable to the Holder or Receiver without notice to the Corporation (except as otherwise required by applicable law);

     (f) FILE PROOFS OF CLAIM: file such proofs of claim and other documents as may be necessary or advisable in order to prove the claim of the Holder in any bankruptcy, proposal, winding-up or other proceeding relating to the Corporation or its property;

     (g) COMMENCE ACTIONS: commence and proceed with any actions or judicial proceedings seeking such legal and/or equitable remedies as the Holder or Receiver deems advisable to protect and enforce its rights hereunder;

     (h) EXPENSES OF REALIZATION: charge on its own behalf and pay to others amounts incurred (including legal fees on a solicitor and his own client basis, and Receivers' and accounting fees) in or in connection with any dealing with the Mortgaged Property or acts in respect thereof referred to in the preceding paragraphs, and in connection with the protection and enforcement of its rights hereunder (including in connection with advice with regard to any of the foregoing); the Holder or Receiver may deduct such amounts from the proceeds of realization or may add such amounts to the Obligations, whereupon the same shall be payable by the Corporation to the Holder on demand and shall bear interest at the rate set forth herein in respect of the Principal Amount calculated from the date incurred by the Holder or Receiver to the date paid by the Corporation and such amounts and such interest shall be secured by the lien hereof; and

     (i) ENFORCEMENT: otherwise enforce this Debenture by any method permitted by law.

     SECTION 11.2   RECEIVER.

     (a) PRIVATE APPOINTMENT: The Holder may, at any time after an Event of Default has occurred and is subsisting, and whether or not the Holder shall itself or through its agents have taken possession of the Mortgaged Property or taken any other actions or steps with regard thereto, appoint by instrument in writing a Receiver of the Mortgaged Property. Any such Receiver shall have all of the powers, remedies and rights set forth in Section 11.1, and the powers, remedies and rights of the Holder hereunder, in addition to those possessed by a receiver or receiver-manager, as applicable, at law or in equity, unless any of such powers, remedies and rights are expressly limited in the instrument appointing the Receiver or in amendments thereto. The Holder may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Holder. Any Receiver appointed by the Holder need not be appointed or supervised in any way by a court, and may be appointed with or without bond or security. The Holder may from time to time fix the remuneration of every such Receiver, and direct the payment thereof out of the Mortgaged Property or the proceeds thereof in priority to payment of the amount secured hereby.

     (b) RECEIVER'S CERTIFICATES: A Receiver appointed pursuant to paragraph (a) may, with the consent in writing of the Holder, borrow money for the maintenance, protection or preservation of the Mortgaged Property, and any Receiver may issue certificates (in this paragraph called "Receiver's Certificates"), for such amounts as will in the opinion of the Holder be sufficient for obtaining upon the security of the Mortgaged Property the amounts from time to time required, and such Receiver's Certificates may be payable either to order or bearer and may be payable at such time or times as the Holder may consider expedient, and shall bear such interest as shall therein be provided and the Receiver may sell, deposit, pledge or otherwise dispose of the same in such manner as the Holder may consider advisable and may pay such commission on the sale thereof as he may consider reasonable, and the amounts from time to time payable by virtue of such Receiver's Certificates shall at the option of the Holder be entitled to the security of the lien hereof in priority to the Obligations.

     (c) INDEMNITY: Any Receiver appointed pursuant to paragraph (a) shall so far as concerns responsibility for its acts be deemed the agent of the Corporation, and the Holder shall not be responsible for any misconduct or negligence on the part of any such Receiver. The Corporation shall indemnify and save harmless the Holder from and against any and all costs, charges, demands, damages, liabilities, claims and actions whatsoever and howsoever suffered or incurred by the Holder as a result of the acts of any such Receiver.

     (d) POWER OF ATTORNEY: To enable the Holder to exercise the powers granted to it hereunder, the Corporation hereby irrevocably appoints the Holder as its attorney and on its behalf to effect any sale, lease or other disposition of the Mortgaged Property (including any real property subject to the lien hereof), and to execute all instruments and deeds, and do all acts, matters and things that may be necessary or advisable in the name of or on behalf of the Corporation or otherwise. The power of attorney hereby granted shall be effective upon the occurrence of an Event of Default and shall continue throughout the subsistence of any Event of Default. Any deed, lease, agreement or other instrument required to be signed under seal and signed by the Holder under its seal pursuant hereto shall have the same effect as if it were signed under the corporate seal of the Corporation. The Holder shall have full power of substitution, and may provide the Receiver with the power to exercise such rights as attorney hereunder, and may at any time revoke any such substitution.

     (e) COURT APPOINTMENT: The Holder may, in its sole discretion, either before or after the private appointment of a Receiver hereunder, institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Mortgaged Property, and in such case the Receiver shall have the powers expressed in the order appointing it, as such order may be varied from time to time, including all or any of the powers set forth in Sections 11.1 and 11.2.

     (f) POWER OF DIRECTORS: Upon the appointment of any Receiver, all powers, functions, rights and privileges of the directors of the Corporation with respect to the Mortgaged Property shall cease unless specifically continued by the written consent of the Holder.

     SECTION 11.3   DEALING WITH SECURITY.

     (a) The Holder may grant renewals, extensions of time and other indulgences, take, release and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release the Mortgaged Property to third parties and otherwise deal or fail to deal with the Corporation, debtors of the Corporation, guarantors, sureties and others and with the Mortgaged Property and other securities as the Holder may see fit, all without prejudice to the liability of the Corporation to the Holder or the Holder's rights and powers under this Debenture.

     (b) Nothing in this Debenture shall be construed as requiring the Holder to exercise all or any of its possession or realization rights hereunder in respect of all or any particular part of the Corporation's property as the Holder may determine in its sole discretion, and the Holder may specifically elect not to take possession or control over, or appoint a Receiver in respect of, any such assets while exercising all remedies available to it in respect of any other Mortgaged Property. The

          Holder may also, of its own volition, release or discharge from the lien hereof any Mortgaged Property that it desires to release to the Corporation, and the Corporation covenants to accept such release and execute any acknowledgments as the Holder may require in respect thereof.

     SECTION 11.4 CASH COLLATERAL ACCOUNT. The Holder shall be entitled, when in its sole discretion it considers doing so advantageous to it at any time during the term hereof (including in the course of realizing on the lien hereof), to retain any money in a cash collateral account maintained by it, such cash collateral account to be subject to the lien hereof, and amounts so retained ultimately to be applied (with any accrued interest) to the Obligations.

     SECTION 11.5 VALIDITY OF SALE. No person dealing with the Holder or any Receiver shall be concerned to inquire whether the lien hereof has become enforceable or whether the powers which the Holder or any Receiver is purporting to exercise have become exercisable or whether any money remains due on the security of the Mortgaged Property or as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or other disposition shall be made or otherwise as to the propriety or regularity of any sale or any other dealing by the Holder with the Mortgaged Property or to see to the application of any moneys paid to the Holder or Receiver.

     SECTION 11.6 RIGHTS AND REMEDIES IN ADDITION. Each and every right, remedy and power conferred by this Article is in supplement of and in addition to and not in substitution for any other right, remedy or power the Holder or any Receiver may have from time to time under this Article or elsewhere in this Debenture, or in any other agreement or under the law in force at the time of the exercise of such right, remedy or power. The Holder or Receiver may proceed by way of any action, suit, remedy or other proceeding at law or in equity (including specific performance of any covenant and injunctions against violations of any covenant) and no such remedy for the enforcement of the rights of the Holder or Receiver shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination and in particular the power of sale and other realization remedies contained herein may be exercised without the Holder entering into possession of or exercising control over the Mortgaged Property. Notwithstanding the foregoing, the Holder shall not be bound to deal with the Mortgaged Property, to exercise any right or remedy as aforesaid, or to preserve rights against other persons.


                                   ARTICLE XII
                             LIMITATION OF LIABILITY

     SECTION 12.1   LIMITATION OF LIABILITY.

     (a) Subject to paragraph (c), the Holder and any Receiver shall not be liable, accountable or responsible for any loss or damage suffered or incurred by the Corporation as a result of:

          (i) the failure by the Holder or a Receiver to exercise any rights or remedies provided for herein, or to exercise any right or remedy in lieu of any other right or remedy; or

          (ii) the taking and maintaining of possession by the Holder or a Receiver of the Mortgaged Property pursuant to the terms of this Debenture, or the carrying on of the business of the Corporation as herein provided.

     (b) Subject to paragraph (c), the Holder and any Receiver shall not be liable, accountable or responsible:

          (i) to account as mortgagee in possession or otherwise upon entry into possession hereunder, other than for actual receipts;

          (ii) to observe or perform, or to see to the observance or performance by the Corporation of any agreements or obligations to which the Corporation is a party or by which it is bound, whether before or during any period when the Holder or a Receiver has entered into possession hereunder;

          (iii) for loss or damage to the Mortgaged Property while in the possession of the Holder or a Receiver, the risk of which is hereby expressly agreed to be on the Corporation;

          (iv) to keep the Mortgaged Property identifiable or separate from other property which it owns or holds, whether fungible or not, while in the possession of the Holder or a Receiver; or

          (v) in the case of chattel paper, a security or an instrument in the possession of the Holder or Receiver, to take any steps to preserve rights against other persons.

     (c) Notwithstanding any exclusion or limitation herein contained, to the extent that the provisions of any statute or rule of law impose a duty or onus upon a person or restrict his rights or remedies in relation hereto, and such provisions are under applicable law incapable of waiver or variance by the Corporation, the provisions of such applicable law shall govern and the affected provisions hereof shall be deemed to be amended to the extent necessary to give effect to such Applicable Law without in any way affecting any other provision herein.

                                  ARTICLE XIII
                             EXPENSES AND INDEMNITY

     SECTION 13.1 EXPENSES. Subject to Section 3.3, the Corporation shall pay to the Holder all reasonable out-of-pocket costs and expenses, including all legal fees (on a solicitor and his own client basis) and consultants' fees and other expenses incurred by the Holder from time to time in the enforcement, realization and collection of or in respect of this Debenture (including all charges incurred in respect of the Mortgaged Property and obtaining any reports or evaluations in respect thereof and all costs and expenses associated with considering the provision of consents, waivers or other acknowledgements hereunder). All such amounts shall become part of the Obligations, shall be payable by the Corporation on demand, shall bear interest at the rate set forth herein in respect of the Principal Amount calculated from the date incurred by the Holder to the date paid by the Corporation, and such amounts and interest shall be secured by the lien hereof. This provision shall not be construed to limit any other provisions of this Debenture dealing with the charge-back to the Corporation of expenses incurred by the Holder.


                                   ARTICLE XIV
              INTEREST ON OVERDUE AMOUNTS; CALCULATION OF INTEREST

     SECTION 14.1   INTEREST.

     (a) The Corporation shall pay interest on all unpaid amounts hereunder (including interest on overdue interest, indemnities and expenses), on demand, from the date such unpaid amount is due until such unpaid amount is paid in full, calculated at the same rate per annum provided herein in respect of the Principal Amount.

     (b) In no event shall any interest or fee to be paid hereunder exceed the maximum rate permitted by applicable law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under applicable law. It is further agreed that any excess actually received by the Holder shall be credited against the Principal Amount (or, if the Principal Amount shall have been or would thereby be paid in full, the remaining amount shall be credited to the Corporation).

     (c) All interest (including interest on overdue interest) payable by the Corporation to the Holder hereunder shall accrue from day to day, computed as provided herein, and shall be payable after as well as before maturity, demand, default and judgment.

                                   ARTICLE XV
                                  MISCELLANEOUS

     SECTION 15.1 NOTICES. All notices, requests and other communications to the Corporation or to the Holder pursuant to this Debenture shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given, as the case may be, to the Corporation at its address stated on the signature page of this Debenture, to the Holder at its address stated on the first page of this Debenture or at any other address as the Corporation or the Holder, as the case may be, may specify for this purpose by notice to the Holder or the Corporation, respectively. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

     SECTION 15.2 AMENDMENTS, ETC.. No amendment, modification, termination, or waiver of any provision of this Debenture, and no consent to any departure by a party to this Debenture from any provision of this Debenture, shall be effective unless it shall be in writing and signed and delivered by the other party to this Debenture, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 15.3 SUCCESSORS AND ASSIGNS. The Corporation shall not and cannot assign its Obligations under this Debenture, or take any steps or enter into any transaction of any nature which would have that effect, without the prior written consent of the Holder, which may be arbitrarily withheld. The provisions of this Debenture shall be binding upon inure to the benefit of the parties to this Debenture and their respective successors and permitted assigns.

     SECTION 15.4 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes approved by the Corporation's independent public accountants) with the Corporation's previous audited financial statements.

     SECTION 15.5 GOVERNING LAW. This Debenture shall be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein and shall be treated as an Alberta contract, except to the extent otherwise required by the laws of a jurisdiction in which any of the Mortgaged Property may be situate.

     SECTION 15.6 COUNTERPARTS; EFFECTIVENESS. This Debenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     SECTION 15.7 SEVERABILITY OF PROVISIONS. Any provision of this Debenture that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Debenture or affecting the validity or enforceability of the provision in any other jurisdiction.

     SECTION 15.8 HEADINGS AND REFERENCES. The division of this Debenture into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Debenture. The term "this Debenture", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular Article, Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Debenture.

     SECTION 15.9 SCHEDULES. The Schedules to this Debenture constitute part of this Debenture.

     SECTION 15.10 NUMBER AND GENDER. Words importing the singular number shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

     SECTION 15.11 ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, this Debenture embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof.

     SECTION 15.12 SURVIVAL. Except as otherwise specifically provided in this Debenture and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Debenture, (1) each representation and warranty of the Corporation contained in or made pursuant to this Debenture shall survive each Closing and remain in full force and effect until the date that is the first anniversary of the Second Closing Date or, if the Second Closing Date shall then not have occurred, the date that is the second anniversary of the First Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of the Corporation is required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

     SECTION 15.13 JURISDICTION. The Corporation agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Debenture and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of the Holder to take proceedings in any other jurisdictions, whether concurrently or not.

     SECTION 15.14 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Debenture or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Debenture and agrees that any Action shall be tried before a court and not before a jury.

     SECTION 15.15 AFFILIATE. Nothing contained in this Debenture shall constitute the Holder an "affiliate" of any of the Corporation and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

     SECTION 15.16 NON-RECOURSE. No recourse under this Debenture shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Debenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     SECTION 15.17 NO MERGER. Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to make payment of, or to satisfy the Obligations, nor shall the acceptance of any payment or alternate security constitute or create any novation, and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

     SECTION 15.18 NO DISCHARGES UNLESS SPECIFICALLY PROVIDED. No postponement or partial release or discharge of the lien hereof in respect of the Mortgaged Property shall in any way operate or be construed to release or discharge the security hereby constituted in respect of the Mortgaged Property except as therein specifically provided, or to release or discharge the Corporation from its liability to the Holder to fully pay and satisfy the Obligations.

     SECTION 15.19  TIME OF ESSENCE.  Time is of the essence of this Debenture.

     SECTION 15.20 COPY RECEIVED. The Corporation acknowledges having received and retained a copy of this Debenture and waives its right to receive a copy of any financing statement or financing change statement registered in respect thereof.

     SECTION 15.21 WAIVER OF PRESENTMENT. Except as provided herein, the Corporation waives presentment of this Debenture for payment, diligence, notice of non-payment, protest and notice of protest.

     SECTION 15.22  FURTHER ASSURANCES.

     (a) Each party shall promptly cure any defect by it in the execution and delivery of this Debenture.

     (b) The Corporation, at its expense, shall promptly deliver to the Holder, upon request by the Holder in writing, all such other and further documents, agreements, opinions, certificates and instruments (executed, as necessary) in order to give effect to the covenants and agreements of the Corporation in this Debenture, and shall make any recording, file any notice or obtain any consent in connection therewith, all as may be reasonably necessary or appropriate in connection therewith.

     SECTION 15.23 HOLDER EXCLUSIVELY ENTITLED. The Holder of this Debenture from time to time will be regarded as exclusively entitled to the benefit of this Debenture, and all persons may act accordingly.

     SECTION 15.24 ATTACHMENT. The mortgages, charges and security interests created by this Debenture are intended to attach to the existing Mortgaged Property when this Debenture is signed by the Corporation, and, with respect to after-acquired property, when the Corporation acquires an interest in such Mortgaged Property.

     SECTION 15.25 DISCHARGE. Once the Corporation has permanently satisfied all of the Obligations, the Holder shall, at the written request and expense of the Corporation, discharge the lien hereof and execute and deliver to the Corporation such deeds or other instruments as shall be required to give effect to such discharge, other than to those Obligations which by the terms hereof survive such discharge and any termination.

          IN WITNESS WHEREOF the Corporation has executed this Debenture.


                                   FOREST OIL CORPORATION


                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                   Address:  Forest Oil Corporation
                                             1500 Colorado National
                                             Building
                                             950 - 17th Street
                                             Denver, Colorado   80202

                                   Telecopy: (303) 592-2510

                            SCHEDULE "A" TO DEBENTURE
                            OF FOREST OIL CORPORATION


                                                           Interest of
Lease No.                Lands, Zones and  Substances    Forest Oil Corporation*         Wells
- ---------                ----------------------------    -----------------------         -----
Alberta Crown P&NG            TWP 38, RGE 10, W5M          21.256924% w.i.
Lease No. 30190               W 1/2 of Section 31           (18.6% w.i.)
issued February 6, 1973   All P&NG to base of Viking


                              TWP 38, RGE 11, W5M          21.256924% w.i.
                              E 1/2 of Section 36           (18.6% w.i.)
                          All P&NG to base of Viking


Alberta Crown P&NG            TWP 38, RGE 11, W5M          21.256924% w.i.
Lease No. 0682040194              Section 32                (18.6% w.i.)
issued July 2, 1982      All P&NG to base of Mannville

                              TWP 38, RGE 11, W5M          21.256924% w.i.
                        S 1/2 and NW 1/4 of Section 33      (18.6% w.i.)
                         All P&NG to base of Mannville

                              TWP 38, RGE 11, W5M          21.256924% w.i.              6A-36-38-11-W5M
                              W 1/2 of Section 36           (18.6% w.i.)
                          All P&NG to base of Viking

                              TWP 39, RGE 11, W5M          8.585858% w.i.               5-4-39-11-W5M
                               Sections 4 and 5             (7.44% w.i.)
                         All P&NG to base of Mannville

                              TWP 38, RGE 11, W5M             9.3% w.i.
                                  Section 35                 (9.3% w.i.)
                          All P&NG to base of Viking

                              TWP 39, RGE 11, W5M             9.3% w.i.
                                   Section 1                 (9.3% w.i.)
                          All P&NG to base of Viking

                              TWP 39, RGE 11, W5M             9.3% w.i.
                                   Section 2                 (9.3% w.i.)
                          All P&NG to base of Viking




* The entire working interest of Forest Oil Corporation in respect of each of the Lands described is subject to Crown Royalty, and the working interest of Forest Oil Corporation set forth in parentheses is subject to that certain Overriding Royalty Assignment dated September 15, 1978 to W.J. Stark and Lester
A. Wade, Trustees for the benefit of certain employees and executives of Forest Oil Corporation, in the amount of 5%.

                                      NOTES
                                      -----

The following abbreviations are used in this Schedule "A":

          P                   Petroleum
          NG                  Natural Gas
          SW 1/4              Southwest Quarter
          SE 1/4              Southeast Quarter
          NE 1/4              Northeast Quarter
          NW 1/4              Northwest Quarter
          N 1/2               North Half
          S 1/2               South Half
          W 1/2               West Half
          E 1/2               East Half
          LSD(S)              Legal Subdivision(s)
          PTN                 Portion
          TWP                 Township
          RGE                 Range
          W5M                 West of the Fifth Meridian, with corresponding
                              meanings for other numbered meridians
          w.i.                working interest
          GORR                Gross overriding royalty interest
          BPO                 Before payout
          APO                 After payout
          SS                  Sliding scale

                            SCHEDULE "B" TO DEBENTURE
                            OF FOREST OIL CORPORATION

                PERMITTED ENCUMBRANCES AND PERMITTED DISPOSITIONS


PART A - PERMITTED DISPOSITIONS

"PERMITTED DISPOSITIONS" means, in respect of any particular asset of the Corporation, the following dispositions at a time when no Event of Default shall have occurred and be continuing may be made by the Corporation free from the lien hereof:

     (a) dispositions of inventory for fair market value in the ordinary course of its business;

     (b) dispositions of tangible equipment which has become worn out, unserviceable, obsolete, unsuitable or unnecessary in the conduct of its business; provided, however, that:

          (i) if replacement or substitution of such property is necessary or desirable in connection with the operations of the Corporation, it shall contemporaneously acquire other property suitable for use in its operations, which other property shall without further action become subject to the lien hereof in the same manner as the property as disposed of, and the Corporation agrees to give the Holder a description of such replacement or substituted property if the acquisition cost thereof in any fiscal year together with the acquisition cost of replacement or substitution property in such year by [**FOR COMPANY MORTGAGE DEBENTURE**] [**Forest Oil of Canada Ltd.**] [**FOR FOREST CANADA MORTGAGE DEBENTURE**] [**Forest Oil Corporation**] exceeds $100,000 in the aggregate, and to execute any supplemental debentures or other security documents required to subject the asset to the lien hereof;

          (ii) if replacement or substitution of such property is not necessary or desirable in connection with operations of the Corporation:

               (A) any proceeds of disposition which do not exceed, when combined with the proceeds from the disposition of such property by [**FOR COMPANY MORTGAGE DEBENTURE**] [**Forest Oil of Canada Ltd.**] [**FOR FOREST CANADA MORTGAGE DEBENTURE**] [**Forest Oil Corporation**], an aggregate maximum of $200,000 in any fiscal year shall be applied for general corporate purposes of the Corporation; and

               (B) any proceeds of disposition in excess of the aggregate amount referred to in clause (A) above in any fiscal year shall be delivered to the Holder on account of the Obligations;

     (c) dispositions constituting easements, licenses, rights-of-way and other rights and privileges in the nature of easements where the same do not materially adversely affect the use to which the subject property is put, or any such dispositions required by Applicable Law in favor of a public utility, carrier, pipeline company or federal, provincial or municipal government, agency or authority where provision for compensation is required to be made;

     (d) any lease granted by it in the ordinary course of its business as presently conducted and on terms customary in the industry for arms' length commercial transactions provided that in accordance with good industry practice, any such lease does not materially adversely affect its enjoyment of its property taken as a whole, and if it relates to a property subject to a fixed registered charge to or for the benefit of the Holder, it shall notify the Holder in advance of the details of such lease or sublease;

     (e)  dispositions which are Permitted Encumbrances;

     (f)  dispositions made with the prior consent in writing of the Holder;

     (g) dispositions made in accordance with the Purchaser - Release of Collateral provisions contained in Section 7.3 of the Purchase Agreement;

     (h) any abandonment, surrender or similar disposition where desirable in accordance with good oil and gas industry practice in the ordinary course of its business;

     (i) dispositions made in connection with pooling or unitization arrangements entered into in accordance with good industry practice in the ordinary course of its business and on terms customary in the industry for arms' length commercial transactions, provided that if such disposition involves a cross-conveyance of title to a property subject to a fixed registered charge hereunder, it shall notify the Holder in advance of the details of such conveyance;

     (j) any right of first refusal granted by it in accordance with good industry practice in the ordinary course of its business and on arms' length commercial terms, provided that the exercise of such right would not materially adversely affect its enjoyment of its property taken as a whole, and dispositions in accordance with the terms of such rights of first refusal, provided that if it relates to a property subject to a fixed registered charge hereunder, it shall notify the Holder in advance of such disposition, whereupon the Holder may require that in exchange for a release of such security, all or part of the proceeds of disposition be paid to it on account of the Obligations, or that alternate security be substituted therefor; and

     (k) dispositions made in connection with a farmout, participation, operating agreement or similar agreement affecting any part of its assets (other than proved and producing reserves) entered into on terms customary in the industry for arms' length commercial transactions, and in accordance with good industry practice; provided that if such disposition involves the conveyance of a working interest in a property subject to a fixed registered charge hereunder, it shall notify the Holder in advance of the details of such conveyance.


PART B - PERMITTED ENCUMBRANCES

"PERMITTED ENCUMBRANCES" means, in respect of any particular asset of the Corporation, any of the following Liens, PROVIDED that in no circumstance do they secure indebtedness for borrowed money:

     (a) undetermined or inchoate liens incidental to construction, maintenance or operations carried on in the ordinary course of its business provided that such liens have not been filed or otherwise become the subject of enforcement proceedings under Applicable Law;

     (b) liens referred to in paragraph (a) which, although filed, secure obligations not overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings);

     (c) liens securing taxes and assessments not at the time overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings);

     (d) liens securing the excess of the amount of any taxes, rates, assessments or governmental charges or levies against it for which final assessments have not been received by it over and above the amount of such taxes, rates, assessments or governmental charges or levies as estimated by it, acting reasonably;

     (e) liens securing assessments under workers' compensation laws, unemployment insurance or similar social security legislation which are not at the time overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings);

     (f) inchoate liens or any rights of distress reserved in or exercisable under any lease or sublease to which it is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease, provided that such rent is not then overdue and it is then in compliance in all material respects with such terms;

     (g) liens in favor of a public utility or any governmental or public authority when required by such utility, government or public authority in connection with its ordinary course business operations, provided that the obligations secured thereby are not overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings);

     (h) liens created or resulting from any litigation or legal proceeding against it which is being contested by it diligently and in good faith by appropriate proceedings, provided that (i) execution thereon is stayed pending such proceedings, and (ii) the liens do not secure an amount in excess of $250,000 in the aggregate when combined with liens created or resulting from litigation or legal proceeding against [**FOR COMPANY MORTGAGE DEBENTURE**] [**Forest Oil of Canada Ltd.**] [**FOR FOREST CANADA MORTGAGE DEBENTURE**] [**Forest Oil Corporation**];

     (i) liens in favor of a third party under any pooling, unit, development, farmout, participation, operating agreement or similar agreement affecting the property which is the subject of such agreement, provided that (i) such agreement is entered into in the ordinary course of its business, on arms' length commercial terms and in accordance with sound industry practice, (ii) the liens have not been filed or otherwise become the subject of enforcement proceedings under Applicable Law, and (iii) the obligations secured thereby are not overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings);

     (j) any liens (i) created other than by it, or (ii) existing without its act or default (including liens securing indebtedness, taxes, assessments or other charges), which are liens upon land with respect to which any easement, right-of-way, permit, license or grant for pipeline purposes is held by it and on which it does not customarily pay interest charges, provided that the foreclosure or other enforcement of any such lien will not materially impair the use of the pipeline in question;

     (k) liens on Petroleum Substances or the proceeds of sale of Petroleum Substances pursuant to a processing or transmission arrangement entered into or assumed by it in the ordinary course of its business, securing the payment of its obligations in respect of the fees, costs and expenses attributable to the processing or transmission (as the case may be) of any such Petroleum Substances under any such processing or transmission arrangement, provided that the obligations secured thereby are not overdue (or if overdue are being contested by it diligently and in good faith by appropriate proceedings); and

     (l) liens arising in respect of any penalty under non-participation or independent operations provisions of an operating agreement in respect of any property of the Corporation as a result of an election made by the Corporation not to participate in a drilling or other operation, where the election not to participate has been made in accordance with the terms of such operating agreement and sound industry practices;

PROVIDED that in each case where it is contesting any obligations, taxes or assessments as contemplated herein, (A) it shall have made on its books provision adequate therefor in accordance with generally accepted accounting principles, and (B) such Liens shall only be a Permitted Encumbrance for so long as such contestation effectively postpones the enforcement of the rights of the holder thereof.

                                                                       EXHIBIT F


                                     FORM OF

                             SHARE PLEDGE AGREEMENT


          SHARE PLEDGE AGREEMENT dated as of __________, 1995 (as amended, modified or supplemented from time to time, the "AGREEMENT") [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**between**] [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**among**] THE ANSCHUTZ CORPORATION, a Kansas corporation ("PURCHASER"), and the party identified on the signature page hereto as the Grantor (the "GRANTOR") [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**and Forest Oil Corporation, a New York corporation ("FOREST")**].

          Terms not otherwise defined herein have the meaning stated in the Purchase Agreement (as defined below).


                                    RECITALS:

          A. Contemporaneously with the execution and delivery of this Agreement, [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**Grantor**] [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Forest**] and Purchaser are entering into a Purchase Agreement dated as of the date hereof (as amended or modified from time to time, the "PURCHASE AGREEMENT") pursuant to which, among other things, Forest shall sell, issue and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Forest, a nonrecourse secured convertible promissory note in the principal amount of $9,900,000 (as amended or modified from time to time, the "PURCHASER NOTE")[**FOLLOWING CLAUSE NOT INCLUDED IN COMPANY SHARE PLEDGE AGREEMENT**], and the Grantor is executing and delivering a Guaranty Agreement dated as the date hereof in favor of Purchaser (as amended or modified from time to time, the "GUARANTY AGREEMENT").

          B. Pursuant to the terms of the Purchase Agreement, [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**Grantor**] [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Forest**] has agreed to pay to Purchaser the Obligations.

          C. Grantor owns, beneficially and of record the Pledged Shares (as defined in Section 1(a)(i)).

          D. To secure the payment of the Obligations, Grantor is, among other things, pledging to Purchaser (in such capacity, together with its successors and assigns, the "SECURED PARTY") and granting to the Secured Party a security interest in, the Pledged Shares.

          E. The execution and delivery of this Agreement is a condition precedent to the purchase of the Purchaser Note by Purchaser.


                                    AGREEMENT

          Each of the parties agrees as follows:


          SECTION 1.     GRANT OF SECURITY.

               (a) Grantor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following (the "PLEDGED SHARE COLLATERAL"):

                 (i) [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**_____ shares of __________ stock, $._____ par value per share, of Forest Oil of Canada Ltd.**] [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**15,737,956 Class A Preferred Shares and 1,430,723 Class B Preferred Shares of Archean Energy Ltd.**], a corporation organized under the laws of the Province of Alberta, Canada (the "ISSUER"), and all rights and powers of a shareholder arising in connection therewith, together with certificates representing all of such shares or other interests (the "PLEDGED SHARES"), and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to the Pledged Shares and all dividends, cash, options, warrants, rights, instruments and other property, or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares;

                (ii) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Share Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               (iii) all proceeds, products, rents and profits of or from any and all of the foregoing Pledged Share Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss with respect to any of the foregoing Pledged Share Collateral.

For purposes of this Agreement, the term "PROCEEDS" shall have the meaning assigned that term under the Uniform Commercial Code ("CODE") or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Pledged Share Collateral,
(ii) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, forfeiture or other disposition of all or any part of the Pledged Share Collateral, whether voluntary or involuntary, and (iii) other amounts from time to time paid or payable under or in connection with any of the Pledged Share Collateral.

               (b) At the expense of Grantor, Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party in its sole discretion may determine to be reasonably necessary or convenient from time to time in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Share Collateral. Without limiting the generality of the foregoing, at the request of Secured Party, Grantor shall:

                 (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

                (ii) appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Pledged Share Collateral.

               (c) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Share Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

               (d) Grantor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Pledged Share Collateral and such other reports in connection with the Pledged Share Collateral as Secured Party may reasonably request, all in reasonable detail.

               (e) The security interest granted hereby and the rights of Secured Party with respect to the Pledged Share Collateral are subject to the terms of Grantor's right, title and interest in the other Pledged Share Collateral.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Share Collateral is collateral security for, the prompt payment or performance in full when due (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Obligations.

          SECTION 3. NO ASSUMPTION. Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, any purchaser at a foreclosure sale under this Agreement or any other person to assume any of Grantor's obligations or other liabilities under the [** FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT **] [** Guaranty **] [** FOR COMPANY SHARE PLEDGE AGREEMENT **] [** Purchaser Note or the Purchase Agreement or under any and all other agreements now existing or hereafter drafted or executed in connection with the Purchaser Note or the Purchase Agreement **] (collectively, the "GRANTOR OBLIGATIONS") unless Secured Party, such purchaser or such other person otherwise expressly agrees to assume any or all of said Grantor Obligations in writing. In the event of foreclosure by Secured Party, Grantor shall remain bound and obligated to perform the Grantor Obligations and neither Secured Party nor any other person shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence.

          SECTION 4. DELIVERY OF PLEDGED SHARES. The certificates representing the Pledged Shares (the "CERTIFICATES") shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

          SECTION 5. VOTING OF PLEDGED SHARES. Unless an Event of Default (as defined in Section 12) has occurred and is continuing:

               (a) The Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Pledged Shares for any purpose not inconsistent with the terms of this Agreement. However, the Grantor shall not exercise or refrain from exercising any right if, in the judgment of the Secured Party, the action could materially and adversely affect the value of all or any part of the Pledged Shares or the validity or priority of the security interest of the Secured Party in any of the Pledged Shares. The Grantor shall give the Secured Party at least five days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any right; and

               (b) The Secured Party shall execute and deliver, or cause to be executed and delivered, to the Grantor all proxies and other instruments reasonably requested by the Grantor for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to
Section 5.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that [**FOR COMPANY SHARE PLEDGE AGREEMENT, CLAUSES (A) THROUGH (F) ARE DELETED**]:

               (a) The Grantor (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used and proposed to be owned, leased, licensed or used or
(ii) to carry on its business as now conducted and proposed to be conducted and
(B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Grantor and its Subsidiaries, taken as a whole, and (ii) the ability of the Grantor to perform its obligations under this Agreement and the Guaranty and (4) has all necessary corporate power and authority to execute and deliver this Agreement and the Guaranty.

               (b) The execution and delivery by the Grantor of this Agreement and the Guaranty and the performance by it of its obligations under this Agreement and the Guaranty have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its [**articles of incorporation or**] certificate of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the Grantor or any Subsidiary of the Grantor or any of their properties may be bound or affected, or (C) any agreement, indenture or other instrument to which the Grantor or any Subsidiary of the Grantor is a party or by which the Grantor or any Subsidiary of the Grantor or their properties may be bound or affected or
(2) result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Grantor or any Subsidiary of the Grantor.

               (c) Each of this Agreement and the Guaranty has been duly authorized, executed and delivered by Grantor and constitutes the legally valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               (d) Other than such as have been obtained or made, no Approval is required or advisable on the part of the Grantor or any Subsidiary of the Grantor for (1) the due execution and delivery by the Grantor of this Agreement or the Guaranty, (2) the performance by the Grantor of its obligations under this Agreement or the Guaranty and (3) the exercise by the Secured Party of its rights and remedies under this Agreement or the Guaranty.

               (e) There is no claim, action, suit, complaint, investigation, inquiry or other proceeding pending, or to its knowledge, threatened against, or involving the business or properties of, Grantor or any other person that involves any of the transactions contemplated by this Agreement or the Guaranty or that, individually or in the aggregate, if determined adversely to the Grantor or the other person, could have a Material Adverse Effect.

               (f) Grantor is not in violation of, nor has it received notice of violation of, any Regulation under which it operates or by which it is bound or to which its properties are subject or is in breach or default under, or knows of any event or circumstance which with the giving of notice or the lapse of time or both would constitute a breach or default under, any bond, debenture, note or any other evidence of indebtedness, any indenture or any other instrument or agreement by which it is bound or to which its properties are subject, which violation, breach or default, as the case may be, has had or could have a Material Adverse Effect; and the execution and delivery of each of this Agreement and the Guaranty by Grantor and the performance by Grantor of its obligations hereunder and thereunder have not resulted and will not result in any Material Adverse Effect.

               (g) The Grantor is the legal, record and beneficial owner of the Pledged Shares and, with respect to Pledged Share Collateral to be acquired, will be the legal, record and beneficial owner of the Pledged Share Collateral, in each case free and clear of any Lien, except for the Liens created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Share Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

               (h)  This Agreement and the delivery of the Certificates under
Section 4 create a valid and perfected first priority lien on and security interest in the Pledged Share Collateral, enforceable against all third parties and securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such liens and security interests have been duly made or taken.

               (i) All of the Certificates, instruments and other documents constituting, evidencing or representing Pledged Share Collateral have been duly delivered to the Secured Party.

               (j) The Pledged Shares are [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**to the knowledge of Grantor,**] duly authorized, validly issued, fully paid and non-assessable and are owned beneficially and of record by the Grantor. The Pledged Shares constitute [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**all of the issued and outstanding capital stock of the Issuer [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**all of the issued and outstanding Class A Preferred Shares and Class B Preferred Shares of the Issuer and, in the aggregate, represent _____% of the issued and outstanding shares of capital stock of the Issuer. Except for the Class A Preferred Shares, the Class B Preferred Shares and the First Preferred Shares of the Issuer,**] the Issuer does not have outstanding shares of its capital stock or other securities convertible or exchangeable into or exercisable for any shares of its capital stock, rights to subscribe for or to purchase, options for the purchase of, calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any of the foregoing.

               (k) There is no agreement or arrangement restricting the voting or transfer of the Pledged Shares or the transfer of the other Pledged Share Collateral except as provided in this Agreement [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**and as provided in the Archean Energy Ltd. Shareholders Agreement dated June 24, 1994 among the Company, the Number Corporation, the Erin Mills Development Corporation, CanEagle Resources, Ltd., and Archean Energy Ltd**].

               (l) There is no agreement or arrangements providing for the issuance of any shares of capital stock or other securities of the Issuer.

               (m) There are no legal, contractual or other restrictions on the payment of dividends on any shares of the capital stock or securities of the Issuer, except for restrictions imposed by statutory restrictions of general application [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**and the Articles of Incorporation of the Issuer, as amended through June 22, 1994**].

               (n) No person is subject to any obligation or has any right, contingent or otherwise, to purchase, repurchase, redeem or otherwise acquire or retire any of the Pledged Shares [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**except as set forth in the Articles of Incorporation of the Issuer, as amended through June 22, 1994 **].

               (o) There is no Action against [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Forest or**] the Grantor that involves or affects or may involve or affect any of the Pledged Share Collateral.

               (p) The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Pledged Share Collateral is, and has been for the four month period preceding the date hereof, located at the address specified therefor on the signature page hereof. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

               (q) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Pledged Share Collateral is accurate and complete in all material respects.

          SECTION 7.     COVENANTS OF GRANTOR.

               (a) AFFIRMATIVE COVENANTS. So long as any Secured Obligation shall remain unpaid or unperformed, the Grantor shall do the following at its own expense:

                 (i) mark conspicuously each certificate evidencing or representing any of the Pledged Share Collateral, and at the request of the Secured Party, each of its records pertaining to the Pledged Share Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that the note, certificate, instrument or other document is subject to the security interests granted by this Agreement;

                (ii) deliver to the Secured Party promptly upon receipt all notes, certificates, instruments and other documents constituting, evidencing or representing any of the Pledged Share Collateral duly endorsed or accompanied by instruments of transfer or assignment duly executed in blank, in each case with signatures guaranteed and otherwise in form and substance satisfactory to the Secured Party;

               (iii) execute and file such financing or continuation statements, and such amendments to those statements, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the pledges, liens and security interests granted or purported to be granted by this Agreement;

                (iv) promptly notify the Secured Party of any Lien or claim made or asserted against any of the Pledged Share Collateral and take all steps necessary or in the judgment of the Secured Party advisable to preserve rights against prior parties with respect to the Pledged Share Collateral;

                 (v) furnish to the Secured Party from time to time statements and schedules further identifying and describing the Pledged Share Collateral and other reports in connection with the Pledged Share Collateral requested by the Secured Party, all in reasonable detail;

                (vi) advise the Secured Party promptly, in sufficient detail, of any substantial change in the Pledged Share Collateral, and of the occurrence of any event that could materially and adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral;

               (vii) comply with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to the Pledged Share Collateral or any part of the Pledged Share Collateral or to the Grantor;

              (viii) promptly pay and discharge before they become delinquent, all Taxes assessed, levied or imposed upon or relating to, and all claims against the Pledged Share Collateral or the Grantor if the failure to so pay could adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral except those contested in good faith and for which adequate reserves are maintained;

                (ix) permit representatives of the Secured Party at any time during the normal business hours to inspect and make abstracts from its records relating to the Pledged Share Collateral;

                 (x) perform and observe all of the terms and provisions of the Pledged Share Collateral to be performed or observed by it, except as otherwise provided by law, and maintain the Pledged Share Collateral in full force and effect;

                (xi) subject to Section 11, collect all amounts due or to become due to the Grantor under the Pledged Share Collateral and otherwise enforce its rights under and in respect of the Pledged Share Collateral; and

               (xii) furnish to the Secured Party promptly upon receipt copies of all notices, requests and other documents received by the Grantor under or in respect of the Pledged Share Collateral and from time to time
     (A) furnish to the Secured Party the information and reports regarding those obligations requested by the Secured Party and (B) at the request of the Secured Party, make the demands and requests for information or action that the Grantor is entitled to make under the Pledged Share Collateral.

              (xiii) notify Secured Party of any change in Grantor's name, identity or organizational structure within 15 days of such change;

               (xiv) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Pledged Share Collateral; and

               (b) NEGATIVE COVENANTS. So long as any Secured Obligation shall remain unpaid or unperformed, the Grantor shall not do any of the following without the prior written approval of the Secured Party:

                 (i) transfer any of the Pledged Share Collateral, whether by operation of law or otherwise;

                (ii) create, incur, assume or suffer to exist any Lien on or in respect of any of the Pledged Share Collateral except pursuant to this Agreement and the Purchaser Note;

               (iii) use, store or keep any Pledged Share Collateral or records relating to Pledged Share Collateral in any location other than those expressly permitted by this Agreement; or

                (iv) take any action in connection with any Pledged Share Collateral that could materially and adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral.

          SECTION 8. PAYMENTS HELD IN TRUST. All payments, funds, instruments and other items received by the Grantor under or in respect of any Pledged Share Collateral shall be received in trust for the Secured Party, segregated from other funds of the Grantor and shall be promptly delivered to the Secured Party in the form received, together with all necessary endorsements.

          SECTION 9. GRANT OF POWER OF AUTHORITY. Grantor, and its successors and assigns, hereby irrevocably constitutes and appoints Secured Party as its true and beneficial attorney, in its name, place and stead of Grantor, with full power of substitution, after the occurrence and during the continuation of an Event of Default, to take any action and to make, execute, convert to, swear to, acknowledge, record and file any financing statements, certificates, instruments or other documents of any character that Secured Party may deem necessary or desirable fully to carry out the provisions of this Agreement, including, without limitation:

                 (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Share Collateral;

                (ii) to receive, endorse and collect all instruments made payable to Grantor representing any payment of profits, dividends or any other distribution in respect of any of the Pledged Share Collateral;

               (iii) to file any claims or take any action or institute any proceedings that Secured Party may deem reasonably necessary or desirable for the collection of any of the Pledged Share Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Share Collateral; and

                (iv) to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary or convenient to protect, preserve or realize upon the Pledged Share Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 10. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable and customary expenses of Secured Party incurred in connection therewith shall be payable by Grantor under
Section 13.

          SECTION 11.    STANDARD OF CARE.

               (a) The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Share Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Share Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Pledged Share Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Share Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Share Collateral in its possession if such Pledged Share Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

               (b) Whenever this Agreement or any other agreement contemplated hereby provides that Secured Party is permitted or required to make a decision in the "discretion" or the "sole discretion" of Secured Party, Secured Party shall be entitled to consider only such interests and factors as it desires and Secured Party shall have no duty or obligation to give any consideration to any interest of or factors affecting the Purchaser, Grantor or any other person.

          SECTION 12.    REMEDIES.

               (a) In the event of default in the payment of any of the Obligations (each an "EVENT OF DEFAULT"), Secured Party in its sole discretion may exercise in respect of the Pledged Share Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Pledged Share Collateral), and Secured Party may also in its sole discretion, without notice except as specified below or as required by applicable law, sell the Pledged Share Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Share Collateral. Secured Party or any other person may be the purchaser of any or all of the Pledged Share Collateral at any such sale and Secured Party, for itself or on behalf of any other person, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Share Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Pledged Share Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to

Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Share Collateral regardless of whether notice of sale has been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Share Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Share Collateral to more than one offeree.

               (b) Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Share Collateral conducted without prior registration or qualification of such Pledged Share Collateral under the Securities Act and such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Share Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Share Collateral for the period of time necessary to permit the Purchaser to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Purchaser would, or should, agree to so register it.

          SECTION 13. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Share Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Share Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Obligations in the following order of priority:

                 (i) to pay or reimburse in full the costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other costs, expenses, obligations and other liabilities incurred or paid by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
     Section 13;

                (ii) to pay all other Obligations (for the ratable benefit of the holders thereof) and thereafter in such order as Secured Party shall elect; and

               (iii) to pay to or upon the order of Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, the balance of the proceeds.

          SECTION 14.    INDEMNITY AND EXPENSES.

               (a) Grantor shall indemnify Secured Party and its Related Persons (collectively, the "INDEMNIFIED PERSONS") against all losses, costs, expenses (including attorneys' fees and expenses), judgments, fines, amounts paid in settlement and other liabilities incurred, suffered or paid by the Indemnified Person (collectively, "INDEMNIFIED EXPENSES") in connection with any threatened, pending or completed claim, action, suit, complaint, investigation, inquiry or other proceeding, whether civil, criminal, administrative or investigative, which is or was brought or threatened against any Indemnified Person by reason of or in connection with actions taken or omitted to be taken by one or more Indemnified Persons in the performance of the exercise of the rights and powers or performance of the obligations of Secured Party under this Agreement or otherwise in connection with this Agreement, except that Grantor shall have no liability under this Section 14 with respect to any Indemnified Expense to the extent the liability results from the fraud, gross negligence, willful misconduct or bad faith of the Indemnified Person, as determined by a final judgment or final adjudication. For purposes of this Agreement, the term "Related Persons" means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with the specified person and the direct or indirect controlling persons, principals, partners, trustees, stockholders, officers, directors, employees, independent contractors and agents for or of any of the foregoing.

               (b) To the fullest extent permitted by law, Grantor shall, from time to time, advance Indemnified Expenses to an Indemnified Person prior to the final disposition of the Action upon receipt by Grantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 14.

               (c) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Share Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 15.    SURETYSHIP WAIVERS BY GRANTOR, ETC.

               (a) Grantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Obligation. In furtherance of the foregoing and without limiting the generality thereof, Grantor agrees as follows:

                 (i) Secured Party, for itself or on behalf of any other person, may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of Grantor's liability hereunder, (A) create, increase, renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of an Obligation,
     (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, an Obligation or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of an Obligation and take and hold other security for the payment of an Obligation, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of an Obligation, any guaranties of an Obligation, or any other obligation of any person with respect to an Obligation, (E) enforce and apply any other security now or hereafter held by or for the benefit of Secured Party or any other person in respect of an Obligation and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party or any other person, may have against any such security, as Secured Party in its discretion may determine consistent with the terms of any applicable security agreement, including, without limitation, foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Grantor against Forest or any other security for an Obligation (and Grantor expressly acknowledges that such exercise of a right or remedy that impairs or extinguishes Grantor's right of reimbursement or subrogation would create a possible defense by Grantor against any liability hereunder, but Grantor expressly and knowingly waives any such defense), and (F) exercise any other rights available to Secured Party or any other person under the Purchaser Note, at law or in equity; and

                (ii) this Agreement and the obligations of Grantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than indefeasible payment in full of an Obligation), including, without limitation the occurrence of any of the following, whether or not Grantor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to an Obligation or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of an Underlying Obligation, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Purchaser Note or the Purchase Agreement or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for an Underlying Obligation, (C) an Underlying Obligation, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than an Underlying Obligation, even though Secured Party or any other person might have elected to apply such payment to any part or all of an Underlying Obligation, (E) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of an Underlying Obligation, (F) any defenses, set-offs or counterclaims which the related Obligor may allege or assert against Secured Party in respect of an Underlying Obligation, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Grantor as an obligor in respect of an Underlying Obligation.

               (b)  Grantor hereby waives, for the benefit of Secured Party:

                 (i) any right to require Secured Party, as a condition of payment or performance by Grantor, to (A) proceed against [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Forest,**] any guarantor of the related Underlying Obligation or any other person, (B) proceed against or exhaust any other security held from [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Forest,**] any guarantor of the related Underlying Obligation or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party or any other person in favor [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] of [**Forest, or**] any other person, or (D) pursue any other remedy in the power of Secured Party or any other person whatsoever;

                (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**of Forest**] including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the related Underlying Obligation or any agreement or instrument relating thereto or by reason of the cessation of the liability [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**of Forest**] from any cause other than indefeasible payment in full of the related Underlying Obligation;

               (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                (iv) any defense based upon the errors or omissions of Secured Party or any other person in the administration of an Underlying Obligation, except behavior which amounts to gross negligence, wilful misconduct or bad faith;

                 (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Grantor's obligations hereunder, (B) the benefit of any statute of limitations affecting Grantor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party or any other person protect, secure, perfect or insure any other security interest or lien or any property subject thereto;

                (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Purchaser Note or the Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the related Underlying Obligation or any agreement related thereto, notices of any extension of credit to Forest and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and

               (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

               (c) [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Until each Underlying Obligation shall have been indefeasibly paid in full, Grantor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that Grantor now has or may hereafter have against Forest or any of its assets in connection with this Agreement or the Purchase Agreement the performance by Grantor of its obligations hereunder or thereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that Grantor now has or may hereafter have against Forest, (B) any right to enforce, or to participate in, any claim, right or remedy that Secured Party now has or may hereafter have against Forest, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party, and
(ii) any right of contribution Grantor may have against any guarantor of an Underlying Obligation. Grantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Grantor may have against Forest or against any other collateral or security, and any rights of contribution Grantor may have against any such guarantor, shall be junior and subordinate to any rights Secured Party may have against Forest, to all right, title and interest Secured Party may have in any such other collateral or security, and to any right Secured Party may have against any such guarantor.**]

               (d) [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**Neither Secured Party nor any other person shall have any obligation to disclose or discuss with Grantor their assessment, or Grantor's assessment, of the financial condition of Forest. Grantor has adequate means to obtain information about Forest on a continuing basis concerning the financial condition of Forest and its ability to perform its obligations under the Purchaser Note and the Purchase Agreement, and Grantor assumes the responsibility for being and keeping informed of the financial condition of each of Forest and of all circumstances bearing upon the risk of nonpayment of an Underlying Obligation. Grantor hereby waives and relinquishes any duty on the part of Secured Party and any other person to disclose any matter, fact or thing relating to the business, operations or condition of Forest now known or hereafter known by Secured Party as such person.**]

          SECTION 16. NONRECOURSE. Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this Section to the contrary, the Purchaser agrees (a) to look solely to the Pledged Share Collateral and other Collateral for payment of the principal amount of and interest on the Purchaser Note and for the payment of the Enforcement Expenses, (b) that its sole recourse for the repayment of the principal amount of and interest on the Purchaser Note and the Enforcement Expenses shall be to the Pledged Share Collateral and other Collateral, and (c) that it shall not seek repayment of the principal amount of or interest on the Purchaser Note or the Enforcement Expenses or to enforce the Purchaser Note or the payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Grantor, or any stockholder, officer, director, agent or employee of the Grantor, except that the Purchaser may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Purchaser to realize upon the Pledged Share Collateral and other Collateral. The Purchaser may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Purchaser to realize upon (i) the Grantor's interest in the Pledged Share Collateral and other Collateral and (ii) the income arising from the Pledged Share Collateral and the other Collateral to the extent received, directly or indirectly, by the Grantor after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Grantor only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this Section shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Purchaser to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Purchaser to name the Grantor as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents; (D) impair the right of the Purchaser to obtain the appointment of a receiver with respect to the Pledged Share Collateral and the other Collateral; (E) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Grantor for recovery of damages attributable to fraud or intentional misrepresentation by the Grantor or any other person in connection with the Purchase Agreement, the Purchaser Note or any other

Transaction Documents; (F) impair the right of the Purchaser to obtain a money judgment against the Grantor or any stockholder, officer, director or employee of the Grantor for the Recourse Distributions received by such person; (G) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Grantor or any stockholder, officer, director or employee of the Grantor with respect to the Grantor's misappropriation of escrows or income collected in advance with respect to the Pledged Share Collateral; (H) impair the right of the Purchaser to obtain insurance proceeds or condemnation proceeds due to the Purchaser pursuant to any Security Document; (I) impair the right of the Purchaser to obtain a money judgment or otherwise enforce the provisions of
Section 4.4 or Article X of the Purchase Agreement or this Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Purchaser from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Pledged Share Collateral for the Purchaser Note as provided in the Security Documents; or (K) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Grantor or any stockholder, officer, director or employee of the Grantor with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Pledged Share Collateral. The parties agree that this Section shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

          SECTION 17.    CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS.

               (a) This Agreement shall create a continuing security interest in the Pledged Share Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer to any other person all or any part of Secured Party's right, title and interest in and to an Underlying Obligation, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

               (b) Upon the indefeasible payment in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Share Collateral shall revert to Grantor. Upon any such termination, Secured Party shall, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**]

          [**SECTION 19.   POWER OF ATTORNEY.

               (a) Forest hereby irrevocably appoints the Purchaser (acting in its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of Forest, with power of substitution and resubstitution, to act in the name, place and stead of Forest,

          (1) to exercise and receive the full benefit of the rights of Forest under the Shareholders Agreement of Archean Energy Ltd. (``ARCHEAN'') dated June 24, 1994 among Forest, 604228 Alberta Ltd., The Erin Mills Development Corporation, Eagle Resources Corporation and Archean, including without limitation the right to designate a director of Archean; and

          (2) to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Section 19, as fully as could Forest if personally present and acting.

               (b) The Power of Attorney granted pursuant to this Section 19 is coupled with an interest and, therefore, shall be irrevocable and shall not be terminated by any act of Forest or by operation of law, whether by the liquidation or dissolution of Forest or by the occurrence of any other event or events, and if, after the execution hereof, Forest is liquidated or dissolved, or if any other such event or events shall occur before the completion of the transactions contemplated by this Section 19, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation or other event or events had not occurred and regardless of notice thereof.

               (c) The power and authority of the Attorney-in-Fact granted hereunder may be exercised by Purchaser and its assigns only during such time as Forest is in default in the payment of the Obligations.**]

          SECTION 20. COSTS AND EXPENSES. Subject to Section 16 the Grantor shall pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by or on behalf of Secured Party in the enforcement of this Agreement.

          SECTION 21. NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 22.    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) In view of the uniqueness of the transactions contemplated hereby, neither of the parties would have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each of the parties agree that the other party shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 23. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 24.  SUCCESSORS AND ASSIGNS.

               (a) Purchaser may assign its rights and delegate its obligations under this Agreement; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the other party. Thereafter, without any further action by any person, all references in this Agreement to "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but Purchaser shall not be released from any obligation or liability under this Agreement.

               (b) Except as provided in Section [**FOR COMPANY SHARE PLEDGE AGREEMENT**] [**23(a)**] [**FOR NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**24(a)**], no party may assign its rights under this Agreement. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

               (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

          SECTION 25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 26. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 27. SEVERABILITY OF PROVISIONS. Any provision of this Agreement, that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 28. HEADINGS AND REFERENCES. Section headings in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 29. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, this Agreement embodies the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. [**FOR THE COMPANY SHARE PLEDGE AGREEMENT**] [**The Grantor and the Secured Party shall remain subject to the other Transaction Documents and paragraphs (1) through
(3), inclusive, of the letter agreement dated March 6, 1995 between the Grantor and the Secured Party in accordance with the terms thereof.**] [**FOR THE NUMBER CORPORATION SHARE PLEDGE AGREEMENT**] [**The Grantor and the Secured Party shall each remain subject to the other Transaction Documents to which it is a party.**]

          SECTION 30. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          SECTION 31. EXCLUSIVE JURISDICTION. Each of the Grantor and Purchaser (1) agrees that any legal action with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of the Grantor and Purchaser may assert in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original legal action in the courts referred to in clause
(1) above.

          SECTION 32. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 33. AFFILIATE. Nothing contained in this Agreement shall constitute Purchaser an "AFFILIATE" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          SECTION 34. NON-RECOURSE. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of Purchaser or the shareholders, directors, officers, employees, agents and Affiliates of Purchaser or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of Purchaser under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

          IN WITNESS WHEREOF, the undersigned have executed this Share Pledge Agreement as of the date first above written in New York, New York.


                         SECURED PARTY:

                         THE ANSCHUTZ CORPORATION


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:
                            Address:  2400 Anaconda Tower
                                      555 - 17th Street
                                      Denver, Colorado  80202

                            Telecopy: (303) 298-8881


                         GRANTOR:

                         [**FOR NUMBER CORPORATION SHARE PURCHASE AGREEMENT**]

                         604228 ALBERTA LTD.


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:
                            Address:
                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                            Telecopy:
                                      ------------------------------------------

                         [** FOR COMPANY SHARE PLEDGE AGREEMENT **]

                         FOREST OIL CORPORATION


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:
                            Address:  1500 Colorado National Building
                                      950 - 17th Street
                                      Denver, Colorado  80202

                            Telecopy: (303) 592-2602

                                                                       EXHIBIT G

                                     FORM OF

                      MORTGAGE DEBENTURE DEPOSIT AGREEMENT


          This MORTGAGE DEBENTURE DEPOSIT AGREEMENT (this "AGREEMENT") is dated as of __________, 1995, by __________, a corporation under the laws of ________
(the "MORTGAGOR") in favor of The Anschutz Corporation (who and whose successors and assigns are herein called the "PURCHASER").

          Terms not otherwise defined herein have the meaning stated in the Purchase Agreement (as defined below).


                                 R E C I T A L S


          A. [**FOR FOREST CANADA MORTGAGE DEBENTURE DEPOSIT AGREEMENT**] [**Forest Oil Corporation (the "COMPANY")**] [**FOR COMPANY MORTGAGE DEBENTURE DEPOSIT AGREEMENT**] [**Mortgagor**] and the Purchaser have entered into a Purchase Agreement dated as of the date hereof (such agreement as amended, modified, restated or supplemented from time to time is herein called the "PURCHASE AGREEMENT");

          B. [**FOR FOREST CANADA MORTGAGE DEBENTURE DEPOSIT AGREEMENT**] [**Mortgagor has entered into a Guaranty Agreement dated as of the date hereof (the "GUARANTY AGREEMENT") pursuant to which Mortgagor has guaranteed the Obligations**];

          C. Mortgagor has issued its Mortgage Debenture dated as of the date hereof in the amount of $14,500,000 (such debenture as amended, supplemented or reissued is herein called the "Mortgage DEBENTURE"); and

          D. Mortgagor has agreed to deposit the Mortgage Debenture with the Purchaser as general and continuing collateral security for the payment of the Obligations.

          NOW THEREFORE in consideration of the premises and of the sum of $10.00 now paid by the Purchaser to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees with the Purchaser as follows:

          SECTION 1.     DEPOSIT OF MORTGAGE DEBENTURE.

          (a) The Mortgage Debenture is hereby delivered to and deposited with the Purchaser to be held by the Purchaser as continuing collateral security for the payment, observance and performance by Mortgagor of all obligations, indebtedness and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, pursuant to the Purchase Agreement (including all Obligations (as defined in the Purchase Agreement)) and the Purchaser Note, wheresoever and howsoever incurred and any ultimate unpaid balance thereof (collectively, the "LIABILITIES").

          (b) Notwithstanding anything herein or in any other Transaction Document to the contrary, except as otherwise set forth in this subsection 1(b) to the contrary, the Purchaser agrees (1) to look solely to the Mortgaged Property (as defined in the Mortgage Debenture) and other Collateral for payment of the principal amount of and interest on the Purchaser Note and for the payment of the Enforcement Expenses, (2) that its sole recourse for the repayment of the principal amount of and interest on the Purchaser Note and the Enforcement Expenses shall be to the Mortgaged Property and other Collateral, and (3) that it shall not seek repayment of the principal amount of or interest on the Purchaser Note or the Enforcement Expenses or to enforce the Purchaser Note or payment of such amounts by any action or proceeding wherein a money judgment shall be sought against the Mortgagor, or any stockholder, officer, director, agent or employee of the Mortgagor, except that the Purchaser may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Purchaser to realize upon the Mortgaged Property and other Collateral. The Purchaser may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding solely for the purpose of enabling the Purchaser to realize upon (i) the Mortgagor's interest in the Collateral and (ii) the income arising from the Mortgaged Property to the extent received, directly or indirectly, by the Mortgagor after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against the Mortgagor only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this subsection 1(b) shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Purchaser to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Purchaser to name the Mortgagor as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents; (D) impair the right of the Purchaser to obtain the appointment of a receiver with respect to the Mortgaged Property and other Collateral; (E) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Mortgagor for recovery of damages attributable to fraud or intentional misrepresentation by the Mortgagor or any other person in connection with this Agreement, the Security Documents to which the Mortgagor is a party or any other Transaction Documents to which the Mortgagor is a party; (F) impair the right of the Purchaser to obtain a money judgment against the Mortgagor or any stockholder, officer, director or employee of the Mortgagor for the Recourse Distributions received by such person; (G) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Mortgagor or any stockholder, officer, director or employee of the Mortgagor with respect to the Mortgagor's misappropriation of escrows or income collected in advance with respect to the Mortgaged Property and other Collateral; (H) impair the right of the Purchaser to obtain insurance proceeds or condemnation proceeds due to the Purchaser pursuant to any Security Document; (I) impair the right of the Purchaser to obtain a money judgment or otherwise enforce the provisions of this Agreement; (J) prevent or in any way hinder the Purchaser from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral for the Purchaser Note as provided in the Security Documents; or (K) impair the right of the Purchaser to bring suit for recovery of a money judgment against the Mortgagor or any stockholder, officer, director or employee of the Mortgagor with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Collateral. The parties agree that this Section 1(b) shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

          SECTION 2.     RIGHTS TO ENFORCE MORTGAGE DEBENTURE.  Subject to
Section 1(b), the Purchaser is hereby authorized as the holder of the Mortgage Debenture, and without selling or purchasing the Mortgage Debenture, to exercise any and all rights of a holder of the Mortgage Debenture after demand by the Purchaser and any default by Mortgagor in payment, observance or performance of the Liabilities (herein called an "EVENT OF DEFAULT") and after an Event of Default has occurred and is continuing, to enforce the security thereby constituted and to exercise or cause to be exercised for its benefit all or any of the remedies therein provided for the benefit of the holder of the Mortgage Debenture. Except as provided in Section 6 hereof, nothing herein shall be deemed to suspend or otherwise modify or affect the obligations of Mortgagor or the rights of a holder of the Mortgage Debenture, all as provided therein.

          SECTION 3. REALIZATION BY SALE. In addition to the foregoing rights and remedies, the Purchaser shall be entitled, upon an Event of Default occurring, to sell or otherwise dispose of the Mortgage Debenture by public sale (including public auction) or private or closed tender or by private contract, with only those notices, if any, as are required by applicable law, and with or without advertising and without any other formality (except as otherwise required by applicable law), and such sale or disposition shall be on such terms and conditions as to title, credit and otherwise and as to upset or reserve bid or price as may seem advantageous to the Purchaser, and the Purchaser shall not be required to accept the highest or any bid or tender at any public sale. The Purchaser may itself purchase the Mortgage Debenture unless prohibited from doing so by applicable law. The Purchaser may rescind or vary any contract for the sale or other disposition of the Mortgage Debenture and may resell the Mortgage Debenture without being answerable for any loss occasioned thereby, and may delay any sale or disposition of the Mortgage Debenture in whole or in part.

          SECTION 4. POWER OF ATTORNEY. To give full effect hereto, the Purchaser or any officer of the Purchaser is hereby appointed attorney irrevocably of Mortgagor, with full power of substitution, for and in the name of Mortgagor to sign and seal all documents and to fill in all blanks in signed powers of attorney and transfers necessary in order to complete the transfer of the Mortgage Debenture to the Purchaser or its officers or to any purchaser.

          SECTION 5. RECORDS OF HOLDER. The records of the Purchaser as to payment of any Liabilities being in default or of any demand for payment having been made will be PRIMA FACIE evidence of such default or demand, absent manifest error.

          SECTION 6. SATISFACTION OF INTEREST. Full payment of interest under the Purchaser Note for any period shall be deemed to satisfy the interest payable for that same period under the Mortgage Debenture.

          SECTION 7. CHARGES AND EXPENSES. Subject to Section 1(b), Mortgagor shall pay to the Purchaser all reasonable out-of-pocket costs and expenses, including all legal fees (on a solicitor and his own client basis) and other expenses incurred by the Purchaser from time to time in the realization and collection of or in respect of this Agreement. All such amounts shall become part of the Liabilities, shall be payable by Mortgagor on demand, shall bear interest at the rate set forth in the Mortgage Debenture in respect of the principal amount thereof calculated from the date incurred by the Purchaser to the date paid by Mortgagor, and such amounts and interest shall be secured by the Mortgage Debenture. This provision shall not be construed to limit any other provisions of the Transaction Documents dealing with the charge-back to Mortgagor of expenses incurred by the Purchaser.

          SECTION 8. EXTENSIONS. The Purchaser may grant renewals, extensions of time and other indulgences, take, release and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, and otherwise deal or fail to deal with Mortgagor, guarantors, sureties and others and with the Mortgage Debenture and other securities as the Purchaser may see fit, all without prejudice to the liability of Mortgagor to the Purchaser or the Purchaser's rights and powers under this Agreement or the Mortgage Debenture.

          SECTION 9. AMENDMENTS OR SUPPLEMENTAL MORTGAGE DEBENTURES. Any amendments or supplemental mortgage debentures to the Mortgage Debenture shall, upon execution by Mortgagor and delivery to the Purchaser, be deemed to be deposited hereunder and included in the term "Mortgage Debenture" for the purposes hereof, unless expressly provided otherwise.

          SECTION 10. SECURITY IN ADDITION. The rights hereby constituted are not in substitution for any other security for the Liabilities, or for any other agreement between the parties whether or not creating any security interest in all or part of the property of Mortgagor whether heretofore or hereafter made, and such security and such agreement shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in a writing signed by Mortgagor and the Purchaser. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Liabilities or any part thereof shall not release or affect this Agreement and neither the taking of any proceeding hereunder or under the Mortgage Debenture for the realization of any security shall release or affect any other security held by the Purchaser for the payment, observance or performance of the Liabilities.

          SECTION 11. NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 12.    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) In view of the uniqueness of the transactions contemplated hereby, neither of the parties would have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each of the parties agree that the other party shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 13. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 14.  SUCCESSORS AND ASSIGNS.

               (a) The Purchaser may assign its rights and delegate its obligations under this Agreement; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the other party. Thereafter, without any further action by any person, all references in this Agreement to the "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but the Purchaser shall not be released from any obligation or liability under this Agreement.

               (b) Except as provided in Section 14(a), no party may assign its rights under this Agreement. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

               (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

          SECTION 15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Alberta and the laws of Canada. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 16. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 17. SEVERABILITY OF PROVISIONS. Any provision of this Agreement, that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 18. HEADINGS AND REFERENCES. Section headings in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 19. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, this Agreement embodies the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. [**FOR FOREST CANADA MORTGAGE DEBENTURE DEPOSIT AGREEMENT**] [**The Mortgagor and the Purchaser shall remain subject to the Guaranty Agreement dated as of the date hereof.**] [**FOR COMPANY MORTGAGE DEBENTURE DEPOSIT AGREEMENT**] [**The Mortgagor and the Purchaser shall remain subject to the other Transaction Agreements and the Purchaser shall remain subject to clauses (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Mortgagor and the Purchaser in accordance with the terms thereof.**]

          SECTION 20. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

          SECTION 21. EXCLUSIVE JURISDICTION. Each of the Mortgagor and the Purchaser (1) agrees that any legal action with respect to this Agreement shall be brought exclusively in the courts of New York (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each party may assert in a legal action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such legal action, may not be asserted in an original legal action in the courts referred to in clause (i) above.

          SECTION 22. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 23. AFFILIATE. Nothing contained in this Agreement shall constitute the Purchaser an "AFFILIATE" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          SECTION 24. NON-RECOURSE. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of the Purchaser or the shareholders, directors, officers, employees, agents and Affiliates of the Purchaser or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of Purchaser under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

          IN WITNESS WHEREOF, the undersigned have executed this Mortgage Debenture Agreement Deposit as of the date first above written in Edmonton, Alberta, Canada.


                    PURCHASER:

                    THE ANSCHUTZ CORPORATION


                    By:
                         -------------------------------------------------------
                         Name:
                         Title:
                         Address:  2400 Anaconda Tower
                                   555 Seventeenth Street
                                   Denver, Colorado  80202
                                   Telecopy:  (303) 298-8881

                    MORTGAGOR:

                    [NAME]

                    By:
                          ------------------------------------------------------
                          Name:
                          Title:
                          Address:
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    Telecopy:  (   )
                                                      --------------------------

                                                                       EXHIBIT H
                                     FORM OF

                  CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                   OF INCORPORATION OF FOREST OIL CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



     The undersigned, being the President and the Secretary of Forest Oil Corporation, do hereby certify and set forth:

     1.   The name of the Corporation is Forest Oil Corporation.

     2. The Certificate of Incorporation of said Corporation was filed by the Department of State on the 13th day of March, 1924, and restated Certificates of Incorporation were filed by the Department of State on the 12th day of May, 1978, the 19th day of May, 1992, and the 14th day of October 1993.

     3. The Certificate of Incorporation is hereby amended by the addition of a new subparagraph F to Paragraph 3.II containing the following provisions fixing the number, designation, relative rights, preferences, and limitations of the Second Series Convertible Preferred Stock, par value $.01 per share, as fixed by the Board pursuant to authority vested in it by the Certificate of
Incorporation:

          F. SECOND SERIES CONVERTIBLE PREFERRED STOCK. The Corporation shall have authority to issue up to 620,000 shares of Senior Preferred Stock to be designated as "THE SECOND SERIES CONVERTIBLE PREFERRED STOCK," which series shall have the following designations, relative rights, preferences and limitations, in addition to those set forth in Paragraph 3 of the Certificate of Incorporation of the Corporation (the shares of the Second Series Senior Convertible Preferred Stock being hereinafter called the "SECOND SERIES"):

          (1) DIVIDENDS. As and when dividends are declared or paid on the Common Stock, whether in cash, property or securities of the Corporation (other than Common Stock or a right or Warrant referred to in Section 5(b) or (c) below), the holders of the Second Series will be entitled to share in such dividends in an amount equal to ten times the amount of the dividend declared or paid on a share of Common Stock for each share of the Second Series. The rights of the holders to receive dividends in the Second Series are junior and subordinate to the rights of the holders of $.75 Convertible Preferred Stock to receive dividends to the same extent that the rights of the holders of Common Stock are subordinate in right to receive dividends to the rights of the holders of $.75 Convertible Preferred Stock to receive dividends.

               (2) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Second Series shall be entitled, before any distribution is made to any Common Stock or other junior stock, to be paid the sum of $18.00 per share plus an amount equal to any declared but unpaid dividends. The Second Series shall rank pari passu with the $.75 Convertible Preferred Stock of the Corporation with respect to distribution of assets upon any liquidation, dissolution or winding up of the Corporation. In case the net assets of the Corporation are insufficient to pay the holders of all outstanding shares of the Second Series and any outstanding shares of parity stock the amount to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably among the holders of all outstanding shares of the Second Series and any outstanding shares of parity stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment of the amount to which they were entitled in full. Following the completion of the distribution of the stated liquidation preference to be paid to the holders of the Second Series and any outstanding shares of parity stock, the holders of the Second Series shall, after there shall have been paid $1.80 (as such amount per share may be adjusted pursuant to Section 5(g), the "COMMON SHARE EQUALIZER AMOUNT") in respect of each share of Common Stock, rank on a parity with the holders of the Common Stock with respect to distributions on liquidation, dissolution or winding up the Corporation and shall be entitled to receive with respect to each share of the Second Series ten times the amount received by each share of Common Stock of any and all assets remaining to be paid or distributed.

               Neither the merger or consolidation of the Corporation into or with another corporation nor the merger of any other corporation into the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this provision, but the sale, lease or conveyance of all or substantially all of the Corporation's assets will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this provision.

               (3) VOTING RIGHTS. Except as otherwise provided by law, the holders of the Second Series shall not be entitled to vote on any matter.

               (4) AMENDMENT OF CERTIFICATE OF INCORPORATION. So long as any shares of the Second Series are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of the Certificate of Incorporation (which term includes each and all amendments for the purpose of creating other series of Preferred Stock) so as to affect adversely the rights, powers or preferences of the shares of the Second Series or of the holders thereof, without the consent of the holders of at least a majority of the total number of outstanding shares of the Second Series, given in person, by proxy or by vote at a meeting called for that purpose. An amendment which increases the number of authorized shares of Preferred Stock, or which creates another series of Preferred Stock, or which authorizes the issuance of additional shares of the Second Series, in each case ranking pari passu with the Second Series as to dividends and the distribution of assets, or the issuance of such shares shall not require the approval of the holders of the Second Series. However, in the application of these provisions, any amendment which would authorize or create any shares of stock ranking prior to the Second Series as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be considered as affecting adversely the rights of all outstanding shares of the Second Series.

               (5) CONVERSION. The shares of the Second Series shall be convertible, (x) at the option of the holders thereof (an "OPTIONAL CONVERSION"), at any time before the fifth anniversary of the first issuance of the Second Series (the "CONVERSION DATE") at the offices of such duly appointed transfer agent for the shares of the Second Series, and
     (y) automatically, without further action by the holder of the shares of the Second Series as otherwise required by the next paragraph of this
     Section 5, on the Conversion Date (the "MANDATORY CONVERSION"), in each case into fully paid and nonassessable shares (calculated to the nearest 1/1,000 of a share) of Common Stock of the Corporation, at the rate of ten shares of Common Stock for each share of the Second Series. The rate at which shares of Common Stock shall be deliverable in exchange for shares of the Second Series upon conversion thereof is hereinafter referred to as the "Conversion Rate" for shares of the Second Series. The Conversion Rate shall be subject to further adjustment from time to time in certain instances as hereinafter provided. In no event, however, shall the Conversion Rate be adjusted such that Common Stock would be issued at a Conversion Rate such that for the liquidation preference, plus accumulated and unpaid dividends, of a converted share of the Second Series would be less than $.10 per share of Common Stock (the par value thereof). Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued but unpaid on the shares of the Second Series surrendered for conversion; however a holder of shares of the Second Series who converts such shares after the record date for a dividend and on or before the dividend payment date will receive the dividend payable on such shares of the Second Series on such dividend payment date. As used herein, the term "business day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which banks in The City of New York are not authorized to close.

               Before any holder of shares of the Second Series shall be entitled to convert the same into Common Stock in connection with an Optional Conversion, such holder shall surrender the certificate or certificates for such shares of the Second Series at the office of the transfer agent which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, and shall give written notice to the Corporation at said office that such holder elects so to convert said shares of the Second Series and shall state in writing therein the name or names and respective amounts in which such holder wishes the certificate or certificates for Common Stock to be issued.

               As of and after the Conversion Date, the shares of the Second Series shall be deemed to have been converted into shares of Common Stock as provided herein on the transfer books of the Common Stock of the Corporation.

               The Corporation will, as soon as practicable after (x) the surrender of certificates for shares of the Second Series in connection with an Optional Conversion, accompanied by the written notice and the statement above prescribed, and (b) the surrender of certificates for shares of the Second Series after the Conversion Date, issue and deliver at the office of the transfer agent, to the person for whose account such shares were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph with respect to an Optional Conversion, such conversion shall be deemed to have been made as of the date of such surrender of the shares of the Second Series to be converted; and the person or persons entitled to receive the Common Stock issuable upon an Optional Conversion of such shares of the Second Series shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of shares of the Second Series shall be effective for that purpose with respect to an Optional Conversion, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of the Second Series for conversion with respect to an Optional Conversion, during any period while such books are closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares were surrendered, and at the Conversion Rate in effect at the date of such surrender.

               The Conversion Rate for shares of the Second Series and the Common Share Equalizer Amount shall be subject to further adjustment from time to time as follows:

                    (a) If the Corporation shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Corporation in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each share of the Second Series shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of the Second Series would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                    (b) If the Corporation shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding forty-five (45) days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Corporation for such rights or warrants the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the average market price per share (determined as provided below) of the Common Stock on the declaration date for such issuance, then in each such case the number of shares of Common Stock into which each share of the Second Series shall after such record date be convertible shall be determined by multiplying the number of shares of Common Stock into which each share of the Second Series was convertible on the date immediately preceding such declaration date by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; provided, however, if all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the number of shares of Common Stock into which each share of the Second Series shall thereafter be convertible shall be readjusted to the number of shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of shareholders entitled to receive such rights or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                    (c) If the Corporation shall distribute to all the holders of Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Corporation (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Corporation (other than Common Stock), or (ii) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Corporation, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Corporation, then in each such case the number of shares of Common Stock into which each share of the Second Series shall be convertible after the record date for determination of the shareholders entitled to receive such distribution shall be determined by multiplying the number of shares of Common Stock into which each share of the Second Series was theretofore convertible on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Corporation of such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided in paragraph (b) above) of the Common Stock on such declaration date and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the Corporation as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one (1) share of Common Stock. Such adjustment shall become effective retroactively immediately after the declaration date. The term "market capitalization" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration date by the average market price per share (determined as provided in paragraph (e) below) of the Common stock on such declaration date.

                    (d) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Corporation or of any conversion of the Common Stock into securities of another corporation or in case of the consolidation or merger of the Corporation with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Corporation, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision in the articles or certificate of incorporation of such person such that each share of the Second Series then outstanding shall thereafter be convertible into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of the Second Series was convertible immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (i) such holder of Common Stock of the Corporation is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made as the case may be ("constituent entity"), or an affiliate of a constituent entity, and
          (ii) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of the shares of the Second Series, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the shares of the Second Series.

                    (e)  For the purpose of any computation under this
          Section 5, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the fifteen
          (15) consecutive trading days commencing twenty (20) trading days before the date of declaration or authorization by the Board of Directors of the Corporation of such issuance or distribution. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Corporation.

                    (f) All calculations under this Section 5 shall be made to the nearest one-thousandth of a share of Common Stock.

                    (g) Whenever the Conversion Rate is adjusted as herein provided, the Common Share Equalizer Amount shall be adjusted by multiplying the Common Share Equalizer Amount immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which each share of the Second Series is so convertible immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which each share of the Second Series is so convertible immediately thereafter.

                    (h) For the purpose of this Section 5, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation at the date of this Certificate of Amendment or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) through (d) above, the holder of the shares of the Second Series shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Second Series and the Common Share Equalizer Amount shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in paragraphs (a) through (g), inclusive, above, with respect to the shares of Common Stock.

                    (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the number of shares of Common Stock into which each share of Second Series shall thereafter be convertible and the Common Share Equalizer Amount shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (1) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or conversion rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of decreasing the number of shares of Common Stock issuable upon the conversion of shares of the Second Series or the Common Share Equalizer Amount by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights.

               Whenever the Conversion Rate is adjusted as provided in this paragraph 5, the Corporation shall forthwith file with the transfer agent for the shares of the Second Series a certificate signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjusted Conversion Rate and the adjusted Common Share Equalizer Amount determined as provided in this paragraph 5. Such certificate shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate or the Common Share Equalizer Amount is adjusted, the Corporation will forthwith cause a notice stating the adjustment and the Conversion Rate to be mailed to the respective holders of record of the shares of the Second Series. The transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. The transfer agent in its capacity as transfer agent shall not be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this paragraph and in the absence of any such notice each transfer agent may conclusively assume that there has been no such change.

               The Corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Second Series, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of the Second Series from time to time outstanding. The Corporation shall from time to time in accordance with the laws of New York, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding shares of the Second Series.

               No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash based on the closing price (determined as provided in the last sentence of paragraph (e) above) of the Common Stock on the business day immediately preceding the day of conversion. If more than one certificate representing shares of the Second Series shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Second Series so surrendered.

               The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Second Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than in which the shares of the Second Series so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               In the event (i) that the Corporation shall pay any dividend or make any distribution to the holders of shares of Common Stock otherwise than in cash charged against capital surplus, consolidated net earnings or retained earnings of the Corporation and its Consolidated Subsidiaries; or
     (ii) that the Corporation shall offer for subscription or purchase, pro rata, to the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or (iii) of any reclassification or change of outstanding shares of the class of Common Stock issuable upon the conversion of the shares of the Second Series (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Corporation with, or merger of the Corporation into, another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the shares of the Second Series) or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (iv) of any dissolution, liquidation or winding up of the Corporation, then in any such event the Corporation shall cause to be filed with the transfer agent for the Second Series, and shall cause to be mailed to the holders of record of the Second Series, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to any applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any of the events specified in clauses
     (i) and (ii) of this paragraph, or (y) the effective dates of any of the events specified in clauses (iii) and (iv) of this paragraph. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

               Upon conversion of the Second Series the stated capital of the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par value) of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the Second Series so converted and the par or stated value of the Common Stock issued upon conversion.

     4. The foregoing amendment to the Certificate of Corporation of Forest Oil Corporation was authorized by the majority vote by of the Board of the Corporation at a meeting of the Board of Directors on the __ day of __________, 1995 in accordance with Section 805 the Business Corporation Law.

          IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by its President and its Secretary on this __ day of __________, 1995 and the undersigned hereby affirm the truth of the statements contained herein under the penalties of perjury.



                                   ____________________________________
                                   Robert S. Boswell
                                   President




                                   ____________________________________
                                   Daniel L. McNamara
                                   Secretary

                                                                       EXHIBIT I


                                             FORM OF

                                        TRANCHE A WARRANT

                                WARRANT TO PURCHASE COMMON STOCK


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS WARRANT AND SUCH SHARES ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1995 AND THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF __________, 1995, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.



   Certificate Number                                      Certificate for

 ______________________                                      19,444,444
                                                              Warrants

This certificate is transferable
   in Denver, Colorado


                                     FOREST OIL CORPORATION

                      Incorporated under the laws of the State of New York


          THIS CERTIFIES THAT, for value received, THE ANSCHUTZ CORPORATION, a Kansas corporation, or registered assigns, is entitled to purchase from Forest Oil Corporation, a New York corporation (the "COMPANY"), at any time after the date of this Warrant and prior to 5:00 P.M., Denver time, on the Expiration Date, at the purchase price of $2.10 per share (as such price may be adjusted pursuant to Section 7, the "WARRANT PRICE") the number of shares of common stock, $.10 par value per share, together with the associated rights distributed to the holders of shares of Company common stock pursuant to the Rights Agreement dated as of October 14, 1993 between the Company and Securities Trust Corporation, as Rights Agent, as amended (the "COMMON STOCK"), which is equal to the number of Warrants set forth above (as such number of shares may be adjusted pursuant to Section 7, the "WARRANT SHARES").

    SECTION 1.  TRANSFERABILITY OF WARRANTS.

          1.1 THE WARRANT REGISTER AND REGISTRATION. The Secretary of the Company shall keep or cause to be kept at the office of the Company books for the registration and transfer (the "WARRANT REGISTER") of this Warrant certificate and any other Warrant certificate issued hereunder (collectively including the initial Warrant, the "WARRANTS"). The Warrants shall be numbered and shall be registered in the Warrant Register as they are issued. The Company and the Secretary of the Company shall be entitled to treat a person as the owner in fact for all purposes of each Warrant registered in such person's name (each registered owner is herein referred to as a "HOLDER") and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

          1.2 TRANSFER. The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States of America or by a broker or dealer that is a member of a registered national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Secretary of the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Secretary of the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Holder may transfer the Warrants and the Warrant Shares without registration under the Securities Act of 1933 only if the Holder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company that such registration is unnecessary.

          1.3 FORM OF WARRANT. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents and attested to by the Secretary of the Company or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

    SECTION 2. EXCHANGE OF WARRANT. Each Warrant may be exchanged at the option of the Holder thereof for another Warrant or Warrants entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitle such

Holder to purchase. Any Holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Secretary of the Company, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 1.2 hereof if the new Warrant or Warrants are to be issued other than in the name of the Holder, the Warrant or Warrants to be so exchanged at the office of the Secretary of the Company. Thereupon, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.

    SECTION 3.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

          3.1    TERM OF WARRANTS.

              (a) Each Holder shall have the right until 5:00 P.M., Denver time, on __________, 1996(1) (the "INITIAL EXPIRATION DATE" and, as extended pursuant to Section 3.1(b), if applicable, the "EXPIRATION DATE"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to purchase on exercise of such Warrants at the Warrant Price. After the Expiration Date, any previously unexercised Warrants shall be void, have no value and be of no further effect.

              (b) The Initial Expiration Date shall be extended to __________, 199_(2) if, on the Initial Expiration Date, either (1) pursuant to Section 3.3(a) of the Shareholders Agreement dated as of _________, 1995(3) between the Company and The Anschutz Corporation, the Holder may not exercise all Warrants then held by the Holder and other persons subject to such provisions, assuming for this purpose that there are no exceptions to the restriction stated in Section 3.3(a), and/or (2) during a period of 12 consecutive months beginning on or after ___________, 1995(3) and ending on or before the Initial Expiration Date, the Company shall have issued or sold any Equity Securities (as defined below) as consideration, in whole or part, for the acquisition directly or indirectly by the Company or any other person of any business or property (whether effected by the purchase thereof, the merger or consolidation of two or more persons, the organization by two or more persons of a partnership, joint venture or other joint investment vehicle or by any other means) in one or more transactions in which the value of all Equity Securities transferred as consideration for such businesses and properties was in excess of $60,000,000 in the aggregate, PROVIDED that, with respect to the condition stated in this clause (2), the Holder shall have agreed in writing for the benefit of the Company that, during the period of nine consecutive months beginning on the date on which the condition stated in this clause (2) shall have been satisfied, the Holder shall not transfer to any person the beneficial ownership of any shares of Common Stock except in one or more transactions referred to in one or more of clauses (d), (e),
(f), (g) (h), (i) and (j) of Section 3.2 of the Shareholders Agreement.

- -----------------------
(1)    The date that is 18 months after the Second Closing Date.
(2)    The date that is 36 months after the Second Closing Date.
(3)    The date that is the Second Closing Date.

For the purposes of this Section 3.1(b), the term "EQUITY SECURITIES" means any shares of the capital stock of the Company or any other securities convertible into or exchangeable or exercisable for any shares of its capital stock, any rights to subscribe for or to purchase, any options for the purchase of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any of the foregoing. If shares of Common Stock were included in any such consideration in respect of any such acquisition, the Company shall promptly determine the value of such shares as of the respective dates of issuance or sale in a manner consistent with the valuation procedure specified in Section 7.1(e) and shall disclose such information to the Holder in writing. The Board of Directors of the Company shall promptly determine in good faith the value of any other such consideration, other than cash (the "NONCASH CONSIDERATION"), and shall also disclose such information to the Holder in writing. If the Holder shall by written notice to the Company dispute the value of any Noncash Consideration so determined by the Board of Directors of the Company, the value of such Noncash Consideration shall be determined by an appraisal of the Noncash Consideration. The appraisal shall be undertaken by two qualified appraisers with experience in the oil and gas business, of whom one shall be selected by the Company and the other shall be selected by the Holder, each within seven days after delivery of such written notice to the Company by the Holder. If either the Company or the Holder fails to appoint an appraiser within seven days, then the Holder or the Company, as the case may be, shall be entitled to appoint the second appraiser. The value of such Noncash Consideration shall be the value determined by those appraisers, who shall consider such information as may be provided to them by the Company and the Holder and such other information as they may deem relevant to the valuation of the interests. If the two appraisers cannot agree on such value within 14 days after the appointment of the second appraiser, then within seven days they shall select a third qualified appraiser with experience in the oil and gas business. The third appraiser shall consider such information as may be provided to its by the Company, the Holder and the other two appraisers and such other information as it may deem relevant to the valuation of such Noncash Consideration and within 14 days after its appointment independently calculate the value of such Noncash Consideration. The value of such Noncash Consideration shall be the average of the two values determined by the appraisers which are closest to each other in amount. The Company and the Holder shall make available to the appraisers all of the books and records of the Company and such other information as the appraisers shall reasonably request in order to ascertain the value of such Noncash Consideration. The fees and disbursements of the appraisers shall be paid by the Company.

          3.2 EXERCISE OF WARRANTS. A Warrant may be exercised upon surrender to the Company in care of the Secretary of the Company, of the Warrant to be exercised, together with the duly completed and signed form of Election to Purchase attached hereto, and upon payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company. Subject to Section 8, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 8, in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificates or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; PROVIDED, HOWEVER, that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; PROVIDED, FURTHER that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant pursuant to the provisions of this Section.

    SECTION 4.  PAYMENT OF TAXES, LEGEND.

          4.1 PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrant in respect of which such Warrant Shares are initially issued, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          4.2    LEGENDS.

              (a) Each certificate for Warrant Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act of 1933, as amended, and except as provided below, shall bear the legends to the following effect:

          1. "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          2. "The shares represented by this certificate are subject to restrictions set forth in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

          3. "The shares represented by this certificate are subject to the restrictions contained in a Shareholders Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

          4. "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

              (b) The legend stated in Section 4.2(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended.

             (c) The legend stated in Section 4.2(a)(2) shall be removed at such time as the Warrant Shares are no longer subject to the Registration Rights Agreement referenced therein.

             (d) The legend stated in Section 4.2(a)(3) shall be removed in accordance with the terms of the Shareholders Agreement.

    SECTION 5. MUTILATED OR MISSING WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to it. An applicant for such a substitute Warrant shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

    SECTION 6.  RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANTS.

          6.1 RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, the number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of each Warrant on file with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. Each transfer agent for the Common Stock is hereby irrevocably authorized to cause to be issued from time to time the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms hereof. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 8 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants.

          The Company covenants that all shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

          6.2 PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          6.3 CANCELLATION OF WARRANTS. If the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

    SECTION 7. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

          7.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price payable in connection therewith shall be subject to adjustment from time to time as follows:

              (a) If the Company shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Company in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the Holder would have held after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

             (b) If the Company shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding forty-five (45) days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the average market price per share (determined as provided below) of the Common Stock on the declaration date for such issuance, then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such record date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such declaration date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; PROVIDED, HOWEVER, if all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of shareholders entitled to receive such rights or warrants. For the purposes of this paragraph
(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

              (c) If the Company shall distribute to all the holders of Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (ii) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Company, then in each such case the number of Warrant Shares issuable upon exercise of this Warrant shall be, after the record date for determination of the shareholders entitled to receive such distribution, determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Company of such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in paragraph (e) below) of the Common Stock on such declaration date, and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the Company as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the declaration date. The term "MARKET CAPITALIZATION" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration date by the average market price per share (determined as provided in paragraph (e) below) of the Common Stock on such declaration date.

              (d) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (i) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("CONSTITUENT ENTITY"), or an affiliate of a constituent entity, and (ii) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant.

              (e) For the purpose of any computation under this Section 7, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

              (f) All calculations under this Section 7 shall be made to the nearest one-thousandth of a share of Common Stock.

              (g) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of this Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

              (h) In case of any consolidation or merger of the Company with or into another entity (whether or not the Company is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Company, the Company or such successor or purchasing entity, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and property that the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had this Warrant been exercised in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon exercise of this Warrant, the Holder would have the same benefits it otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 7(a) through 7(h), inclusive. The provisions of this Section 7(h) shall similarly apply to successive consolidations, mergers, sales or conveyances.

              (i) For the purpose of this Section 7, the term "SHARES OF COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) through (d) above, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of Subsections 7.2, 7.3, 7.4 and 7.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

              (j) Upon the expiration of any rights, options, warrants or exercise or exchange privileges the issuance of which shall have resulted in an adjustment of the Warrant Price, if any thereof shall not have been exercised, the Warrant Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (1) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or exercise rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or exercise rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or exercise rights.

          7.2 TIME OF ADJUSTMENTS. Each adjustment required by Section 7 shall be effective as and when the event requiring such adjustment occurs.

          7.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, each Holder certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

          7.4 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 7.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          7.5 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the initial Warrant.

    SECTION 8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, after giving effect to the provisions of this
Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, in lieu of issuance of such fraction of a Warrant Share, calculate and pay an amount in cash equal to the closing price per Warrant Share on the trading day immediately preceding the date of exercise of the Warrant multiplied by such fraction. The closing price shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

    SECTION 9. NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDERS. Nothing contained in this Warrant or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

              (a) the Company shall declare any dividend (or any other distribution) on Common Stock, other than a cash dividend or shall declare or authorize repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

              (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or any other rights or warrants; or

              (c) The Company shall propose any capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock or Stock, or a change in par value, or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party for which approval of any shareholders of the Company shall be required, or the sale, transfer or lease of all or substantially all of the assets of the Company; or

              (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Holders at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of shareholders entitled to vote on such proposed consolidation, merger, sale, transfer or lease of assets, dissolution, liquidation or winding up.

    SECTION 10. NOTICES. All notices, requests and other communications with respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the Holder at the address in the Warrant Register and the Company at its offices in Denver, Colorado, or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

    SECTION 11.  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

              (a) Prior to the Expiration Date, no failure or delay by any party in exercising any right, power or privilege with respect to the Warrants shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrants shall be cumulative and not exclusive of any rights or remedies provided by law.

              (b) In view of the uniqueness of the Warrants, a Holder would not have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants is not performed in accordance with its terms, and the Company therefore agrees that the Holders shall be entitled to specific enforcement of the terms of the Warrants in addition to any other remedy to which they may be entitled, at law or in equity.

    SECTION 12. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of a Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the Holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. The rights of the Holder and the terms and provisions of this Warrant including, without limitation, the performance of the obligations of the Company hereunder, shall not be affected in any manner whatsoever by the terms and provisions of any other agreement, whether entered into prior to or after the date of this Warrant.

    SECTION 13. GOVERNING LAW. The Warrants shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company shall be in addition to and not in limitation of those provided by applicable law.

    SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of the Warrants that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrants or affecting the validity or enforceability of the provision in any other jurisdiction.

    SECTION 15. HEADINGS AND REFERENCES. Headings in the Warrants are included for the convenience of reference only and do not constitute a part of the Warrants for any other purpose. References to parties and sections in the Warrant are references to the parties or the sections of the Warrant, as the case may be, unless the context shall require otherwise.

    SECTION 16. EXCLUSIVE JURISDICTION. Each of the Company and the Holder, by acceptance hereof, (1) agrees that any legal action with respect to the Warrant shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of the Company and the Holder may assert in a legal action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may not be asserted in an original legal action in the courts referred to in clause (1) above.

    SECTION 17. WAIVER OF JURY TRIAL. Each of the Company and the Holder waives, by acceptance hereof, any right to a trial by jury in any legal action to enforce or defend any right under the Warrants or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the Warrants and agrees that any legal action shall be tried before a court and not before a jury.

    SECTION 18. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

          THIS WARRANT is executed by the Company on the date set forth below in New York, New York.



Dated:    __________, 1995                      FOREST OIL CORPORATION


Attest: _____________________________       By: __________________________
          Name:                                 Name:
          Title:                                Title:

                                     FOREST OIL CORPORATION

                                      Election to Purchase

                                              Mail Address

___________________________         __________________________

___________________________         __________________________

___________________________         __________________________

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of

           _____________________________________________________

           _____________________________________________________

          (Please Print Name, Address and Social Security No.)

           _____________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder of this Warrant or his Assignee as below indicated and delivered to the address stated below.

Date:___________________, 19___.

Name of holder of this Warrant or Assignee: ________________________
                                    (Please Print)

Address:   ______________________________________

           ______________________________________

Signature: ______________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed: ___________________________________

                                           ASSIGNMENT

                         (To be signed only upon assignment of Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

[__________________________] _______________________________


____________________________________________________________

Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

DATED: ____________________, 19___.

Signature of Registered Holder:  ___________________________
Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed: _________________________________

                                                        EXHIBIT J


                             FORM OF

                     SHAREHOLDERS AGREEMENT


          SHAREHOLDERS AGREEMENT dated as of __________, 1995 between FOREST OIL CORPORATION, a New York corporation (the
"COMPANY"), and THE ANSCHUTZ CORPORATION, a Kansas corporation
("PURCHASER").

          Terms not otherwise defined herein have the meanings stated in the Purchase Agreement (as defined below).

                            RECITALS

          A.   The parties have entered into the Purchase
Agreement (the "PURCHASE AGREEMENT") dated as of _______, 1995.

          B. Pursuant to the Purchase Agreement, (i) on the First Closing Date Purchaser purchased the Purchaser Note which on the Second Closing Date was by its terms converted into the Purchaser Note Conversion Shares and (ii) on the Second Closing Date Purchaser purchased the Purchaser Additional Shares, the Purchaser Preferred Shares and the Tranche A Warrants and may, upon the conversion of the Purchaser Preferred Shares and exercise of the Tranche A Warrants, thereafter acquire the Purchaser Preferred Conversion Shares and Tranche A Warrant Shares, respectively.

          C. On the Second Closing Date, Joint Energy Developments Limited Partnership, a Delaware limited partnership ("JEDI"), granted to Purchaser the JEDI/Purchaser Option providing for an option to purchase the Tranche B Warrants Shares. The Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and the Tranche B Warrant Shares acquired by Purchaser pursuant to the JEDI/Purchaser Option are collectively referred to as the "PURCHASER SHARES".

          D. Pursuant to the Purchase Agreement, on the First Closing Date the Company entered into a Registration Rights Agreements with Purchaser pursuant to which the Company granted to Purchaser and certain other persons certain rights with respect to the registration under the Securities Act of the disposition of the Purchaser Shares.

                            AGREEMENT

          The parties agree as follows:


                            ARTICLE I

                           DEFINITIONS


          Terms not otherwise defined herein have the respective meanings assigned in the Purchase Agreement. The following terms have the following meanings:

          "BENEFICIAL OWNERSHIP" or similar terms, except as expressly provided to the contrary in this Agreement in the definitions of "Section 16(b) Liability" and "Section 16(b) Matter", has the meaning assigned to the term "beneficial ownership" in Section 13(d) of the Exchange Act or the related rules and regulations.

          "BUSINESS COMBINATION TRANSACTION" means a merger, consolidation or similar transaction and each transaction that constitutes a "Change of Control" within the meaning of the Indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A. (giving effect to other terms and provisions of such indenture that are directly or indirectly incorporated or referenced by the definition therein of "Change of Control").

          "EXCESS PURCHASER SECURITIES" means, at any time of determination and with respect to the matter subject to the vote or consent for which the Excess Purchaser Securities are then being determined, the Equity Securities of the Company owned by any of Purchaser and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given, in each case with respect to such matter (collectively, the "EFFECTIVE EQUITY SECURITIES"); PROVIDED, however, that "EXCESS PURCHASER SECURITIES", at any such time of determination and with respect to the matter subject to such vote or consent, shall not include the Effective Equity Securities that in the aggregate, have a voting power with respect to such matter not greater than 19.99% of the aggregate voting power of all Equity Securities of the Company then issued and outstanding.

          "GROUP" has the meaning given such term in Section
13(d)(3) of the Exchange Act and the related rules and regulations.

          "RELATED TRANSACTION" means, with respect to any acquisition or disposition, or deemed acquisition or disposition, of any securities, a transaction that (1) has been disclosed in a document filed with the Securities and Exchange Commission with respect to the Company (that is then available for inspection at the offices of the Securities and Exchange Commission) or has been otherwise publicly announced and (2) by its terms is effective upon, or immediately before or after giving effect to, the occurrence of such acquisition or disposition or deemed acquisition or disposition.

          "SECTION 16(b) LIABILITY" means liability under Section 16(b) of the Exchange Act with respect to or as a consequence, directly or indirectly, of Purchaser's or Purchaser's Affiliate's acquisition (or deemed acquisition) or disposition (or deemed disposition) of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the Purchaser Shares or any other "equity security" of the Company or "derivative security" relating to the Company, whether or not issued by the Company (such terms having the respective meanings assigned to them by Section 16 of the Exchange Act and the related rules and regulations), that shall have been issued or otherwise created, acquired (or deemed to have been acquired) or disposed of (or deemed to have been disposed of) by or pursuant to the Transaction Documents; PROVIDED, HOWEVER, that Section 16(b) Liability shall not include any such liability under
Section 16(b) of the Exchange Act with respect to or as a consequence of the acquisition of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in any "equity security" of the Company or "derivative security" relating to the Company that shall not have been issued or otherwise created or acquired (or deemed to have been acquired) pursuant to or in accordance with the Transaction Documents.

          "SECTION 16(b) MATTER" means each matter or series of matters (including, without limitation, a proposed transaction or series of transactions involving any stock or other non-cash dividend, split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or Business Combination Transaction) which, directly or indirectly, as a result of the taking of action with respect thereto by the Company, its Board of Directors or shareholders or any Governmental Body having jurisdiction thereover, or the conclusion of any such matter will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Section 16(b) Liability; PROVIDED, HOWEVER, that a Section 16(b) Matter shall not include any of the foregoing matters that will or may, directly or indirectly, result in Section 16(b) Liability with respect to or as a consequence of the transfer by Purchaser or any of its affiliates of any Purchaser Shares in violation of the provisions of Section 3.2 or in transfers that would violate the provisions of Section 3.2 but for clauses (a), (b), (c), (d), (e), (h) and
(i) thereof (collectively, "EXCLUDED TRANSFERS").

          "TERMINATION DATE" has the meaning stated in Section
4.1.


                           ARTICLE II

                        COMPANY COVENANTS


          SECTION 2.1    BOARD OF DIRECTORS.

               (a) On the Second Closing Date and from time to time thereafter until the Termination Date, except as otherwise approved by the Board of Directors, including a majority of the Independent Directors, or by the vote of the holders of two-thirds of the shares of Common Stock then issued and outstanding (in which the shares of Common Stock owned by Purchaser and its Affiliates are voted in accordance with the restrictions contained in
Section 3.1, if applicable), the Company shall take all actions necessary to cause, (1) the number of directors of the Company to be fixed at ten, (2) the election as directors of the Company of three persons selected by Purchaser (the "PURCHASER DESIGNEES"), two persons who are officers of the Company and five persons none of whom is then or has been at any time during the preceding two years an officer or employee of the Company or a director, officer or employee of a beneficial owner of 5% or more of the shares of Common Stock then issued and outstanding or any affiliate of such beneficial owner (each an "INDEPENDENT DIRECTOR"), (3) the appointment of a Purchaser Designee who is a director chosen by Purchaser as a member of the Executive Committee, the Compensation Committee and the Audit Committee (or committees having similar functions) of the Board of Directors (the "COMMITTEES"), (4) the formation of a Nominating Committee to be composed of three directors, of whom one shall be a Purchaser Designee selected by Purchaser, one shall be an officer of the Company and one shall be an Independent Director, (5) nominees to the Board of Directors other than the Purchaser Designees to be selected by a vote of at least two members of the Nominating Committee, of whom one shall be an Independent Director, (6) if any such Purchaser Designee shall cease to be a director for any reason, the filling of the vacancy resulting thereby with a Purchaser Designee and (7) the calling of meetings of the Board of Directors and committees thereof upon the written request of a Purchaser Designee who is a director.

               (b)  The obligations of the Company under this
Section 2.1 shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 2.1, including, without limitation, the inclusion in the Proxy Statement of such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l. Purchaser will supply to the Company any information with respect to Purchaser and its initial designees required by
Section 14(f) and Rule 14f-l.

               (c) If at any time (1) one or more Purchaser Designees shall not be elected to the Board of Directors by the shareholders of the Company (notwithstanding Purchaser and its Affiliates having voted all shares of Common Stock owned by them in favor of such election) and each of such Purchaser Designees shall not otherwise have been elected to the Board of Directors before a date that is 10 days after the date of such vote by the shareholders of the Company and, in any event, before any other material action or matter is considered and resolved by the Board of Directors or (2) one or more directors who are Purchaser Designees shall not be appointed to any of the Committees and the directors who are Purchaser Designees shall have voted in favor of each such appointment, in each case as such election or appointment is required under this Section 2.1, the provisions set forth in Article III will thereafter be of no further force or effect.

          SECTION 2.2    EXCHANGE ACT SECTION 16(b).

               (a)  Without the prior written consent of
Purchaser, the Company shall take no action with respect to a
Section 16(b) Matter that will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Purchaser or an Affiliate of Purchaser having Section 16(b) Liability, PROVIDED that the Company may take any such action (1) with respect to a Section 16(b) Matter if there shall have been entered a final judgment to the effect that Purchaser and its Affiliates do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to Section 16(b) Liability in connection therewith, or
(2) that may, directly or indirectly, result in any such liability with respect to or as a consequence of any Excluded Transfer.

               (b) In all notices, registrations, applications, statements, pleadings, memoranda, briefs and other documents submitted to or filed with any Governmental Body (including, without limitation, in any Action referred to in Section 2.2(c)), none of the Company, Purchaser and their respective Affiliates shall assert any position or claim with respect to the acquisition (or deemed acquisition) or disposition (or deemed disposition) by Purchaser of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the Purchaser Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire) "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Purchaser Shares on or before the date of this Agreement, except that Purchaser may assert any such inconsistent position or claim if Purchaser, based on advice of counsel, determines that there is a reasonable basis to conclude that as a result of the failure to assert such inconsistent position or claim, Purchaser, any person who controls Purchaser within the meaning of any applicable Regulation or any of their respective shareholders, directors, officers, employees, agents and Affiliates could be in violation of any applicable Regulation or could become subject to any sanction, fine, award or other penalty, whether civil or criminal.

          (c) The Company may seek to determine by an Action brought against Purchaser in the United States District Court in the Southern District of New York, or other jurisdiction approved by the Company and Purchaser, the respective rights and obligations of the parties under Sections 2.2(a) and 3.1(a).

          SECTION 2.3 RESTRICTIONS ON PURCHASER. Without the prior written consent of Purchaser, the Company shall not take or recommend to its shareholders any action which would impose limitations on the legal rights to be enjoyed by Purchaser or Affiliates of Purchaser as a shareholder of the Company, other than those imposed by the express terms of this Agreement and the other Transaction Documents, including, without limitation, any action which would impose or increase restrictions on Purchaser or Affiliates of Purchaser (a) based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally, (b) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities or by charter or by-law amendment or (c) by reducing by any means (including, without limitation, by split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase, or cancellation of securities or rights or by a Business Combination Transaction) the number of shares of Common Stock that are then issued and outstanding or are then subject to issuance upon the conversion of or exercise or exchange for any Equity Securities (including securities exchangeable or convertible into Equity Securities) of the Company then outstanding, excepting only the reduction in such number of shares of Common Stock then issued and outstanding or subject to issuance resulting from the conversion of or exercise or exchange for Equity Securities of the Company issued and outstanding on the Second Closing Date (including, without limitation, the Purchaser Note, the Warrants and the JEDI Loan Warrants) and adjustments in the number of shares of Common Stock subject to issuance under Employee Options that are issued and outstanding on the Second Closing Date;

          SECTION 2.4    ACCESS TO INFORMATION.

               (a)  The Company shall promptly furnish to
Purchaser all information that is required by GAAP to enable Purchaser to account for its investment in the Company. To the extent reasonably requested by Purchaser, the Company shall, and shall cause its employees, independent public accountants and other representatives to, provide information regarding the Company to, and otherwise cooperate with, Purchaser and the representatives of Purchaser so as to enable Purchaser to prepare financial statements in accordance with GAAP.

               (b) Upon the request of Purchaser from time to time, the Company shall promptly disclose to Purchaser the number of shares of Common Stock issued and outstanding on a date not more than 5 days prior to the date of such request and the number of shares of Common Stock subject to issuance upon the conversion of or exercise or exchange for the Equity Securities of the Company outstanding on such date.

          SECTION 2.5 RIGHTS AGREEMENT. If the Company shall at any time after the First Closing Date amend, modify or waive the Rights Agreement with respect to any person or any Voting Securities (as defined in the Rights Agreement) or other securities "beneficially owned" (as defined in the Rights Agreement) by such person or otherwise, in any manner, directly or indirectly, exempt any person or any Voting Securities or any other securities beneficially owned by such person from the provisions, limitations or effects of the Rights Agreement, then, concurrently therewith, the Company shall, with respect to the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them, take the same action with respect to the Rights Agreement so that as a result thereof each of the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them are subject to the Rights Agreement in the same manner and to the same extent as such other person and the Voting Securities or other securities beneficially owned by such other person.

                           ARTICLE III

                     PURCHASER RESTRICTIONS


          SECTION 3.1    PURCHASER VOTING RESTRICTIONS.

               (a)  In connection with each vote or written
consent of the holders of Common Stock, Purchaser and its Affiliates shall vote, or consent with respect to, and cause each of its Affiliates and each Group of which it is a member, to vote or consent with respect to, all Excess Purchaser Securities in respect of the matters subject to such vote or consent in the same proportion that all other Equity Securities of the Company (other than Equity Securities of the Company owned by Purchaser, any of its Affiliates or any such Group) are voted or with respect to which such consent is given by holders of such Equity Securities with respect to such matter; PROVIDED, HOWEVER, that notwithstanding the foregoing, each of Purchaser, its Affiliates and such Groups at all times may vote, or consent with respect to, Excess Purchaser Securities (1) for the election of each of the permitted number of Purchaser Designees, (2) as Purchaser, such Affiliate or such Group shall determine with respect to each
Section 16(b) Matter with respect to which (A) any of Purchaser and its Affiliates will have or may, directly or indirectly, have
Section 16(b) Liability and (B) there shall not have been entered, as of the date such vote or consent shall be required to be given, a final judgment to the effect that Purchaser and its Affiliates do not and will not, directly or indirectly, have any
Section 16(b) Liability, which judgment shall not be subject to appeal and is res judicata as to all matters that may give rise to Section 16(b) Liability in connection therewith, and (3) as otherwise approved by the Board of Directors of the Company, including a majority of Independent Directors, with respect to the matter subject to such vote or consent.

               (b) Notwithstanding anything contained in this Agreement, Purchaser and its Affiliates and the respective Groups in which any of them may be members shall not be restricted in any manner whatsoever from voting, or consenting with respect to, Equity Securities of the Company owned by any of them that are not Excess Purchaser Securities with respect to the matter subject to such vote or consent.


          SECTION 3.2 PURCHASER TRANSFER RESTRICTIONS. Purchaser shall not, and shall not cause or permit its Affiliates to, transfer the beneficial ownership of the Purchaser Shares (including, without limitation, the Purchaser Preferred Shares, the JEDI/Purchaser Option and the Warrants) except in one or more of the following transactions:

               (a) each transfer pursuant to a public offering of Common Stock pursuant to a registration statement effective under the Securities Act; and

               (b) each transfer to any person or Group that represents in writing to Purchaser that, after giving effect to such transfer and to each Related Transaction, it will beneficially own less than 9.9% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction); and

               (c) each transfer to any person or Group that (1) represents in writing to Purchaser that, after giving effect to such transfer and to each Related Transaction, it will beneficially own more than 9.9% and less than 20% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction) and (2) assumes by written instrument satisfactory to each of the Company and Purchaser the obligations and restrictions contained in this Section 3.2 to which such Purchaser Shares were subject immediately prior to such transfer; and

               (d)  each transfer approved by the Board of
Directors of the Company, including a majority of Independent Directors, which approval shall not be unreasonably withheld, to any person or Group that represents in writing to Purchaser that, after giving effect to such transfer to each Related Transaction, it will beneficially own more than 9.9% and less than 20% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction); and

               (e)  each transfer approved by the Board of
Directors of the Company, including a majority of Independent
Directors; and

               (f)  each transfer in a Business Combination
Transaction approved by the Board of Directors of the Company, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the Purchaser Shares are voted in accordance with the restrictions contained in Section 2.1, if applicable); and

               (g)  each transfer pursuant to a tender or
exchange offer for outstanding Common Stock by any person other than Purchaser, any of its Affiliates or any Group including Purchaser or any of its Affiliates (1) which the Board of Directors of the Company, including a majority of the Independent Directors, does not oppose, or (2) which the Board of Directors of the Company or a majority of Independent Directors opposes if after completion of such tender or exchange offer securities not tendered or exchanged may be treated less favorably than securities tendered, provided that no tender, indication or arrangement to tender Common Stock may be made in the case of the preceding clause (2) until forty-eight hours prior to the expiration of any time after which securities tendered may be treated less favorably than securities tendered prior thereto; and

               (h) each bona fide pledge of or the granting of a security interest or any other Lien in the Purchaser Shares to secure a bona fide loan, guarantee or other financial support, the foreclosure of such pledge or security interest or any other Lien that may be placed involuntarily upon any Purchaser Shares, or the subsequent sale or other disposition of such Purchaser Shares by such lender or its agent, provided that such lender is not a member of a Group with respect to Common Stock which Group includes Purchaser or Affiliates of Purchaser; and

               (i) each transfer of Purchaser Shares to any Affiliate of Purchaser, or a bona fide pledge of or the granting of a security interest or any other Lien in such Purchaser Shares to an Affiliate of Purchaser, provided in each case that such Affiliate shall expressly assume by written instrument satisfactory to the Company and Purchaser all of the obligations and restrictions contained in this Shareholder Agreement to which such Purchaser Shares were subject immediately before such transfer; and

               (j)  a transfer upon the liquidation or
dissolution of the Company or a transfer which is effected by operation of law.

          SECTION 3.3    PURCHASER PURCHASE RESTRICTIONS.

               (a) Purchaser shall not, and shall not cause or permit its Affiliates or any Group including Purchaser or any of its Affiliates to, acquire shares of Common Stock, which when combined with shares of Common Stock then owned by Purchaser and its Affiliates, after giving effect to the acquisition and each Related Transaction, would result in Purchaser beneficially owning 40% or more of the shares of Common Stock then issued and outstanding, PROVIDED that the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and the Tranche B Warrant Shares that shall not then have been acquired by the Purchaser and its Affiliates shall not be included in any such determination of beneficial ownership, except that such restriction on purchase shall not be applicable to each of the following acquisitions:

          (1) each acquisition following a Business Combination Transaction that (A) shall have been approved by the Board of Directors of the Company, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the Purchaser Shares are voted in accordance with the restrictions contained in Section 3.1, if applicable) and
     (B) would, if completed on the terms so approved, result in the beneficial ownership by any person or Group (other than and not including Purchaser or an Affiliate of, or any person acting in concert with Purchaser) of 20% or more of the shares of Common Stock then issued and outstanding or, if all or any part of the shares of Common Stock shall be changed into or exchanged for shares of any class of capital stock of any other person (which class has the right to vote generally for the election of directors), 20% or more of the shares of such class of capital stock; and

          (2) each acquisition following the commencement of a tender or exchange offer made by any person or Group (other than and not including Purchaser or an Affiliate of, or any person acting in concert with, Purchaser) to acquire beneficial ownership of 40% or more of the shares of Common Stock then issued and outstanding; and

          (3) each acquisition after any person or Group (other than and not including an Affiliate of Purchaser) shall own beneficially shares of Common Stock which exceed the sum of the number of shares of Common Stock that are then owned by Purchaser and its Affiliates plus the number of shares that are then subject to acquisition upon the conversion, exercise or exchange by Purchaser and its Affiliates of Equity Securities of the Company or other rights then owned by Purchaser and its Affiliates (including, without limitation (but without duplication), the Purchaser Note, the Purchaser Preferred Shares, the JEDI/Purchaser Option, the Tranche A Warrants and the Tranche B Warrants), whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction; and

          (4) each acquisition approved by the Board of Directors of the Company, including a majority of Independent Directors.

               (b) Purchaser and its Affiliates shall have no obligation under this Agreement or otherwise to transfer shares of Common Stock, which, when such shares were acquired, after giving effect to such transaction and any Related Transaction, did not, when combined with other shares of Common Stock then owned by Purchaser and its Affiliates and any Group including Purchaser or any of its Affiliates, constitute 40% or more of the shares of Common Stock then issued and outstanding. Without limiting the generality of the foregoing, Purchaser and its Affiliates shall not be required to transfer any shares of Common Stock if the aggregate percentage ownership of Purchaser and its Affiliates is increased as a result of any action taken by the Company or its Affiliates including, without limitation, by reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase or cancellation of shares or Business Combination Transaction.

          SECTION 3.4 OTHER PURCHASER RESTRICTIONS. Purchaser shall not, and shall not cause or permit its Affiliates to, enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any of the Company and its Subsidiaries that shall not have been approved by the Board of Directors of the Company, including a majority of Independent Directors.

                           ARTICLE IV

                           TERMINATION


          SECTION 4.1 TERMINATION. This Agreement shall terminate on the date (the "TERMINATION DATE") that is the earlier of (a) the fifth anniversary of the Second Closing Date and (b) the first day on which (1) the sum of the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates that are then issued and outstanding plus the number of shares of Common Stock that are then subject to acquisition by Purchaser and its Affiliates upon the conversion, exercise or exchange of Equity Securities of the Company then owned by Purchaser and its Affiliates (including, without limitation (but without duplication), the Purchaser Preferred Shares, the JEDI/Purchaser Option, the Tranche A Warrants and the Tranche B Warrants), whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction is less than (2) an amount equal to 20% of the total number of shares of Common Stock then issued and outstanding and then subject to issuance upon the conversion of or exercise or exchange for all Equity Securities (including securities convertible, exercisable or exchangeable into Common Stock, whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction) of the Company or rights then outstanding.


                            ARTICLE V

                          MISCELLANEOUS


          SECTION 5.1 LEGENDS. Certificates representing Purchaser Shares shall bear the legends as required by Section
3.4 of the Purchase Agreement; PROVIDED, HOWEVER, that after the transfer of Purchaser Shares in accordance with Section 3.2 and the Termination Date, the legend referred to in Section 3.4(a)(2) of the Purchase Agreement shall be removed with respect to such Purchaser Shares and all Purchaser Shares, respectively.

          SECTION 5.2 NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to such party at its address stated on the signature pages of this Agreement or at any other address as such party may from time to time specify in writing to all other parties. Each communication shall be effective (a) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (b) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (c) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 5.3    NO WAIVERS; REMEDIES; SPECIFIC
PERFORMANCE.

               (a)  No failure or delay by any party in
exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

               (b) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and the fact that each party would not have an adequate remedy at law for money damages in the event that any obligations under this Agreement is not performed in accordance with its terms, each party therefore agrees that the other parties to this Agreement shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which any of them may be entitled, at law or in equity.

          SECTION 5.4 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other parties to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 5.5    SUCCESSORS AND ASSIGNS.

               (a) Except as expressly contemplated by this Agreement, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties; PROVIDED, that Purchaser may assign its rights and delegate its responsibilities under this Agreement pursuant to Sections 3.2(c) or 3.2(h), as the case may be, without the consent of the Company. Any assignment or delegation in contravention of this Section 5.5 shall be void AB INITIO and shall not relieve the delegating party of any of its obligations under this Agreement.

               (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

               (c)  Notwithstanding anything herein to the
contrary, each transferee of Purchaser Shares transferred in one or more of the transactions specified in clauses (a) through (j), inclusive, of Section 3.2 shall acquire such Purchaser Shares free and clear of any restrictions or obligations contained in this Agreement.

          SECTION 5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 5.7    COUNTERPARTS; EFFECTIVENESS.  This
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 5.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 5.9 HEADINGS AND REFERENCES. Article and section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and articles and sections in this Agreement are references to the parties to or the articles and sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 5.10 ENTIRE AGREEMENT. Except as otherwise specifically provided in the following sentence, this Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement. Purchaser shall remain subject to paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and Purchaser in accordance with the terms thereof and Purchaser and the Company shall remain subject to the other Transaction Documents.

          SECTION 5.11 SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by such other party of an obligation under this Agreement.

          SECTION 5.12   SUBMISSION TO JURISDICTION.  Each party
(1) agrees that any Action with respect to this Agreement or transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York,
(2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts,
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action in those jurisdictions; PROVIDED, HOWEVER, that each party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (i) above.

          SECTION 5.13 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

          SECTION 5.14   AFFILIATE.  Nothing contained in this
Agreement shall cause Purchaser or any other party to be or be deemed an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Shareholders Agreement as of the date first written above in New York, New York.


                              FOREST OIL CORPORATION


                              By:  _____________________________
                                   Name:
                                   Title:

                              Address:  1500 Colorado National
                                         Building
                                        950 - 17th Street
                                        Denver, Colorado 80202

                              Telecopy: (303) 592-2602


                              THE ANSCHUTZ CORPORATION


                              By:  ______________________________
                                   Name:
                                   Title:

                              Address:  2400 Anaconda Tower
                                        555 - 17th Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 298-8881

                                                                      EXHIBIT L


                                     FORM OF
                                TRANCHE B WARRANT
                        WARRANT TO PURCHASE COMMON STOCK


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS WARRANT AND SUCH SHARES ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1995, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

THE EXERCISE OF THIS WARRANT IS SUBJECT TO RESTRICTIONS STATED IN SECTION 3.2 HEREOF. THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE RESTRICTIONS STATED IN SECTION 1.2(b) HEREOF.

THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE PURCHASED UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE NUMBER OF WARRANTS SET FORTH BELOW, PURSUANT TO SECTION 7.1 HEREOF OR OTHER PROVISIONS. REFERENCE SHOULD BE MADE TO THE SECRETARY OF THE COMPANY FOR A CONFIRMATION OF THE NUMBER OF SHARES OF COMMON STOCK THAT CAN BE PURCHASED AT ANY TIME UPON EXERCISE OF THIS WARRANT.

   Certificate Number                           Certificate for
                                                   11,250,000
  ---------------------                            ----------
                                                    Warrants
This certificate is transferable
  in Denver, Colorado

                             FOREST OIL CORPORATION

              Incorporated under the laws of the State of New York

     THIS CERTIFIES THAT, for value received, JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, or registered assigns, is entitled to purchase from Forest Oil Corporation, a New York corporation (the "COMPANY"), at any time after the date of this Warrant and prior to 5:00 P.M., Denver time, on the Expiration Date, at the purchase price of $2.00 per share (as such price may be adjusted pursuant to Section 7, the "WARRANT PRICE") the number of shares of common stock, $.10 par value per share, together with the associated rights distributed to the holders of shares of Company common stock pursuant to the Rights Agreement dated as of October 14, 1993 between the Company and Securities Trust Corporation, as Rights Agent, as amended (the "COMMON STOCK"), which is equal to the number of Warrants set forth above (as such number of shares may be adjusted pursuant to Section 7, the "WARRANT SHARES").

     SECTION 1.    TRANSFERABILITY OF WARRANTS.

        1.1 THE WARRANT REGISTER AND REGISTRATION. The Secretary of the Company shall keep or cause to be kept at the office of the Company books for the registration and transfer (the "WARRANT REGISTER") of this Warrant certificate and any other Warrant certificate issued hereunder (collectively including the initial Warrant, the "WARRANTS"). The Warrants shall be numbered and shall be registered in the Warrant Register as they are issued. The Company and the Secretary of the Company shall be entitled to treat a person as the owner in fact for all purposes of each Warrant registered in such person's name (each registered owner is herein referred to as a "HOLDER") and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

        1.2  TRANSFER.

            (a) The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States of America or by a broker or dealer that is a member of a registered national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Secretary of the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Secretary of the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. Subject to
Section 1.2(b), the Warrants shall be freely transferable, provided that the Holder may transfer the Warrants without registration under the Securities Act of 1933, as amended, only if the Holder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company that such registration is unnecessary.

            (b) Until the Termination Date (as defined in the JEDI/Anschutz Option dated as of the date hereof), (the "JEDI/PURCHASER OPTION TERMINATION DATE"), the Warrants shall remain attached to the Tranche B Loan, as defined in the JEDI Loan Agreement dated as of December 28, 1993 between the Company and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), as amended as of _____________, 1995(1) (the "JEDI LOAN AGREEMENT"), and shall not be transferable except to any transferee of the Tranche B Loan in accordance with the terms of Section 8.07 of the JEDI Loan Agreement as in effect on the date hereof.

        1.3 FORM OF WARRANT. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents and attested to by the Secretary of the Company or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

     SECTION 2. EXCHANGE OF WARRANT. Each Warrant may be exchanged at the option of the Holder thereof for another Warrant or Warrants entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Secretary of the Company, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in
Section 1.2(a) if the new Warrant or Warrants are to be issued other than in the name of the Holder, the Warrant or Warrants to be so exchanged at the office of the Secretary of the Company. Thereupon, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.

     SECTION 3.    TERM OF WARRANTS; EXERCISE OF WARRANTS.

        3.1 TERM OF WARRANTS. Each Holder shall have the right until 5:00 P.M., Denver time, on the Expiration Date (as defined below) to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to purchase on exercise of such Warrants at the Warrant Price. "EXPIRATION DATE" means the date that is the earliest of (1) if the Company exercises the Conveyance Option (as defined in the JEDI Loan Agreement), the date that is the third anniversary of the Conveyance Date (as defined in the JEDI Loan Agreement), (2) the date that is thirty (30) days after the receipt by the Holder of the Early Termination Notice (as defined below), except that if, within five Business Days

- --------------------

(1) The date that is the Second Closing Date.

(as defined below) after receipt of the Early Termination Notice, the Holder shall duly exercise any demand registration right pursuant to the Registration Rights Agreement dated as of the date hereof between the Company and JEDI with respect to any Tranche B Warrant Shares, the Expiration Date shall be the last day of the period during which the Company shall be required by Section 1(g)(3) of such Registration Rights Agreement to maintain the effectiveness of the registration statement covering the sale of such Warrant Shares, and (3) December 31, 2002. "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday for commercial banks under the laws of the State of Colorado or the State of Texas. "EARLY TERMINATION NOTICE" means a written notice to the Holder by the Company advising the Holder of the expiration of the Warrants thirty (30) days after receipt thereof and certifying to the Holder that the Average
Closing Price (as defined below) of the Common Stock for both the ninety (90) day and fifteen (15) day periods immediately preceding the date of the Early Termination Notice was greater than $2.50 per share (as adjusted pursuant to Section 7, the "TERMINATION MINIMUM PRICE"); PROVIDED, HOWEVER, that the
Company may issue an Early Termination Notice only after __________, 1998(1) and only if the Conveyance Option has not been exercised. "AVERAGE CLOSING
PRICE" per share of Common Stock for any period shall be the sum of the daily closing prices divided by the number of trading days in the period. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.
After the Expiration Date, any previously unexercised Warrants shall be void, have no value and be of no further effect.

        3.2  EXERCISE OF WARRANTS.

            (a) On or before the JEDI/Purchaser Option Termination Date, the Warrants may be exercised only pursuant to this Section 3.2(a). The Warrants may be exercised, without the surrender thereof, upon the delivery to the Secretary of the Company of (1) a duly completed form of Election to Purchase attached hereto with respect to a number of Warrant Shares specified therein, signed by Optionee (as defined in the JEDI/Anschutz Option) pursuant to an irrevocable power of attorney granted by the Holder in the JEDI/Anschutz Option, and (2) a certificate of the President or chief financial officer of Optionee to the effect that (A) Optionee has exercised the JEDI/Anschutz Option with respect to a number of Tranche B Warrant Shares (as defined in the JEDI/Anschutz Option) in the aggregate equal to the number of Warrant Shares specified in the Election to Purchase, (B) Optionee has delivered to the Holder the

- ---------------------
(1) The date that is 36 months after the Second Closing Date.

Anschutz Notice (as defined in the JEDI Loan Agreement) and (C) Optionee has paid to the Holder the aggregate Option Price (as defined in the JEDI/Anschutz Option) for such number of Tranche B Warrant Shares. The payment of such aggregate Option Price for such number of Tranche B Warrant Shares shall constitute payment in full of the Warrant Price for such number of Warrant Shares. Subject to Section 8, upon delivery of the Election to Purchase and the related certificate referred to in clause (2) above and payment of the Warrant Price as aforesaid, and without regard to the surrender of any Warrant in connection therewith, the Company shall issue and cause to be delivered with all reasonable dispatch to or at the order of Optionee and in the name of Optionee or at its order, a certificate for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 8, in respect to any fractional Warrant Share otherwise issuable upon such surrender. Such certificate shall be deemed to have been issued to such transferee and such transferee shall be deemed to have become a holder of record of such Warrant Shares as of the date of the payment of the Warrant Price; PROVIDED, HOWEVER, that if, at the date of payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; PROVIDED, FURTHER, that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. On or before the JEDI/Purchaser Option Termination Date, the rights of purchase represented by the Warrant shall be exercisable, at the election of Purchaser, either in full or from time to time in part. After each such issuance of Warrant Shares pursuant to this Section 3.2(a), the Company shall notify the Holder that the number of Warrants evidenced hereby has been reduced by the number of Warrants so exercised and the Holder shall deliver this Warrant to the Company in care of the Secretary of the Company. The Company shall issue and cause to be delivered with all reasonable dispatch to the Holder a new Warrant evidencing the remaining Warrants that were evidenced by the Warrant.

            (b) After the JEDI/Purchaser Option Termination Date, the Warrants may be exercised only pursuant to this Section 3.2(b). The Warrants may be exercised upon surrender to the Company in care of the Secretary of the Company, of the Warrant to be exercised, together with the duly completed and signed form of Election to Purchase attached hereto, and upon payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price in connection with an exercise pursuant to this Section 3.2(b), shall be made, at the election of the Holder, (1) by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company, (2) by cancellation of Indebtedness (as defined in the JEDI Loan Agreement) which is $1,000 or an integral multiple thereof, or
(3) by a combination of (1) and (2). In order to pay the Warrant Price pursuant to clause (2) or (3) of this paragraph, the Holder shall deliver to the Company a certificate of an officer or other duly authorized representative of the Holder substantially to the effect that the Holder is paying the amount of the Warrant Price therein specified by the cancellation of an equal amount of Indebtedness and that, effective as of the date of the certificate, an appropriate notation has been made on the ledger forming a part of the Note (as defined in JEDI Loan Agreement) reflecting the amount of Indebtedness cancelled. Subject to Section 8, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to the Holder and in the name of the Holder, a certificate for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 8, in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificate shall be deemed to have been issued to the Holder and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; PROVIDED, HOWEVER, that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; PROVIDED, FURTHER that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part. If a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant to the Holder pursuant to the provisions of this Section.

     SECTION 4.    PAYMENT OF TAXES, LEGEND.

        4.1 PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that or the Holder and the Company shall not be required to issue or deliver such certificates unless of until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        4.2  LEGENDS.

            (a) Each certificate for Warrant Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act of 1933, as amended, and except as provided below, shall bear the legends to the following effect:

        1. "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

        2. "The shares represented by this certificate are subject to restrictions set forth in the Registration Rights Agreement dated as of __________, 1995, a copy of which is on file in the office of the Secretary of the Company."

        3. "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

            (b) The legend stated in Section 4.2(a)(1) shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended.

            (c) The legend stated in Section 4.2(a)(2) shall be removed at such time as the Warrant Shares are no longer subject to the Registration Rights Agreement referenced therein.

     SECTION 5. MUTILATED OR MISSING WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to it. An applicant for such a substitute Warrant shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company may prescribe.

     SECTION 6.    RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANTS.

        6.1 RESERVATION OF WARRANT SHARES. There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized capital stock, the number of shares of Common Stock or other shares of capital stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of each Warrant on file with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. Each transfer agent for the Common
Stock is hereby irrevocably authorized to cause to be issued from time to time the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms hereof. The Company will supply such transfer agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 8 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants.

        The Company covenants that all shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms hereof be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company.

        6.2 PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

        6.3 CANCELLATION OF WARRANTS. If the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

     SECTION 7. ADJUSTMENT OF WARRANT PRICE, NUMBER OF WARRANT SHARES AND TERMINATION MINIMUM PRICE. The number and kind of securities purchasable upon the exercise of each Warrant, the Warrant Price and the Termination Minimum Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

        7.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Price payable in connection therewith and the Termination Minimum Price shall be subject to adjustment from time to time as follows:

            (a) If the Company shall at any time pay a dividend on its Common Stock (including, if applicable, shares of such stock held by the Company in treasury) in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the Holder would have held after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

            (b) If the Company shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding forty-five (45) days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the average market price per share (determined as provided below) of the Common Stock on the declaration date for such issuance, then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such record date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such declaration date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of additional shares of Common Stock so offered for subscription or purchase in connection with such rights or warrants, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such declaration date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price; PROVIDED, HOWEVER, if all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the exercise of such rights or warrants the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective on the date of issuance retroactive to the record date for determination of shareholders entitled to receive such rights or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

            (c) If the Company shall distribute to all the holders of Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (ii) assets (other than cash) having a fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) in an amount during any 12-month period equal to more than 10% of the market capitalization (as defined below) of the Company, then in each such case the number of Warrant Shares issuable upon exercise of this Warrant shall be, after the record date for determination of the shareholders entitled to receive such distribution, determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the day immediately preceding the date of declaration or authorization by the Board of Directors of the Company of such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in paragraph (e) below) of the Common Stock on such declaration date, and the denominator of which shall be such average market price per share less the then fair market value (as determined by the Board of Directors of the

Company as provided above) of the portion of the assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the declaration date. The term "MARKET CAPITALIZATION" shall mean an amount determined by multiplying the number of shares of Common Stock outstanding on such declaration date by the average market price per share (determined as provided in paragraph (e) below) of the Common Stock on such declaration date.

            (d) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that this Warrant shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (i) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("CONSTITUENT ENTITY"), or an affiliate of a constituent entity, and (ii) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant.

            (e) For the purpose of any computation under this Section 7, the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution. The closing price for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ

National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

            (f) All calculations under this Section 7 shall be made to the nearest one-thousandth of a share of Common Stock.

            (g) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in paragraphs (a) through
(f), inclusive, above, the Warrant Price payable upon exercise of this Warrant and the Termination Minimum Price shall be adjusted by multiplying each of such Warrant Price and the Termination Minimum Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

            (h) In case of any consolidation or merger of the Company with or into another entity (whether or not the Company is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Company, the Company or such successor or purchasing entity, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and property that the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had this Warrant been exercised in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon exercise of this Warrant, the Holder would have the same benefits it otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 7(a) through 7(h), inclusive. The provisions of this Section 7(h) shall similarly apply to successive consolidations, mergers, sales or conveyances.

            (i) For the purpose of this Section 7, the term "SHARES OF COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) through (d) above, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant, the Warrant Price and the Termination Minimum Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of Sections 7.2, 7.3, 7.4 and 7.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

            (j) Upon the expiration of any rights, options, warrants or exercise or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the Termination Minimum Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (1) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, exchange privileges or exercise rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or exercise rights whether or not exercised; PROVIDED that no such readjustment shall have the effect of increasing the Warrant Price or the Termination Minimum Price or decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or exercise rights.

        7.2 TIME OF ADJUSTMENTS. Each adjustment required by Section 7 shall be effective as and when the event requiring such adjustment occurs.

        7.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Price or the Termination Minimum Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Price and the Termination Minimum Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

        7.4 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

        7.5 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price, the Termination Minimum Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same prices and number and kind of shares as are stated in the initial Warrant.

     SECTION 8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would be issuable on the exercise of Warrants (or specified portion thereof), the Company shall, in lieu of issuance of such fraction of a Warrant Share, calculate and pay an amount in cash equal to the closing price per Warrant
Share on the trading day immediately preceding the date of exercise of the Warrant multiplied by such fraction. The closing price shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

     SECTION 9. NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDERS. Nothing contained in this Warrant or in any of the Warrants shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

            (a) the Company shall declare any dividend (or any other distribution) on Common Stock, other than a cash dividend or shall declare or authorize repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

            (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or any other rights or warrants; or

            (c) The Company shall propose any capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock or Stock, or a change in par value, or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party for which approval of any shareholders of the Company shall be required, or the sale, transfer or lease of all or substantially all of the assets of the Company; or

            (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of shareholders entitled to vote on such proposed consolidation, merger, sale, transfer or lease of assets, dissolution, liquidation or winding up.

     SECTION 10. NOTICES. All notices, requests and other communications with respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the Holder, in care of Enron Capital Corp., at 1400 Smith Street, Houston, Texas 77002, Attention: Keith Power (telecopy number: (713) 646-3602), with a copy to Enron Capital & Trade Resources Corp., 1200 17th Street, Suite 2750, Denver, Colorado 80202, attention: Clifford Hickey (Telecopy No.: (303) 534-2205) and to the Company at 1500 Colorado National Building, 950-17th Street, Denver, Colorado 80202 (telecopy number: (303) 298-8881), or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

     SECTION 11.   NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

            (a) Prior to the Expiration Date, no failure or delay by any party in exercising any right, power or privilege with respect to the Warrants shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrants shall be cumulative and not exclusive of any rights or remedies provided by law.

            (b) In view of the uniqueness of the Warrants, the Holder would not have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants is not performed in accordance with its terms, and the Company therefore agrees that the Holder shall be entitled to specific enforcement of the terms of the Warrants in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 12. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of a Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company, the Holder and, until the JEDI/Purchase Option Termination Date, the Purchaser, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. The rights of the Holder and the terms and provisions of this Warrant including, without limitation, the performance of the obligations of the Company hereunder, shall not be affected in any manner whatsoever by the terms and provisions of any other agreement, whether entered into prior to or after the date of this Warrant, including, without limitation, the Second Amendment to the JEDI Loan Agreement or of any instruments, notes or other agreements entered into pursuant thereto, or the performance of, or failure to perform, the obligations of any party thereunder.

     SECTION 13. GOVERNING LAW. The Warrants shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Company shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of the Warrants that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrants or affecting the validity or enforceability of the provision in any other jurisdiction.

     SECTION 15. HEADINGS AND REFERENCES. Headings in the Warrants are included for the convenience of reference only and do not constitute a part of the Warrants for any other purpose. References to parties and sections in the Warrant are references to the parties or the sections of the Warrant, as the case may be, unless the context shall require otherwise.

     SECTION 16. NON-EXCLUSIVE JURISDICTION. Each of the Company and the Holder, by acceptance hereof, (1) agrees that any legal action with respect to the Warrant may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) each of the Company and the Holder, by acceptance hereof, accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.

     SECTION 17. WAIVER OF JURY TRIAL. Each of the Company and the Holder, by acceptance hereof, waives any right to a trial by jury in any legal action to enforce or defend any right under the Warrants or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the Warrants and agrees that any legal action shall be tried before a court and not before a jury.

     SECTION 18. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

        THIS WARRANT is executed by the Company on the date set forth below in New York, New York.

Dated:   __________, 1995                   FOREST OIL CORPORATION


Attest:                           By:
       -----------------------        -----------------------------
       Name:                          Name:
       Title:                         Title:

                             FOREST OIL CORPORATION

                              Election to Purchase

                         Mail Address

  --------------------     -------------------
  --------------------     -------------------
  --------------------     -------------------

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder, shares of the stock provided for herein, and requests that certificates for such shares be issued in the name of


  ----------------------------------------------------

  ----------------------------------------------------
  (Please Print Name, Address and Social Security No.)

  ----------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder of this Warrant or his Assignee as below indicated and delivered to the address stated below.

Date:                  ,      .
     -----------------  ------

Name of holder of this Warrant or Assignee: ----------------
                   (Please Print)

Address:
          --------------------------------------------------

          --------------------------------------------------

          --------------------------------------------------

Signature:
          --------------------------------------------------

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:
                     -------------------------------------

                                                                       EXHIBIT M


                                     FORM OF

                              JEDI/ANSCHUTZ OPTION


THIS JEDI/ANSCHUTZ OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS JEDI/ANSCHUTZ OPTION AND THE TRANCHE B WARRANT SHARES (AS DEFINED HEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1995(1) AND THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF __________, 1995(2), COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF FOREST OIL CORPORATION.

          JEDI/ANSCHUTZ OPTION dated as of __________, 1995 by JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("OPTIONOR"), in favor of THE ANSCHUTZ CORPORATION, a Kansas corporation, and its successors and assigns ("OPTIONEE").

          Optionor agrees as follows:

          SECTION 1. DEFINITIONS. The following terms have the following meanings:

          "ACTION" against a person means an action, suit, investigation, complaint or other proceeding threatened or pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Body.

          "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.


- ---------------------
(1) The date that is the First Closing Date.
(2) The date that is the Second Closing Date.

          "COMMON STOCK" means the common stock, $.10 par value per share, together with the associated Rights, of the Company.

          "COMPANY" means Forest Oil Corporation, a New York corporation, and its successors.

          "CONVEYANCE ELECTION DATE" means the date on which the Company elects to exercise the Conveyance Option (as defined in the Loan Agreement) which Conveyance Option has been approved in writing by the Optionee.

          "EXERCISE NOTICE" has the meaning stated in Section 2(b).

          "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

          "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

          "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any capitalized lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "LOAN AGREEMENT" means the Loan Agreement dated as of December 28, 1993 between the Company and the Optionor, as amended through the date hereof.

          "OPTION" has the meaning stated in Section 2(a).

          "OPTION PRICE" means a dollar amount per Tranche B Warrant Share equal to the amount set forth on Schedule A hereto with respect to the month in which the Exercise Notice is received by the Optionor, as such price per share may be adjusted pursuant to the terms of the Tranche B Warrant.

          "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

          "RIGHTS" means the rights distributed or to be distributed to the holders of shares of Common Stock pursuant to the Right Agreement dated as of October 14, 1993 between the Company and Securities Trust Corporation, as Rights Agent, as amended.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "TERMINATION DATE" means the earlier of (1) the Conveyance Election Date and (2) _____________, 1998(3).

          "TRANCHE B WARRANT SHARES" means 11,250,000 shares of Common Stock that may be issued, sold and delivered by the Company to Optionor upon exercise of the Tranche B Warrants (as such number of shares of Common Stock may be adjusted pursuant to the terms of the Tranche B Warrants) and the other shares of capital stock, securities, cash and property receivable upon exercise of the Tranche B Warrants.

          "TRANCHE B WARRANTS" means the warrants to purchase 11,250,000 Tranche B Warrant Shares from the Company at a purchase price of $2.00 per Tranche B Warrant Share (as such number of shares and price per share may be adjusted pursuant to the terms of the Tranche B Warrants).

          "TRANSFER" means the offer, transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly, of the subject of the transaction or any interest therein or to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the subject of the transaction, as the context requires.

          SECTION 2.     TERM OF OPTION; EXERCISE OF OPTION; REDUCTION OF
OPTION.

               a. TERM OF OPTION. Subject to the conditions and on the terms of this JEDI/Anschutz Option, Optionee shall have the right (the "OPTION") until 5:00 P.M., Denver time, on the Termination Date, to purchase from Optionor any or all of the Tranche B Warrant Shares on exercise of the Option and the payment of the Option Price for the number of Tranche B Warrant Shares so purchased.
The Option shall be void, have no value and be of no further effect with respect to any Exercise Notice delivered to Optionor after the Termination Date.

               b. EXERCISE OF OPTION. The Option may be exercised in whole or in part at any time and from time to time by (i) delivery by Optionee to Optionor (no later than concurrently with delivery to the Company of the instruments and certificate required under Section 3.2(a) of the Tranche B Warrant) of the Anschutz Notice (as defined in the Loan Agreement) (the "EXERCISE NOTICE") stating the Optionee is exercising the Option in respect of the number of Tranche B Warrant Shares specified therein, (ii) payment to Optionor of the Option Price with respect to such Tranche B Warrant Shares and
(iii) delivery to the Secretary


- ------------------------
(3) The date that is 36 months after the Second Closing Date.

of the Company of a duly completed copy of the Election to Purchase attached to the Tranche B Warrant and a certificate of the President or chief financial officer of Optionee to the effect that Optionee has exercised the Option with respect to a specified number of Tranche B Warrant Shares and has paid to the Optionor the aggregate Option Price with respect to such shares, as required by Section 3.2(a) of the Tranche B Warrants. Payment of the aggregate Option Price shall be made by wire transfer of immediately available funds in accordance with written wire instructions to be provided by Optionor. It is the intention of Optionor and Optionee that in all events the Optionee shall be entitled to receive upon exercise of the Option only the capital stock, other securities, cash and other property receivable upon exercise of the Tranche B Warrants. Except as specifically set forth in the Tranche B Warrant, Optionor shall have no obligation to take any action upon exercise of the Option.

               c. REDUCTION OF OPTION. The number of Tranche B Warrant Shares subject to the Option shall be reduced, effective after the issuance of the Tranche B Warrant Shares specified in the Exercise Notice, by the number of Tranche B Warrant Shares specified in the Exercise Notice.

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF OPTIONOR. Optionor represents and warrants to Optionee as follows:

               a. EXISTENCE AND POWER. Optionor (1) is a Delaware limited partnership duly formed, validly existing and in good standing under the laws of Delaware and (2) has all necessary partnership power and authority to execute and deliver the JEDI/Anschutz Option.

               b. AUTHORIZATION; CONTRAVENTION. The execution and delivery of the JEDI/Anschutz Option by Optionor and, except as noted in Section 3(c), the performance of Optionor's obligations under the JEDI/Anschutz Option, have been duly authorized by all necessary partnership action and do not and will not contravene, violate, result in a breach of or constitute a default under, (1) the Optionor's agreement of limited partnership, (2) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which Optionor or any of its properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, (3) any agreement, indenture or other instrument to which it is a party or by which Optionor or its properties may be bound or affected or (4) result in or require the creation or imposition of any Lien on any of the properties which it now owns or hereafter acquires.

               c. APPROVALS. Except for Approvals, if any, that may be required under the Hart-Scott-Rodino Act or state securities laws upon exercise of the Option, all Approvals required to be obtained by Optionor have been obtained by Optionor for (1) the due execution and delivery by Optionor of the JEDI/Anschutz Option, and (2) the performance by Optionor of its obligations under the JEDI/Anschutz Option.

               d. BINDING EFFECT. The JEDI/Anschutz Option, when executed and delivered by Optionor, is a legal, valid and binding obligation, enforceable against Optionor in accordance with its terms.

               e. OWNERSHIP. Optionor owns all the Tranche B Warrants and as of the date of each Exercise Notice will own all the Tranche B Warrants other than Tranche B Warrants previously exercised, in each case free and clear of all Liens.

               f. CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Optionor in the JEDI/Anschutz Option as of any date other than the date on which the Optionor first executes the JEDI/Anschutz Option shall be true and correct on and as of each date Tranche B Warrant Shares are transferred to Optionee pursuant to the JEDI/Anschutz Option.

          SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF OPTIONEE. Upon acceptance hereof, Optionee represents and warrants to and covenants and agrees with Optionor as follows:

               a. INVESTMENT INTENT. Optionee is acquiring the JEDI/Anschutz Option for investment and not with any view toward distribution of the Option or any portion thereof to any other person in violation of the Securities Act or any state securities law; Optionee will not transfer the Option or any interest therein except in compliance with the registration requirements under the Securities Act and applicable state securities laws or available exemptions therefrom; and before any transfer of the Option or any interest therein the Optionee shall deliver to the Optionor the legal opinion referred to in
Section 7(a) hereof.

               b. TRANSFER TAXES. Optionee shall pay any documentary stamp taxes or other taxes, if any, attributable to the initial issuance of Tranche B Warrant Shares pursuant to the exercise of the Option.

               c. TRANSFEREE ASSUMPTION AGREEMENT. Upon receipt of the Transferee Assumption Agreement in the form of Annex 1 hereto duly executed and delivered to Optionee, Optionee shall, at the request of the person executing the Transferee Assumption Agreement deliver the JEDI/Anschutz Option to Optionor marked "cancelled" upon receipt of a replacement option identical in all respects to the JEDI/Anschutz Option except for the replacement of the name of the Optionor to the name of such transferee in the replacement option.

               d. FURTHER AGREEMENTS OF OPTIONEE. Without the prior written approval of the Optionor, which approval may be granted or withheld in the discretion of the Optionor, the Optionee shall not (1) take any action (other than the exercise of the Option) that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche B Warrants) to exercise any of the Tranche B Warrants or restrict the Company from issuing to the Holder the securities or other property issuable to the Holder upon the exercise of the Tranche B Warrants or (2) take any action to amend, supplement, replace or otherwise modify the terms of the Tranche A Warrants to permit the exercise of the Tranche A Warrants on a date occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

          SECTION 5.     COVENANTS OF OPTIONOR.

               a. SURRENDER AND EXERCISE OF TRANCHE B WARRANTS. At all times before the Termination Date, (1) Optionor shall comply with the requirement to surrender Tranche B Warrants pursuant to Section 3.2(a) thereof and (2) Optionor shall not exercise any Tranche B Warrants except in accordance with the terms hereof.

               b. TRANSFER OF TRANCHE B WARRANTS. Optionor shall not transfer any Tranche B Warrants (or any interest therein) or the Tranche B Loan (as defined in the Loan Agreement) to which the Tranche B Warrants are attached (or any interest therein) including, without limitation, in connection with the liquidation, dissolution or merger of Optionor, on or prior to the Termination Date except in connection with a permitted transfer of the Tranche B Warrants in accordance with the terms thereof as in effect on the date hereof and then only as and when the transferee thereof executes and delivers to Optionee the Transferee Assumption Agreement attached hereto as Annex 1. Upon transfer of any Tranche B Warrants in accordance with the provisions of this Section 5(b), Optionor shall be released from and shall have no further obligation under this JEDI/Anschutz Option with respect to the Tranche B Warrant Shares issuable upon exercise of the Tranche B Warrants so transferred.

               c. FURTHER AGREEMENTS OF OPTIONOR. Without the prior written approval of Optionee, which approval may be granted or withheld at the discretion of the Optionee, Optionor shall not take any action (1) that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche A Warrants) to exercise any of the Tranche A Warrants, (2) on or prior to the Termination Date, that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche B Warrant) to exercise any of the Tranche B Warrants, (3) that would prohibit or otherwise restrict the Company from issuing the securities or other property issuable upon exercise of the Tranche A Warrants or, on or prior to the Termination Date, the Tranche B Warrants or (4) on or prior to the Termination Date waive, surrender or otherwise extinguish any of the Optionor's rights with respect to the Tranche B Warrants; PROVIDED, HOWEVER, that nothing contained in this Section 5(c) shall limit in any manner whatsoever the right of Optionor under the Loan Documents (as defined in the Loan Agreement) to exercise its remedies thereunder in accordance with the terms thereof.

               d. COMPLIANCE WITH LAWS. Optionor shall comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, in connection with the JEDI/Anschutz Option.

               e. BEST EFFORTS. Optionor shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with Optionee in doing all things necessary, proper or advisable under applicable Regulations to ensure that the sale of Tranche B Warrant Shares pursuant to the JEDI/Anschutz Option are concluded, without interference or delay, in the most expeditious manner practicable.

               f. FURTHER ASSURANCES. Promptly upon request by Optionee, Optionor shall correct any defect or error that may be discovered in the JEDI/Anschutz Option or in the execution of the JEDI/Anschutz Option and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as Optionee may require from time to time in order (1) to carry out more effectively the purposes of the JEDI/Anschutz Option, (2) to enable Optionee to exercise and enforce its rights and remedies and collect any payments and proceeds under the JEDI/Anschutz Option and (3) to better transfer, preserve, protect and confirm to Optionee the rights granted or now or hereafter intended to be granted to Optionee under the JEDI/Anschutz Option or under each other instrument executed in connection with or pursuant to the JEDI/Anschutz Option.

          SECTION 6.     TRANSFERABILITY OF JEDI/ANSCHUTZ OPTION.

               a. TRANSFER. The JEDI/Anschutz Option shall be transferable in whole or in part. No such transfer shall occur without delivery to the Optionor of an opinion of that such transfer may be made without registration under the Securities Act and applicable state securities laws.

               b. EXCHANGE. The JEDI/Anschutz Option may be exchanged at the election of Optionee for one or more JEDI/Anschutz Option(s) entitling Optionee(s) thereof to purchase a like aggregate number of Tranche B Warrant Shares as the JEDI/Anschutz Option surrendered then entitles such Optionee to purchase. Any Optionee desiring to exchange a JEDI/Anschutz Option shall make such request in writing delivered to the Secretary of Optionor, and shall surrender, duly endorsed or with separate assignment and stock powers duly endorsed, the JEDI/Anschutz Option to be so exchanged at the office of the Secretary of the Optionor. Thereupon, one or more new JEDI/Anschutz Option(s), as so requested, shall be delivered to the person entitled thereto.

          SECTION 7.       POWER OF ATTORNEY.

               a. Optionor hereby irrevocably appoints the Optionee (acting in its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of Optionor, with power of substitution and resubstitution, to act in the name, place and stead of Optionor solely with respect to the following:

          (1)  to exercise the Tranche B Warrants on behalf of Optionor; and

          (2) to instruct the Company, on behalf of Optionor, to issue and deliver the Tranche B Warrant Shares acquired upon exercise of the Tranche B Warrant pursuant to Section 3.2(a) thereof to the Optionee or its assigns.

               b. Optionor hereby acknowledges and confirms that the Power of Attorney granted pursuant to this Section 7 is coupled with an interest and, therefore, shall be irrevocable and shall not be terminated by any act of Optionor or by operation of law, whether by the liquidation or dissolution of the Optionor or by the occurrence of any other event or events, and if, after the execution hereof, Optionor is liquidated or dissolved, or if any other such event or events shall occur before the completion of the transactions contemplated by this Section 7 and Section 3.2(a) of the Tranche B Warrant, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation or other event or events had not occurred and regardless of notice thereof.

               c. The Power of Attorney granted under this Section 7 shall terminate at 5:00 P.M., Denver time, on the Termination Date.

          SECTION 8.     MISCELLANEOUS PROVISIONS.

               a. NOTICES. All notices, requests and other communications to Optionor or any Optionee under the JEDI/Anschutz Option shall be in writing. Communications may be made by telecopy or similar writing. Each communication to Optionor shall be given to the Optionor at its address stated on the signature page of the JEDI/Anschutz Option (or at any other address as Optionor may specify in writing to each Optionee at the time of such notice) for this purpose by notice to the Optionor. Each communication to the Optionee shall be given to Optionee at 2400 Anaconda Tower, 555 - 17th Street, Denver, Colorado 80202 (telecopy number: 303-298-8881) or such address as communicated to Optionor in writing (or, in each case, at any other address as Optionee may specify to Optionor at the time of such notice). Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

               b.   NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

          (1) Prior to the Termination Date no failure or delay by Optionee in exercising any right, power or privilege under the JEDI/Anschutz Option shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the JEDI/Anschutz Option shall be cumulative and not exclusive of any rights or remedies provided by law.

          (2) In view of the uniqueness of the agreements contained in the JEDI/Anschutz Option and the transactions contemplated hereby and the fact that Optionee would not have an adequate remedy at law for money damages in the event that any obligation under the JEDI/Anschutz Option is not performed in accordance with its terms, Optionor therefore agrees that Optionee shall be entitled to specific enforcement of the terms of the JEDI/Anschutz Option in addition to any other remedy to which any of them may be entitled, at law or in equity.

               c. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of the JEDI/Anschutz Option, and no consent to any departure by Optionor or Optionee from any provision of the JEDI/Anschutz Option, shall be effective unless it shall be in writing and signed and delivered by Optionor and such Optionee, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

               d.   SUCCESSORS AND ASSIGNS.

          (1)  Optionee may assign any of its rights under the JEDI/Anschutz
     Option.   Optionor may not assign any of its rights or delegate any of its obligations under the JEDI/Anschutz Option except pursuant to Section 5(b). Any assignment or delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under the JEDI/Anschutz Option.

          (2) The provisions of the JEDI/Anschutz Option shall be binding upon and inure to the benefit of Optionor and Optionee and their respective permitted successors and assigns.

               e. GOVERNING LAW. The JEDI/Anschutz Option shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of Optionor and Optionee shall be in addition to and not in limitation of those provided by applicable law.

               f. SEVERABILITY OF PROVISIONS. Any provision of the JEDI/Anschutz Option that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the JEDI/Anschutz Option or affecting the validity or enforceability of the provision in any other jurisdiction.

               g. HEADINGS AND REFERENCES. Section headings in the JEDI/Anschutz Option are included for the convenience of reference only and do not constitute a part of the JEDI/Anschutz Option for any other purpose. References to sections in the JEDI/Anschutz Option are references to sections of the JEDI/Anschutz Option unless the context shall require otherwise.

               h. ENTIRE AGREEMENT. The JEDI/Anschutz Option embodies the entire agreement and understanding of Optionor and Optionee and supersedes all prior agreements or understandings with respect to the subject matters of the JEDI/Anschutz Option.

               i. SURVIVAL. Except as otherwise specifically provided in the JEDI/Anschutz Option, each representation, warranty or covenant contained in the JEDI/Anschutz Option shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the JEDI/Anschutz Option.

               j. NON-EXCLUSIVE JURISDICTION. Each of Optionor and Optionee, by acceptance hereof, (1) agrees that any legal action with respect to the JEDI/Anschutz Option or transactions contemplated by the JEDI/Anschutz Option may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.

               k. WAIVER OF JURY TRIAL. Each of Optionor and Optionee, by acceptance hereof, waives any right to a trial by jury in any Action to enforce or defend any right under the JEDI/Anschutz Option or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the JEDI/Anschutz Option and agrees that any Action shall be tried before a court and not before a jury.

          IN WITNESS WHEREOF, Optionor has executed the JEDI/Anschutz Option as of the date first written above in New York, New York.


                              JOINT ENERGY DEVELOPMENT
                               INVESTMENTS LIMITED PARTNERSHIP

                              By:  Enron Capital Corp.,
                                   its General Partner


                              By: ______________________________
                              Title: ___________________________

                              Address:  1400 Smith Street
                                        Houston, Texas  77002
                              Attention:  Keith Power
                              Telecopy:   (713) 646-3602


                              with a copy to:

                              Enron Capital & Trade Resources Corp.
                              1200 17th Street, Suite 2750
                              Denver, Colorado  80202
                              Attention:  Mr. Clifford Hickey
                              Telecopy:  (303) 534-2205

                         ANNEX 1 TO JEDI/ANSCHUTZ OPTION

                     FORM OF TRANSFEREE ASSUMPTION AGREEMENT

                                   [Date]

Name of Optionee
Address of Optionee

          Re:  JEDI/ANSCHUTZ OPTION

Gentlemen:

          This letter is delivered to you pursuant to Section 5(b) of the JEDI/Anschutz Option dated _______________, 1995 (the "JEDI/ANSCHUTZ OPTION"). Concurrently with the execution and delivery of this letter, the undersigned has become the holder of Tranche B Warrants entitling the holder thereof to purchase up to _____ Tranche B Warrant Shares (as each term is defined in the JEDI/Anschutz Option).

          The undersigned hereby agrees that for so long as it holds Tranche B Warrants it shall be deemed to be an Optionor under the terms of the JEDI/Anschutz Option and shall be bound by all of the terms and provisions of the JEDI/Anschutz Option including, without limitation, Section 7 (Power of Attorney). The undersigned hereby assumes all obligations of _________ under the JEDI/Anschutz Option with respect to the number of Tranche B Warrant Shares specified above. The undersigned further agrees that until the Termination Date (as defined in the JEDI/Anschutz Option) it shall not transfer (as defined in the JEDI/Anschutz Option) the Tranche B Warrants or any interest therein except in accordance with the provisions of the Tranche B Warrants and then only as and when the transferee executes and delivers to the Optionee the Transferee Assumption Agreement attached as Annex 1 to the JEDI/Anschutz Option.


                                   _____________________________
                                   (Name of Transferee)



                                   By: __________________________
                                      Name:
                                      Title:

                                   SCHEDULE A

                                  OPTION PRICE

                  During
                  Month
              Following Date
                    of
           JEDI/ANSCHUTZ OPTION           AMOUNT

                    0(1)                  $2.0000
                    1                     $2.0278
                    2                     $2.0559
                    3                     $2.0845
                    4                     $2.1134
                    5                     $2.1428
                    6                     $2.1726
                    7                     $2.2027
                    8                     $2.2333
                    9                     $2.2643
                    10                    $2.2958
                    11                    $2.3277
                    12                    $2.3600
                    13                    $2.3928
                    14                    $2.4260
                    15                    $2.4597
                    16                    $2.4939
                    17                    $2.5285
                    18                    $2.5636
                    19                    $2.5992
                    20                    $2.6353
                    21                    $2.6719
                    22                    $2.7090
                    23                    $2.7467
                    24                    $2.7848
                    25                    $2.8235
                    26                    $2.8627
                    27                    $2.9024
                    28                    $2.9428
                    29                    $2.9836
                    30                    $3.0251
                    31                    $3.0671
                    32                    $3.1000
                    33                    $3.1000
                    34                    $3.1000
                    35                    $3.1000
                    36                    $3.1000



1  Month in which JEDI/Anschutz Option is issued.

                                                                      EXHIBIT N

                                     FORM OF

                             ENVIRONMENTAL INDEMNITY

          THIS ENVIRONMENTAL INDEMNITY (this "INDEMNITY"), dated as of __________, 1995, by and from FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and FOREST OIL OF CANADA LTD., an Alberta, Canada corporation ("FOREST CANADA"), to and for the benefit of THE ANSCHUTZ CORPORATION, a Kansas corporation, (the "PURCHASER").

                                A G R E E M E N T

          The parties agree as follows:

          SECTION 1. CERTAIN DEFINED TERMS. Terms not otherwise defined herein have the meanings stated in the Purchase Agreement dated as of __________, 1995 between the Company and the Purchaser. The following terms used in this Indemnity shall have the following meaning:

          "BANKRUPTCY CODE" means both Title 11 of the United States Code entitled "Bankruptcy, as now and hereafter in effect, or any successor statute, and the Canadian BANKRUPTCY AND INSOLVENCY ACT, R.S.C. 1985, c. B-3, as amended.

          "ENVIRONMENTAL PROBLEM" means any of the following:

                 (i) the presence, suspected presence or alleged presence of any Hazardous Materials on, in, under, or above all or any portion of the Mortgaged Property or any surrounding areas; or

                (ii) the Release, suspected Release, threatened Release or alleged Release with respect to the Mortgaged Property or any portion thereof; or

               (iii) the violation, suspected violation, threatened violation or alleged violation of any Environmental Law with respect to the Mortgaged Property or any portion thereof; or

                (iv) the failure, suspected failure, threatened failure or alleged failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Law with respect to the Mortgaged Property or any portion thereof.

A condition described above shall be deemed to be an Environmental Problem regardless of whether or not any Governmental Body has taken any action in connection with such condition.

          "INDEMNITORS" means the Company and Forest Canada.

          "MORTGAGED PROPERTY" means any of the property which is subject to either of the Mortgage Debentures.

          "EVENT OF DEFAULT" has the meaning stated in the Mortgage Debentures.

          SECTION 2.     INDEMNITY.

               (a) The Indemnitors, jointly and severally, shall indemnify the Purchaser and its "CONTROLLING PERSONS" (within the meaning of Section 20 of the Exchange Act) and their respective shareholders, directors, officers, employees, agents and Affiliates (each of the foregoing, an "INDEMNIFIED PARTY") against, and hold each Indemnified Party harmless from, any and all Losses to which any such Indemnified Party may be come subject (i) under any Environmental Law applicable to the Indemnitor with respect to the Mortgaged Property, (ii) due to the Mortgaged Property which, though lawful and fully permissible at the time, could result in present liability, (iii) due to the presence, use, Release, storage, treatment or disposal of Hazardous Material on or at the Mortgaged Property, or (iv) due to any other environmental health or safety condition in connection with the Mortgaged Property (collectively, the "INDEMNIFIED EXPENSES"). Except as set forth in Section 6 below and subject to Section 2(b), the foregoing indemnity shall survive any conveyance of the Mortgaged Property, or any portion thereof, by foreclosure of the Mortgage Debenture, by exercise of power of sale under any Mortgage Debenture, by deed in lieu of foreclosure, in connection with a plan of reorganization filed under the Bankruptcy Code, or by reason of any remedy set forth in the Transaction Documents. The foregoing agreement to indemnify shall apply regardless of whether or not any Environmental Problem is the fault of any Indemnitor or any other person, and regardless of whether or not any Environmental Problem is disclosed in any environmental report, assessment or audit performed for, or on behalf of, the Purchaser in connection with the Transactions or whether or not any Indemnified Party has actual or constructive knowledge of such Environmental Problem from any other source. However, the foregoing agreement to indemnify shall be subject to the provisions of Section 6 below. The Indemnitors shall have no obligation hereunder to defend, indemnify or hold harmless any Indemnified Party from and against any Indemnified Expenses to the extent such Indemnified Expenses result directly or indirectly from the fraud, gross negligence, willful misconduct or bad faith of such Indemnified Party.

               (b)  Notwithstanding anything herein or in any other
Transaction Document to the contrary, except as otherwise set forth in this subsection 2(b) to the contrary, the Purchaser agrees (1) to look solely to the Collateral for payment of the principal amount of and interest on the Purchaser Note, for the payment of the Enforcement Expenses and for the payment of amounts payable pursuant to this Agreement (the "ENVIRONMENTAL OBLIGATIONS"), (2) that its sole recourse for the repayment of the principal amount of and interest on the Purchaser
Note, the payment of the Enforcement Expenses and the payment of the Environmental Obligations shall be to the Collateral, and (3) that it shall not seek repayment of the principal amount of or interest on the Purchaser
Note, the Enforcement Expenses or the Environmental Obligations, or to enforce the Purchaser Note or payment of such amounts by any action or proceeding wherein a money judgment shall be sought against an Indemnitor, or any stockholder, officer, director, agent or employee of an Indemnitor, except that the Purchaser may bring an action for declaratory judgment, action for injunction or an action for specific performance solely for the purpose of enabling the Purchaser to realize upon the Collateral. The
Purchaser may also bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including to obtain a deficiency judgment) solely for the purpose of enabling the Purchaser to realize upon (i) an Indemnitor's interest in the Collateral and (ii) the income arising from the Collateral to the extent received, directly or indirectly, by an Indemnitor after the occurrence of an Event of Default (the "RECOURSE DISTRIBUTIONS") (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against an Indemnitor only to the extent of any such Default Collateral; PROVIDED FURTHER, HOWEVER, that the provisions of this subsection 2(b) shall not (A) impair the validity of the Obligations or in any way affect or impair the Lien of any Security Document or the right of the Purchaser to foreclose any Security Document following the occurrence and during the continuation of an Event of Default; (B) impair the right of the Purchaser to name an Indemnitor as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document; (C) affect the validity or enforceability of the Purchaser Note or the other Transaction Documents; (D) impair the right of the Purchaser to obtain the appointment of a receiver with respect to the Collateral; (E) impair the right of the Purchaser to bring suit for recovery of a money judgment against an Indemnitor for recovery of damages attributable to fraud or intentional misrepresentation by the Indemnitor or any other person in connection with this Agreement, the Security Documents to which the Indemnitor is a party or any other Transaction Documents; (F) impair the right of the Purchaser to obtain a money judgment against an Indemnitor or any stockholder, officer, director or employee of an Indemnitor for the Recourse Distributions received by such person; (G) impair the right of the Purchaser to bring suit for recovery of a money judgment against an Indemnitor or any stockholder, officer, director or employee of an Indemnitor with respect to the Indemnitor's misappropriation of escrows or income collected in advance with respect to the Collateral; (H) impair the right of the Purchaser to obtain insurance proceeds or condemnation proceeds due to the Purchaser pursuant to any Security Document;
(I) impair the right of the Purchaser to obtain a money judgment or otherwise enforce the provisions of this Agreement even after repayment in full by the Company of the Obligations; (J) prevent or in any way hinder the Purchaser from exercising, or constitute a defense, counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral for the Purchaser Note as provided in the Security Documents;
or (K) impair the right of the Purchaser to bring suit for recovery of a money judgment against an Indemnitor or any stockholder, officer, director or employee of an Indemnitor with respect to any misapplication of insurance proceeds or condemnation proceeds approved or received by any such person with respect to the Collateral. The parties agree that this Section 2(b) shall be subject to 11 U.S.C. 1111(b) of the Bankruptcy Code.

               (c) If any Action indemnifiable under this Section shall be brought, asserted or threatened against any Indemnified Party under this Section, the Indemnified Party shall promptly notify the Indemnitors. A failure to notify the Indemnitors of an action in a timely fashion or at all shall reduce the liabilities and obligations of the Indemnitors under this Section only to the extent the Indemnitors actually shall be prejudiced by the failure. The Indemnitors shall assume the defense of the Action, including the employment of counsel satisfactory to the Indemnified Party and the payment of all related fees and expenses, but the Indemnified Party may employ separate counsel in the Action and participate in the defense of the Action at its own expense. However, the Indemnified Party may by written notice to the Indemnitors assume the defense of the Action, including the employment of counsel, at the expense of the Indemnitors (except that the Indemnitors shall not be liable for the fees and expenses of more than one such separate counsel with respect to the Action) if:

          (1) without a delay that shall be prejudicial to the interests of the Indemnified Party, the Indemnitors fail to take one or more of the following actions: (A) acknowledge in writing to the Indemnified Party the liability of the Indemnitors to the Indemnified Party under this Section with respect to the Action, (B) assume the defense or (C) employ counsel reasonably satisfactory to the Indemnified Party; or

          (2) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the Indemnified Party and the Indemnitors and the Indemnified Party is advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnitors; or

          (3) the Indemnified Party reasonably believes that the Action or an unfavorable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the Indemnified Party and its Affiliates other than as a result of the payment of money damages.

If the Indemnified Party has assumed the defense of the Action pursuant to any of the three conditions stated above, then the Indemnitors shall not have the right to assume the defense of the Action on behalf of the Indemnified Party and the Indemnified Party shall have the right to control the defense, compromise or settlement of any indemnifiable Action on behalf of and for the account and risk of the Indemnitors. The Indemnitors shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the Indemnitors or by the Indemnified Party, and shall indemnify the Indemnified Party against, and hold the Indemnified Party harmless from, all Indemnified Expenses in any way relating to or allegedly arising in connection with the matter or matters that shall be the basis of the Action or otherwise connected to the Action, except that the Indemnitors shall not be liable for the payment of the amount of money damages provided in a settlement of an indemnifiable Action defended by the Indemnified Party pursuant to the second or third conditions stated above that shall have been effected without the written consent of the Indemnitors, which consent shall not be unreasonably withheld.

               (d) Notwithstanding anything in this Section to the contrary, if, in connection with an Action indemnifiable under this Section, a Governmental Body or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the Indemnitors shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the Indemnified Party, and if the Indemnified Party elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the Indemnified Party may continue to defend the Action, free of any participation by the Indemnitors, but the amount of any ultimate liability of the Indemnitors under this Section with respect to Indemnified Expenses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other Indemnified Expenses of the Indemnitors relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

               (e) If the indemnification provided for in this Section is unavailable to an indemnified person (other than by reason of exceptions provided in this Section), or is insufficient to hold harmless an indemnified person in respect of any Indemnified Expenses then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Indemnified Expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Indemnified Expenses. The amount of any Indemnified Expenses suffered, incurred or paid any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any Action, including, but not limited to, the fees and expenses of counsel.

               (f) The indemnification set forth in this Section shall be in addition to any other obligations or liabilities of the Indemnitors to an Indemnified Party under or the Purchase Agreement, at common law or otherwise. The provisions of this Section shall not eliminate or otherwise limit the right of any Indemnified Party or any other person to seek to recover contribution, damages or otherwise enforce its rights against the Indemnitors or any other person without regard to the provisions of this Section. If at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.

          SECTION 3. ENVIRONMENTAL PROCEDURES. The Indemnitors will each establish and implement such procedures as may be necessary to reasonably determine and assure that the Mortgaged Property and the operations conducted thereon are in compliance with all Environmental Laws. Each Indemnitor will promptly notify the Purchaser in writing of any existing, pending or threatened action, investigation or inquiry by an Governmental Body excluding routine testing and corrective action in connection with any Environmental Laws that affects the Mortgaged Property.

          SECTION 4. ENVIRONMENTAL DISCLOSURE AND INSPECTION. Neither an Indemnitor nor any Subsidiary thereof will cause or permit the Mortgaged Property to be in violation of, or do anything or permit anything to be done which will subject the Mortgaged Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Body of all relevant facts, conditions and circumstances, if any, pertaining to such Mortgaged Property, where such violation or remedial obligations would have a Material Adverse Effect. Neither Indemnitor will use or allow use of any of the Mortgaged Property in a manner which will result in (i) violation of any order or requirement of any court or Governmental Body or any Environmental Laws, (ii) the Release of any solid waste on or to any such Mortgaged Property except in compliance with Environmental Laws, (iii) a Release of a hazardous substance on or to any such Mortgaged Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and all applicable regulations made pursuant thereto, the Alberta ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT, S.A. 1992, c. E-13.3, as amended, and all applicable regulations made pursuant thereto, the Alberta PUBLIC HEALTH ACT, S.A. 1984, c. P-27.1, as amended, and all applicable regulations made pursuant thereto, the CANADIAN ENVIRONMENTAL PROTECTION ACT, R.S.C. 1985, c. 16 (4th Supp.), as amended and all applicable regulations made pursuant thereto, or the Canadian TRANSPORTATION OF DANGEROUS GOODS ACT, R.S.C. 1992, c. 34, as amended, and all applicable regulations made pursuant thereto or (iv) the Release of any hazardous substance on or to any such Mortgaged Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

          SECTION 5. REMEDIES. Without limiting any of the obligations of the or any of the rights of the Purchaser hereunder, if any Environmental Problem shall occur, the Purchaser shall have the right (but not the obligation), in the Purchaser's discretion:

               (a) by notice to the Indemnitors to direct and require the Indemnitors to take appropriate action to correct, ameliorate or remediate the Environmental Problem, in which event the Indemnitors shall promptly take such action at the sole cost and expense of the Indemnitors; and/or

               (b) if the Indemnitors fail to respond in a timely fashion to the direction described in clause 5(a) or if an Event of Default has occurred and is continuing, to itself take appropriate action (in compliance with all applicable Environmental Laws and applicable directions and orders of Governmental Bodies) to correct, ameliorate or remediate the Environmental Problem, in which event the Indemnitors shall cooperate with the Purchaser and shall reimburse the Purchaser for all costs and expenses incurred in good faith in Purchaser's reasonable judgment in taking such action in accordance with the foregoing provisions of this Indemnity; and/or

               (c) to exercise any other rights or remedies that the Purchaser may have under the Transaction Documents, at law, in equity or otherwise.

The Indemnitors hereby grant the Purchaser and its employees and agents an irrevocable and non-exclusive license, subject to the rights of any tenants pursuant to their respective Leases, to enter the Mortgaged Property at its own risk, subsequent to notice to the Indemnitors, to investigate, inspect, monitor, study, sample and test the Mortgaged Property and, subject to clause 5(b) above, to correct, ameliorate or remediate any Environmental Problem (but the Purchaser shall have no obligation to do so and assumes no control over or responsibility to monitor ongoing activities on the Mortgaged Property). The Purchaser shall have all of the rights, remedies and options described herein whether or not action to correct, ameliorate or remediate an Environmental Problem shall have been ordered by any court, governmental authority, or other person.

          SECTION 6. POST-FORECLOSURE MATTERS. If the Mortgaged Property, or any portion thereof, is conveyed by foreclosure of the Mortgage Debenture, exercise of power of sale under the Mortgage Debenture, deed in lieu of foreclosure, in connection with a plan of reorganization filed under the Bankruptcy Code, or by reason of any other remedy set forth in the Transaction Documents, then the indemnity provided for under this Indemnity shall not apply to any Environmental Problem in respect of the Mortgaged Property or any portion thereof (a) that arises solely after the date of such conveyance (the "CONVEYANCE DATE"), and (b) that is in no way connected to or resulting from any state of facts or condition that existed on or before the Conveyance Date. Notwithstanding the foregoing, the indemnity provided hereunder shall nonetheless continue to apply (i) to any Environmental Problem (A) in respect of any portion of the Mortgaged Property not so conveyed, or (B) that results, in whole or in part, from the acts or omissions of the Company or Forest Canada, or the acts or omissions prior to the Conveyance Date by any other person; and (ii) to Indemnified Expenses incurred after the Conveyance Date that arise from any Environmental Problem in existence on or before the Conveyance Date. For purposes of this Section 6, a condition in existence, and resulting from the acts or omissions of the Company or Forest Canada, on or before the Conveyance Date shall be deemed to be an Environmental Problem on or before such date even if the condition becomes an Environmental Problem as a result of a change in Environmental Laws that becomes effective after such date. Nothing contained in this Agreement shall be construed in any manner whatsoever to waive or release any rights or claims the Indemnitors may have against third parties concerning the matters covered herein.

          SECTION 7. INSURANCE COVERAGE. The Indemnitors shall, at the Purchaser's request from time to time, promptly provide the Purchaser with copies of any general liability, environmental impairment, and other insurance policies held by any Indemnitor that may cover any obligations hereunder. Without limiting in any manner the obligations of the Indemnitors hereunder or the Purchaser's remedies hereunder, the Indemnitors shall, at the Purchaser's request, diligently pursue any claims under such policies for sums payable to the Purchaser hereunder and, at the Purchaser's request, if permitted under such policies, assign any such claims to the Purchaser.

          SECTION 8. INDEMNITORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. In connection with any Environmental Problem, each Indemnitor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that the Indemnitor now has or may hereafter have against the other Indemnitor or any of its assets in connection with this Indemnity or the performance by the Indemnitor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that the Indemnitor now has or may hereafter have against other Indemnitor, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Purchaser now has or may hereafter have against other Indemnitor, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Purchaser, and (b) any right of contribution that the Indemnitor may have against any other person (including the other Indemnitor). Each Indemnitor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification the Indemnitor may have against the other Indemnitor or against any collateral or security, and any rights of contribution the Indemnitor may have against any such other person, shall be junior and subordinate to any rights the Purchaser may have against the other Indemnitor, to all right, title and interest the Purchaser may have in any such collateral or security, and to any right the Purchaser may have against such other person. The Purchaser may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Indemnitor may have, and upon any such disposition or sale, any rights of subrogation the Indemnitor may have shall terminate. If any amount shall be paid to the Indemnitor on account of any such subrogation, reimbursement or indemnification rights at any time, such amount shall be held in trust for the Purchaser and shall forthwith be paid over to the Purchaser to be credited and applied against the obligations of the Indemnitor hereunder, whether matured or unmatured, in such order as the Purchaser, in its discretion, may determine.

          SECTION 9. FURTHER ASSURANCES. Promptly upon request by the Purchaser, the Indemnitors shall correct any defect or error that may be discovered in this Indemnity or in the execution or acknowledgement of this Indemnity and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the Purchaser may require from time to time in order (1) to carry out more effectively the purposes of this Indemnity, (2) to enable the Purchaser to exercise and enforce its rights and remedies and collect any payments and proceeds under this Indemnity and (3) to better transfer, preserve, protect and confirm to the Purchaser the rights granted or now or hereafter intended to be granted to the Purchaser under this Indemnity or under each other instrument executed in connection with this Indemnity.

          SECTION 10. COSTS AND EXPENSES. Subject to Section 2(b) the Indemnitors, jointly and severally, shall pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred by or on behalf of the Purchaser in the enforcement of this Agreement.

          SECTION 11. NOTICES. All notices, requests and other communications to any party or under this Indemnity shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Indemnity or at any other address as the party may specify for this purpose by notice to the other parties. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 12. NO MORTGAGEE-IN-POSSESSION. Nothing herein contained, no entry by the Purchaser upon the Mortgaged Property (or any portion thereof) under the terms of this Indemnity and no action caused by the Purchaser with respect to the obligations of the Indemnitors hereunder shall make the Purchaser a "mortgagee-in-possession" except insofar as the Purchaser elects by giving written notice thereof to the Indemnitors.

          SECTION 13. NON-WAIVER BY THE PURCHASER. No failure or delay by any party in exercising any right, power or privilege under this Indemnity shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Indemnity shall be cumulative and not exclusive of any rights or remedies provided under the other Transaction Documents, at law or in equity.

          SECTION 14. PURCHASER'S DISCRETION. Whenever pursuant to this Indemnity, the Purchaser exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Purchaser, the decision of the Purchaser to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Purchaser.

          SECTION 15. WAIVER OF NOTICE. The Indemnitors shall not be entitled to any notices hereunder of any nature whatsoever from the Purchaser except with respect to matters for which this Indemnity specifically and expressly provides for the giving of notice by the Purchaser to the Indemnitors, and the Indemnitors hereby expressly waive the right to receive any notice from the Purchaser with respect to any matter for which this Indemnity does not specifically and expressly provide for the giving of notice by the Purchaser to the Indemnitors.

          SECTION 16. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Indemnity, and no consent to any departure by a party to this Indemnity from any provision of this Indemnity, shall be effective unless it shall be in writing and signed and delivered by the other parties to this Indemnity, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 17.    SUCCESSORS AND ASSIGNS.

               (a) The Purchaser may assign its rights and delegate its obligations under this Indemnity; such assignee shall accept those rights and assume those obligations for the benefit of the Indemnitors in writing in form reasonably satisfactory to the Indemnitors. Thereafter, without any further action by any person, all references in this Indemnity to the "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but the Purchaser shall not be released from any obligation or liability under this Indemnity.

               (b) Except as provided in Section 17(a), no party to this Indemnity may assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under the this Indemnity.

               (c) The provisions of this Indemnity shall be binding upon and inure to the benefit of the parties to this Indemnity and their respective successors and permitted assigns.

          SECTION 18. GOVERNING LAW. This Indemnity shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the Indemnitors and the Purchaser shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 19. COUNTERPARTS; EFFECTIVENESS. This Indemnity may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 20. SEVERABILITY OF PROVISIONS. Any provision of this Indemnity that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Indemnity or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 21. HEADINGS AND REFERENCES. Section headings in this Indemnity are included for the convenience of reference only and do not constitute a part of this Indemnity for any other purpose. References to parties and sections in this Indemnity are references to the parties to or the sections of this Indemnity, as the case may be, unless the context shall otherwise require.

          SECTION 22. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, the Transaction Documents to which each party hereto is a party embodies the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of this Indemnity.

          SECTION 23. EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to this Indemnity shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue an Action consisting of a mandatory defense, third-party claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.

          SECTION 24. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Indemnity or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Indemnity and agrees that any Action shall be tried before a court and not before a jury.

          SECTION 25. AFFILIATE. Nothing contained in this Indemnity shall constitute the Purchaser an "AFFILIATE" of any of the Company, Forest Canada and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          SECTION 26. NON-RECOURSE. No recourse under this Indemnity shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Indemnity or for any claim based on, in respect of or by reason of such obligations or their creation.

                IN WITNESS WHEREOF, the Company and Forest Canada have caused this Indemnity to be executed as of the date first above written in New York, New York.

                              FOREST OIL CORPORATION

                              By:___________________________
                                 Name:
                                 Title:

                              Address:  1500 Colorado National Building
                                        950 - 17th Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 592-2510


                             THE ANSCHUTZ CORPORATION

                              By: ____________________________
                                  Name:
                                  Title:

                              Address:  The Anschutz Corporation
                                        2400 Anaconda Tower
                                        555 Seventeenth Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 298-8881

                              FOREST OIL OF CANADA LTD.

                              By: _______________________________
                                  Name:
                                  Title:

                              Address:  _________________________
                                        _________________________
                                        _________________________
                              Telecopy: _________________________

                                        S-14